Exhibit 10.1

EXECUTION VERSION

MASTER AGREEMENT OF LEASE

i

(continued)

(continued)

(continued)

		Page

ARTICLE 16	RESERVED	85
ARTICLE 17	FURTHER ASSURANCES	85
17.1	Mutual Obligation	85

EXHIBITS

EXHIBIT A	Owned Land

EXHIBIT B	Condominium Units in Demised Premises

EXHIBIT C	Reserved Landlord Estate

EXHIBIT D	Easements

EXHIBIT E	Canyons Golf Course Maintenance Facility Plans and Specifications

EXHIBIT F	Canyons Golf Course Maintenance Facility Location

EXHIBIT G	Canyons SPA Assignment Agreement

EXHIBIT H	Colony Development Agreement Assignment

EXHIBIT I	Colony MOU Participation Agreement

EXHIBIT J	Reserved

EXHIBIT K	Reserved

EXHIBIT L	Reserved

EXHIBIT M	Historical PCMR Leases

EXHIBIT N	Memorandum of Lease

EXHIBIT O	Example of Monthly Financial Report

EXHIBIT P	Reserved

EXHIBIT Q	Form of Permitted Landlord Mortgagee Protection Agreement

EXHIBIT R	Form of SNDA

EXHIBIT S	Reserved

EXHIBIT T	RVMA Assignment Agreement

EXHIBIT U	Reserved

EXHIBIT V	Strategic Development Parcel

EXHIBIT W	Reserved

v

EXHIBIT X	Transaction Documents

EXHIBIT Y	Reserved

EXHIBIT Z	Reserved

EXHIBIT AA	Conditions to Release of Strategic Development Parcels

EXHIBIT BB	Form of Guaranty

EXHIBIT CC	Approved Kashruth Supervisors

EXHIBIT DD	Synagogue Space, Shared Synagogue Space and Overflow Space

EXHIBIT EE	Tenant’s Current Business Interruption Insurance Coverage

This MASTER AGREEMENT OF LEASE (this “Lease”), dated as of May 29, 2013 (the “Lease Execution Date”), by and between TALISKER CANYONS LEASECO LLC, a Delaware limited liability company, having an address at 145 Adelaide Street West, Toronto, Ontario, M5H 4E5, Canada (“Landlord”), and VR CPC HOLDINGS, INC., a Delaware corporation, having an address at c/o Vail Resorts Management Company, 390 Interlocken Crescent, Broomfield, CO 80021 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and certain of its Affiliates are the owners of the Canyons Resort (as defined below) and are the fee simple owner of the Owned Land (as defined below) and the Improvements thereon;

WHEREAS, Landlord desires to lease the Demised Premises to Tenant, and Tenant desires to hire and lease from Landlord, the Demised Premises, subject to, upon and in accordance with the terms, covenants, conditions and provisions of this Lease; and

WHEREAS, concurrently herewith Tenant is acquiring all Personal Property of Landlord and its Affiliates located at or used in connection with the Canyons Resort by way of that certain Bill of Sale of even date herewith between Landlord and Tenant, certain tenant leases, equipment leases, contracts and other intangible personal property by way of that certain Assignment of Leases, Contract Rights and Other Intangible Property of even date herewith between ASC Utah LLC (an Affiliate of Landlord) and Tenant, together with certain other assets contemplated pursuant to that certain Transaction Agreement, dated as of May 24, 2013, between Landlord, certain of Landlord’s Affiliates and Tenant (the “Transaction Agreement”).

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually covenanted and agreed by and between the parties hereto that this Lease is made upon the terms, covenants and conditions hereinafter set forth.  Without limiting the generality of the foregoing, Landlord hereby grants and leases to Tenant, and Tenant hereby accepts and leases from Landlord, the leasehold estate established under and pursuant to the terms of this Lease in and to the Demised Premises, subject to the Permitted Encumbrances (as defined below), for the Term (as defined below), at the Rent (as defined below) and otherwise upon, subject to and in accordance with the following terms, covenants and conditions of this Lease.

ARTICLE 1

DEMISED PREMISES, TERM AND DEFINITIONS

1.1                               Demised Premises.

1.1.1                                       The “Demised Premises” are composed of, among other rights and interests:

(a)         All of the land more particularly identified on Exhibit A (the “Owned Land”), including all of the ski terrain located thereon and currently used in the operation of the Canyons Resort, together with all Improvements now or hereafter located thereon;

(b)         The Relocation Replacement Premises, if any;

(c)          The Appurtenances:

(d)         The Condominium Units, as more particularly identified on Exhibit B, in which the village and commercial lodging facilities at Silverado Lodge, Grand Summit Resort Hotel and Sundial Lodge are each located; and

(e)          From and after the date on which, if at all, Landlord and Tenant execute the PCMR Demising Amendment, the PCMR Property.

1.1.2                                       Landlord shall, if requested by Tenant, execute and deliver such further documents and instruments as may be reasonably necessary to confirm and vest in Tenant the rights of Landlord in and to all Appurtenances, including any assignment of declarant rights, any notice of assignment of rights and any other similar instruments required to effectively grant Tenant the same rights of Landlord in, under and to such Appurtenances (but only to the extent relating and/or appurtenant to the Resort Property), subject to this Lease and the other Transaction Documents.  If a particular Appurtenance relates to or is appurtenant to both the Resort Property and the Reserved Landlord Estate and may not be clearly severed so as to allocate the rights appurtenant to the Resort Property to Tenant and the rights appurtenant to the Reserved Landlord Estate to Landlord, then Tenant and Landlord shall cooperate in good faith so as to provide both Tenant and Landlord with an equitable allocation of the benefits of such Appurtenances, subject, however, to the terms of this Lease and the other Transaction Documents.  Each of Tenant and Landlord acknowledge and agree that the other Transaction Documents allocate in detail certain Appurtenances to Tenant, Landlord and/or their Affiliates.  Nothing in this Section shall modify, alter or amend the terms of those Transaction Documents.

1.1.3                                       If at any time, Landlord or Tenant reasonably determines that the description of the Demised Premises is deficient and/or incorrect and does not include the rights and property interests intended to be leased to Tenant pursuant to the Transaction Agreement or that the Business Assets conveyed to Tenant do not comprise the rights and property interests intended to be conveyed to Tenant pursuant to the Transaction Agreement, then Landlord shall, (x) if Landlord or its Affiliate owns such rights or property interests, cause such rights to be conveyed to Tenant or added to the Demised Premises (even if such property interests are part of the Reserved Landlord Estate), and, (y) if requested by Tenant within the applicable survival period under Section 8.1(c) of the Transaction Agreement, if Landlord does not own such rights or property interests, then, without limiting any remedies Tenant may have under the Transaction Agreement, Landlord shall cooperate with Tenant and undertake commercially reasonable efforts to cause such rights to be acknowledged or property interests to be conveyed to Tenant or leased by the applicable third-party to Tenant or otherwise added to the Demised Premises, provided that Landlord shall not be required to expend any monies or bring any legal actions with respect to any request under clause (y) to the extent such insufficiency is not a breach of Section 3.4 of the Transaction Agreement.

1.1.4                                       For the avoidance of doubt, the Demised Premises shall not, subject to Tenant’s rights in the Easements Properties, include (i) any portions of the Reserved Landlord Estate, as more particularly described on Exhibit C, which is hereby expressly excluded from the Demised Premises and reserved unto Landlord and/or its Affiliates, and (ii) any unused Density (as defined in the Canyons SPA Development Agreement) appurtenant to the Demised Premises.

1.1.5                                       The Demised Premises expressly include all airspace above the surface, and all air rights, appurtenances and hereditaments pertaining to the same, but specifically exclude all minerals, mineral rights, mineral interests, mining claims, water, water rights, water stock and interests appurtenant to the Demised Premises which are expressly reserved by and unto Landlord, provided, however, that Landlord’s access to, use of or extraction of any minerals from the Demised Premises during the Term shall be subject to Section 8.2 below.

1.2                               Term.

1.2.1                                       Initial Term.  The initial term of this Lease (herein called the “Initial Term”) shall commence on the Lease Execution Date and shall end at 11:59 p.m. on the fiftieth (50th) anniversary of the day immediately preceding the Lease Execution Date (the “Initial Expiration Date”), subject to any earlier cancellation or termination of this Lease pursuant to any of the terms, conditions or covenants of this Lease.  When used herein, the term “Expiration Date” shall be (x) the Initial Expiration Date or, (y) if the Term of this Lease is extended pursuant to Section 1.2.2, the last day of the then current Renewal Term.

1.2.2                                       Renewal.  Until such time as this Lease has expired or has been terminated in accordance with its terms, the term of this Lease shall be extended for six (6) consecutive fifty (50) year renewal terms (each, a “Renewal Term”).  Tenant may, upon written notice provided to Landlord not less than three (3) years prior to the expiration of the

Initial Term and each Renewal Term (a “Non-Renewal Notice”), as applicable, inform Landlord of its intention not to enter into a Renewal Term.  If Tenant does not timely deliver to Landlord a Non-Renewal Notice and this Lease has not been previously terminated, then (a) the Initial Term or then current Renewal Term, as applicable, shall automatically be extended by fifty (50) years from the Expiration Date and (b) the Expiration Date shall be the last day of such fifty (50) year Renewal Term.  Upon the Expiration Date, and subject to Article 7, all assets on the Demised Premises shall be transferred to Landlord for a sale price equal to One Dollar ($1.00), including, without limitation, all Improvements.

1.3                               Definitions.

“AAA” shall mean the American Arbitration Association, or its successor organization.  In the event that the American Arbitration Association shall cease to exist and there is no successor organization, then “AAA” shall be construed to mean any similar body mutually acceptable to Landlord and Tenant which is organized for arbitration (or the reasonable equivalent) purposes whose standards are widely accepted for binding alternative dispute resolution then customary for commercial transactions in the then controlling legal structure; provided that if Landlord and Tenant shall be unable to agree on the choice of such similar body, either party may apply to a court of competent jurisdiction for a determination of such choice, which determination shall be final and binding.

“Access Agreement” shall mean that certain Access Agreement between Landlord and Tenant, dated as of the Effective Date.

“Acquired Baseline Revenue” shall have the meaning provided in the definition of New Business Adjustment below.

“Additional Charges” shall have the meaning provided in Section 3.1.1.

“Adjusted Base Hurdle” shall have the meaning provided in Section 3.3.3(b).

“Adjusted by CPI”, when expressly made applicable to any particular dollar amount, shall mean that such dollar amount shall be increased (but not, in any event, decreased) to an amount equal to the product of (i) such dollar sum, multiplied by (ii) either (x) a percentage derived by dividing New CPI by Old CPI, or, (y) for purposes of calculating Fixed Base Rent or Participating Rent, a percentage equal to the sum of (1) the percentage derived by dividing New CPI by Old CPI minus (2) one percent (1.0%).  For the purposes of the preceding sentence, “Old CPI” shall mean CPI for the month prior to the date of the most recent such adjustment, or, for the first such adjustment, July, 2013, and “New CPI” shall mean CPI for the month prior to the month in which the adjustment occurs and ending at least twenty-eight (28) days prior to the adjustment date.

“Affiliate”, with respect to any Person, shall mean any other Person which controls, is controlled by or is under common control with such Person.

“Affiliate Transfer” shall have the meaning provided in Section 11.1.4.

“After Acquired Property” shall mean any rights, title, entitlements and interests hereafter acquired by Tenant in and to any real property or personal property located in Summit County regardless of whether or not such property is adjacent to the Demised Premises, which is used, or intended to be used primarily in connection with the ownership, operation, management and/or exploitation of the Resort Property, including, without limitation, (i) retail spaces and/or any other property or management rights in Summit County acquired from the Greater Park City Company, Powdr Corporation, Greater Properties, Inc., Park Properties, Inc. and any of their respective Affiliates, and (ii) any fee, leasehold, tenancy in common or easement interests of Tenant in and to the Tenancy in Common Agreement and the Existing Ground Lease Properties.

“Aggregate Demised Premises Award” shall have the meaning provided in Section 10.9.1(c).

“Alterations” shall mean alterations, additions, deletions, replacements, improvements and/or any other changes to any buildings, structures or improvements in question.

“Annual Financial Report” shall mean (i) an audited financial statement for the prior Lease Year, incorporating Tenant’s balance sheet, a profit and loss statement, and a statement of cash flows, among other things, and (ii) a report setting forth the financial results of the Resort over the prior Lease Year based on the audited financial statements as applicable, including (a) Resort EBITDA, (b) an analysis comparing the actual Resort EBITDA with the forecasted or budgeted Resort EBITDA for such Lease Year, (c) a capital expenditure summary for the most recently ended Capital Expenditures Year, (d) a non-binding capital expenditure budget for the current Capital Expenditures Year (to be used for planning purposes), and (e) the calculation of the Corporate Allocation for such

Lease Year; provided, however, that the first Annual Financial Report, which shall be provided at the end of the first full Lease Year shall contain the items listed above, each covering the period between the Lease Execution Date and July 31, 2014 (except that the capital expenditure summary will be for the period from Lease Execution Date to the most recently ended Capital Expenditures Year).

“Appurtenances” shall mean all of Landlord’s and/or any of Landlord’s  Affiliate’s rights, title and interests in and to any appurtenances and rights, privileges, development rights, air rights, rights of way, appendages and easements to the extent appurtenant, belonging or relating, in each instance, to the Resort Property (including, without limitation, Landlord’s rights, if any, as declarant or other voting rights with respect to the Condominium Units and the projects of which they are a part); but excepting (i) all minerals and all mineral rights and interests, (ii) all Density (as defined in the Canyons SPA Development Agreement), that is not Tenant’s Density (as defined herein), provided by the Canyons SPA Development Agreement for use and development on, or which is otherwise allocated and/or appurtenant to, the Resort Property as it exists today, including, but not limited to, the right to the Maximum Gross Building Area contemplated by the Land Use and Zoning Charts attached as Exhibit B to the Canyons SPA Development Agreement, as the same may be amended, and the right to seek any density bonuses or variances, so long as the exercise of density bonuses, variances, or other development incentives related to such Density does not reduce the amount of Tenant’s Density (“Landlord’s Reserved Density”) and (iii) subject to Section 1.1.2 and Section 9.1, all of Landlord’s rights, title and interests in and to any appurtenances and rights, privileges, development rights, air rights, rights of way, appendages and easements to the extent appurtenant, belonging or relating, in each instance, to the Reserved Landlord Estate and/or any other real property or property interests which, from time to time, are owned or held by Landlord and/or any Affiliate(s) of Landlord or their successors and/or assigns (other than any such real property interests that comprise part of the Resort Property or After Acquired Property) , and not specifically transferred to and assumed by Tenant pursuant to the Canyons SPA Assignment Agreement, the RVMA Assignment Agreement, the Colony Development Agreement Assignment, and the Colony MOU Participation Agreement.  “Tenant’s Density” shall mean (i) Allocated Commercial Space (as defined in the Canyons SPA Assignment Agreement), and (ii) all the Density (as defined in the Canyons SPA Development Agreement) of the existing buildings, structures and improvements located on the Resort Property as of the Effective Date (“Existing Density”), and all development rights relating directly to such Existing Density (including, but not limited to, the right to demolish and replace such Existing Density, to relocate such Existing Density, or seek density bonuses, variances, or other development incentives permitted by applicable law related to such Existing Density, so long as the exercise of density bonuses, variances, or other development incentives related to such Existing Density does not reduce the amount of Landlord’s Reserved Density).

“Arbitrable Matter” shall have the meaning provided in Section 15.1.

“Arbitration Complaining Party” shall have the meaning provided in Section 15.2.

“Arbitration Demand” shall have the meaning provided in Section 15.2.

“Arbitration Non-Complaining Party” shall have the meaning provided in Section 15.2.

“Base Rent Default” shall have the meaning provided in Section 12.1.1.

“Baseline Revenue” shall mean the consolidated revenue of the Canyons Resort  for the trailing twelve (12) month period ending on the month prior to the Lease Execution Date.

“Bistricer Control Event” shall mean any event, whether voluntary or involuntary, by operation of law or otherwise, following which Jack Bistricer, any immediate family member of Jack Bistricer, or any child, grandchild, or great-grandchild of Jack Bistricer, no longer (i) owns at least fifty percent (50%) of the beneficial economic interests in Landlord and (ii) has voting Control over Landlord.

“Business Days” shall mean all days except Saturdays, Sundays and Holidays.

“Canyons Golf Club Operating Agreement” shall mean that certain Operating Agreement of The Canyons Golf Club, LLC dated as of June 22, 2011, by and between ASC Utah LLC and RVMA.

“Canyons Golf Course” shall mean the golf course to be constructed pursuant to the Canyons Golf Club Operating Agreement, which shall include a minimum twelve thousand (12,000) square foot maintenance facility constructed pursuant to the plans and specifications approved by Landlord and Tenant and set forth on Exhibit E annexed hereto, and at a location more particularly described on Exhibit F annexed hereto.

“Canyons Resort” shall mean that certain ski area and related amenities commonly known as Canyons Resort, and located in portions of Summit County and Salt Lake County, Utah.

“Canyons SPA Assignment Agreement” means the Partial Assignment and Assumption of Amended and Restated Development Agreement for the Canyons Specially Planned Area Agreement, in the form of Exhibit G, pursuant to which ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons) assigns to Tenant certain rights and obligations under the Canyons SPA Development Agreement.

“Canyons SPA Development Agreement” shall mean that certain Amended and Restated Development Agreement for the Canyons Specially Planned Area dated as of November 15, 1999, by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons and as successor-by-merger to American Skiing Company Resort Properties, Inc.), a group of participating landowners who are signatories thereto, and Summit County, as amended by that certain Amendment to Amended and Restated Development Agreement for the Canyons Specially Planned Area dated as of June 2, 2004, by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons and as successor-by-merger to American Skiing Company Resort

Properties, Inc.), and Summit County, and as further amended by that Amendment to Amended and Restated Development Agreement for the Canyons Specifically Planned Area dated as of December 22, 2006, by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc. d.b.a., The Canyons and as successor-by-merger to American Skiing Company Resort Properties, Inc.), a group of participating landowners who are signatories thereto, and Summit County.

“Capital Expenditure” shall mean any cost actually incurred by Tenant in connection with (i) the acquisition of any other businesses, land or other business assets (including, without limitation, current assets, PP&E and intangibles but excluding  ordinary course purchases of inventory, operating supplies and other personalty) intended for use in connection with the operation of the Resort, including, without limitation, in each case, any transaction costs incurred in connection therewith and either directly related thereto or fairly allocable to the Resort and/or the business of Tenant in connection with the Resort, (ii) the development of the Canyons Golf Course, whether paid pursuant to an assessment by RVMA to fund such development or through other capital contributions to fund such development (whether made directly to The Canyons Golf Club, LLC, reimbursed to an Affiliate of Landlord, reimbursed and/or paid out under the Investment Agreement, or otherwise paid by Tenant) minus any sums reimbursed to Tenant by RVMA in respect of such costs of development, (iii) without duplication of any expenditures included in clause (ii), Tenant Reimbursement Obligations paid by Tenant, (iv) Improvements and Equipment purchased or funded by Tenant which qualify as a capital expenditure under GAAP, (v) any settlement payment funded by Tenant or its Affiliates with respect to the PCMR Litigation (including, without limitation, any fee paid in connection with any such settlement to Landlord or its Affiliates), (vi) liabilities for capital expenditures assumed by Tenant at Closing, and (vii) all other items classified as capital investments or capital expenditures under GAAP.

“Capital Expenditures Year” shall mean the period, in any calendar year, commencing on November 1 and terminating on the following October 31.

“Casualty Restoration Work” shall have the meaning provided in Section 10.8.2.

“CERCLA” shall have the meaning provided in the definition of Environmental Laws.

“Clean Water Act” shall have the meaning provided in the definition of Environmental Laws.

“Colony Development Agreement” shall mean that certain Amended and Restated Development Agreement dated as of April 10, 2003, by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons), Iron Mountain Associates, L.L.C. and Ski Land, L.L.C., as further amended by that certain Amendment to Amended and Restated Development Agreement dated as of March, 2008, by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons), Iron Mountain Associates, L.L.C. and Ski Land, L.L.C.

“Colony Development Agreement Assignment” means the agreement pursuant to which Landlord assigns to Tenant the Colony Development Agreement, the Colony Joint Operating Agreement, and the Colony MOU, in the form of Exhibit H

“Colony Joint Operating Agreement” shall mean that certain Joint Operating Agreement dated as of December 27, 2000, by and among RVMA, The Colony at White Pine Canyon Homeowners Association, Inc. and ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons).

“Colony MOU” shall mean that certain Memorandum of Understanding dated as of March 27, 2013, by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons), Talisker Land Holdings, LLC, Iron Mountain, and Ski Land, L.L.C.

“Colony MOU Participation Agreement” shall mean that certain Participation and Reimbursement Agreement Regarding the Colony Memorandum of Understanding in the form of Exhibit I, pursuant to which Landlord authorizes Tenant to perform certain of Landlord’s powers and obligations pursuant to the Colony MOU.

“Common Charges” shall mean all charges, assessments, costs and expenses assessed to the Condominium Units pursuant to the Condominium Documents.

“Competing Business” shall have the meaning provided in the definition of Permitted Landlord Mortgagee.

“Condominium” shall mean, collectively, the Silverado Lodge Condominium, the Grand Summit Condominium and the Sundial Lodge Condominium.

“Condominium Declaration” shall mean, collectively, the Grand Summit Condominium Declaration, the Sundial Lodge Condominium Declaration and the Silverado Lodge Condominium Declaration.

“Condominium Documents” shall mean the Condominium Declaration and any other document by which the Condominium is established and/or governed.

“Condominium Units” shall mean those certain condominium units more particularly described on Exhibit B.

“Confidential Information” shall have the meaning provided in Section 14.18.1.

“Consumer Price Index” or “CPI” shall mean the non-seasonally adjusted Consumer Price Index for All Urban Consumers: U.S. city average as calculated by the Bureau of Labor and Statistics of the U.S. Department of Labor; provided, however, that (1) if there shall be no successor index, a substitute index shall be reasonably agreed upon by Landlord and Tenant, or (2) if the Consumer Price Index ceases to use 1982-84=100 as the basis of calculation, or if a substantial change is made in the terms or the number of items contained in the Consumer Price Index, then, in either case, the Consumer Price Index will be reasonably adjusted to the figure that would have been arrived at had the manner of computing the Consumer Price Index as of the date of this Lease not been altered.

“Continuous Operation Period” shall have the meaning provided in Section 5.2.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of or right to exercise voting power or voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.  A Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, (a) power to vote fifty percent (50%) or more of the securities or interests having ordinary voting power for the election of directors, managing general partners, managers, or members of the governing body or management of such Person, or (b) power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Control Agreement” shall have the meaning provided in Section 11.4.

“Corporate Allocation” shall mean, (i) for the period between the Lease Execution Date and July 31, 2013, (A) six percent (6.0%) of the Baseline Revenue plus four and one-quarter percent (4.25%) of the Stub Period Baseline Revenue Increase (if any) multiplied by a fraction the numerator of which is the number of calendar days in the Stub Period and the denominator of which is three hundred sixty-five (365) plus (B) any New Business Adjustment, (ii) for the initial Lease Year, (A) six percent (6.0%) of Baseline Revenue plus (y) four and one-quarter percent (4.25%) of any incremental revenues for the initial Lease Year in excess of the Baseline Revenue plus (B) any New Business Adjustment, and (iii) for each subsequent year, (A) (x) six percent (6.0%) of Baseline Revenue plus (y) four and one-quarter percent (4.25%) of any incremental revenues for the subject Lease Year in excess of the Baseline Revenue plus (B) any New Business Adjustment; provided, however, that, in the event of any significant decentralization of Vail’s corporate functions (e.g., one or more of marketing, information technology, human resources, accounting and/or legal) resulting in a material increase to the direct expenses borne by Tenant as a result of such corporate functions being transferred to Tenant, upon the reasonable request of Landlord, the parties shall amend this definition of Corporate Allocation so as to better allocate an equitable and proportionate share of Vail’s corporate expenses to the Resort for purposes of determining Resort EBITDA.

“Corporate Equity Sale” shall have the meaning provided in Section 11.1.4.

“Corporate Restructuring” shall have the meaning provided in Section 11.1.4.

“Date of the Taking” shall have the meaning provided in Section 10.9.1(a).

“Default Rate” shall mean an interest rate equal to the Interest Rate plus five percent (5%) per annum, but in no event greater than the highest lawful rate from time to time in effect.

“Delinquency Date” shall have the meaning provided in Section 3.4.7.

“Demised Premises” shall have the meaning provided in Section 1.1.1.

“Density” shall have the meaning provided in the Canyons SPA Development Agreement.

“Depositary” shall mean any Permitted Depositary designated by Tenant (but not an Affiliate of Tenant) with whom any monies are deposited under this Lease; provided, however, notwithstanding the foregoing, in order to be permitted to be a Depositary hereunder, such Permitted Depositary must agree (in writing) to hold any sums deposited with it in accordance with the terms of this Lease (and such designated entity shall not be the Depositary hereunder until such agreement is executed and delivered) and, in connection therewith, Landlord and Tenant each hereby agree to execute and deliver such customary documentation as is reasonably required by any such Permitted Depositary in connection with its agreement to hold such sums as aforesaid, including, without limitation, customary escrow provisions releasing such Permitted Depositary from liability for all actions or omissions taken by it that do not constitute gross negligence or willful misconduct.

“Deposited Insurance Proceeds” shall have the meaning provided in Section 10.8.3.

“Disbursement Request” shall have the meaning provided in Section 10.10.3.

“Easement Properties” shall mean the real property encumbered by (i) those easements assigned by Landlord to Tenant pursuant to that certain Assignment and Assumption of Easement Agreements dated as of the date hereof, (ii) those easements assigned by Landlord to Tenant pursuant to the Colony Development Agreement Assignment (including but not limited to the “Ski Terrain” easements, as defined therein), (iii) the “Ski Rights” as defined in the SITLA Ground Lease, (iv) those easements assigned by Landlord to Tenant pursuant to the Colony MOU Participation Agreement, and (v) those easements listed in Exhibit D.

“Environmental Condition” means the release or presence of any Hazardous Material in, on, or under the Demised Premises, even in compliance with Environmental Laws, and including but not limited to any conditions arising out of the release, disposal, storage, or treatment of Hazardous Materials on or from the Demised Premises, or the migration of such Hazardous Materials on, from, or underneath the Demised Premises.

“Environmental Laws” collectively means and includes all present and future laws and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements of governmental authorities applicable to the Demised Premises and relating to the environment, human health or safety, environmental conditions or to any Hazardous Material (including, without limitation, Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), Resource Conservation and Recovery Act (“RCRA”), the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq., the Federal Insecticide,

Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 to 136y, the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §§ 1251 et seq. (the “Clean Water Act”), the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. §§ 101 et seq.,  and any laws or regulations administered by EPA, other applicable federal agencies and any similar laws or regulations of the State of Utah, Salt Lake County, Summit County, and Park City, Utah, all amendments thereto, and all regulations, orders, decisions and decrees, now or hereafter promulgated thereunder).

“Equipment” shall mean all fixtures from time to time located on and used in connection with the operation of the buildings and structures forming the Improvements, including, without limitation, all attached, affixed or built-in plumbing, electrical, mechanical, heating, ventilating, fire safety and air conditioning systems of the Improvements, furnaces, boilers, compressors, elevators, fittings, piping, conduit, ducts, and apparatus, in each case from time to time attached, affixed or built-in to the Improvements, all snow-making equipment and systems, and all ski lift machinery and operating systems (but in all the above cases excluding the Personal Property and all property owned by third-party Persons, or leased by Tenant from third-party Persons).

“Essential After Acquired Property” means After Acquired Property that, together with the Demised Premises, is necessary to conduct the business of the Resort as then currently conducted, excluding, in all events, any Personal Property of any Tenant Party, any IT and any intellectual property.  Without limiting the generality of the foregoing, any After Acquired Property that satisfies any of the following criteria is Essential After Acquired Property: (i) such property is used as ski, bike or similar recreation terrain in the Resort operations; (ii) such property is used to provide parking for and/or general access to and from the Resort (whether for the public or for Resort Equipment); (iii) such property is a building or improvement that is part of a base area or integral to the operation of the Resort, including, without limitation, improvements that house (x) food and beverage operations “on mountain” or in any base area and/or (y) services provided to Resort customers and necessary for the operation of the Resort as then operated (such as, for example, medical services); (iv) such property or Equipment used in Resort maintenance, repair or replacement (e.g., groomers, ski lifts and other vertical transport for skiers and other guests); (v) such property or Equipment affixed to the ski mountain and all snowmaking equipment whether affixed or not; and (vi) such property or Equipment whose primary use is in connection with the Resort business; but excluding, in all cases, any Personal Property of any Tenant Party, any IT and any intellectual property.  Notwithstanding anything to the contrary herein, by way of example, and not limitation, Landlord and Tenant acknowledge and agree that stand-alone retail stores in Park City shall constitute Essential After Acquired Property.

“Executive Order” shall have the meaning provided in the definition of Prohibited Persons below.

“Existing Density” shall have the meaning provided in the definition of Appurtenances above.

“Existing Ground Lease Properties” shall mean the properties demised to Tenant and Talisker Canyons PropCo LLC (as assignees of ASC Utah LLC) under the Existing Ground Leases.

“Existing Ground Leases” shall mean (i) the Osguthorpe Easement and (ii) the SITLA Ground Lease, each as assigned to Talisker Canyons PropCo LLC and Tenant as tenants in common, and held by them pursuant to the Tenancy in Common Agreement.

“Expiration Date” shall have the meaning provided in Section 1.2.1.

“Fixed Base Rent” shall have the meaning provided in Section 3.2.

“GAAP” shall mean those conventions, rules, procedures and practices, consistently applied, affecting all aspects of recording and reporting financial transactions which are generally accepted by major independent accounting firms in the United States as of the Lease Execution Date.  Any financial or accounting terms not otherwise defined herein shall be construed and applied according to GAAP.

“Governmental Authority” shall mean the government of the United States of America, the government of any other nation, any political subdivision of the United States of America or any other nation (including, without limitation, any state, territory, federal district, municipality or possession) and any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality or court, or any political subdivision thereof, or any successors to any of the same, having jurisdiction over the Demised Premises or this Lease.

“Grand Summit Condominium” shall mean the condominium regime created pursuant to the Grand Summit Condominium Declaration.

“Grand Summit Condominium Declaration” shall mean that certain Declaration of Condominium for Grand Summit Resort Hotel at The Canyons dated as of January 27, 2000, by Grand Summit Resort Properties, Inc., as declarant.

“Grand Summit Resort Hotel” shall mean that certain hotel and related amenities that, as of the Lease Execution Date, are owned by ASC Utah LLC and commonly known as the Grand Summit Resort Hotel.

“Guarantor” shall mean, initially, Vail, and, thereafter, any additional, successor or replacement Guarantor, if any, as permitted under this Lease.

“Guarantor Requirement” shall mean the requirement that Guarantor, or any a legal successor to Guarantor following a Corporate Restructuring which successor assumes all of Guarantor’s obligations under the Guaranty, at all times shall be the owner of, either directly and/or indirectly through wholly-owned and Controlled subsidiaries, both of the following: (a) all of the equity ownership interests in Tenant and (b) either fee title to the Principal Resort or all of the equity ownership interests in and to the direct owner of the Principal Resort, provided, however, that if Vail sells the Principal Resort in accordance with the provisions of Section 11.1.2, and Lessor elects, or is deemed to have made the election in clause (ii) of Section 11.1.2, then Vail shall satisfy the Guarantor Requirement solely by being the owner of, either directly or indirectly through wholly owned and Controlled subsidiaries, all of the equity ownership interests in Tenant.

“Guaranty” shall have the meaning provided in Section 4.1.

“Hazardous Materials” shall mean and includes:

(i)                                     those substances included within the definitions of “hazardous substances,” “pollutants,” “contaminants,” “hazardous materials,” “toxic substances,” or “solid waste” in Environmental Laws, including but not limited to CERCLA, RCRA and the Clean Water Act; and

(ii)                                  petroleum and its constituents, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereto.

“Hearing” shall have the meaning provided in Section 15.3.

“Historical PCMR Leases” means the leases described on Exhibit M.

“Holidays” shall mean New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other day which shall be observed by both the government of the United States of America and the Utah State government (or their successors) as a legal holiday, along with the first, second and last days of Passover, Rosh Hashanah, Yom Kippur, Shavuot and Sukkot.

“Impositions” shall have the meaning provided in Section 3.4.1.

“Improvements” shall mean any and all buildings, improvements and structures existing on the Demised Premises (including, without limitation, those located on the Resort), and all buildings, improvements and structures from time to time erected within or forming a part of the Demised Premises and the Equipment.  Any Alterations to the Improvements (upon their making) shall be and constitute part of the Improvements.

“Initial Expiration Date” shall have the meaning provided in Section 1.2.1.

“Initial Term” shall have the meaning provided in Section 1.2.1.

“Interest Rate” shall mean an interest rate equal to the so-called annual “Prime Rate” of interest established and approved by JP Morgan Chase Bank (or its successor), which may or may not be the lowest rate available to such bank’s corporate customers, but in no event greater than the highest lawful rate from time to time in effect.  In the event that JP Morgan Chase Bank or its successor no longer establishes and approves such a “Prime Rate”, then Landlord may, with Tenant’s consent (which consent shall not be unreasonably withheld or delayed), select another bank or similar financial institution to substitute for JP Morgan Chase Bank for purposes of this definition, which bank or similar institution shall be a member of the Federal Reserve (or its successor).

“Investment Agreement” shall mean that certain Investment Agreement dated as of the date hereof, by and between Landlord and Tenant.

“IT” shall have the meaning provided in Section 7.1.

“Land” shall mean the Owned Land and the Easement Properties.

“Landlord” shall mean, initially, the Landlord named in the Preamble of this Lease, and its permitted successors and assigns.

“Landlord Estate” shall mean Landlord’s rights and interests in and to this Lease and the Land.

“Landlord Event of Default” shall have the meaning provided in Section 12.4.1.

“Landlord Party” shall mean any principal, partner, member, manager, officer, stockholder, director, employee, agent or contractor of Landlord or of any principal, partner, member, manager, officer, stockholder, director, employee, agent or contractor of any member, manager or partner of any partnership or limited liability company constituting Landlord, disclosed or undisclosed.  “Landlord Parties” shall have the corresponding plural meaning.

“Landlord Work” shall have the meaning provided in Section 6.2.1.

“Landlord’s Reserved Density” shall have the meaning provided in the definition of Appurtenances above.

“Lease” shall have the meaning provided in the Preamble.

“Lease Execution Date” shall have the meaning provided in the Preamble.

“Lease Year” shall mean the twelve (12) month period ending on July 31 of each calendar year during the Term, provided, however, that Tenant shall have the right to change the end of a Lease Year to any date between April 30 and July 31, inclusive, in order to match a Lease Year end to the end of a fiscal year of Vail

“Legal Requirements” shall mean all applicable laws, statutes and ordinances (including codes, approvals, permits and zoning regulations and ordinances) and the orders, rules, regulations, interpretations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other Governmental Authority, whether now or hereafter in effect.

“Memorandum of Lease” shall have the meaning provided in Section 14.7.1.

“Monthly Financial Report” shall mean an unaudited financial statement, in reasonable detail, and subject to year-end adjustments, setting forth the financial results of the Resort over the prior calendar month, including (a) the number of skier visits and the Resort’s revenues and expenses, (b) the Resort EBITDA, (c) a comparison of the actual Resort EBITDA  for the prior calendar month versus (i) actual Resort EBITDA from the same calendar month in the prior Lease Year, and (ii) the Lease Year to date and (d) a capital expenditure summary for the prior calendar month and the Lease Year to date.  The Monthly Financial Report will incorporate an estimate of Multi-Resort Pass Allocation which will be subject to year-end adjustment for the Annual Financial Report.  A sample Monthly Financial Report is annexed hereto as Exhibit O.

“Monthly Fixed Base Rent” shall have the meaning provided in Section 3.2.3.

“Multi-Resort Pass” shall mean an “Epic Season Pass” or any other ski pass issued by Tenant, Guarantor or any of its Affiliates, which entitles the holder to access Canyons Resort and/or Park City Mountain Resort, and at least one other mountain ski resort, whether or not owned or operated by Guarantor or its Affiliates.

“Multi-Resort Pass Allocation” shall have the meaning provided in the definition of Resort EBITDA.

“Net Worth” means the excess of the total assets of a Person and its consolidated businesses over the total liabilities of such Person and its consolidated businesses on a consolidated basis determined in accordance with GAAP.

“New Business Adjustment” means an increase to the Corporate Allocation as a result of acquisition of After Acquired Property as follows: for each new business activity commenced in connection with the acquisition of After Acquired Property (and, accordingly, was not a revenue source for Baseline Revenue), the sum of (i) for the first partial Lease Year during which such business activity was conducted, six percent (6.0%) of the consolidated revenue attributable to such new business activity for the trailing twelve (12) month period ending in the month prior to the date on which  such acquisition occurred  (“Acquired Baseline Revenue”) plus four and one-quarter percent (4.25%) of the excess, if any, of the consolidated revenue attributable to such new business activity for the trailing twelve (12) month period as of the end of the first Lease Year following such acquisition, multiplied by a fraction, the numerator of which is the number of days from acquisition of such property  through the end of the first lease year following such acquisition and the denominator of which is three hundred sixty five (365), (ii) for each full Lease Year during which such new business activity was conducted, six percent (6.0%) of the Acquired Baseline Revenue plus four and one-quarter percent (4.25%) of any incremental consolidated revenues from such new business activity for the subject Lease Year in excess of the Acquired Baseline Revenue.

“Non-Renewal Notice” shall have the meaning provided in Section 1.2.2.

“Non-Rent Default” shall have the meaning provided in Section 12.1.3.

“Notices” shall have the meaning provided in Section 14.1.1.

“OFAC” shall have the meaning provided in the definition of Prohibited Person below.

“Osguthorpe Easement” shall mean that certain Lease Agreement dated as of August 14, 1996, by and between D.A. Osguthorpe and D.A. Osguthorpe Family Partnership, as lessors, and Wolf Mountain Resorts, L.C., as lessee, as amended by agreement dated as of July 28, 1997, as further amended by agreement dated as of August 10, 1998, all as amended and restated by that certain Restatement of Agreement dated as of August 1, 2001, effective as of August 14, 1996.

“Other Rent Default” shall have the meaning provided in Section 12.1.2.

“Overflow Space” shall have the meaning provided in Section 5.4.1.

“Owned Land” shall have the meaning provided in Section 1.1.1(a).

“Park City Mountain Resort” shall mean that certain ski area and related amenities that is commonly known as the Park City Mountain Resort, and is located in Park City and Summit County, Utah.

“Participating Rent” shall have the meaning provided in Section 3.3.2.

“Participating Rent Hurdle” shall have the meaning provided in Section 3.3.3.

“PCMR Demising Amendment” shall mean an amendment to this Lease, in the form of the “Demising Amendment” set forth as Exhibit C to the Resolution Operating Agreement, executed by Landlord and Tenant in accordance with the terms of the Resolution Operating Agreement.

“PCMR Litigation” means Case No. 120500157, 3rd District Court, Summit County, Utah and all related proceedings involving Talisker Land Holdings LLC, United Park City Mines Company, Greater Properties, Inc. and Greater Park City Company (formerly Treasure Mountain Resort Company).

“PCMR Property” means the real and personal property leased pursuant to the Historical PCMR Leases.

“Permitted Depositary” shall mean (a) a savings bank, a savings and loan association, a bank or trust company or an insurance company, having a Net Worth of at least Five Hundred Million Dollars ($500,000,000) (Adjusted by CPI), (b) a federal, state, municipal, teachers, or other public employees’ welfare, pension or retirement trust, fund or system, having a Net Worth of at least One Billion Dollars ($1,000,000,000) (Adjusted by CPI), (c) any other employees, welfare, pension or retirement trust, fund or system, having a Net Worth of at least One Billion Dollars ($1,000,000,000) (Adjusted by CPI), (d) any corporation, organization or other entity which is subject to supervision and regulation by the insurance or banking department of any state of the United States, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance

Corporation or by any successor of any of the foregoing hereafter exercising similar functions, having a Net Worth of at least One Billion Dollars ($1,000,000,000) (Adjusted by CPI), (e) an investment bank having a Net Worth of at least One Billion Dollars ($1,000,000,000) (Adjusted by CPI) or (f) a Governmental Authority; provided, however, that, notwithstanding the foregoing, in no event shall any Affiliate of Tenant or Landlord ever be deemed a Permitted Depositary for purposes of this Lease.

“Permitted Encumbrances” shall mean (a) all Title Exceptions that affect any portion of the Resort Property as of the Lease Execution Date and which are reflected in Tenant’s Interim Policy; provided, however, that with respect to any easement or other Title Exception that may be but is not yet located on a survey, the location of such Encumbrance, as ultimately established by a survey, does not and, if enforced by a third party, would not, materially and adversely affect the operation of the Business on the Resort Property, (b) the RVMA Agreement, (c) The Canyons SPA Development Agreement, (d) the Condominium Declaration, (e) any Permitted Landlord Mortgage, (f) any additional Title Exceptions (other than a Permitted Landlord Mortgage) created by Landlord with the express written consent of Tenant, which consent may be granted or withheld in the sole and absolute discretion of Tenant and (g) any additional Title Exceptions which are created by Tenant in accordance with the applicable terms and provisions of this Lease.

“Permitted Landlord Mortgage” shall mean the collective reference to one or more mortgages delivered by Landlord and encumbering the Landlord Estate or any portion thereof; provided, that the holder of each such mortgage is a Permitted Landlord Mortgagee and has agreed in writing in a document of record (which document shall be recorded concurrently with the recording of the Permitted Landlord Mortgage) that this Lease, as may be amended from time to time, is and shall remain superior to such mortgage, provided that such document (unless such Person is an Affiliate of Landlord) shall also comply with the definition of Permitted Landlord Mortgagee Protection Agreement, including, without limitation, the Permitted Landlord Mortgagee’s recognition of the right of Tenant to receive written notice from the Permitted Landlord Mortgagee of any default by Landlord and an opportunity to cure such default.  In the event that there is more than one Permitted Landlord Mortgage, then the Permitted Landlord Mortgagee Protection Agreement for each Permitted Landlord Mortgagee other than the Permitted Landlord Mortgagee holding the first priority Permitted Landlord Mortgage shall require the mortgagee therein named to forbear from exercising any remedies and/or taking any action to foreclose its mortgage unless and until all of the holders of Permitted Landlord Mortgages having priority have been paid in full or have released the Landlord Estate from the lien of their respective Permitted Landlord Mortgage.

“Permitted Landlord Mortgagee” shall mean a Person that is not a Prohibited Person or a Tenant Competitor, provided, however, that if, at any time, a Person  (other than Landlord, Jack Bistricer, his estate, child, grandchild or great-grandchild or an Affiliate of Landlord or any of the foregoing) or its Affiliate directly or indirectly has Control over the owner or operator of any ski resort which is located in North America west of  95° W longitude and which has more than five hundred thousand (500,000)

annual skier visits (a “Competing Business”), such Person shall not, solely by virtue of its Control or ownership, directly or indirectly, of such Competing Business or the operator of such Competing Business, cease to be a Permitted Landlord Mortgagee so long as such Person or its Affiliate (a) acquired such Competing Business or Control over the owner or operator of such Competing Business upon foreclosure of a loan made by such Person or its Affiliate in the ordinary course of its business and (b) is actively seeking to transfer or sell the Competing Business or its interest in the operator of such Competing Business to another Person that is not an Affiliate of such Person.  During any period that such Person or its Affiliate has Control over a Competing Business or the operator of a Competing Business, such Person shall have no right to receive information from Landlord regarding Tenant or the Resort Property, and if such Person has foreclosed on its Permitted Landlord Mortgage and becomes Landlord, Landlord shall have no right to participate in quarterly meetings pursuant to Section 10.5, to receive any financial or operating data from Tenant or from Landlord (including, without limitation, Annual Financial Reports or Monthly Financial Reports) relating to Tenant and/or the Resort Property or to access Tenant’s books and records.

“Permitted Landlord Mortgagee Protection Agreement” shall mean a recordable agreement made by and among Landlord, Tenant and a Permitted Landlord Mortgagee that is not Jack Bistricer, his estate, child, grandchild or great-grandchild or an Affiliate of Landlord or any of the foregoing, the enforceability of which shall be governed by Utah law, which shall confirm that this Lease, as amended from time to time, is superior to the Permitted Landlord Mortgage and shall also grant to the Permitted Landlord Mortgagee such rights and benefits as are set forth in the form attached hereto as Exhibit Q, with such changes as may be approved by Tenant in its sole discretion.

“Person” shall mean any individual, general partnership, limited partnership, corporation, joint venture, trust, business trust, limited liability company, cooperative or association or any other recognized business entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require, provided that use of “person” without capitalization of the initial letter shall be deemed to refer only to an individual Person.

“Personal Property” shall mean all personal property (of any kind or nature) kept or maintained at the Demised Premises, but not affixed or attached thereto; provided, however, that in no event shall the term “Personal Property” be deemed to include any property included within the term “Equipment,” as defined above.

“Principal Resort” shall mean Vail Mountain Ski Resort located in Eagle County, Colorado.

“Prohibited Person” means any Person:

(a)                                 which has either been convicted of or plead guilty to, or has been indicted for, a felony involving moral turpitude or is known to be an ongoing target of a governmental investigation with respect to a violation of the USA PATRIOT Act;

(b)                                 which is entitled to sovereign immunity, including without limitation, any foreign or domestic government or governmental agency or representative(s), unless such Person irrevocably submits to the jurisdiction of the United States and the State of Utah or takes such other action as is necessary (in Tenant’s reasonable determination) for this Lease to be enforceable against such Person as if such Person were not in any way entitled to sovereign immunity status;

(c)                                  which is organized in or controlled from a country which is subject to any of the following:

(i)                                     the Trading with the Enemy Act of 1917, 50 U.S.C. App. §1, et seq., as amended;

(ii)                                  the International Emergency Economic Powers Act of 1976, 50 U.S.C. § 1701, et seq., as amended; and

(iii)                               the Anti-Terrorism and Arms Export Amendments Act of 1989, codified at Section 6(j) of the Export Administration Act of 1979, 50 U.S.C. App. § 2405, as amended.

(d)                                 that engages in any dealings or transactions or is blocked or subject to blocking pursuant to Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”), or is otherwise associated with any such Person in any manner violative of the Executive Order,

(e)                                  on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order (“OFAC”) and/or with whom Landlord is restricted from doing business with under OFAC or under any statute, executive order, or other governmental action;

(f)                                   which has (i) within the previous five (5) years, filed a petition under any insolvency statute, (ii) within the previous five (5) years, made a general assignment for the benefit of its creditors, (iii) within the previous five (5) years, commenced a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property or shall otherwise be dissolved or liquidated, or (iv) filed a petition seeking reorganization or liquidation or similar relief under any applicable law or statute, or has been subject to any of foregoing in the preceding five (5) years; and

(g)                                  which is an Affiliate of any of the Persons described in clauses (a) through (e) of this definition.

For purposes of this definition, any reference to any particular named statute or regulation shall include any successor statute or regulation thereto, and any additional statute or regulate on that may hereinafter be enacted the target(s) of which is those suspected of terrorist or other similar criminal activities.

“Property Insurance” shall have the meaning provided in Section 10.1.1(a).

“RCRA” shall have the meaning provided in the definition of Environmental Laws.

“Relocation Replacement Premises” shall mean any land and improvements thereon leased, demised or for which an exclusive easement is provided for the duration of this Lease, from time to time, by Landlord to Tenant in connection with the release of any one or more Strategic Development Parcels in accordance with the requirements of Section 10.4, which shall include any replacement parking facilities and parking facilities which may be constructed by Landlord at Tenant’s request or on Tenant’s behalf pursuant to the applicable terms of one or more of the Transaction Documents.

“Renewal Term” shall have the meaning provided in Section 1.2.2.

“Rent” shall have the meaning provided in Section 3.1.1.

“Representative(s)” shall have the meaning provided in Section 14.18.1.

“Required Insurance” shall have the meaning provided in Section 10.1.1.

“Reserved Landlord Estate” shall mean interests in real property which are described on Exhibit C.

“Resolution Operating Agreement” shall mean the operating agreement of Talisker Land Resolution LLC, a Delaware limited liability company.

“Resort” shall mean Canyons Resort, including all facilities within or forming a part of the Resort Property and/or After Acquired Property, if applicable, together with any portion of the Resort Property used for any accessory or related uses.  For the avoidance of doubt, until the PCMR Demising Amendment is executed by Landlord and Tenant pursuant to the Resolution Operating Agreement (after which time the PCMR Property shall comprise a portion of the Demised Premises), the term Resort shall not include the PCMR Property, it being understood that, until such execution, the PCMR Property shall be governed by a separate agreement between Tenant and Landlord or any Affiliate of Landlord and all revenues directly or indirectly received by Tenant with respect to the PCMR Property shall comprise After Acquired Property.

“Resort Earnings” shall have the meaning provided in the definition of Resort EBITDA.

“Resort EBITDA” shall mean, for any period, the sum of (a) Tenant’s Operating Income (as defined in GAAP) directly attributable to (i) operation of the Resort by Tenant on the Resort Property and/or any After Acquired Property and (ii) all related businesses that derive their revenue from the Resort Property and/or the After Acquired Property, minus costs and expenses funded by Tenant or a Tenant Affiliate in connection with the PCMR Litigation, including all court costs, expert witness fees, appellate costs and attorney’s fees plus (b) royalty income earned by Tenant from the sale within

Summit County, Wasatch County and Salt Lake County of winter sports equipment, clothing and apparel utilizing Tenant’s or the Resort’s intellectual property (provided that royalty income earned from Affiliates shall be calculated based upon the then current market rate or, if lower, such rate as may be set forth in a contractual agreement that, when entered into, was on market terms) plus (c) until the PCMR Demising Amendment is executed, net rental income received by Tenant in respect of the PCMR Property (collectively, “Resort Earnings”), before payment of Fixed Base Rent, Participating Rent, interest expense, income taxes, depreciation and amortization, each as is attributable directly to operation of the Resort on the Resort Property and/or any After Acquired Property and in each case determined in accordance with GAAP, but after payment of Additional Charges (including Impositions).  Resort EBITDA shall not include any revenues or operating expenses derived from non-cash purchase accounting adjustments.  In calculating Resort EBITDA, Tenant shall be permitted to further deduct the Corporate Allocation, which Corporate Allocation shall be conclusive absent manifest error.

For the purposes of this definition, Resort Earnings shall include, without limitation, earnings attributable to:

(i) the operation of stores (including, without limitation, for retail sales and ski rentals) in Summit County that use tangible or intangible assets of the Resort, such as the Resort’s brand-related retail or services; and

(ii) an allocation of Multi-Resort Pass revenue (the “Multi-Resort Pass Allocation”) in an amount equal to (x) (1) total revenue earned by Tenant, Guarantor, or any of their Affiliates from the sale of Multi-Resort Passes minus (2) cash payments made by Vail (but excluding any non-cash consideration) to unaffiliated resort operators for their participation in the Multi-Resort Pass program, multiplied by (y) a fraction (1) the numerator of which is equal to the number of Multi-Resort Pass skier visits to the Resort and (2) the denominator of which is equal to the total number of Multi-Resort Pass skier visits to all mountain resorts (including the Resort) covered by a Multi-Resort Pass and owned or operated by Tenant, Guarantor or any of their Affiliates.  Tenant shall provide Landlord with a calculation of the Multi-Resort Pass Allocation, which calculation shall be conclusive absent manifest error.

“Resort Property” shall mean (i) the Demised Premises, (ii) the Existing Ground Lease Properties (subject to the Tenancy in Common Agreement), (iii) the Easement Properties, and (iv) upon the execution of the PCMR Demising Amendment, the PCMR Property.

“Restoration Funds” shall have the meaning provided in Section 10.10.1(b).

“Restoration Work” shall have the meaning provided in Section 10.10.1(a).

“ROFO and Use Agreement” shall mean that certain Commercial Use Restriction and Right of First Offer Agreement, dated as of the Effective Date, between Landlord and Tenant.

“RVMA” shall mean The Canyons Resort Village Association, Inc.

“RVMA Agreement” shall mean that certain The Canyons Resort Village Management Agreement dated as of November 15, 1999, by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons and as successor-by-merger to American Skiing Company Resort Properties, Inc.), Wolf Mountain Resorts, L.C., RVMA and other individual landowners, as amended by that certain First Amendment to the Canyons Resort Village Management Agreement dated as of December 17, 1999, by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons and as successor-by-merger to American Skiing Company Resort Properties, Inc.), RVMA, and The Canyons Resort Properties, as further amended by that certain Second Amendment to the Canyons Resort Village Management Agreement dated as of January 7, 2000, by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons), American Skiing Company Resort Properties, Inc., RVMA, and William Lincoln Spoor and Leslee Sherrill Spoor, as further amended by that certain Third Amendment to the Canyons Resort Village Management Agreement dated as of January 27, 2000, by and among by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons and as successor-by-merger to American Skiing Company Resort Properties, Inc.), RVMA and Grand Summit Resort Properties, Inc.

“RVMA Assignment Agreement” means the agreement pursuant to which Landlord’s Affiliate partially assigns to Tenant that certain The Canyons Resort Village Management Agreement dated as of November 15, 1999, by and among ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons and as successor-by-merger to American Skiing Company Resort Properties, Inc.), Wolf Mountain Resorts, L.C., RVMA, and other individual landowners, as amended, in the form of Exhibit T.

“Shared Synagogue Space” shall have the meaning provided in Section 5.4.2.

“Silverado Lodge” shall mean that certain lodge and related amenities that, as of the Lease Execution Date, are owned by ASC Utah LLC and commonly known as the Silverado Lodge.

“Silverado Lodge Condominium” shall mean the condominium regime created pursuant to the Silverado Lodge Condominium Declaration.

“Silverado Lodge Condominium Declaration” shall mean that certain Declaration of Condominium and Declaration of Covenants, Conditions and Restrictions, and Bylaws for Silverado Lodge Condominium dated as of April 8, 2005, by Morinda Properties Silverado Lodge, LC (f/k/a Silverado Summit Investments LC), as declarant.

“SITLA Ground Lease” shall mean that certain Lease Agreement No. 419 dated as of July 1, 1998, by and between the State of Utah, acting by and through the Director of the School and Institutional Trust Lands Administration, as lessor, and ASC Utah LLC (as successor-by-merger to ASC Utah d/b/a The Canyons), as lessee, as amended by that certain First Amendment to Amended and Restated Lease Agreement No. 419 dated as of

December 11, 2001, by and between the State of Utah, acting by and through the Director of the School and Institutional Trust Lands Administration, as lessor, and ASC Utah LLC (as successor-by-merger to ASC Utah), as lessee.

“Ski Season” shall mean the period during which the Resort is open to the general public for skiing and/or snowboarding.

“SNDA” shall have the meaning provided in Section 11.3.3.

“Statements” shall have the meaning provided in Section 3.4.7.

“Strategic Development Parcel” shall mean any of the parcels of real property listed on Exhibit V annexed hereto, and any other parcels of real property now or hereafter identified on Exhibit AA, or identified as Strategic Development Parcels as a result of the actions contemplated on Exhibit AA.

“Stub Period” shall mean the period from and including the Lease Execution Date through July 31, 2013, inclusive.

“Stub Period Baseline Revenue Increase” means the excess, if any, of the consolidated revenue of the Canyons Resort for the twelve (12) month period ending July 31, 2013 over the Baseline Revenue.

“Substantial Taking” shall have the meaning provided in Section 10.9.1(b).

“Sundial Lodge” shall mean that certain lodge and related amenities that, as of the Lease Execution Date, are owned by ASC Utah LLC and commonly known as the Sundial Lodge.

“Sundial Lodge Condominium” shall mean the condominium regime created pursuant to the Sundial Lodge Condominium Declaration.

“Sundial Lodge Condominium Declaration” shall mean that certain Declaration of Condominium for Sundial Lodge at The Canyons dated as of December 13, 1999, by The Canyons Resort Properties, Inc., as declarant.

“Synagogue Space” shall have the meaning provided in Section 5.4.2.

“Taking” shall have the meaning provided in Section 10.9.1(a).

“Talisker Club” shall mean the club currently operated under the name “Talisker Club,” and its successors or assigns.

“Temporary Taking” shall have the meaning provided in Section 10.9.4.

“Tenancy in Common Agreement” means the tenancy in common agreement dated as of the date hereof by and between Talisker Canyons PropCo LLC and Tenant.

“Tenant” shall mean the Tenant named in the Preamble of this Lease and its successors and assigns as owner of the Tenant Estate.

“Tenant Competitor” shall mean (i) any Person that, directly or indirectly, has Control over the owner or operator of any ski resort which is located west of the Mississippi River (assuming a parallel exclusion thereof through Canada on the same line of longitude) in North America and which has more than five hundred thousand (500,000) annual skier visits (a “Competitive Resort”) or (ii) any Affiliate of any such Person; provided, however, that no Permitted Landlord Mortgagee or any other Person that is not an Affiliate of Jack Bistricer and which is a mezzanine lender to, or a preferred equity investor in, Landlord and/or a Landlord Affiliate (each, a “Talisker Lender”) and which Controls an owner (but not any operator or manager) of a Competitive Resort (a “Competing Resort Owner”), shall be deemed to be a Tenant Competitor, so long as, at the time such Person becomes a Talisker Lender they do not control a Competing Resort Owner and that if thereafter they do Control a Competing Resort Owner that following any such Talisker Lender’s succession to the interests of Landlord and/or Landlord’s Affiliates in the Resort Property through the exercise of remedies under its agreements with Talisker in the ordinary course of its business, such Talisker Lender is actively seeking to transfer or sell the Resort Property to another Person that is not a Tenant Competitor (subject to and taking into consideration current market conditions for similarly situated properties) and provided, further, that during any period that such Talisker Lender has Control over a Competing Resort Owner, such Talisker Lender shall have no right to receive information from Landlord regarding the Tenant or the Resort Property, and Landlord shall have no right to (x) participate in quarterly meetings pursuant to Section 10.5 hereof, (y) receive any financial or operating data from Tenant (including, without limitation, Annual Financial Reports or Monthly Financial Reports) or (z) access Tenant’s books and records, although Talisker Lender will receive such information, or be permitted to have an independent accountant inspect such information, as shall be reasonably necessary to confirm the accuracy of Tenant’s computation of Resort EBITDA and Participating Rent.

“Tenant Development Restriction Date” means the first date on which none of Talisker Canyons Finance Co LLC, Jack Bistricer, any immediate family member of Jack Bistricer, the estate, or any child, grandchild or great-grandchild, of Jack Bistricer, or any Person managed or controlled by Jack Bistricer or any immediate family member of Jack Bistricer or the estate, or any child, grandchild or great-grandchild, of Jack Bistricer, or in which any such Person owns an equity ownership interest is involved, either directly or indirectly, controls any entity, in either case as an owner, developer, construction manager or joint venture partner, with any real estate development projects which are, or may subsequently be, developed, and/or any lands reasonable susceptible of being developed, for one or more mixed-use, residential, lodging or commercial projects in Summit County, Wasatch County or Park City, Utah.

“Tenant Estate” shall mean Tenant’s rights, title and interest in, to and under this Lease, Tenant’s rights, title and interest and/or leasehold estate in the Resort Property arising under this Lease, and Tenant’s rights, title and interest in each of the Improvements.

“Tenant Event of Default” shall have the meaning provided in Section 12.1.

“Tenant Party” shall mean (a) any principal, partner, member, manager, officer, stockholder, director, employee, agent or contractor of Tenant or of any principal, partner, member, manager, officer, stockholder, director, employee, agent or contractor of any member, manager or partner of any partnership or limited liability company constituting Tenant, disclosed or undisclosed or (b) any subtenant of Tenant or any other party claiming by, through or under Tenant, or any principal, stockholder, partner, member, officer, director, employee, agent or contractor of such subtenant or such other party.  “Tenant Parties” shall have the corresponding plural meaning.

“Tenant Reimbursement Obligations” shall have the meaning provided in the Investment Agreement.

“Tenant Work” shall mean any of the new Improvements or Alterations to be constructed by Tenant pursuant to Article 6.

“Tenant’s Density” shall have the meaning provided in the definition of Appurtenances above.

“Term” shall mean the Initial Term, together with any Renewal Term(s), as applicable.

“Title Exceptions” shall mean any lien, encumbrance, security interest, charge, reservation, lease, tenancy, easement, right-of-way, use, encroachment, restrictive covenant, condition, limitation, and any other burden including matters that would be reflected in an ALTA survey, which would be considered exceptions or objections to Landlord’s fee or leasehold title or Tenant’s leasehold title, or other insurable interest, to any portion of the Resort Property.

“Transaction Agreement” shall have the meaning provided in the Recitals.

“Transaction Agreement Fundamental Representations” shall have the meaning ascribed to the term “Fundamental Representations” in the Transaction Agreement.

“Transaction Documents” shall mean, collectively, all documents listed on Exhibit X.

“Transactions” shall have the meaning provided in Section 17.1.

“Transfer” shall have the meaning provided in Section 9.2.1.

“Undue Interference” applies only to a tangible, physical effect on property and shall mean

(i) with respect to any actual physical interference by Tenant on the Reserved Landlord Estate, any interference (other than de minimis interference) with the quality of guest experience for Landlord’s guests, or with the use, enjoyment, occupancy and/or operation by Landlord, its Affiliates, and/or its permitted successors and assigns, of the Reserved Landlord Estate and any other lands that are not Resort Property and that are owned or leased by Landlord or any Affiliate of Landlord and located within one (1) mile of any portion of the Resort Property; and

(ii) with respect to any actual physical interference by Landlord on the Resort Property, any interference (other than de minimis interference) with the quality of guest experience for Tenant’s guests, or with the use, enjoyment, occupancy and/or operation by Tenant, its Affiliates and/or its permitted successors and assigns, of the Resort Property, provided, however that any such actual physical interference that does not constitute “Undue Interference” under the Access Agreement will also not constitute “Undue Interference” for purposes of this Agreement.

Whether an interference is “de minimis” will be judged in light of the then current and/or then planned use of the areas of the Resort Property to be accessed with the expectation that interferences in the non-operating months will be significantly more likely to be de minimis.

“Vail” shall mean Vail Resorts, Inc., a Delaware corporation.

1.4                               Terms, Phrases and References.  In addition, as used in this Lease, the following terms, phrases and references shall have the meanings indicated:

1.4.1                                       The phrase “and/or” when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

1.4.2                                       The terms “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated.

1.4.3                                       The term “including,” whenever used herein, shall mean “including without limitation,” except in those instances where it is expressly provided otherwise.

1.4.4                                       The term “not unreasonably withheld,” whenever used herein, shall mean “not unreasonably withheld, conditioned or delayed.”

ARTICLE 2

DEMISE, DELIVERY AND ACCEPTANCE

Subject to and upon all of the terms, provisions, conditions, covenants and agreements set forth herein, Landlord hereby demises, lets, transfers, assigns and conveys to Tenant the exclusive right to use, occupy, possess, operate, and manage the Demised Premises and Tenant does hereby accept possession of the Demised Premises in its current AS IS, WHERE IS CONDITION with all latent and manifest defects, and subject to all of the Permitted Encumbrances, and Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease and the other Transaction Documents.

ARTICLE 3

RENT

3.1                               Rent—Generally.

3.1.1                                       The rents payable under this Lease (herein collectively referred to as the “Rent”) shall be and consist of the sum of (a) the Fixed Base Rent; (b) the Participating Rent; and (c) any additional rent (herein called “Additional Charges”) consisting of Impositions, Condominium Common Charges, rent and Impositions due and payable under the SITLA Ground Lease and Osguthorpe Easement, and all other charges; in each case as the same shall become due from and payable by Tenant pursuant to the terms of this Lease.

3.1.2                                       Tenant covenants and agrees to pay all Fixed Base Rent, Participating Rent and Additional Charges, as and when the same is due and payable hereunder, in each case without notice or demand therefor and without any condition, counterclaim, defense, suspension, deferment, diminution, abatement, deduction, setoff or recoupment for any reason whatsoever.  If, pursuant to any provision of this Lease, Tenant shall be obligated to pay any Additional Charges and no due date or payment period therefor is specified herein, then such Additional Charges shall be paid by Tenant within thirty (30) days after Tenant’s receipt of an invoice therefor together with supporting documentation evidencing such Additional Charges.  All Rent, except for Additional Charges (which shall be paid to the party to whom they are owed), shall be paid to Landlord at its office, or such other place, or to Landlord’s agent and at such other place, as Landlord shall designate by notice to Tenant.  All Rent shall be paid in lawful money of the United States and, at Landlord’s option, by good and sufficient check (subject to collection), wire transfer, or other commercially recognized method of payment.

3.1.3                                       If Tenant shall fail to pay any Rent to Landlord as and when the same is due and payable hereunder, then the past due Rent shall bear interest at the Default Rate, from the due date thereof until the date paid (it being agreed that any such interest shall be payable to Landlord upon demand).  In addition, if Tenant shall fail to pay any Fixed Base Rent to Landlord within thirty (30) days of the date the same is due and payable hereunder, then Tenant shall promptly pay to Landlord a penalty in the amount of Twenty-Six Thousand Dollars ($26,000).  The assessment of interest and/or penalties pursuant to this Section 3.1.3 shall each be in addition to, and shall in no way be deemed to limit, any other rights and remedies that Landlord may have under this Lease for non-payment of Rent.

3.2                               Fixed Base Rent.  Tenant shall pay to Landlord a fixed base rent (the “Fixed Base Rent”) as follows:

3.2.1                                       With respect to the period from and including the Lease Execution Date and ending on July 31, 2013, Fixed Base Rent shall be calculated and paid as set forth in Section 3.2.3(a) below.

3.2.2                                       From and after July 31, 2013, Fixed Base Rent shall be calculated as follows:

(a)         with respect to the first full Lease Year (i.e., the Lease Year commencing August 1, 2013), the Fixed Base Rent shall be equal to Twenty-Five Million Dollars ($25,000,000), increased by the product of (i) two percent (2%) and (ii) a fraction the numerator of which is the number of calendar days in the Stub Period) and the denominator of which is three hundred sixty five (365);

(b)         the Fixed Base Rent for each subsequent Lease Year shall be an amount equal to the greater of (x) the Fixed Base Rent payable with respect to the prior Lease Year increased by two percent (2%) and (y) the Fixed Base Rent payable with respect to the prior Lease Year as Adjusted by CPI.

3.2.3                                       The Fixed Base Rent shall be payable monthly in advance as follows (each monthly installment, the “Monthly Fixed Base Rent”):

(a)         On the Lease Execution Date, Tenant shall pay Fixed Base Rent equal to (i) Two Million Eighty-Three Thousand Three Hundred Thirty-Three Dollars ($2,083,333) if the Lease Execution Date is the first day of the calendar month or (ii) otherwise, the product of Two Million Eighty-Three Thousand Three Hundred Thirty-Three ($2,083,333) multiplied by a fraction with a numerator equal to the number of days from and including the Lease Execution Date in the calendar month that includes the Lease Execution Date and a denominator equal to the total number of days in the calendar month that includes the Lease Execution Date (to cover the remaining days in the month in which the Lease Execution Date occurs);

(b)         Commencing on the first (1st) day of the calendar month following the Lease Execution Date and, on the first (1st) day of each successive calendar month up to and including July 1, 2013, Tenant shall pay to Landlord a Monthly

Fixed Base Rent equal to Two Million Eighty-Three Thousand Three Hundred Thirty-Three Dollars ($2,083,333); and

(c)          Commencing on August 1, 2013, and on the first (1st) day of each subsequent calendar month during the Term of this Lease, Tenant shall pay to Landlord, in advance, one twelfth of the then-applicable Fixed Base Rent.

3.3                               Participating Rent.

3.3.1                                       Within ninety (90) days following the end of each Lease Year (i.e., commencing in August 2014), Tenant shall deliver to Landlord an Annual Financial Report for the Lease Year most recently ended.

3.3.2                                       On the date on which Tenant is required to deliver to Landlord the Annual Financial Report for the Resort, Tenant shall also pay to Landlord an amount (“Participating Rent”) equal to forty-two percent (42%) of the amount by which the Resort EBITDA for the prior Lease Year exceeds the applicable Participating Rent Hurdle, provided, however, that Participating Rent, if any, for the period commencing on the Lease Execution Date and ending July 31, 2014 shall (x) be calculated taking into account all of the Resort EBITDA from the Lease Execution Date through July 31, 2014 and (y) shall be payable on or before October 30, 2014.  For the avoidance of doubt, there will not be a Participating Rent calculation made or payment due for the period ended July 31, 2013.

3.3.3                                       For purposes of the calculation of Participating Rent, “Participating Rent Hurdle” shall mean:

(a)         for the period ending on July 31, 2014 (i.e., the Stub Year plus the first full Lease Year), the sum of (1) Thirty-Five Million Dollars ($35,000,000) increased by the product of (A) two percent (2%) and (B) a fraction, the numerator of which is the number of calendar days in the Stub Period, and the denominator of which is three hundred sixty five (365) (the “Year 1 Base Hurdle”), plus (2) the product of (x) Thirty-Five Million ($35,000,000) Dollars multiplied by (y) a fraction the numerator of which is the number of days in the Stub Period and a denominator of which is three hundred sixty-five (365), plus (3) ten percent (10%) of Capital Expenditures made by Tenant from the Lease Execution Date through October 31, 2013;

(b)         for the second full Lease Year (ending July 31, 2015), the sum of (x) the greater of (1) the Year 1 Base Hurdle multiplied by one hundred and two percent (102%) and (2) the Year 1 Base Hurdle as Adjusted by CPI (the greater of (1) and (2) being referred to as the “Adjusted Base Hurdle”), plus (y) ten percent (10%) of the Capital Expenditures made by Tenant in the period from the Lease Execution Date through the end of the Capital Expenditure Year ending during that Lease Year; and

(c)          for each successive Lease Year, the sum of (x) the greater of (1) the Adjusted Base Hurdle for the prior Lease Year multiplied by one hundred and two percent (102%) and (2) the Adjusted Base Hurdle for the prior Lease Year as Adjusted by CPI, plus (y) ten percent (10%) of the Capital Expenditures made by Tenant in the period from the Lease Execution Date through the end of the Capital Expenditure year ending during that Lease Year.

3.4                               Impositions.

3.4.1                                       The term “Impositions”, as used herein, shall mean, collectively, ad valorem, real estate, sales and use, value added, single business, gross receipts, transaction, taxes on rent, privilege, or similar taxes), all property tax assessments (including, without limitation, all assessments for public improvements or benefits, and any other assessments of whatever name, nature, and kind, and whether or not now within the contemplation of the parties, including any special assessments for or imposed by any special improvement district or by any special assessment district), excises, levies, fees (including, without limitation, license, permit, inspection, authorization, and similar fees), fines, penalties, and all other governmental charges and any interest or costs with respect thereto, and all charges for any easement or agreement maintained in accordance with this Agreement for the exclusive benefit of the Resort Property (or, in the event such easement or agreement also benefits other properties, then a reasonable allocation determined by Tenant but subject to any express obligations of Tenant pursuant to such easement or agreement), in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character, kind and nature whatsoever, which, at any time during the Term, shall be assessed or levied against, imposed upon, become due and payable out of or in respect of, charged with respect to, or become a lien on, (i) the Resort Property, (ii) the Existing Ground Lease Properties, (iii) any properties with respect to which Tenant has exclusive use easements (but only to the extent the easement interest is separately assessed), (iv) any Personal Property, Equipment or other facility used exclusively for the operation of the Resort (or, in the event such Personal Property is also used for other purposes, then a reasonable allocation determined by Tenant), or (v) the rent or income received from any of the properties described in clauses (i) through (iv), or (vi) any use, possession or occupancy —of any of the properties described in clauses (i) through (iv), (vii) or this transaction or any document to which Tenant is a party creating or transferring an interest or estate in the Demised Premises, together with any and all interest, penalties, and costs resulting from delayed payment of any of the foregoing attributable to an act or omission of Tenant; provided, however, that in each of cases (i), (ii) and (iii) above, (a) if any such property is part of a larger tax parcel, Tenant and Landlord shall each be responsible for its pro rata share of Impositions based upon the relative value of Landlord’s and Tenant’s respective properties (taking into account any projects and/or improvements located on the subject properties), (b) with respect to the Strategic Development Parcels (including Red Pine), Tenant shall be liable for Impositions based upon the value of the subject parcels as improved as of the Lease Execution Date and based upon the value of any improvements Tenant constructs on the subject parcel during the Term, and Landlord shall be responsible for the remainder of Impositions, including those attributable to development rights for such parcels, and (c) in any case, Landlord shall be responsible for the payment of all Impositions (subject to clause (iii) above) on the Strategic Development Parcels from and after the date on which any such parcel has been released from this Lease.  Notwithstanding the foregoing, “Impositions” shall not include (i) any local, municipal, state, or federal or foreign net or gross income, receipts, income tax withholding, estimated alternative minimum tax, inheritance, estate, succession, transfer, gift, excess profits, business, capital gains, capital levy, or profit taxes or license fee of Landlord, any corporate franchise or other similar taxes or costs of or imposed upon Landlord, or any of its affiliates or their successors of Landlord, or the Rent payable hereunder, (ii) any of the foregoing amounts imposed with respect to any mortgage, pledge, sale, exchange or other disposition (including any lease, or any amendment or renewal thereof) by Landlord, in each case, together with any and all interest, penalties, and costs with respect to any of the foregoing; provided, further, however, that if at any time during the term of this Lease the method of real estate taxation prevailing at the commencement of the term hereof shall be altered so that there is substituted for the type of Impositions presently being assessed or imposed on real estate any new tax, assessment, levy (including, without limitation, any municipal, state or federal levy), imposition or charge, or any part thereof, measured by or based in whole or in part upon the Demised Premises or the Rent and shall be imposed upon Landlord (but excluding any new tax, assessment, levy, imposition or charge which is a replacement of, or a substitute for, any income, inheritance, estate, succession, transfer, gift, excess profits, business, capital levy, profit or franchise tax on Landlord), then all such taxes, assessments, levies, impositions or charges, or the part thereof to the extent that they are so measured or based, shall be deemed to be included within the term “Impositions” for the purposes hereof, to the extent that such Impositions would be payable if the Demised Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided to the extent such taxes are actually due and payable.  Notwithstanding anything to the contrary herein, Tenant shall in no event be responsible for any Impositions accrued or imposed with respect to a period (or portion thereof) (including any and all interest, penalties and costs with respect thereto) either (i) commencing on or after the end of the Term, or (ii) commencing prior to the Term other than to the extent any such Impositions are included as an “Assumed Liability” under the Transaction Agreement .

3.4.2                                       Prior to the commencement of each Lease Year, Landlord shall work with Tenant in good faith to determine a schedule of anticipated Impositions for the subsequent Lease Year.  Tenant shall pay and discharge, as Additional Charges, all Impositions not later than the due date thereof (or, if earlier, prior to the day that any fine, penalty, interest or cost may be added thereto as imposed by law for the non-payment thereof).  Any Impositions relating to a tax period, a part of which period is included within the Term and a part of which is included in a period of time prior to the commencement of, or after the expiration or termination of, the Term, shall be apportioned between Landlord and Tenant, on a pro-rata per diem basis (based upon the number of days within such tax period that are within the Term and the number of such days occurring prior to or after the Term); provided no such apportionment shall apply (and Tenant shall be responsible as set forth in Section 3.4.1) to the extent any such Impositions are included as an “Assumed Liability” under the Transaction Agreement.  If by law, at the taxpayer’s option, any Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the Imposition in such installments and shall be responsible for the payment of such installments (with interest, if applicable) it being agreed that upon the expiration or earlier termination of this Lease, all installments that would otherwise be payable beyond such expiration or earlier termination due to Tenant’s election as aforesaid shall be apportioned between Landlord and Tenant so that Tenant will pay an amount equal to (i) the total amount of the assessment multiplied by a fraction, the numerator of which is the number of days during the Term to which such assessment pertains and the denominator of which is the total number of days to which such assessment pertains, less (ii) the total amount of installment payments theretofore made by Tenant in respect of such assessment, and Landlord shall pay the remainder of such assessment.

3.4.3                                       Tenant and Landlord acknowledge that, as of the Lease Execution Date, portions of the real property underlying the Resort Property may be part of one or more property tax parcels containing, in addition to the Resort Property, portions of the Reserved Landlord Estate.  Landlord shall, at Landlord’s sole cost and expense (which shall include, without limitation, Tenant’s out of pocket legal and other consultants’ fees), and subject to Tenant’s approval as provided below, use diligent and commercially reasonable efforts to plat, subdivide or re-designate of record through boundary line adjustments, plat amendments or other means permitted under Utah and Summit County statutes and ordinances (“Boundary Line Adjustment Process”), the Reserved Landlord Estate and the Resort Property such that said Resort Property  shall constitute one or more separate and distinct legal and tax parcels from the properties of Landlord and its Affiliates within two (2) years of the Lease Execution Date.  As and when the Boundary Line Adjustment Process is completed for the Resort Property, Tenant and Landlord, or Landlord’s Affiliates, as applicable, will cooperate in good faith to adjust, re-designate or redefine the legal descriptions for all or portions of the Resort Property including, but not limited to, adding all or portions of the Resort Easement Area to the Demised Premises.  On or prior to August 31 of the calendar year following the Effective Date, Landlord shall deliver to Tenant a draft survey of the Resort Property and a proposal for completing the Boundary Line Adjustment Process, which proposed survey and Boundary Line Adjustment Process shall be subject to Tenant’s reasonable review and approval, and which approval shall be conditioned upon Landlord providing evidence that such Boundary Line Adjustment Process complies with all applicable laws, including, without limitation, zoning requirements and Tenant’s determination, in its sole discretion, that such subdivision and/or Boundary Line Adjustments will not have an adverse effect on the Resort.  Any Boundary Line Adjustment Process shall not result in the release of any Strategic Development Parcel from the Resort Property unless and until the applicable release provisions set forth on Exhibit AA, have been satisfied.  Subject to Tenant’s approval rights above, Tenant shall, at Landlord’s sole cost and expense, cooperate in good faith with Landlord’s efforts to complete the Boundary Line Adjustment Process as to the Resort Property, including, without limitation, the Strategic Development Parcels.

Notwithstanding anything to the contrary in this Section 3.4.3, the Parties acknowledge and agree that there is no definitive timeline for determining the precise boundaries of those portions of the Strategic Development Parcels that will be released from the Resort Property, and therefore such portions may not be subdivided or otherwise re-designated of record through the Boundary Line Adjustment Process until Landlord initiates that process for the release of such Strategic Development Parcel.

3.4.4                                       Subject to the penultimate sentence of this Section 3.4.4, Tenant shall have the exclusive right at its sole option and expense to contest the amount or validity, in whole or in part, of any Imposition for which Tenant is responsible hereunder by appropriate proceedings, but only after payment of such Impositions; provided, however, that payment of such Imposition may be postponed if (i) neither the Demised Premises nor any part thereof would by reason of such postponement or deferment be, in the reasonable judgment of Tenant, in imminent danger of being forfeited or lost; (ii) neither Landlord nor any Landlord Party would be, by reason of such postponement or deferment, subject to any criminal sanctions or penalties or personal liability other than financial penalties subject to reimbursement by Tenant; and (iii) the Demised Premises would not by reason of such postponement or deferment be in imminent danger of being foreclosed upon.  Tenant shall, upon written request from Landlord, keep Landlord apprised as to the status of any such contest.  Upon the termination of such proceedings by settlement or final, non-appealable order with respect to such contested Imposition, Tenant shall promptly pay all amounts determined in such proceedings, together with any costs, fees (including reasonable counsel fees), interest, penalties or other liabilities payable in connection therewith, that constitute Impositions for which Tenant is liable hereunder.  Notwithstanding any provision to the contrary contained in this Section 3.4.4, if the real property contained in the Resort Property is part of one or more larger property tax parcels at any time during the Term and the remainder of such property tax parcels are part of the Reserved Landlord Estate, then Tenant shall not settle any such contest without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and if Landlord’s share of the contested Impositions (as allocated pursuant to this Agreement) is greater than Tenant’s share, then Tenant shall not have the right to initiate such contest unless it has provided Landlord written notice of its desire to contest such Imposition and Landlord fails to commence such contest within sixty (60) days of Tenant’s written notice and/or Landlord fails to diligently and continuously prosecute such contest to completion.  If Landlord commences any contest pursuant to the preceding sentence, Landlord shall not settle such contest without Tenant’s prior written consent, which consent shall not be unreasonably withheld.  In the event that any Impositions become past due and Tenant is not contesting such imposition in accordance with the proviso in the first sentence of this Section 3.4.4, then Landlord may pay such Impositions and charge any amounts so paid to Tenant as Additional Charges.

3.4.5                                       Tenant shall have the right to seek a reduction in the valuation of the Demised Premises assessed for tax purposes, or to seek a refund of taxes previously paid, and to prosecute any action or proceeding in connection therewith.  Tenant shall be authorized to collect any tax refund obtained by reason thereof (and, to the extent such refund is for Impositions paid by Tenant, to retain the same, subject to Tenant’s obligation to pay to Landlord its share thereof pursuant to the provisions of Section 3.4.2 hereof).

3.4.6                                       Neither party shall be required to join in any proceedings referred to in Section 3.4.4 and Section 3.4.5 hereof if initiated by the other party unless either (i) the provisions of any Legal Requirement at the time in effect shall require that such proceedings be brought by and/or in the name of such party, in which event such party shall at the request and expense of the initiating party join in such proceedings or permit the same to be brought in its name or (ii) in the initiating party’s reasonable judgment the other party’s joinder in any such proceeding would increase the initiating party’s likelihood of success, in which event the other party shall at the request and expense of the initiating party join in such proceedings or permit the same to be brought in its name.  Each party agrees that whenever its cooperation is required in any of the proceedings brought by the other party as aforesaid, such party will reasonably cooperate therein at the request and expense of the initiating party, provided same shall not subject such other party to any cost or expense that is not subject to reimbursement by the initiating party.

3.4.7                                       If the bills, statements, invoices or other demands for payment (collectively, “Statements”) for Impositions due and payable by Tenant hereunder are delivered to Landlord rather than Tenant, Landlord shall deliver any such Statement to Tenant promptly upon receipt by Landlord, and Landlord shall endeavor to so deliver any such Statement at least thirty (30) days (or such shorter period of time as is commercially reasonable if such Statement is received by Landlord within thirty (30) days prior to the Delinquency Date) prior to the date on which Impositions relating to such Statement become due without payment of premium, penalty or additional sums (the “Delinquency Date”).  Landlord and Tenant shall reasonably cooperate to cause the taxing authority imposing Impositions to deliver such Statements directly to Tenant during the Term of this Lease.

3.4.8                                       In respect of any payments of Impositions made by Tenant directly to the taxing authority, Tenant shall, upon Landlord’s written request,

furnish to Landlord copies of receipted bills or other reasonably satisfactory evidence of payment thereof.

3.4.9                                       If all or any part of an Imposition is refunded to either party (whether through cash payment or credit), the party responsible hereunder for the Imposition to which the refund or credit relates shall be entitled to such refund or credit.  If either party receives a refund (whether by cash payment or credit) to which the other party is entitled, the receiving party shall promptly pay the amount of such refund or credit to the entitled party.

3.5                               Common Charges.

3.5.1                                       Tenant shall pay and discharge, as Additional Charges, all Common Charges.  Any Common Charges relating to a fiscal period of the Condominium, a part of which period is included within the Term and a part of which is included in a period of time after the expiration or termination of the Term, shall be apportioned between Landlord and Tenant, on pro rata per diem basis (based upon the number of days within such fiscal period that are within the Term and the number of such days occurring after the Term).  Tenant shall pay any Common Charges relating to a fiscal period of the Condominium that begins prior to the Term and ends during the Term to the extent any such Common Charges are included as an “Assumed Liability” under the Transaction Agreement; and Landlord shall pay any other Common Charges relating to a period the begins prior to the commencement of the Term.  Landlord shall deliver to Tenant copies of all invoices and other correspondence relating to Common Charges within ten (10) days of Landlord’s receipt of the same.

3.5.2                                       Tenant shall have the sole right, at its sole option and expense, to contest the amount or validity, in whole or in part, of any Common Charges by appropriate proceedings diligently conducted in good faith provided that neither the Demised Premises nor any part thereof would by reason of such postponement or deferment be in imminent danger of being forfeited or lost.  Upon the rendering of a final non-appealable judgment with respect to such contested Common Charges, Tenant shall promptly pay all amounts determined in such proceedings to be payable by Tenant, together with any costs, fees (including reasonable counsel fees), interest, penalties or other liabilities payable by Tenant in connection therewith.  In the event that any Common Charges become past due and Tenant is not contesting such Common Charges in accordance with the proviso in the first sentence of this Section 3.5.2, then, upon five (5) days prior written notice to Tenant, Landlord may pay such Common Charges and charge any amounts so paid to Tenant as Additional Charges.

3.5.3                                       Landlord shall, upon Tenant’s request, and at Tenant’s sole cost and expense, join in any proceedings referred to in Section 3.5.2 and Landlord will cooperate in good faith with Tenant.

3.5.4                                       If the bills, statements, invoices or other demands for payment (collectively, “Common Charges Statements”) for Common Charges due and payable by Tenant hereunder are delivered to Landlord rather than Tenant, Landlord shall deliver any such Common Charges Statements to Tenant promptly upon receipt by Landlord, and Landlord shall endeavor to deliver any such statement at least thirty (30) days (or such shorter period of time if such Common Charges Statement is not received by Landlord within thirty (30) days prior to the Common Charges Delinquency Date) prior to the date on which Common Charges relating to such Common Charges Statements become due without payment of premium, penalty or additional sums (the “Common Charges Delinquency Date”).  Landlord and Tenant shall reasonably cooperate to cause any Common Charges Statements to be issued pursuant to any of the Condominium Documents and relating to all or any portion of the Demised Premises to be delivered directly to Tenant during the Term of this Lease.

3.5.5                                       In respect of any payments of Common Charges made by Tenant, Tenant shall endeavor, upon Landlord’s written request, to furnish to Landlord copies of receipted bills or other reasonably satisfactory evidence of payment thereof.

3.6                               Absolute Net Lease; No Setoff.  Notwithstanding anything to the contrary set forth in this Lease, this Lease is an absolute net lease at no cost to Landlord and (x) Landlord shall have no obligation with respect to any utility charges or costs, operating costs or carrying costs relating to the Demised Premises, all of which shall be Tenant’s obligations, except to the extent attributable to Landlord’s and its Affiliates’ use of the Demised Premises, and (y) the Rent shall be paid without condition, counterclaim, setoff, defense, suspension, diminution, abatement, deduction, recoupment or deferment, of any kind, except as required by law.  Except as may be expressly set forth in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate or avoid this Lease or be entitled to the abatement (in whole or in part) of any Rent or any reduction thereof, nor shall the obligations and liabilities of Tenant hereunder be in any way affected for any reason, including: (i) any defect in, damage to, or destruction of any part of the Demised Premises (subject to the terms of Section 10.8); (ii) the  condemnation of any part of the Demised Premises (subject to the terms of Section 10.9); (iii) any restriction of or interference with any use of the Demised Premises or action by government authorities (subject to the terms of Section 10.9); (iv) any matter affecting title to the Demised Premises (subject to the provisions of Article 9); or (v) impossibility or illegality of performance by Tenant; provided, however, that the foregoing shall not operate to relieve Landlord from any of its obligations hereunder.  Each of the obligations of Tenant hereunder shall be separate and independent covenants and agreements.  Tenant waives all rights to terminate or surrender this Lease (except to the extent set forth in Section 10.9) and to any abatement, reduction or deferment of Rent.

3.7                               Impositions Paid By Tenant.  Any Impositions imposed, assessed or payable as a result of the execution and delivery of this Lease, the granting of the Tenant Estate hereunder, or the recording of the Memorandum of Lease (defined below) shall be payable by Tenant.

ARTICLE 4

GUARANTY

4.1                               Guaranty.  Concurrently with the parties’ execution of this Lease, Guarantor shall deliver to Landlord a guaranty of certain of Tenant’s obligations under this Lease in the form annexed hereto as Exhibit BB (the “Guaranty”).

ARTICLE 5

USE OF DEMISED PREMISES AND RESORT PROPERTY

5.1                               Permitted Use.

5.1.1                                       Tenant shall, subject to the terms and conditions of this Lease, use and operate the Resort Property as a mountain resort, together with (but not in lieu of such use) any additional uses which are legally permissible uses or purposes, including, without limitation, all ancillary commercial operations and related lodging uses that are from time to time, as reasonably determined by Tenant, compatible with mountain resorts and such uses; provided, however, that except for the existing facilities known as the Sundial Lodge, the Silverado Lodge, and the Grand Summit Resort Hotel, any mixed use development contemplated by the ROFO and Use Agreement and any development on a Strategic Development Parcel acquired or leased by Tenant from Landlord pursuant to the ROFO and Use Agreement, until the Tenant Development Restriction Date, Tenant shall not develop any additional transient lodging facilities or any residential apartments, condominiums, or residential product on the Resort Property or any After Acquired Property without the consent of Landlord, which consent shall be granted or withheld in Landlord’s sole discretion.

5.1.2                                       Landlord’s interest in the Reserved Landlord Estate, the Strategic Development Parcels and the Resort Property generally shall be subject to the terms of the ROFO and Use Agreement.

5.2                              Resort Operation.  Tenant shall operate the Resort from December 15 of any year through March 31 of the following year (the “Continuous Operation Period”),

provided that there is a sufficient snow base and subject to force majeure and other circumstances or conditions out of Tenant’s control.

5.3                               Reserved.

5.4                               Certain Required Establishments.

5.4.1                                       Bistro.  During the Term, Tenant shall operate the Bistro at Canyons restaurant (the “Bistro”), under the supervision of any of the approved kashruth supervisors set forth on Exhibit CC hereto or another replacement kashruth supervisor approved by Landlord in Landlord’s sole but reasonable discretion.  Tenant may modify operating hours, food offerings and décor as it determines in its reasonable business judgment, including closing the Bistro during ‘shoulder’ (non-peak) seasons, provided, however, that, during the Continuous Operating Period, the Bistro shall be open for business on a schedule consistent with Bistro operations for the 2012-2013 Ski Season, with variations thereto as approved by Landlord, acting reasonably.  If, during the first five (5) years of the Term, the Bistro loses more than $500,000 in the aggregate on an EBITDA basis (such calculation being made in accordance with GAAP accounting for restaurant operations and taking into account only the operating expenses actually and directly incurred from operation of the Bistro (i.e., no indirect overhead costs), or if, at any time after the first five (5) years of the Term the Bistro generates an operating loss for a full Lease Year, then Tenant may elect to discontinue operating the Bistro; provided, however, that if Tenant elects to discontinue operating the Bistro as a kosher restaurant, then Landlord shall have the one time right, to be exercised in writing within sixty (60) days of the date on which Tenant notifies Landlord of Tenant’s intention to cease operations, at its sole cost and expense, to assume operation of the Bistro for so long as Landlord operates the Bistro as a kosher restaurant with offerings, décor and operating hours comparable to those maintained in the year prior to the Lease Execution Date or the year prior to Tenant’s election to discontinue operations.  If Landlord so elects to assume operation of the Bistro, Landlord shall not pay any rent to Tenant for use of the space occupied by the Bistro, but Landlord shall pay the cost of utilities and a ratable share of common area maintenance charges, common charges, real estate taxes and other charges related to the premises properly allocated to the Bistro.  Within sixty (60) days following the Effective Date and prior to the commencement of each full Lease Year, Landlord shall provide Tenant a good faith five-year forecast of dates on which the space depicted with red cross-hatching on Exhibit DD (the “Overflow Space”) may be required for overflow seating for the Bistro.  Tenant shall make the Overflow Space available for overflow seating for the Bistro as necessary to meet demand, except as may otherwise be agreed to by Landlord, acting reasonably.

5.4.2                                       Synagogue.  For the duration of the Term, subject to third party rights, interests or decisions outside of Tenant’s control, Tenant shall, at its sole cost and expense, provide certain space within the Silverado Lodge, as such space is more particularly described on Exhibit DD (the “Synagogue Space”), for the operation of a synagogue, which shall be under the control of Landlord and operated in substantially the same manner as such synagogue was operated during the 2012-2013 Ski Season.  Tenant may use a certain portion of the Synagogue Space, as such portion of space is more particularly described and marked by crosshatching on Exhibit DD (the “Shared Synagogue Space”), as conference space during the times the Shared Synagogue Space is not in use as a synagogue; provided, however, that Tenant’s right to use the Shared Synagogue Space pursuant to this Section 5.4.2 shall not apply during any Ski Season.  At any and all time(s) other than during the Ski Season, the Shared Synagogue Space may be used by Tenant as conference space without restriction.

ARTICLE 6

WORK

6.1                               Generally.

6.1.1                                       The parties acknowledge and agree that if and to the extent that Tenant performs Tenant Work pursuant to this Article 6, such Tenant Work shall constitute part of the Improvements for purposes of this Lease.

6.1.2                                       As between Landlord and Tenant, all Personal Property shall be and shall remain the property of Tenant, and Tenant may finance and/or remove the same at any time during the Term, and Landlord shall not have any lien of any kind on the Personal Property.  Tenant may acquire Personal Property pursuant to equipment leases, conditional bills of sale or other procedures pursuant to which a third party retains a lien upon or title to the Personal Property in order to finance its purchase by Tenant..  Landlord shall execute in favor of any lessor, lender or other party providing financing to Tenant for or related to Personal Property, documents in customary form that permit the lessor, lender or financing party access to the Demised Premises to inspect and recover possession of such Personal Property.

6.2                               Landlord Work.  Except to the extent otherwise expressly provided for herein or in the other Transaction Documents, Tenant acknowledges and agrees that Landlord shall have no obligation (financial or otherwise) under this Lease with respect to the construction of Improvements and/or any other costs, work or activities necessary for Tenant’s use, possession, occupancy and development of the Resort Property.

6.2.1                                       Performance of Landlord Work.  All work to be performed by or on behalf of Landlord or any of its Affiliates pursuant to, or in accordance with the provisions set forth in, this Lease (“Landlord Work”), if any, shall be performed upon, subject to, and in accordance with the Access Agreement.  All Landlord Work and all work performed by any Person acquiring rights, directly or indirectly, through Landlord, shall be performed in a manner that does not result in Undue Interference with Tenant’s ownership, leasehold interests and operation of the Resort Property.  Additionally, in connection with the performance of Landlord’s Work, Landlord shall undertake commercially reasonable efforts to minimize its interference with Tenant’s operation of the Resort Property and the overall experience of Tenant’s guests and invitees.

6.3                               Tenant Work.  Tenant shall have the right to make Alterations or construct new Improvements as it deems appropriate in substantial compliance with all material Legal Requirements.

6.4                               Performance of Tenant Work.  All Tenant Work permitted to be performed pursuant to this Lease shall be performed upon, subject to, and in accordance with, the following:

6.4.1                                       Tenant, at its expense, shall use reasonable efforts to obtain all permits, certificates and approvals required to be obtained from any Governmental Authority for the commencement and prosecution of any Tenant Work and/or the final approval thereof upon completion and copies of the same shall be delivered to Landlord upon request.  Promptly after request by Tenant, Landlord, at no cost to it, shall execute, and provide any required information known by Landlord incident to any permit applications or similar documents reasonably required in connection with any such permits, certificates or approvals; it being agreed that Tenant shall indemnify and hold harmless Landlord from and against any claims, liabilities, costs and expenses incurred by Landlord by reason of such execution of documents or providing of information.

6.4.2                                       All Tenant Work shall be constructed in compliance in all material respects with all Legal Requirements.

6.4.3                                       Throughout the performance of any Tenant Work, Tenant, at its expense, shall carry, or cause to be carried, the insurance required under Section 10.1.2 hereof.  Prior to the commencement of any Tenant Work, upon written request from Landlord, Tenant shall deliver to Landlord copies of certificates of such insurance evidencing Tenant’s compliance with such requirements.

6.4.4                                       All Tenant Work and all work performed by any Person acquiring rights, directly or indirectly, through Tenant, shall be performed in a manner that does not result in Undue Interference with Landlord’s ownership, access, development and operation of the Reserved Landlord Estate and other assets owned by Landlord in Park City subject, in each case, to Tenant’s rights under this Lease, the Easements and the Tenancy in Common Agreement.

6.5                               Discharge of Liens.

6.5.1                                       If any lien shall at any time be filed against the Reserved Landlord Estate, the fee underlying the Demised Premises or the Existing Ground Lease Properties, any lands subject to the easement granted to Tenant, or any part thereof as the result of (i) Tenant’s failure to pay costs, charges, assessments, expenses or other consideration due and payable in connection with utility services provided to or consumed at the Demised Premises or the Existing Ground Lease Properties or (ii) any Tenant Work, Alteration by, or other action of, Tenant or any of Tenant’s subtenants, licensees, contractors, subcontractors or other Person acting on behalf of any of the foregoing, unless relating to work being performed on behalf of Landlord or for which Landlord is liable and for which Landlord has not made timely payment to Tenant, Tenant shall, in those circumstances, and subject to its right to contest the same in accordance with the provisions of Section 6.5.3 hereof, within ninety (90) days after receipt of written notice of the filing thereof, cause the same to be discharged of record.  If the lienor of any such lien shall commence an action for the foreclosure of such lien and shall have obtained a judgment with respect thereto from a court of competent jurisdiction, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to pay the amount of judgment in favor of the lienor with interest, costs and allowances.  Any amount so paid by Landlord with all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Default Rate from the respective dates of Landlord giving notice that it has made the payment or of the incurring of the costs and expenses, shall constitute Additional Charges payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days after demand together with supporting documentation.

6.5.2                                       Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Reserved Landlord Estate or the Existing Ground Lease Properties or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of materials that would give rise to the filing of any lien against the Reserved Landlord Estate, the fee underlying the Demised Premises or the Existing Ground Lease Properties, any lands subject to the easement granted to Tenant, or any part thereof.  Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Resort Property for Tenant, or for any materials furnished or to be furnished at the Resort Property for Tenant, except with respect to work performed by or on behalf of Landlord, and that no mechanic’s or other lien for such work or materials shall attach to or affect the Reserved Landlord Estate, the fee underlying the Demised Premises or the Resort Property or any lands subject to the easement granted to Tenant, except to the extent any such work is being performed on behalf of Landlord and Landlord has not timely paid for such work.

6.5.3                                       Tenant, after notice thereof to Landlord, shall have the right to contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any mechanic’s, laborer’s materialman’s or other lien or encumbrance filed against the Resort Property or Landlord’s fee interest in the real property constituting part of the Demised Premises (to the extent arising from Tenant’s acts or Tenant Work) and may defer payment of the same during the pendency of such contest, provided that (i) neither the Resort Property, Landlord’s fee interest in the real property constituting part of the Demised Premises, nor any part thereof would by reason of such postponement or deferment be in imminent danger of being forfeited or lost; (ii) neither Landlord nor any Landlord Party or Permitted Landlord Mortgagee would be, by reason of such postponement or deferment, subject to any criminal sanctions or penalties or personal liability (except to the extent such lien related to work performed by or on behalf of Landlord for which Landlord is liable); and (iii) Tenant, upon request, shall keep Landlord advised as to the status of any such contest.  Upon the final non-appealable judgment relating to such contested lien, Tenant shall promptly comply with the result of such contest, and pay any and all interest, penalties, fines, fees and expenses which shall be assessed or payable by reason of such deferral of compliance.

6.5.4                                       If any mechanic’s, laborer’s or materialman’s lien shall at any time be filed against the Resort Property or Landlord’s fee interest in the real property constituting part of the Demised Premises or any part thereof as the result of any Landlord Work or other action of Landlord or any of Landlord’s subtenants, licensees, contractors, subcontractors or other Person acting on behalf of any of the foregoing, unless relating to work being performed on behalf of Tenant for which Tenant is liable, Landlord shall, subject to its right to contest the same in accordance with the provisions of Section 6.5.6 hereof, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record.  If the lienor of any such lien shall commence an action for the foreclosure of such lien and shall have obtained a judgment with respect thereto from a court of competent jurisdiction, then, in addition to any other right or remedy, Tenant may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Tenant shall be entitled, if Tenant so elects, to pay the amount of judgment in favor of the lienor with interest, costs and allowances.  Any amount so paid by Tenant with all costs and expenses incurred by Tenant in connection therewith, together with interest thereon at the Default Rate from the respective dates of Tenant giving notice that it has made the payment or of the incurring of the costs and expenses, may be withheld by Tenant from the Rent payable hereunder if such amounts are not paid by Landlord to Tenant within thirty (30) days after demand.

6.5.5                                       Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Tenant, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Resort Property or any part thereof, nor as giving Landlord any right, power or authority to contract for or permit the rendering of any services or the furnishing of materials that would give rise to the filing of any lien against the Resort Property or any part thereof.  Notice is hereby given that Tenant shall not be liable for any work performed or to be performed on the Reserved Landlord Estate, or any other property owned by Landlord, or on the Resort Property for Landlord, or for any materials furnished or to be furnished to the Reserved Landlord Estate, any other property owned by Landlord, or to the Resort Property for Landlord, and that no mechanic’s or other lien for such work or materials shall attach to or affect the Resort Property, except to the extent any such work is being performed on behalf of Tenant.

6.5.6                                       Landlord, after notice thereof to Tenant, shall have the right to contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any mechanic’s, laborer’s, materialman’s or other lien or encumbrance filed against the Reserved Landlord Estate or, to the extent any such lien or encumbrance could affect Landlord’s fee interest in the real property that is part of the Demised Property, the Resort Property and may defer payment of same during the pendency of such contest, provided that (i) neither the Resort Property nor any part thereof would by reason of such postponement or deferment be in imminent danger of being forfeited or lost; (ii) neither Tenant nor any Tenant Party would be, by reason of such postponement or deferment, subject to any criminal sanctions or penalties or personal liability (except to the extent such lien related to work performed by or on behalf of Tenant for which Tenant is liable); and (iii) Landlord, upon request, shall keep Tenant advised as to the status of any such contest.  Upon the final non-appealable judgment relating to such contested lien, Landlord shall promptly comply with the result of such contest, and pay any and all interest, penalties, fines, fees and expenses which shall be assessed or payable by reason of such deferral of compliance.

ARTICLE 7

SURRENDER

7.1                               Surrender of Resort Property.  Upon the expiration or earlier termination of this Lease, Tenant shall pursuant to the terms of this Section 7.1 surrender and deliver up to Landlord the Resort Property, all Improvements located thereon (together with plans and specifications, to the extent in Tenant’s possession or control, for any Improvements constructed during the Term that exist and are in use at the time of surrender), and any Essential After Acquired Property in its then as-is, where-is condition, without any representation or warranty, express or implied, and, subject to the rights of Tenant Parties under SNDAs, free and clear, in the case of the Demised Premises, of all lettings and occupancies other than the Permitted Encumbrances.  Subject to the rights of Tenant Parties under SNDAs, Tenant shall terminate any and all subleases, licenses and/or Control Agreements entered into by Tenant during the Term and affecting the Resort Property, in each case, in accordance with this Lease.  Upon the expiration or earlier termination of this Lease, then, to the extent necessary in order for Landlord to acquire record title to, and use of, all or any portion of the Resort Property, any Essential After Acquired Property and all other Personal Property, assets, contracts, rights, approvals, permits, agreements, licenses, entitlements and any other rights or interests used exclusively in connection with the ownership, operation, leasing and/or use of the Resort, including, without limitation, all Personal Property, Equipment and Improvements then used primarily in connection with the operation of the Resort Property and/or any Essential After Acquired Property, and including any contractual interests in any development agreement or other property agreements affecting the use and enjoyment of the Resort Property and/or any Essential After Acquired Property, but excluding any Tenant Parties’ Personal Property (including, without limitation, furniture, trade fixtures and business equipment), Tenant shall, upon Landlord’s request, assign, convey, deliver and/or transfer, as applicable, all such property and/or rights in and to such property and interests, to the extent assignable, in their as-is, where-is condition, without representation or warranty of any kind, express or implied, for a sale price equal to One Dollar ($1.00).  Such instrument of conveyance, delivery and/or transfer will be in the form of a quitclaim deed (or substantively equivalent instrument of transfer in respect of any personal property).  For the sake of clarity, Tenant shall not be obligated to turn over any information technology (“IT”) and IT systems, intellectual property and Personal Property (including, without limitation, proprietary equipment) that is/are used by Tenant and/or its Affiliates in connection with any other resort or property or the overall business of Tenant’s Affiliates or any licenses to use any of the foregoing items, but Tenant shall turn over IT, IT systems, intellectual property and Personal Property that are specific to the Resort.

Upon expiration or earlier termination of this Lease, Tenant shall provide Landlord with an electronic copy of Tenant’s database/customer list of the current and past Resort customers (but not with respect to customers of any other resort owned or operated by Tenant or its Affiliates) subject to privacy laws, and the confidentiality provisions set forth in this Lease, which, for these purposes, shall survive for a period of five (5) years following such expiration or earlier Lease termination.

7.2                               Resort Operations.  For a period of five (5) years following the expiration or earlier termination of this Lease, Tenant shall retain the originals of all books and records relating to the operation of the Resort (excluding Tenant’s Confidential Information and Tenant’s financial records), including, without limitation, but subject to all Legal Requirements and confidentiality obligations, all employee information, and agrees to make such books and records available to Landlord at reasonable times following such expiration or earlier termination for examination and transcription.

7.3                               Personal Property; Documents; Etc.

7.3.1                                       Upon the expiration or earlier termination of this Lease, and subject to the rights of Tenant Parties under SNDAs, Tenant shall require, unless otherwise agreed by Landlord, that all subtenants remove all Personal Property, or the portions thereof designated by Landlord, from the Demised Premises and repair any damage to the Demised Premises resulting from any such removal of Personal Property.  Subject to Section 7.1, Tenant and all Tenant Parties may remove their Personal Property, including, without limitation, their furniture, trade fixtures and business equipment, from the Demised Premises.  Subject to the rights of Tenant Parties under SNDAs, all Personal Property and/or Equipment remaining on the Demised Premises after the expiration or earlier termination of this Lease shall be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord may reasonably determine; provided, however, that, notwithstanding anything to the contrary herein, Landlord will provide Tenant and all Tenant Parties a reasonable period of time, but in no event less than thirty (30) Business Days, to remove their Personal Property following any expiration or earlier termination of this Lease.

7.3.2                                       Upon the expiration or earlier termination of this Lease, Tenant shall deliver to Landlord, to the extent in Tenant’s possession, (i) true, correct and complete copies of all surviving subleases and occupancy, license and concession agreements affecting the Demised Premises (it being understood that nothing herein contained shall be or be deemed to be a consent by Landlord to any sublease, occupancy, license or concession agreement), (ii) copies of all surviving contracts for the maintenance of the Demised Premises, (iii) plans and specifications for all Tenant Work (including final as built plans and specifications for all completed Tenant Work), (iv) maintenance records for the Demised Premises for the previous two (2) years, (v) copies of any permits pertaining to the future use and occupancy of the Demised Premises, including the then applicable certificates of occupancy for the Improvements, (vi) all warranties and guarantees then in effect which Tenant has received in connection with any work or services performed, or Equipment installed, in the Improvements, together with a duly executed assignment thereof to Landlord, and (vii) any and all other documents in Tenant’s possession relating to the then current maintenance of the Demised Premises; provided, however, notwithstanding the foregoing, (a) Tenant shall not be required to deliver to Landlord confidential or privileged materials, and (b) any transfer of the foregoing items shall be without representation of any kind.

ARTICLE 8

ACCESS; ETC.

8.1                               Landlord’s Access to Resort Property.  Landlord, and Persons authorized by Landlord and acting on Landlord’s behalf, shall have, in addition to any privileges that Landlord and any such Persons may enjoy as invitees of Tenant, the right, upon not less than two (2) Business Day’s advance written notice, which notice shall include the names, titles, employer names and contact information of each Person for whom Landlord is requesting access and, upon Tenant’s request, evidence of insurance required under this Lease (unless previously provided by Landlord to Tenant and such evidence of insurance has not previously lapsed or expired), to enter upon and/or pass through the Resort Property accompanied by a representative of Tenant for the purposes of inspecting the Resort Property.  Tenant may request that Landlord provide Tenant with new evidence of insurance at any time when the most recent evidence of Landlord’s insurance then on file with Tenant indicates that such insurance may no longer be in effect.  Any access (other than for inspection purposes as permitted by this Section) by Landlord and Persons authorized by Landlord and acting on Landlord’s behalf shall be governed by the Access Agreement or, after the occurrence and during the continuation of an Event of Default, Section 12.2.2 of this Lease.

8.2                               Adjacent and Subjacent Excavation.  Landlord shall not excavate or authorize any excavation of, or perform or authorize any surface drilling on, the Resort Property (which, provided the PCMR Litigation has not been resolved and the PCMR Property is not part of the Demised Premises shall, for purposes of this Section 8.2, exclude the PCMR Property) for the purpose of seeking or extracting minerals and other substances without the prior written consent of Tenant, which consent may be given or withheld in the sole and absolute discretion of Tenant.  In addition, Landlord shall not excavate or authorize any excavation or perform or authorize any surface drilling on the Reserved Landlord Estate (including the Strategic Development Parcels hereafter released from this Lease) or, provided the PCMR Litigation has not been resolved and the PCMR Property is not part of the Demised Premises, on the PCMR Property, for the purpose of extracting or seeking minerals and other substances from such real property or the Resort Property unless Landlord gives Tenant at least sixty (60) days advance written notice and Tenant does not, within such sixty (60) day period, object to such excavation or drilling based on Tenant’s determination, in its sole and absolute discretion, that such excavation or drilling would be likely to (i) disturb the lateral or subjacent support to the Resort Property or the PCMR Property in any respect, (ii) interfere with the operations of the Resort or any portion thereof, or (iii) disturb or interfere with or pose a risk of harm to any Resort guest or the operations of any tenant, subtenant, concessionaire or licensee of any portion of the Demised Premises or the reputation of the Resort, in each case other than in a de minimis respect.  Landlord shall notify Tenant at least thirty (30) days prior to performing or authorizing any excavation or surface drilling in the vicinity of the Resort Property and provide Tenant with reasonable details of the planned excavation or drilling so that Tenant can assess the potential impact of such activities upon the Resort.  In the event that Tenant consents or does not object to any proposed excavation or drilling under this Section, Tenant shall have the right to require, among other things, as conditions to Landlord proceeding with such excavation or drilling: (1) that the party undertaking the excavation provide Tenant with an insurance policy (with Tenant and such other Persons as Tenant may reasonably require as named insured) with coverage amounts and with such terms as Tenant may determine in its reasonable discretion, which insurance policy shall (a) insure the Resort Property and the Improvements located thereon against all damage from such excavation activities and (b) insure Tenant from all liability to third parties resulting from such excavation activities; and (2) that Tenant shall have the right to cause all such excavation work to immediately cease and/or be altered, as necessary, in the event that Tenant determines that such work is likely to cause significant or imminent harm to the Resort Property and/or the Improvements located thereon.

ARTICLE 9

QUIET ENJOYMENT; LANDLORD TRANSFERS; MORTGAGES AND OTHER COVENANTS; TAX TREATMENT

9.1                               Quiet Enjoyment.  After the Lease Execution Date and for so long as this Lease is in full force and effect, none of Landlord nor any Person claiming by, through or under Landlord the right to do so shall cause any interference, hindrance, ejection or molestation of Tenant’s peaceful and quiet enjoyment of the Demised Premises, subject, nevertheless, to the provisions of this Lease, the Access Agreement and the Permitted Encumbrances.  If, however, Landlord or any Affiliate of Landlord is the beneficiary of any Permitted Encumbrance, then Landlord shall not, and shall not permit any such Affiliate to, exercise benefits derived from such Permitted Encumbrance in a manner that Landlord would not be expressly permitted to exercise under this Lease or under the Access Agreement.  It is the intention of Landlord and Tenant that the terms and provisions of this Section 9.1 supersede any other covenant, expressed or implied, of quiet enjoyment with respect to this Lease (provided, however, the terms of this Section 9.1 shall not override Tenant’s obligations to pay rent under Section 3.6).

9.2                               Landlord Transfers.

9.2.1                                       Sale, Assignment or Transfer by Landlord.  Except to the extent expressly prohibited under Sections 9.2.2 and 9.2.3, Landlord shall be permitted to directly, indirectly, voluntarily, involuntarily, by operation of law or otherwise, transfer, assign, sublet, exchange, convey, mortgage and/or pledge (each, a “Transfer”) any direct or indirect interest (including, without limitation, any Transfer at any tier of equity ownership) in and/or to the Landlord Estate and this Lease without the prior written consent of Tenant.

9.2.2                                       Prohibited Transferees.  Landlord shall not, without Tenant’s prior written consent (in Tenant’s sole and absolute discretion) Transfer, or permit the Transfer of, any direct or indirect interest in Landlord or the Landlord Estate to (a) a Prohibited Person, or (b) a Tenant Competitor; provided, however, that, if Landlord becomes a public company listed on any of the New York Stock Exchange, NASDAQ Stock Market, Toronto Stock Exchange or London Stock Exchange in an offering that exceeds two hundred million US dollars (USD $200,000,000) in market value of stock sold, then a Tenant Competitor (directly or indirectly, together with its Affiliates) may own up to, but not in excess of, ten percent (10%) of Landlord, provided no Tenant Competitor or any employee, officer, director, shareholder with more than a two percent (2.0%) ownership interest in, member, or partner of such Tenant Competitor, may be a member of the board of directors or any subcommittee thereof of Landlord.

9.2.3                                       Partial Transfers Prohibited.  Subject to Section 9.2.2, any Transfer of the Landlord Estate (other than (x) Transfers to Permitted Landlord Mortgagees pursuant to a Permitted Landlord Mortgage, (y) Transfers, in whole or in part, in accordance with the express provisions of this Lease and the ROFO and Use Agreement, of a Strategic Development Parcel following the release of such parcel from this Lease and, (z) Transfers of any direct or indirect equity ownership interests in Landlord) shall be of the whole Landlord Estate, and not merely a portion thereof.

9.3                               Reserved.

9.4                               Landlord Mortgages.  There shall be no restriction upon the ability of Landlord to mortgage all, but not less than all, of the Landlord Estate to one or more Permitted Landlord Mortgagees from time to time during the Term provided that any mortgage placed on the Landlord Estate by Landlord shall be a Permitted Landlord Mortgage; provided, however, that nothing herein shall restrict Landlord from separately mortgaging one or more portions of any land owned by Landlord or Talisker Canyons PropCo LLC and not part of the Resort Property (including any Strategic Development Parcels hereafter released).  Landlord shall not (i) enter into a mortgage that is not a Permitted Landlord Mortgage, or (ii) mortgage all or any portion of the Landlord Estate to a Person that is not a Permitted Landlord Mortgagee.  The Tenant Estate shall be superior to any Permitted Landlord Mortgage, without the need for any action to be taken or documents executed by any Person.  In the event that there is more than one Permitted Landlord Mortgage on the Landlord Estate at any one time, then the Permitted Landlord Mortgagee Protection Agreement, if any, for each mortgagee other than the mortgagee holding the first priority Permitted Landlord Mortgage shall require the mortgagee named therein to forbear from exercising any remedies and/or taking any action to foreclose its mortgage unless and until all of the Permitted Landlord Mortgagees having priority have been paid in full or have released the Landlord Estate from the lien of their respective mortgages.  Within fifteen (15) days of Tenant’s receipt of a written request from either Landlord or any Permitted Landlord Mortgagee, together with a Permitted Landlord Mortgagee Protection Agreement signed by the Permitted Landlord Mortgagee (and that complies with the applicable provisions of this Lease set forth in the definition of “Permitted Landlord Mortgagee Protection Agreement” and is otherwise in form and substance reasonably acceptable to Tenant), Tenant, provided the Permitted Landlord Mortgagee is not Jack Bistricer, his estate, child, grandchild or great-grandchild, or an Affiliate of Landlord or any of the foregoing, shall execute and deliver to and in favor of each holder of a Permitted Landlord Mortgage, a Permitted Landlord Mortgagee Protection Agreement.  If the Permitted Landlord Mortgagee is Jack Bistricer, his estate, child, grandchild or great-grandchild, or an Affiliate of Landlord or any of the foregoing, then, as a condition to the exercise of any remedies as lender, including, without limitation, foreclosure or taking a deed in lieu thereof, such Permitted Landlord Mortgagee shall be required to assume all obligations of Landlord under this Lease and each of the Transaction

Documents, and all liabilities of Landlord hereunder and thereunder, whether arising before or after the date on which such Permitted Landlord Mortgagee exercises any such remedies.  Landlord shall not provide any financial information or operating data relating to Tenant or the Resort Property, including, without limitation, Annual Financial Reports or Monthly Financial Reports, to its lender during any period that such lender has Control over a Competing Business or the operator of a Competing Business, unless and until such time as such lender certifies to Tenant that such lender no longer Controls a Competing Business.

9.5                               Other Landlord Covenants.

9.5.1                                       Landlord shall inform Tenant if there is any change in the tax status of Landlord or in the entity treated as the lessor of the Demised Premises (or any portion thereof) for U.S. federal income tax purposes (the “Tax Landlord”), or if Landlord’s or Tax Landlord’s jurisdiction of domicile changes, or if any other event occurs that could result in Tenant being required to withhold taxes from Rent payments or any other payments under this Agreement made to Landlord.  To the extent that any amounts are deducted and withheld from any Rent payments or any other payments made under this Agreement to Landlord, such amounts shall be treated for all purposes as having been paid to Landlord.

9.5.2                                       Upon Tenant’s request, provided the conditions set forth in the Resolution Operating Agreement have been satisfied, Landlord shall enter into the PCMR Demising Amendment.

9.5.3                                       Tenant may encumber the Resort Property with customary easements required to be given to the providers of utility services, water and similar infrastructure support services, provided that Landlord consents to such easement, acting reasonably and, upon request of Tenant, Landlord shall countersign customary conveyance documents establishing any such easement approved by Landlord.

ARTICLE 10

GENERAL LEASE OBLIGATIONS

10.1                        Insurance.

10.1.1                                Tenant, at all times during the Term, shall maintain, or cause to be maintained, all insurance coverages and policies with respect to the Resort Property, which, from time to time, Tenant reasonably deems to be appropriate in the exercise of its business judgment, provided such coverages shall each be generally consistent with the specific coverage requirements set forth below to the extent available at commercially reasonable rates and, provided further, that the coverage provided to the Resort and the Resort Property (which coverage may be provide under a group policy or a blanket policy), shall be comparable to (taking into account the relative size and characteristics of the Resort relative to any comparable property) or better than, in all material respects, the coverage provided to other comparable properties owned and/or operated by Tenant and Guarantor (collectively, the “Required Insurance”).  Tenant shall, upon written request of Landlord, provide a summary of coverage in place on an annual basis to Landlord.  Subject to the foregoing provisions of this Section 10.1.1, the parties agree that the following insurance constitutes the Required Insurance as of the Lease Execution Date:

(a)         Property insurance covering the Improvements under an “all risk” policy or its equivalent, with replacement cost valuation (if available) and an agreed value endorsement in an amount equal to not less than one hundred percent (100%) of the full replacement cost of the Improvements (determined without regard to depreciation of the Improvements, but exclusive of the cost of foundations) with no co-insurance clause.  All policies required to be maintained under this Section 10.1.1(a) shall contain coverage for demolition costs and increased costs due to changes in Legal Requirements.  The insurance described in this Section 10.1.1(a) is herein called the “Property Insurance.”

(b)         Commercial general liability insurance protecting against liability for personal injury, including bodily injury, death and property damage, written on an occurrence basis with respect to the Resort Property and all operations related thereto, whether conducted in, on or off the Resort Property, which insurance shall be written for a commercially reasonable limit and self-insured retention as determined by Tenant in Tenant’s reasonable discretion.

(c)          Business interruption insurance comparable to (taking into account the relative size and characteristics of the Resort relative to any comparable property) or better than, in all material respects, the business interruption insurance, if any, maintained by Guarantor (or a controlled subsidiary of Guarantor) for substantially similar resort properties (it being understood that as of the date hereof Guarantor and its controlled subsidiaries maintain a group business interruption insurance policy, as set forth on Exhibit EE, which is acceptable).

(d)         Statutory workers’ compensation insurance and Utah state disability benefits insurance in statutorily required amounts covering Tenant with respect to all persons employed by Tenant as well as others performing work or services in, on or about the Demised Premises on behalf of Tenant.

10.1.2                                In any period during the Term that Tenant Work is being prosecuted, Tenant shall, in addition, maintain or cause a contractor to maintain the insurance enumerated below to the extent that subsidiaries of Guarantor controlled by Guarantor that own resort properties similar to the Resort Property customarily procure insurance for works of improvement of similar cost:

(a)         Builder’s risk insurance, on an “all risk” basis, in the amount of not less than one hundred percent (100%) of the full replacement cost of the portion of the Improvements (exclusive of foundations and footings) which are to be constructed or are under construction, written on a completed value (non-reporting) basis, including (i) any so-called “soft cost” value sums, (ii) water damage (including sprinkler leakage), and (iii) collapse (subject to standard exclusions, e.g., defective materials, poor construction and improper maintenance).  If available with the payment of a commercially reasonable additional premium, the policy or policies shall be endorsed with coverage for (x) increased construction costs due to changes in Legal Requirements, and (y) so-called “soft costs.”

(b)         Commercial general liability insurance insuring all contractors, subcontractors and construction managers, naming Landlord and Tenant as additional insureds (any contractor or subcontractor undertaking foundation, excavation or demolition work shall secure an endorsement on its policy to the effect that such operations are covered and that the “XCU Exclusions” have been deleted), which insurance shall be written for a commercially reasonable limit, as determined by Tenant in Tenant’s reasonable discretion.

(c)          Statutory workers’ compensation insurance and Utah state disability benefits insurance in statutorily required amounts with respect to all persons employed by Tenant as well as others performing work or services in, on or about the Demised Premises on behalf of Tenant

10.1.3                                The insurance required to be carried, or required to be caused to be carried, by Tenant pursuant to the provisions of this Lease may, at the option of Tenant, be effected by blanket and/or umbrella policies issued to Tenant and any Affiliate of Tenant covering the Demised Premises and other properties owned or leased by Tenant or any Affiliate of Tenant; provided that such policies otherwise comply with the provisions of this Lease and allocate to the Demised Premises the specified coverage, including, without limitation, the specified coverage for all insureds required to be named as insureds hereunder, without possibility of co-insurance by reason of, or damage to, any other premises named therein, and if the insurance required by this Lease shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord certificates of such policies as provided in this Section 10.1, together with schedules annexed thereto, setting forth the amount of insurance applicable to the Demised Premises.

10.1.4                                Tenant agrees to have included, or cause to have included, in each policy of Property Insurance a waiver of the insurer’s right of subrogation against Landlord (unless such a waiver of subrogation shall be generally unobtainable, in which event, Tenant shall so notify, or cause to be so notified, Landlord promptly after learning thereof).  Tenant hereby releases Landlord with respect to any claim (including a claim for negligence) which Tenant might otherwise have against Landlord for loss, damage or destruction with respect to the Improvements if, and to the extent, such loss, damage or destruction is, or under this Section 10.1.4 is required to be, insured under a policy or policies of Property Insurance containing such a waiver of subrogation.

10.1.5                                All premiums on policies which Tenant is obligated to maintain, or cause to be maintained, under this Lease shall be paid, or caused to be paid, by Tenant.  Certificates, naming Landlord and any Permitted Landlord Mortgagee as additional insureds under any liability policy and as additional loss payees for each casualty and/or property insurance policy, with respect to such policies, shall be delivered to Landlord promptly upon receipt from the insurance company or companies.  Certificates on Accord Form 28 or its reasonable equivalent, if available, naming Landlord and any Permitted Landlord Mortgagee as additional insureds under any liability policy, evidencing all insurance required to be maintained under this Lease shall be delivered to Landlord within ten (10) days of such request.

10.1.6                                Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with that required by this Lease to be furnished, unless Landlord is included therein as an insured with loss payable as in this Lease provided.  Tenant shall promptly notify Landlord of the carrying of any such separate insurance and shall cause the same to be delivered as hereinbefore required in this Section 10.1.

10.2                        Indemnification.

10.2.1                                Indemnification of Tenant.  Except (x) to the extent (i) arising out of any event, action or omission undertaken or omitted by or at the direction of Tenant or Guarantor (excluding any such action undertaken by or on behalf of Tenant or Guarantor at the direction of or on behalf of Landlord provided such action did not constitute negligence by Tenant or Guarantor), or (ii) caused by or resulting from a breach of this Lease or any other Transaction Document by Tenant, or (y) with respect to matters that are the subject of the indemnification set forth in Section 10.2.2 below, Landlord shall indemnify and save harmless Tenant and any Tenant Party against and from all actual liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, imposed upon or incurred by or asserted against Tenant or any Tenant Party to the extent arising out of any of the following things undertaken or omitted by or at the direction of or on behalf of Landlord (other than any action undertaken by Landlord or any Landlord Party on behalf of or at the direction of Tenant) occurring after the Lease Execution Date and during the remainder of the Term: (i) any breach of this Lease by Landlord, (ii) any work or thing done by, or at the direction of or on behalf of, Landlord, in, on or about the Resort Property, any Strategic Development Parcel, the Reserved Landlord Estate, or any other property owned or controlled by Landlord or its Affiliates, or any part thereof; (iii) any use, non-use, possession, occupation, alteration, repair, condition, maintenance or management of any Strategic Development Parcel, the Reserved Landlord Estate, or any other property owned or controlled by Landlord or its Affiliates, or any part thereof; (iv) any negligence on the part of Landlord or any of its agents, contractors, servants, employees, licensees or invitees; (v) any accident, injury (including death) or damage to any person or property occurring in or on the Reserved Landlord Estate, any Strategic Development Parcel, or any other property owned or controlled by Landlord or its Affiliates, or any part thereof; (vi) any activity of Landlord, its Affiliates or agents on the Resort Property, (vii) any contest by Landlord of Impositions, Common Charges or Legal Requirements; or (viii) any failure by Landlord or any Landlord Party, after the Lease Execution Date, to comply with any Environmental Law; or (ix) any breach by Landlord or an Affiliate of Landlord of any other Transaction Document.  The indemnification provided in this Section 10.2 shall be in addition to any other indemnities to Tenant and Guarantor specifically provided in this Lease and in the other Transaction Documents and shall survive termination or earlier expiration of this Lease.

10.2.2                                Indemnification of Landlord.  Except to the extent arising out of any Landlord Work or any work done in connection with a Strategic Development Parcel or a Relocation Replacement Premises, or other event, action or omission undertaken or omitted by or at the direction of Landlord (excluding from such other event, action or omission any such action undertaken by or on behalf of Landlord at the direction of or on behalf of Tenant or Guarantor provided such action did not constitute negligence by Landlord), Tenant shall indemnify and save harmless Landlord and all Landlord Parties against and from all actual liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, imposed upon or incurred by or asserted against Landlord or any Landlord Party to the extent arising out of any of the following acts, omissions or events to the extent occurring after the Lease Execution Date and during the remainder of the Term:  (i) any breach of this Lease by Tenant; (ii) any work or thing done on the Resort Property or any part thereof; (iii) any use, non-use, possession, occupation, operation, alteration, repair, condition, maintenance or management of the Resort Property or any part thereof, but only to the extent of an actual liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense imposed or incurred as a result of Landlord’s status as landlord under this Lease; (iv) any negligence on the part of Tenant, Guarantor or any subtenant or any of its or their agents, contractors, servants, employees, licensees or invitees; (v) any accident, injury (including death) or damage to any person or property occurring in or on the Resort Property or any part thereof but only to the extent of an actual liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense imposed or incurred as a result of Landlord’s status as landlord under this Lease; (vi) any contest by Tenant of Impositions, Common Charges or Legal Requirements; (vii) any Environmental Condition first arising after Lease Execution Date and during the remainder of the Term; (viii) any breach by Tenant of any other Transaction Document; or (ix) any failure by Tenant or any Tenant Party acting at the direction of Tenant, after the Lease Execution Date and during the remainder of the Term, to comply with any Environmental Law.  The indemnification provided in this Section 10.2 shall be in addition to any other indemnities to Landlord specifically provided in this Lease and shall survive termination or earlier expiration of this Lease.

10.2.3                                The indemnification rights and obligations provided in Sections 10.2.1 and 10.2.2 above are intended to be in addition to, and not in lieu of, any rights or obligations of Tenant, Landlord, or their respective Affiliates or other Persons in the Transaction Agreement or any Transaction Document, which shall survive execution and delivery of this Lease and any renewal or extension hereof notwithstanding any provision of this Lease to the contrary.

10.2.4                                In both Sections 10.2.1 and 10.2.2 above, the indemnified party shall be entitled, upon written notice to the indemnifying party, to the timely appointment of counsel by the indemnifying party for the defense of any matter or claim, which counsel shall be subject to the reasonable approval of the indemnified party.  If, in the indemnified party’s reasonable judgment, a conflict of interest exists between the indemnified party and the indemnifying party at any time during the defense of the indemnified party, the indemnified party may appoint independent counsel of its choice for the defense of the indemnified party as to such matter or claim.  Additionally, regardless of whether the indemnified party is appointed counsel or selects independent counsel (i) the indemnified party shall have the right to participate in the defense of any matter or claim and approve any proposed settlement of such matter or claim; provided, however, that the consent of the indemnified party shall not be required if the proposed settlement fully releases (in a form reasonably acceptable to the indemnified party) all claims against the indemnitees without requiring any admission of liability or wrongdoing, and (ii) all reasonable costs, expenses and attorneys’ fees of the indemnified party shall be borne by the indemnifying party.  The indemnified party shall not settle any matter or claim without the consent of the indemnifying party, such consent to not be unreasonably withheld or delayed; provided, however, that the consent of the indemnified party shall not be required if the proposed settlement fully releases (in a form reasonably acceptable to the indemnified party) all claims against the indemnitees without requiring any admission of liability or wrongdoing.  If the indemnifying party fails to timely pay such costs, expenses and attorneys’ fees, the indemnified party may, but shall not be obligated to, pay such amounts and be reimbursed by the indemnifying party for the same, which amounts shall bear interest at the Default Rate until paid in full.  Landlord and Tenant hereby acknowledge that it shall not be a defense to a demand for indemnity that less than all claims asserted against the indemnified party are subject to indemnification; provided, however, that the indemnified party shall only be liable for costs associated with the indemnified claims and an allocated share of expenses relating solely to the indemnified claims.  If a claim is covered by the indemnifying party’s liability insurance, the indemnified party shall not knowingly and intentionally take or omit to take any action that would cause the insurer not to defend such claim or to disclaim liability in respect thereof.

The obligations set forth in this Section 10.2 shall survive the expiration or any termination of this Lease.  Notwithstanding any contrary provision of this Section 10.2, Landlord and Tenant mutually agree for the benefit of each other to look first to the appropriate insurance coverages in effect pursuant to this Lease in the event any claim or liability occurs as a result of injury to person or damage to property, regardless of the cause of such claim or liability.

10.3                        Bistricer Control Event.

10.3.1                                If a Bistricer Control Event occurs, then (1) Section10.5 (Quarterly Meetings) shall be null and void and (2) the definition of “Holiday” shall be amended by deleting the words from and including “along with” through the end of such definition.

10.4                        Release of Strategic Development Parcels.

10.4.1                                Landlord shall have the right to request the release of, and Tenant agrees to release, from time to time, one or more Strategic Development Parcels (and/or portions of Strategic Development Parcels) from the Demised Premises covered by this Lease, provided that the applicable conditions to release set forth on Exhibit AA hereto have been fully satisfied.  Upon the release of the subject Strategic Development Parcel(s), this Lease will be amended by Landlord and Tenant at Landlord’s sole cost and expense to reflect the release of such parcel(s) and the exclusion of such parcel(s) from the Demised Premises.

10.4.2                                In connection with Landlord’s or its Affiliates’ real estate development and Tenant’s mountain operations and development, both parties will work collaboratively in good faith to maximize the resort bed base and to enhance the quality of the resort, the development offerings and the mountain user experience.

10.5                        Quarterly Meetings.  Tenant shall schedule quarterly meetings with Landlord to report on operations, financial results and forecasts for the Resort and to discuss plans for the Resort.  Also at such quarterly meetings, Landlord shall apprise Tenant of the status of any of its proposed real estate development projects at the Resort, and shall accept input from Tenant as to such projects; provided, however, that, subject to Tenant’s approval rights as set forth elsewhere in this Lease, the final decisions with respect to development projects shall be made by Landlord and the final decisions with respect to operation of the Resort shall be made by Tenant.  Landlord and Tenant shall consider collaborating on mutual marketing synergies.  All information provided by Tenant and/or Landlord to the other at such quarterly meetings shall be subject to the confidentiality provisions of this Lease.

10.6                        Compliance with Laws; Etc.

10.6.1                                Tenant shall, subject to Section 10.6.2 below, promptly and timely comply with all applicable material Legal Requirements requiring compliance in, to or upon, or with respect to the Demised Premises (including with respect to any use or occupancy thereof, or any Personal Property therein), irrespective of the nature or extent of the work or other act(s) required thereby.

10.6.2                                Tenant shall have the right to contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any Legal Requirements with which Tenant is obligated to comply and may defer compliance during the pendency of such contest, provided that (i) neither the Demised Premises nor any part thereof would by reason of such postponement or deferment be in imminent danger of being forfeited or lost; (ii) neither Landlord nor any Landlord Party would be, by reason of such postponement or deferment, subject to any criminal sanctions or penalties or personal liability that are not subject of indemnification or reimbursement hereunder; and (iii) Tenant, upon request, shall keep Landlord reasonably advised as to the status of any such contest.  Upon the final non-appealable resolution of such proceedings with respect to such contested Legal Requirements, Tenant shall promptly comply with the contested Legal Requirements, and pay any and all interest, penalties, fines, fees and expenses which shall be assessed or payable by reason of such deferral of compliance.

10.7                        Maintenance and Repairs.  Tenant shall keep and maintain (or shall cause to be kept and maintained) the Resort Property and any Improvements thereon, in a manner consistent in all material respects with the general maintenance standards of the mountain resort industry.  Except as expressly set forth in the Transaction Documents and with respect to damage caused by Landlord, Landlord shall have no obligation or responsibility with respect to the maintenance and/or repair of the Demised Premises and/or the Improvements, Equipment and/or Personal Property thereon.

10.8                        Damage and Destruction.

10.8.1                                If the Improvements shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, then (i) Tenant shall give, or cause to be given, to Landlord prompt notice thereof, generally describing the nature and extent of such damage or destruction, (ii) this Lease shall continue in full force and effect without abatement or reduction of any Rent, (iii) Landlord shall in no event be called upon to repair, replace, restore or rebuild the Improvements or any portion thereof or to pay any of the costs or expenses thereof, and (iv) the following provisions of this Section 10.8 shall apply.  During any period of such restoration, Tenant shall pay to Landlord, on a monthly basis, the amount equal to the Fixed Base Rent that actually becomes due and payable under this Lease during such month plus Participating Rent, if any, calculated taking into account all business interruption insurance proceeds in the calculation of Resort EBITDA.  The provisions of this Section 10.8 shall be deemed an express agreement governing any case of damage or destruction of the Improvements by fire or other casualty, and any otherwise applicable law, providing for a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

10.8.2                                If the Improvements shall be damaged or destroyed in whole or in part by fire or other casualty (including any casualty for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, then Tenant, at its own cost and expense, whether or not such damage or destruction shall have been insured, and whether or not insurance proceeds, if any, shall be sufficient for the purpose, shall with reasonable diligence repair, restore, replace and rebuild, or cause to be repaired, restored, replaced and rebuilt, the Improvements, in a configuration, condition and character as Tenant reasonably determines in the exercise of its business judgment (subject to (i) any Legal Requirements in effect at the time of the Casualty Restoration Work that may limit or dictate the size, configuration or character of the Improvements and (ii) Tenant’s right under Section 6.3 to alter the Improvements) (any such repairing, restoration, replacement and rebuilding, together with any temporary repairs and property protection, shall herein be referred to as the “Casualty Restoration Work”).  The Casualty Restoration Work shall be performed upon, subject to and in accordance with the applicable provisions of Article 6 hereof.   For the avoidance of doubt, notwithstanding anything to the contrary set forth in this Lease, no casualty shall be the basis for a termination of this Lease and Tenant shall have no right to terminate this Lease following the occurrence of any casualty regardless of the magnitude and/or impact upon the Demised Premises and/or the Resort.

10.8.3                                The proceeds of all policies of Property Insurance in respect of any damage or destruction to the Improvements, shall be paid to the Depositary, in trust, to be held and disbursed in accordance with the following provisions of this Section 10.8.3 (all such proceeds which are actually paid to the Depositary are herein called the “Deposited Insurance Proceeds”):

(a)         If the Deposited Insurance Proceeds are less than Ten Million Dollars ($10,000,000) (Adjusted by CPI), then the Depositary shall promptly pay all of the Deposited Insurance Proceeds (less only the reasonable out-of-pocket costs of the Depositary in connection with its holding and disbursing such proceeds) to Tenant, and Tenant shall apply the same toward the cost of the Casualty Restoration Work.  After the full completion of the Casualty Restoration Work, if there is any surplus of Deposited Insurance Proceeds, then such surplus may be retained by Tenant.

(b)         If the Deposited Insurance Proceeds are equal to or greater than Ten Million Dollars ($10,000,000) (Adjusted by CPI), then the Depositary shall hold the Deposited Insurance Proceeds with respect to the Casualty Restoration Work pursuant to the provisions of Section 10.10 hereof, and apply and disburse the same as provided in Section 10.10 hereof.  After the full completion of the Casualty Restoration Work, and Tenant’s full compliance with the provisions of Section 10.10 hereof, if there is any surplus of Deposited Insurance Proceeds, then such surplus shall be paid to Tenant.

10.9                        Condemnation.

10.9.1                                                              For purposes of this Lease, the following terms shall have the following meanings:

(a)         “Taking” shall mean any condemnation, requisition, confiscation, seizure or other taking by or sale to a Governmental Authority of the use, possession, occupancy or title to the Demised Premises or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority, or other Person acting under the power of eminent domain, or any transfer in lieu of or in anticipation thereof, excluding a condemnation or taking of the fee interest in the Demised Premises if, after such condemnation or taking, Tenant’s rights under this Lease are not affected.  The term “Date of the Taking,” with respect to any Taking, shall mean the date that title to the property so taken or condemned shall pass to the taking or condemning authority.

(b)         “Substantial Taking” of the Resort Property shall mean a Taking of more than fifty percent (50%) (by acreage or value) of the Resort Property.

(c)          “Aggregate Demised Premises Award” paid in connection with any Taking shall mean the aggregate award(s) payable on the basis of, or attributable to, the Taking of the whole or any portion of the Resort Property, Landlord’s interest in the Resort Property, Tenant’s interest in the Resort Property (including Tenant’s interest in the Equipment) and/or any estate in any thereof (including, without limitation, the leasehold estate created by this Lease); and, in the case of a Taking which is less than a Substantial Taking, such Aggregate Demised Premises Award shall include any award (or portion thereof) payable on the basis of restoration or other work necessitated by, or arising out of, such Taking.

10.9.2                                                              If, at any time during the Term, there shall occur a Substantial Taking, then the following provisions shall apply:

(a)         Either party shall have the right to terminate this Lease within sixty (60) days of the Date of the Taking, with such termination taking effect as of the Date of the Taking and all Rent provided to be paid by Tenant (including any pre-paid rent) shall be apportioned and paid to the Date of the Taking.

(b)         If either party exercises its right to terminate this Lease pursuant to Section 10.9.2(a), then the entire Aggregate Demised Premises Award in connection with such Taking shall be paid to Landlord.

10.9.3                                If, at any time during the Term, there shall occur a Taking that is less than a Substantial Taking, then the following provisions shall apply:

(a)         This Lease and the Term hereof shall nevertheless continue and the Fixed Base Rent and all other components of Rent shall remain unchanged and continue to be due and payable in accordance with the applicable provisions of this Lease.

(b)         Tenant shall have no obligation to restore, or cause to be restored, the remaining parts of the Improvements.

(c)          The Aggregate Demised Premises Award in connection with such Taking shall be paid to Tenant.

10.9.4                                                              If the temporary use of the whole or any part of the Demised Premises shall be taken at any time during the term of this Lease (any such Taking being herein called a “Temporary Taking”), then Tenant shall give prompt notice, or cause prompt notice to be given, thereof to Landlord.  The Term shall not be reduced or affected in any way by reason of a Temporary Taking and Tenant shall continue to pay the Rent in full, but the following provisions shall be applicable:

(a)         If the award or awards payable with respect to such Temporary Taking shall be payable in monthly or more frequent installments, Tenant shall be entitled to receive an amount equal to all such installments or portions thereof attributable to the period during the Term of this Lease and Landlord shall be entitled to receive an amount equal to all such installments or portions thereof attributable to the period after the Term of this Lease.

(b)         If the award or awards shall be made in a lump sum or in installments less frequent than monthly, and such award or awards are is attributable to periods both during and following the Term, such award or awards shall be deposited with the Depositary in trust and shall be disposed of as follows:

(i)                                     If the award or awards shall be made in a lump sum in advance, each such award shall be divided by the number of months included in the period of such temporary use or occupancy for which such lump sum award is paid, and the following amounts shall be distributed to Landlord and Tenant pari passu: (1) an amount equal to the sum or sums attributable to the period of such temporary use or occupancy after the Term shall be paid to Landlord and (2) an amount equal to the sum or sums attributable to the period of such temporary use or occupancy during the Term shall be paid to Tenant.

(ii)                                  If the award or awards shall be payable in periodic installments less frequently than monthly, each such installment shall be divided by the number of months to which such installment is attributable, and the following amounts shall be distributed to Landlord and Tenant pari passu: (1) an amount equal to all such installments or portions thereof attributable to the period after the Term shall be paid to Landlord and (2) an amount equal to all such installments or portions thereof attributable to the period during the Term shall be paid to Tenant.

10.9.5                                                              In any and all proceedings with respect to any Taking or Temporary Taking, Landlord and Tenant shall be entitled solely to the amounts, if any, payable to them pursuant to the provisions of this Section 10.9.  In each such proceeding, Landlord and Tenant agree to execute any and all documents that may be reasonably required to facilitate collection of the award(s) in such proceeding.

10.9.6                                                              Tenant shall have the right to claim separately its Personal Property, trade fixtures, and moving and relocation costs for itself and any subtenants.

10.9.7                                                              If Landlord or Tenant shall receive notice of any proposed or pending condemnation proceeding affecting the Demised Premises, the party receiving such notice shall promptly notify the other party of the receipt and contents thereof.

10.10                 Restoration Funds.

10.10.1                         For purposes of this Section 10.10, the following terms shall have the following meanings:

(a)         “Restoration Work” shall mean, as the case may be, either the Casualty Restoration Work.

(b)         “Restoration Funds”, pertinent to any Restoration Work, shall mean any Deposited Insurance Proceeds held by the Depositary as a restoration fund in respect thereof.

10.10.2                         If, pursuant to Section 10.8 above, the Depositary holds the Restoration Funds pertinent to any Restoration Work, the Depositary shall disburse the same to Tenant pursuant to Section 10.8.3 above.  In the event that Section 10.8.3(b) applies, the Depositary shall disburse the Restoration

Funds to Tenant as reimbursement for the costs incurred in the prosecution of such Restoration Work, from time to time, as such Restoration Work progresses, upon, subject to and in accordance with the provisions of Section 10.10.3 below; it being agreed that the Depositary may retain from such Restoration Funds reimbursement for its own reasonable out-of-pocket costs in connection with its holding and disbursing such proceeds, including the costs and expenses allocable to policing the requirements of this Section 10.10.2, including, if needed, the costs and expenses incurred in inspecting such Restoration Work and/or any plans and specifications therefor.

10.10.3                         If the Depositary holds the Restoration Funds, disbursements of the Restoration Funds that are subject to this Section 10.10.3 shall be made by the Depositary to Tenant promptly after the delivery by Tenant to the Depositary of a written request (each, a “Disbursement Request”) for a disbursement (which shall be made not more frequently than monthly), subject, however, to the satisfaction of all of the following conditions:

(a)         Tenant shall be in compliance with applicable provisions of Article 6 of this Lease in respect of the Restoration Work.

(b)         Such Disbursement Request shall be accompanied by a certificate of Tenant (i) requesting payment to Tenant of a specified amount of the Restoration Funds equal to the amount(s) then due and owing from Tenant or previously paid by Tenant in respect of the Restoration Work, (ii) describing in reasonable detail the services or materials theretofore provided for such specified amount, (iii) stating that such specified amount does not exceed the amount(s) then due and owing from Tenant or previously paid by Tenant in respect of such services and materials, (iv) stating that all such services have theretofore been performed, and that all such materials have theretofore been incorporated into the Improvements or will be in storage for installation into the Improvements, and (v) stating that the cost of such services and materials has not been previously made the basis of any Disbursement Request.

(c)          If the cost of such Restoration Work exceeds $2,000,000 and, in connection with such Restoration Work, an architect prepared plans and specifications, then such Disbursement Request shall also be accompanied by either (i) a copy of the architect’s certification of completion to Tenant on the application for payment on which such Disbursement Request is based or (ii) if such certification is not prepared by the architect, a certificate, dated not more than thirty (30) days prior to such request, of the architect or the general contractor for such Restoration Work stating that all the Restoration Work theretofore performed has been performed substantially in accordance with the plans and specifications for such Restoration Work (subject to any deviations described in such certificate).

(d)         Such Disbursement Request shall be accompanied by a report, search or certificate, dated not more than thirty (30) days prior to such request, of a nationally recognized title insurance company reasonably satisfactory to the Depositary, showing that there are no (i) vendor’s, mechanic’s, laborer’s or materialman’s liens filed against the Demised Premises or any part thereof on account of work performed by or on behalf of Tenant relating to the Restoration Work, or (ii) public improvement liens created or caused to be created by Tenant against the Demised Premises, Landlord or any other assets of Landlord, except such as will in either clause (i) or (ii) above be discharged upon payment of the amount then requested to be disbursed or were entered into in accordance with this Lease.

(e)          Such Disbursement Request shall be accompanied by partial waivers of vendor’s, mechanic’s, laborer’s, materialman’s and other similar liens with respect to all of the Restoration Work completed prior to the date of the then prior Disbursement Request.

ARTICLE 11

ASSIGNMENT BY TENANT AND SUBLETTING

11.1                        Transfers.

11.1.1                                Transfers by Tenant.  Except to the extent expressly provided below in this Article 11, Tenant shall not, without the prior written consent of Landlord (which consent shall be granted or withheld in Landlord’s sole and absolute discretion), Transfer this Lease, Transfer the Demised Premises or the Resort Property, or any portion of the Demised Premises or the Resort Property, it being understood that any assignment in violation of this Article 11 shall be void.

11.1.2                                Resort and/or Principal Resort Sale.  If Vail desires to sell the Principal Resort, Tenant shall provide written notice to Landlord (the “Principal Resort Sale Notice”), which notice shall include (x) the name of the purchaser of the Principal Resort, (y) the name and financial statements of the proposed guarantor of the Lease should Landlord elect clause (i) below, and (z) any other information relating to the purchaser and/or proposed guarantor reasonably requested by Landlord (the “Principal Resort Sale Notice”).  Vail shall not be permitted to sell the Principal

Resort within thirty (30) days after Tenant’s delivery of the Principal Resort Sale Notice (the “Sale Notice Period”).  Prior to the expiration of the Sale Notice Period, Landlord may elect to either (i) require the Purchaser of the Principal Resort to purchase the Resort and to assume the Guaranty, in which case, contingent upon the purchase of the Resort and execution of the Guaranty, the sale of the Principal Resort shall be permitted, or (ii) to permit Vail to sell the Principal Resort, in which case Vail shall remain the Guarantor under the Guaranty and shall reaffirm its obligations thereunder.  If Landlord fails to timely make the election set forth in the preceding sentence, Landlord will be deemed to have elected the option in clause (ii) of the preceding sentence, and Vail shall be permitted to sell the Principal Resort and shall remain the sole guarantor under the Guaranty.

11.1.3                                Transfer by Guarantor.  Other than as expressly permitted in Section 11.1.4, Guarantor shall not directly, indirectly, voluntarily, involuntarily, by operation of law or otherwise Transfer, assign, convey, and/or pledge any direct or indirect membership interest in Tenant to any other Person.

11.1.4                                Permitted Transfers.  Notwithstanding anything to the contrary in this Lease (including, without limitation, this Article 11), the following Transfers shall be permitted without Landlord’s consent: (a) any Transfer of publicly traded securities in Guarantor or any owner(s) of direct or indirect interests in Guarantor, (b) any Transfer to a direct or indirect wholly-owned subsidiary of Guarantor (each, an “Affiliate Transfer”), (c) any merger, consolidation, reorganization or restructuring of Guarantor or any other Person owning a direct or indirect equity interest in Guarantor (each, a “Corporate Restructuring”), (d) any Transfer of the direct or indirect equity interests in the Guarantor in connection with, and as a part of, a transaction involving the Transfer of all or substantially all of the direct or indirect equity interests in Guarantor (each, a “Corporate Equity Sale”), and (e) any pledge by the direct or indirect shareholders, partners, members or beneficiaries (as the case may be) of Tenant of their ownership interests or beneficial interests (as the case may be) in Tenant to a lender, or to an assignment of any such pledge, so long as no mortgage, deed of trust, or other charge encumbers the Resort Property or any part thereof (a “Corporate Pledge”), provided, however, that following the consummation of each and every Affiliate Transfer, Corporate Restructuring, Corporate Equity Sale and/or Corporate Pledge, (1) (A) a Person satisfying the Guarantor Requirement remains liable under the Guaranty or (B) simultaneously with the consummation of such transaction, a Person satisfying the Guarantor Requirement confirms, assumes and agrees to be liable for and bound by, all of Guarantor’s obligations under the Guaranty, (2) promptly after Tenant’s request, a Person satisfying the Guarantor

Requirement confirms, assumes and agrees to be liable for and bound by, all of Guarantor’s obligations under the Guaranty, and (3) the Guarantor Requirement shall be and remain satisfied.

11.2                        Additional Restrictions on Transfer.  Except to the extent expressly contemplated in, and/or required under, one or more of the Transaction Documents, Tenant shall not, without Landlord’s prior written consent (in Landlord’s sole and absolute discretion), (a) permit any portion of the Demised Premises to be used to satisfy zoning or other legal requirements of any other premises other than within the Resort; (b) transfer any development rights appurtenant to the Demised Premises other than to After Acquired Property or other parts of the Resort; (c) other than with respect to After Acquired Property, for which the restrictions set forth in this Section 11.2 shall not apply, submit Tenant’s leasehold interest, the Demised Premises, or any portion thereof, to a condominium, cooperative or similar form of ownership, except in compliance with the terms of this Lease and the Condominium Documents; or (d) Transfer the Tenant Estate to a Person other than a Person who simultaneously executes, acknowledges and delivers to Landlord a written instrument in recordable form reasonably satisfactory to Landlord under which such transferee assumes and agrees to perform and be bound by all of the covenants, obligations, terms, conditions and restrictions of, binding upon and applicable to Tenant under this Lease.

11.3                        Subleases.

11.3.1                                                              Tenant shall have the right from time to time, upon notice to Landlord (but without any requirement of obtaining Landlord’s consent), to sublet any portions of the Demised Premises which (i) do not exceed fifteen thousand (15,000) square feet and (ii) do not comprise a material portion of the ski terrain, lifts or other significant component of the ski operations at the Resort; provided, however, that all such subleases shall comply with the provisions of this Section 11.3 and provided further that no sublease with an Affiliate of Tenant shall provide for less than fair market rent for the purpose of or with the result of artificially lowering the Resort EBITDA and thereby circumventing Tenant’s obligation to pay Participating Rent; and, provided, further, that the purpose of any sublease or combination of subleases shall not be to circumvent the restrictions on Transfer set forth in Section 11.1. Notwithstanding the foregoing, this provision does not restrict Tenant’s authority to enter into a sublease agreement permitted by the Resolution Operating Agreement.

11.3.2                                                              No sublease shall be for a term (including all extension/renewal options) ending later than one day prior to the Expiration Date.  Notwithstanding any subletting by Tenant, Tenant shall be and will remain fully liable for the payment of the Rent, for the performance and observance of all other obligations of this Lease on the part of Tenant to be performed or observed, and for all acts or omissions of any subtenant (or anyone claiming under or through any subtenant) which shall be in violation of any of the terms and conditions of this Lease, each such violation being deemed to be a violation by Tenant.

11.3.3                                                              All subleases shall expressly provide that they are subject and subordinate to this Lease; provided, however, that Landlord, upon Tenant’s written request, for any sublease that (x) (i) is for a restaurant, (ii) has a term of equal to or greater than three (3) years, or (iii) is for a  commercial space (not including any material portions of ski terrain, lifts, or other components of ski operations) greater than six thousand (6,000) square feet, (y) does not demise or include any material portions of ski terrain, lifts, or other material components of ski operations, and (z) is on commercially reasonably terms, shall (and shall not unreasonably withhold its consent, upon Tenant’s written request with respect to any sublease that does not satisfy clause (x) to) enter into and deliver a subordination, non-disturbance and attornment agreement (a “SNDA”) in the form of Exhibit R hereto, or such other form as may be reasonably requested by Tenant, provided such alternative form shall be consistent with then current market standards for SNDAs, with a counterparty to a sublease at the Demised Premises so long as no Tenant Event of Default exists.  Any such SNDA shall provide that, upon termination of this Lease, Landlord will recognize space tenants under each sublease as the direct tenants of Landlord, provided that (i) at the time of such termination of this Lease, no default (after expiration of notice and cure periods) shall exist under such sublease that would then permit the landlord thereunder to terminate the same or to exercise any dispossess remedy provided for therein or under law, (ii) any space tenant shall deliver to Landlord an instrument confirming the agreement of such space tenant to attorn to Landlord and to recognize Landlord as the space tenant’s landlord under its sublease, and (iii) Landlord shall not be liable for any previous act or omission of Tenant under such sublease, subject to any condition, diminution, credit, offset, recoupment, claim, counterclaim, demand or defense which such subtenant may have against Tenant, or responsible for any monies owing by Tenant to the subtenant, bound by any previous prepayment of more than one (1) month’s rent, bound by any covenant to undertake or complete any construction in the Demised Premises or any part thereof, required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, or required to remove any Person occupying the Demised Premises or any part thereof.

11.4                        Control Agreements.  During the Term of this Lease, Tenant shall have the right, without obtaining consent of Landlord, to enter into one or more Control Agreements (including one or more license or other agreements granting concessions to resort service providers to provide one or more ancillary services to Resort guests within the Resort Property) as it may elect in its sole and absolute discretion; provided, however, that (w) Tenant shall not enter into any Control Agreement which purports to give a third party the right to control or manage any material portion of the ski terrain, lifts or other significant component of the ski operations at the Resort, (x) no Control Agreement with an Affiliate of Tenant shall provide for less than fair market rent/fees for the purpose of artificially lowering the Resort EBITDA and thereby circumventing Tenant’s obligation to pay Participating Rent and (y) the purpose of any Control Agreement or combination of Control Agreements shall not be to circumvent the restrictions on Transfer set forth in Section 11.1.  All Control Agreements shall be subject and subordinate to this Lease and no Control Agreement shall be for a term ending later than the Expiration Date.  Promptly after the execution and delivery of any Control Agreement, Tenant shall deliver a true and correct copy thereof to Landlord (which may be partially redacted to obscure or delete the economic terms of such Control Agreement and/or to comply with any confidentiality obligations thereunder) which copy shall, for the purpose of this Lease, be Confidential Information.  Notwithstanding any Control Agreement, Tenant shall and will remain fully liable for the payment of the Rent, for the performance and observance of all other obligations of this Lease on the part of Tenant to be performed or observed by it and for all acts or omissions of any party under any Control Agreement (or anyone claiming under or through any party under any Control Agreement) which shall be in violation of any of the terms and conditions of this Lease, each such violation being deemed to be a violation by Tenant.  As used herein, the term “Control Agreement” shall mean any operating agreement, concession agreement, license agreement or other agreement or arrangement whereby any Person other than Tenant is granted (i) the right to use and occupy a part of the Demised Premises, or (ii) the economic benefit incident to, and/or operational control over, a part of the Demised Premises.

ARTICLE 12

DEFAULT BY PARTIES; REMEDIES

12.1                        Tenant Events of Default.  Each of the following events shall constitute a “Tenant Event of Default”:

12.1.1                                                              If Tenant shall default in the payment of any Fixed Base Rent (a “Base Rent Default”), and such Base Rent Default shall continue for five (5) Business Days after written notice thereof from Landlord.

12.1.2                                                              If Tenant shall default in the payment of any Rent (other than Fixed Base Rent) (an “Other Rent Default”), and such Other Rent Default shall continue for thirty (30) days after written notice thereof from Landlord; provided, however, that if a dispute shall exist between Landlord and Tenant with respect to the amount of any Participating Rent or Additional Charges, Tenant shall pay to Landlord its reasonably calculated estimate of the Participating Rent or Additional

Charges due and any amounts remaining in dispute shall be subject to Article 15 below. Tenant shall have thirty (30) days from the rendering of a final non-appealable determination of the remaining amounts due to pay such amounts and Tenant shall not be in default for failure to pay such additional amounts until the expiration of such thirty (30) day period.

12.1.3                                                              If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of the Rent) (each, an “Non-Rent Default”) and such Non-Rent Default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same (or, in the case of a Non-Rent Default which cannot with due diligence be cured within a period of thirty (30) days, if Tenant shall not (i) within such thirty (30) day period advise Landlord of Tenant’s intention to take all steps reasonably necessary to remedy such Non-Rent Default, (ii) duly commence within such 30-day period, and (iii) thereafter diligently prosecute to completion, all steps reasonably necessary to remedy the Non-Rent Default).

12.1.4                    If (i) Tenant or Guarantor shall commence a case under the United States Bankruptcy Code, or under the insolvency laws of any state, naming Tenant or Guarantor, as applicable, as a debtor, or (ii) any other Person shall commence a case under the United States Bankruptcy Code, or under the insolvency laws of any state, naming Tenant or Guarantor as a debtor, and such case shall not have been discharged within one hundred eighty (180) days of the commencement thereof, or (iii) Tenant shall make an assignment for the benefit of creditors or any other arrangement involving all or substantially all of its assets under any state statute, or (iv) a receiver or trustee shall be appointed for Tenant or for all or any portion of the property of Tenant in any proceeding, which receivership shall not have been set aside within one hundred eighty (180) days of such appointment.

12.1.5                    If the Guarantor Requirement shall cease to be satisfied, at any time.

12.2                        Landlord’s Remedies - Termination, Damages, Etc.

12.2.1                                This Lease and the estate hereby granted are subject to the limitation that if a Tenant Event of Default under Sections 12.1.1 or 12.1.2 shall exist, but not any other Tenant Event of Default, then, in any such case (and only in such a case), Landlord shall have the option to give to Tenant a notice of intention to terminate this Lease and the Term on the date specified in such notice, which date shall not be less than thirty (30) days from the date of such notice, and if upon the date specified in such notice Tenant shall have failed to cure the default which was the basis for such Tenant Event of Default, then as of the date specified in such notice, this Lease and the Term shall terminate with the same effect as if such day was the Expiration Date, but Tenant shall remain liable for damages as hereinafter provided.

12.2.2                                If this Lease shall terminate pursuant to the provisions of Section 12.2.1 hereof or if Landlord shall obtain, with respect to a Tenant Event of Default, pursuant to an action at law (but not pursuant to summary dispossession proceedings, the use of which Landlord hereby expressly waives with respect to this Lease), a court order or judgment permitting re-entry, then, in any such event, Landlord or Landlord’s agents and employees at any time permitted by such order or judgment may re-enter the Demised Premises, or have the same executed by the appropriate officers of the court, and may repossess the same, and have any Person removed therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises.

12.2.3                                If Landlord shall terminate this Lease pursuant to the provisions of Section 12.2.1 hereof, then the following provisions shall apply:

(a)         Tenant shall pay to Landlord the Rent payable up to the time of such termination of this Lease, but not any Rent with respect to any period thereafter, the right to which in such cases Landlord hereby expressly waives.

(b)         Tenant shall be obligated to cure any outstanding defaults existing at the date of termination of this Lease, and liable for all damages for its failure to do so; provided, that in any such case Tenant shall not have liability for performance of any obligations under this lease arising after the termination date.

(c)          If, as of the date of termination, (i) the Resort Property shall not be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration or earlier termination of this Lease, and/or (ii) there shall be a breach of any covenant of Tenant under this Lease with respect to the performance of Tenant Work, then Landlord shall have remedies available to it at law or in equity as a result of such breach and the right to seek and obtain damages from Tenant.

(d)         Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any damages payable by Tenant pursuant to this Lease.

12.2.4                                In the event of any Tenant Event of Default, Landlord may avail itself of any rights, benefits or remedies at law or in equity and/or provided under this Lease; provided, however, that notwithstanding anything to the contrary in this Lease, Landlord shall have no right to terminate this Lease except as provided in Section 12.2.1 above.

12.3                        Landlord’s Cure Rights.

12.3.1                                If Tenant shall default in the performance of any of Tenant’s obligations under this Lease and such default could result in Landlord incurring criminal or material uninsured civil liability, then Landlord, without thereby waiving such default, may, provided Landlord has obtained a court order authorizing such action, perform the same for the account and at the expense of Tenant; provided, however, that  Landlord shall not proceed to perform such Tenant’s obligations unless Tenant shall have failed to commence to cure, and to continuously prosecute such cure, for a period of thirty (30) days after written notice thereof; provided, however, that if the nature of the default is such that the cure thereof cannot reasonably be effected within thirty (30) days, then Tenant shall be afforded such additional time as is reasonably required for the curing of such default, provided Tenant shall commence the curing of the same within such thirty (30) days and shall thereafter diligently prosecute such cure to completion.

12.3.2                                                              Tenant, upon demand, shall reimburse Landlord for any reasonable expenses incurred by Landlord (including reasonable attorneys’ fees) pursuant to, or in connection with, any performance by Landlord for the account of Tenant pursuant to Section 12.3.1 above, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Landlord to the date that the same are reimbursed to Landlord by Tenant.

12.4                        Landlord Events of Default.

12.4.1                                                              General.  If Landlord shall, whether by action or inaction, be in default of any of its obligations under this Lease and such default shall continue and not be remedied within thirty (30) days after Tenant shall have given to Landlord a written notice specifying the same (or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if Landlord shall not (i) within such thirty (30) day period advise Tenant of Landlord’s intention to take all steps reasonably necessary to remedy such default, (ii) duly commence within such thirty (30) day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of such notice of Tenant (a “Landlord Event of Default”).

12.4.2                                Notwithstanding Section 12.4.1, if Landlord shall breach the provisions of Sections 6.2 (Landlord Work), 8.1 or 8.2 (access), 9.1 (quiet enjoyment), or 9.2 (restrictions on Landlord Transfer), or the

Transaction Agreement Fundamental Representations shall have been untrue when made, such an occurrence shall constitute an immediate Landlord Event of Default hereunder without the need for any written notice from Tenant or opportunity for Landlord to cure such occurrence.

12.5                        Tenant Remedies.

12.5.1                                General.  In the event of any Landlord Event of Default, Tenant may avail itself of any rights, benefits or remedies at law or in equity and/or provided under this Lease, including, without limitation, the right to self-help, the right to seek an injunction to enjoin the conduct giving rise to such Landlord Event of Default and the right to perform the same for the account and at the expense of Landlord and the right to seek specific performance (including, without limitation, with respect to Landlord’s obligations under Section 9.5.2); provided, however, that, subject to Sections 10.9, 6.5.4 and 3.2, Tenant shall have no right to either terminate this Lease or to offset any obligation to pay Rent under this Lease.

12.5.2                                Reserved.

12.5.3                                Financial Reporting.  If Landlord breaches the prohibition on consulting set forth in Section 1 of the ROFO and Use Restriction Agreement, Landlord shall, immediately and without opportunity to cure, lose its right to receive Annual and Monthly Financial Reports, to access Tenant’s books and records, and to participate in quarterly meetings under Section 10.5, provided, however, that in the event any Permitted Landlord Mortgagee (or its designee provided such designee is not a Tenant Competitor or Prohibited Person) succeeds to Landlord’s interest under this Lease, and Landlord’s right to receive Annual and Monthly Financial Reports and to access Tenant’s books has previously been terminated under this Section 12.5.3 and for no other reason, then Landlord’s right to receive such records and access Tenant’s books shall be restored.

12.6                        Tenant’s Cure Rights.

12.6.1                                If Landlord shall default in the performance of any of Landlord’s obligations under Sections 3.4.1, 6.5.2 or 6.5.4 of this Lease, Tenant, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Landlord if, in Tenant’s reasonable judgment, such default may adversely affect the Demised Premises or Tenant’s business or any tax lien or other lien resulting from Landlord’s Work or any other work attributable to Landlord may be recorded against the Demised Premises.

12.6.2                                Landlord, upon demand, shall reimburse Tenant for any reasonable expenses incurred by Tenant (including reasonable attorneys’ fees) pursuant to, or in connection with, any performance by Tenant for the account of Landlord pursuant to Section 12.6.1 above, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Tenant to the date that the same are reimbursed to Tenant by Landlord.

12.7                        Remedies Cumulative.  Subject to the provisions of Section 12.2.1 above, the specific remedies granted to Landlord and Tenant under this Lease are cumulative and are not intended to be exclusive of each other or of any other remedies which may be available to Landlord and/or Tenant at law or in equity for a breach of this Lease, provided, however, that, subject to Sections 10.9 and 6.5.4, Tenant shall have no right to either terminate this Lease or to offset any obligation to pay Rent under this Lease.  Either party may exercise any and/or all such rights and remedies (whether specifically granted herein or otherwise available to such party at law or in equity, including the right and remedy of injunction) at such times, in such order, to such extent, and as often, as such party deems advisable without regard to whether the exercise of any such right or remedy precedes, is concurrent with or succeeds the exercise of another such right or remedy.  Nothing in this Section 12.7 is intended, nor shall be deemed, to modify, alter or limit the provisions of the first sentence of Sections 3.1.2 and 3.6 which shall remain in full force and effect notwithstanding anything to the contrary set forth in this Section 12.7.

ARTICLE 13

RESERVED

ARTICLE 14

MISCELLANEOUS

14.1                        Notices.

14.1.1                                Any notice, request, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either Landlord or Tenant pursuant to this Lease (each a “Notice” and collectively, “Notices”) shall be in writing and shall only be deemed effective:  (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the third (3rd) Business Day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; or

(c) on the first (1st) Business Day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, addressed to such party at the address specified below, for next Business Day delivery. For purposes of this Section 14.1.1, the addresses of the parties for all notices are as follows (or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address or addresses shall only be effective upon receipt):

If to Landlord:

c/o Talisker Corp.

145 Adelaide Street West

Toronto, Ontario M5H 4E5

Canada

Attention:   Jack Bistricer

Facsimile:   (416) 864-0258

Email:  jbistricer@taliskercorp.com

with a copy to:

Talisker Corp.

145 Adelaide Street West

Toronto, Ontario M5H 4E5

Canada

Attention:  Chief Financial Officer

Facsimile:  (416) 864-1840

Email:  jlevine@taliskercorp.com

with another copy to:

Talisker Mountain
P.O. Box 4349
Park City, Utah 84060
United States
Attention:   David J. Smith, Esq.

Facsimile:  (435) 487-0256

Email:  dsmith@taliskermountain.com

with another copy to:

Paul Hastings LLP
75 East 55th Street
New York, New York 10022
United States
Attention:   Bruce S. DePaola. Esq.

Facsimile:   (212) 230-7879

Email:  brucedepaola@paulhastings.com

If to Tenant:

c/o Vail Resorts Management Company

390 Interlocken Crescent

Broomfield, CO 80021

United States

Attention:  Fiona Arnold, EVP & General Counsel

Facsimile: (303) 648-4787

Email:  FArnold@vailresorts.com & MWarren@vailresorts.com

With a copy to:

Gibson, Dunn & Crutcher LLP

1801 California St., Suite 4200

Denver, Colorado 80202

United States

Attention:  Beau Stark

Facsimile:  (303) 313-2839

Email:  Bstark@gibsondunn.com

14.1.2                                The attorney for any party may send Notices on that party’s behalf.

14.1.3                                Landlord and Tenant shall each have the right, from time to time during the Term, to designate additional or substitute parties or address(es) to receive Notices on behalf of such party in accordance with this Section 14.1.

14.2                        Brokerage.  Landlord and Tenant each covenant, warrant and represent to the other that no broker was instrumental in bringing about or consummating this Lease and that the representing party has had no conversations or negotiations with any broker concerning the leasing of the Demised Premises.  Landlord and Tenant each agree to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by the indemnifying party with any broker.

14.3                        Estoppel Certificates.

14.3.1                                Tenant, at any time and from time to time, on or prior to the tenth (10th) Business Day following a written request by Landlord, shall execute and deliver to Landlord (and/or to a party designated by Landlord) a statement (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) certifying to the dates to which the Rent has been paid, (iii) stating whether or not, to the knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease (and, if so, specifying each such default of which Tenant shall have knowledge), (iv) stating whether or not, to the knowledge of Tenant, any Landlord Event of Default has occurred which is then continuing (or any event has occurred which with the giving of notice or passage of time, or both, would constitute a Landlord Event of Default), and, if so, specifying each such event, and (v) certifying as to such other matters regarding the terms of this Lease as are reasonably requested by Landlord; it being agreed that it shall be unreasonable for Tenant to refuse to certify as to those matters addressed in the “estoppel certificate” given by Tenant to Landlord as of the date hereof, modified, as appropriate, to reflect the correct parties at the time and to reflect the current state of facts.

14.3.2                                Landlord, at any time and from time to time, on or prior to the tenth (10th) Business Day following a written request by Tenant, shall execute and deliver to Tenant (and/or to a party designated by Tenant) a statement certifying those matters set forth in Section 14.3.1 above.

14.4                        Affirmative Waivers.  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE RESORT PROPERTY, INCLUDING ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY AND OTHER STATUTORY REMEDY WITH RESPECT THERETO.  TENANT HEREBY WAIVES ANY RIGHT OF REDEMPTION OR SIMILAR RIGHT THAT IT MAY HAVE WITH RESPECT TO THIS LEASE AFTER THE TERMINATION HEREOF.

14.5                        No Waivers.  No delay or omission by either Landlord or Tenant in exercising a right or remedy or timely providing a notice shall exhaust or impair such right or remedy or constitute a waiver of, or acquiescence in, any default by the other party.  A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy, from time to time.  The receipt by Landlord of the Rent with knowledge of any default by Tenant shall not be deemed a waiver of such default, and no provision of this Lease, or any default by Tenant hereunder, shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent.  No endorsement or statement of any check or any letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

14.6                        Authority of Parties.

14.6.1                                Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

14.6.2                                Landlord represents and warrants that this Lease has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.

14.7                        Memorandum of Lease.

14.7.1                                Simultaneously with the execution and delivery of this Lease, Landlord and Tenant shall execute, acknowledge, deliver and record a memorandum of lease in respect of this Lease, in the form of Exhibit N annexed hereto (the “Memorandum of Lease”).  Furthermore, within thirty (30) days after the execution of any amendment to this Lease, including, without limitation, the PCMR Demising Amendment, and/or upon any update to the legal description of the Demised Premises (whether in connection with an updated survey, the release of a Strategic Development Parcel, or otherwise), Landlord and Tenant shall execute a memorandum of amendment of lease in respect of such amendment to this Lease, in similar form to the Memorandum of Lease, and, in each case, in form sufficient for recording.  Tenant may (and, if requested to do so by Landlord, shall), at Tenant’s sole cost and expense, record any such memorandum.  Notwithstanding the foregoing, no such memorandum described in this Section 14.7.1 shall recite the amounts or rates of any Rent hereunder unless required by law or to achieve the constructive notice or other perfection of a party’s rights hereunder.  Promptly after request by Tenant, Landlord, at no cost to it, shall execute any documents reasonably required in order to effectuate the recordation of any such memorandum in accordance with this Section 14.7.1.  In no event shall any memorandum in respect of this Lease or any amendment hereof be deemed to change or otherwise affect any of the obligations or provisions of this Lease or such amendment hereof; and each such memorandum shall expressly so provide.  The failure of either party to execute and/or acknowledge any such memorandum shall not affect the validity of this Lease or amendment of this Lease.

14.7.2                                Tenant, within thirty (30) days after the expiration or earlier termination of this Lease, shall execute, acknowledge and deliver to Landlord all necessary instrument(s), in recordable form, evidencing the expiration or termination of this Lease and sufficient to discharge any memorandum or memoranda recorded pursuant to Section 14.7.1 hereof.  Tenant, upon demand, shall pay for all taxes, and all other costs and expenses, necessary to effect the recording of such instrument(s).

14.8                        Limited Recourse.  Notwithstanding anything to the contrary contained in this Lease, no recourse under or upon any obligation under or with respect to this Lease shall be had against any of the constituent members or partners of Landlord or Tenant (other than Guarantor pursuant to the Guaranty), nor against any of their respective members, managers, partners, shareholders, principals, employees, representatives, Affiliates, agents, officers and directors, and each of Landlord and Tenant expressly waives and releases all right to assert any liability whatsoever under or with respect to this Lease against, or to satisfy any claim or obligation arising thereunder against, any of such constituent members or partners of Landlord or Tenant or their shareholders, officers and directors; provided, however, that nothing in this Section 14.8 shall be deemed to: (a) release Landlord, Tenant or any other Person from any personal liability (1) if such Person is a party to this Lease, pursuant to or from its respective obligations as stated in this Lease; or (2) for damages actually sustained by Landlord or Tenant by reason of such Person’s fraudulent acts or such Person’s receipt and actual application of any insurance proceeds or condemnation awards other than in the manner required by this Lease and in a manner that results in a personal financial benefit to such Person; (b) notwithstanding anything to the contrary set forth herein, constitute a waiver of any obligation evidenced by, secured by or contained in this Lease or affect in any way the validity or enforceability of this Lease in whole or in part; or limit the right of Landlord or Tenant, as applicable, to proceed against or realize upon any or all of the assets of Tenant or Landlord, as applicable (notwithstanding the fact that the constituent members or partners thereof have an ownership interest in Tenant or Landlord, as applicable, and, thereby, an interest in the assets of Tenant or Landlord, as applicable), or to name any Person (or, to the extent that the same are required by applicable law or are determined by a court to be necessary parties in connection with an action or suit against Tenant or Landlord, as applicable, any of such constituent members or partners or their shareholders, officers or directors) as a party defendant in, and to enforce against the assets of Tenant or Landlord, as applicable, only, any judgment obtained by Landlord or Tenant, as applicable, with respect to any action or suit under this Lease so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable law or determined by a court to be necessary to preserve Landlord’s or Tenant’s, as applicable, rights against Tenant or Landlord, as applicable, and its assets, but not otherwise) or shall be enforced against such partners and/or members of Tenant or Landlord, as applicable, or any of their respective shareholders, officers or directors or their respective assets.

14.9                        Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State of Utah without regard to principles of conflicts of laws.

14.10                 Entire Agreement; Modifications.  This Lease, together with the Transaction Agreement and the Transaction Documents, represents the entire agreement of the parties with respect to the subject matter hereof, and, accordingly, all understandings and agreements heretofore had between the parties are merged in this Lease and such other documents, which alone fully and completely express the agreement of the parties.  No amendment, surrender or other modification of this Lease shall be effective unless in writing and signed by the party to be charged therewith.  Notwithstanding anything to the contrary contained herein, upon the request of Landlord or Tenant, the parties shall amend this Lease to (i) remove provisions which are no longer applicable or (ii) conform the provisions of this Lease (including, without limitation, the definition of Demised Premises) to the then current state of facts.

14.11                 Severability.  If any provision of this Lease or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other Persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

14.12                 Reserved.

14.13                 Interpretation.  The table of contents, captions, headings and titles in this Lease are solely for convenience of references and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.  Whenever in this Lease the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and, in each case, vice versa, as the context may require. Each of Landlord and Tenant acknowledges that each party to this Lease has been represented by legal counsel in connection with this Lease and the transactions contemplated hereby.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Lease against the drafting party has no application and is expressly waived.

14.14                 No Third Party Beneficiaries.  The rights in favor of Landlord and Tenant set forth in this Lease shall be for the exclusive benefit of Landlord and Tenant, respectively, and their respective permitted successors and assigns, it being the express intention of the parties that in no event shall such rights be conferred upon or for the benefit of any third party (other than a Permitted Landlord Mortgagee).

14.15                 Prevailing Party Attorney Fees.  If either Landlord or Tenant shall bring an action or proceeding in any court of competent jurisdiction to enforce its rights or the other party’s obligations under this Lease (including any proceeding brought by Landlord with respect to the collection of Rent), then the prevailing party in such action or proceeding shall be entitled to be reimbursed by the non-prevailing party for all reasonable attorneys’ fees and disbursements incurred by the prevailing party in connection with such action or proceeding.  If neither party shall prevail in such action or proceeding, or if both parties shall prevail in part in such action or proceeding, then such court shall determine whether, and the extent to which, one party shall reimburse the other party for all or any portion of the reasonable attorneys’ fees and disbursements incurred by such other party in connection with such action or proceeding.  Any reimbursement required under this Section 14.15 shall be made within fifteen (15) days after written demand therefor (which demand shall be accompanied by reasonably satisfactory evidence that the amounts for which reimbursement is sought have been paid).

14.16                 Counterparts.  This Lease may be executed in several counterparts, all of which, when taken together, constitute one and the same instrument.

14.17                 Financial Reporting Requirement.

14.17.1               Within thirty (30) days following the end of each calendar month during the Term of this Lease, Tenant shall deliver to Landlord a Monthly Financial Report for the calendar month most recently ended.

14.17.2               Tenant shall make available to Landlord and its auditors for review and audit, following reasonable notice, during Tenant’s weekday office hours and at the Demised Premises and/or Tenant’s corporate offices, such financial reports relating to the Demised Premises and any After Acquired Property as are necessary, as reasonably determined by Landlord, for Landlord to verify Tenant’s compliance with Tenant’s rent obligations under this Lease that arose during the twenty-four (24) months immediately preceding any such review and audit.  In connection with such audits, Tenant shall be required to provide access to such financial reports and other information as shall be necessary to determine, confirm and verify the Participating Rent, the Resort EBITDA, the Corporate Allocation, and the Multi-Resort Pass Allocation (including records of cash receipts and expenses).  Should Landlord reasonably believe that it requires any additional materials in order to confirm the Resort EBITDA, then upon Landlord’s reasonable request Tenant shall provide such information.  Such audits may not be done more than once per calendar year and shall be at Landlord’s sole cost and expense.

14.18                 Confidentiality.

14.18.1             Tenant and Landlord each agree that (i) this Lease and all of the terms set forth herein or therein; and (ii) all financial information, documents, studies, plans, maps, analyses, reports and other information delivered by one to the other, which is not in the public domain as a result of the delivering party’s disclosure (each party’s “Confidential Information”)

shall be held and maintained by the receiving party in strictest confidence and in trust for the sole and exclusive benefit of Tenant and Landlord.  The receiving party shall not, without the prior written approval of the delivering party, disclose any of the Confidential Information to any other party, use (other than in connection with such party’s compliance with and/or enforcement of this Lease) or permit the use of any of the Confidential Information by others for their own benefit or to the detriment of the delivering party; provided that the receiving party may disclose the Confidential Information (i) to the extent required by court order, subpoena or applicable law and/or requested by the arbitrator to be furnished or disclosed in connection with any arbitration under Article 15; and (ii) to its current and prospective, accountants, attorneys, consultants, lenders, investors, members, managers, employees, purchasers and tenants (its “Representative(s)”), provided that such Persons enter into a confidentiality agreement with the receiving party (and in the case of prospective purchasers, lenders and investors, enter into a confidentiality agreement for the benefit of the delivering party)  on the same terms as are set forth in this Section 14.18.1 and need to know such Confidential Information, and, notwithstanding anything the contrary herein, in no event shall any Confidential Information be knowingly disclosed to any Tenant Competitor.

14.18.2             The receiving party shall take all reasonable action to protect the confidentiality of the Confidential Information, and hereby agrees to indemnify, defend, protect and hold the delivering party harmless against any and all liabilities, losses, damages, claims or expenses incurred or suffered by the delivering party as a result of any breach by the receiving party or its Representatives of this Section 14.18.

14.18.3             The receiving party shall promptly notify the delivering party of any unauthorized release of Confidential Information known to the receiving party.

14.18.4             The Confidential Information shall remain the sole and exclusive property of the delivering party.  Nothing herein shall be construed as granting or conferring any rights by license or otherwise, expressly, impliedly or otherwise, for any of the Confidential Information.

14.18.5             This Section 14.18 is intended to be consistent with, shall be subject to and limited by, and shall from time to time be modified to be consistent with all requirements of applicable state and federal income and other tax codes and regulations prohibiting, limiting or otherwise regulating the confidentiality of the Confidential Information.

ARTICLE 15

ARBITRATION

15.1                        Arbitrable Matters.  Any dispute arising under or relating to this Lease excluding matters which involve claims for equitable relief (an “Arbitrable Matter”) shall be submitted to arbitration as set forth in this Article 15.

15.2                        Arbitration Demand.  If either Landlord or Tenant desires to submit an Arbitrable Matter to arbitration, then Landlord or Tenant, as the case may be (the “Arbitration Complaining Party”) shall deliver a notice (an “Arbitration Demand”) to the other party hereto (the “Arbitration Non-Complaining Party”), stating the matter to be submitted to arbitration.  Any arbitration of an Arbitrable Matter under this Lease shall be subject to and conducted in accordance with the applicable commercial arbitration rules of the AAA which are then in effect, except as modified by the terms of this Lease.

15.3                        Arbitration Proceeding.  Either the Arbitration Complaining Party or the Arbitration Non-Complaining Party may elect to serve a written notice on the other, and on the AAA, either in the Arbitration Demand or within five (5) calendar days of receiving the Arbitration Demand, calling for appointment of three neutral arbitrators instead of one.  If neither sends such a notice, the AAA shall appoint one neutral arbitrator using the procedure set forth in its rules.  After selection of the arbitrator(s), each of Landlord and Tenant shall have sixty (60) Business Days to engage in discovery (including, without limitation, requesting documents from the other party and delivering requested documents to the other party, and each party taking depositions (not to exceed four (4) hours) of up to two (2) witnesses).  The arbitrator(s) shall schedule a hearing (the “Hearing”) to commence within ten (10) Business Days of the conclusion of such sixty (60) day discovery period.  The Hearing will be held in Salt Lake City, Utah unless the parties agree in writing to a different location.  At the Hearing, the selected arbitrator(s) will review any evidence the parties present.  Landlord and Tenant shall each have the right to appear and be represented by counsel before the arbitrator(s) and to submit such evidence, data and memoranda in support of their respective positions as they may deem necessary or appropriate in the circumstances.  The arbitrator(s), in connection with the foregoing, shall have the right to retain and consult experts and competent authorities skilled in the matter under arbitration.  The arbitrator(s) shall resolve the Arbitrable Matter and make a determination within ten (10) Business Days after the date the Hearing is concluded.  The determination of the arbitrator(s) shall be in writing and be final and conclusive on the parties and copies thereof shall be delivered to each of the parties.  Judgment may be had on the determination of the arbitrator(s) so rendered in any court of competent jurisdiction.  If for any reason whatsoever the written determination of the arbitrator(s) shall not be rendered within one hundred eighty (180) Business Days after the date of the initial Arbitration Demand, then at any time thereafter before such decision shall have been rendered either party may apply to a Utah court having jurisdiction (or to any other court having jurisdiction) by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to render a decision consistent with the provisions of this Lease.  The parties shall cooperate with scheduling and similar procedural matters to permit the arbitrator(s) to make his or her determination as expeditiously as possible.

15.4                        Arbitration Costs.  If one party shall entirely prevail in an arbitration, as determined by the arbitrator(s), then the losing party in such arbitration will pay all of the prevailing party’s costs incurred in connection therewith, including, without limitation, the costs and fees of the arbitrator(s); provided, however, if neither party shall entirely prevail in the arbitration, each party shall pay the attorneys’ fees, witness fees and similar expenses (including expenses of presenting its own proof) incurred by such party and the fees and expenses of the arbitrator(s) and all other expenses of the arbitration shall be borne by the parties equally.

ARTICLE 16
RESERVED

ARTICLE 17

FURTHER ASSURANCES

17.1                        Mutual Obligation.  Landlord and Tenant each acknowledge that in entering into and effecting the transactions (the “Transactions”) contemplated under this Lease and the Transaction Agreement, each of Landlord and Tenant has forgone the opportunity to undertake other transactions.  In furtherance of the foregoing, the parties hereby agree, subject to the terms as hereinafter set forth, to take or refrain from taking (or cause their respective Affiliates to take or refrain from taking), in each case as requested in writing by the other party, such further acts (including the execution and delivery of further documents and instruments) as may be reasonably necessary to fully effectuate the Transactions.  Landlord and Tenant agree that the obligations of each of them, as set forth above in this Section 17, are subject to the following:

(a)         The party requesting that the other party take or perform (or not take or perform, as the case may be) such act shall pay all out-of-pocket costs and expenses incurred by the requested party in connection with or arising out of such party taking or performing (or not taking or performing, as the case may be) such act;

(b)         Neither party shall be required to take or perform (or not take or perform, as the case may be) any act which (i) is reasonably likely to be in violation of any laws, codes, ordinances, rules or regulations of any Governmental Authority (ii) is inconsistent with any material provision of this Lease, or (iii) effectively results in a waiver, relinquishment, amendment or modification of any provision of this Lease or of any right, remedy of either party hereunder;

(c)          Neither party shall be required to take or perform (or not take or perform, as the case may be) any act (x) if the requesting party shall then be in a material default under this Lease beyond any applicable notice and cure period (i.e., such default shall then exist and be continuing) or (y) which is reasonably likely to cause the requested party to incur any incremental additional liability (i.e., beyond that contemplated by this Lease and the Transaction Agreement).  Furthermore, in any event, the requesting party shall indemnify, defend and hold the other party harmless from and against any and all claims, liabilities, losses, damages, costs or expenses (including reasonable attorneys’ fees and expenses) incurred by such party in connection with or arising out of such party taking or performing (or not taking or performing, as the case may be) such act;

(d)         The provisions of this Section 17.1 shall not be deemed to impair or diminish the rights of each of the parties to enforce this Lease (including the exhibits and/or schedules annexed hereto) or any other instruments or agreements delivered in connection herewith in accordance with their respective terms and applicable law.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:	TALISKER CANYONS LEASECO LLC,
a Delaware limited liability company

	By:	/s/ Jack Bistricer
		Name:	Jack Bistricer
		Title:	Chairman

[SIGNATURE PAGE CONTINUES]

[Signature page to Master Lease Agreement]

TENANT:	VR CPC HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Robert A. Katz
		Name:	Robert A. Katz
		Title:	Chief Executive Officer

[SIGNATURE PAGE CONTINUES]

[Signature page to Master Lease Agreement]

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On May 2, 2013 before me, Daniel B. Blaser, Notary Public, personally appeared Jack Bistricer, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Daniel B. Blaser
Notary Public

[Signature page to Master Lease Agreement]

STATE OF COLORADO	)

	)	ss.:

COUNTY OF BROOMFIELD	)

On the 1st day of May, 2013 before me, the undersigned, personally appeared Robert A. Katz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Mila Birnbaum
(Notary’s official signature)

3/7/2016
(Commission expiration)

[Signature page to Master Lease Agreement]

EXHIBIT A

Owned Land

PARCEL 1

PARCEL K-1:

The East one-half of Section 34, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-2:

All of Section 35, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-3:

The West half of the Southwest Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING THEREFROM:  Commencing at the west quarter corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; thence along the west line of said Section 31 South 00°00’31” West a distance of 533.56 feet; thence leaving said section line North 89°59’29” West a distance of 270.94 feet to the POINT OF BEGINNING; thence South 50°00’02” West a distance of 470.99 feet; thence North 90°00’00” West a distance of 102.03 feet; thence South 50°00’00” West a distance of 278.50 feet; thence South 41°41’30” West a distance of 225.92 feet; thence South 82°01’24” West a distance of 171.13 feet; thence South 72°00’15” West a distance of 201.17 feet; thence North 82°16’12” West a distance of 347.47 feet; thence South 85°58’04” West a distance of 202.71 feet; thence North 90°00’00” West a distance of 306.42 feet; thence North 86°22’02” West a distance of 609.97 feet; thence South 00°00’00” East a distance of 394.05 feet; thence North 47°30’47” West a distance of 742.66 feet; thence South 74°22’43” West a distance of 719.71 feet; thence North 32°42’37” West a distance of 413.74 feet; thence North 45°51’07” East a distance of 515.90 feet; thence North 81°42’13” East a distance of 327.18 feet; thence South 00°44’12” West a distance of 25.53 feet; thence South 88°01’56” East a distance of 220.76 feet; thence South 65°49’07” East a distance of 52.15 feet; thence South 89°48’04” East a distance of 77.70 feet; thence North 00°10’55” West a distance of 77.40 feet; thence South 77°35’33” East a distance of 180.31 feet; thence South 10°12’36” West a distance of 33.15 feet; thence South 71°48’03” East a distance of 167.51 feet; thence South 34°50’28” West a distance of 132.90 feet; thence North 84°31’47” West a distance of 293.50 feet; thence South 67°20’38” West a distance of 26.32 feet; thence South 86°42’58” West a distance of 322.15 feet; thence South 00°33’08” West a distance of 48.43 feet; thence South 89°26’52” East a distance of 386.04 feet; thence North 66°40’55” East a distance of 114.23 feet; thence South 84°55’31” East a distance of 93.44 feet; thence South 61°13’08” East a distance of 142.27 feet; thence South 79°40’32” East a distance of 257.87 feet; thence North 89°54’42” East a distance of 93.39 feet; thence North 00°13’26” West a distance of 117.30 feet; thence South 58°49’24” East a distance of 266.02 feet; thence North 46°38’46” East a distance of 44.83 feet; thence South 51°33’19” East a distance of 125.97 feet; thence South 72°25’33” East a distance of 144.35 feet; thence North 88°58’01” East a distance of 309.96 feet; thence

North 71°58’23” East a distance of 138.22 feet; thence North 62°43’34” East a distance of 147.77 feet; thence North 29°04’15” East a distance of 39.83 feet; thence South 79°00’00” East a distance of 150.58 feet to a point on a 275.0 foot radius curve to the left; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 182.19 feet; thence North 63°02’29” East a distance of 298.07 feet to a point on a 275.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 196.24 feet; thence North 22°09’22” East a distance of 33.36 feet; thence South 89°27’00” East a distance of 582.11 feet to said point of beginning.

PARCEL K-4:

The East half of Section 22, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING THEREFROM the following property conveyed in Special Warranty Deed to Willow Ranch Development Company, a Utah corporation recorded August 31, 1995 as Entry No. 436508 in Book 905 at page 66 of Official Records, and being more particularly described as follows:

Parcel 1:  A parcel of land lying within the Northeast Quarter of Section 22, Township 1 South, Range 3 East, Salt Lake Base and Meridian more particularly described as follows:

Beginning at a point that is South 64°59’17” West 1628.01 feet from the Southwest Corner of Section 14, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence South 217.80 feet; thence West 200 feet; thence North 217.80 feet; thence East 200 feet to the point of beginning.  The basis of bearing for the above description is South 89°53’53” West between the South Quarter Corner of Section 14 and the Southeast Corner of Section 14, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-5:

The West Half of the Northwest Quarter, the Southwest Quarter, the West Half of the Southeast Quarter and the Southeast Quarter of the Southeast Quarter of Section 26, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-6:

The Southeast Quarter of Section 27, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-7:

BEGINNING at a point North 89°47’ East 2543.22 feet from the West Quarter Corner of Section 27, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence South 4568.66 feet; thence South 43°15’ West 328.70 feet; thence North 49°51’ West 659.34 feet; thence North 88°11’ West 1162.26 feet; thence North 75°48’ West 289.74 feet; thence South 79°47’ West 374.88 feet; thence South 948.1 feet, more or less, to the West Quarter Corner of Section 34,

2

Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence East 2640 feet, more or less, to the center of said Section 34; thence North 5280 feet, more or less, to the center of Section 27; thence South 89°47’ West 96.78 feet, more or less, to the point of beginning.

PARCEL V-1:

PARCEL 1:

The North 590 feet of the Southeast Quarter of the Southwest Quarter and the North 590 feet of the West Half of the Southwest Quarter of the Southeast Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 2:

The South 495 feet of the West Half of the Northeast Quarter of the Southwest Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 3:

The South 330 feet of the East Half of the Northeast Quarter of the Southwest Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 4:

The South 330 feet of the West 100 feet and the South 250 feet of the East 100 feet of the West 200 feet and the South 200 feet of the East 200 feet of the West 400 feet of the South Half of the Southwest Quarter of the Northwest Quarter of the Southeast Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING FROM PARCEL V-1:

The portion that lies within the bounds of Sundial Lodge at The Canyons, a Utah condominium project, according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

The portion that lies within the bounds of Sundial Lodge Final Site Plat; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 3 (Sundial Pool):

Commencing at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section, South 89°59’43” East, a distance of 831.48 feet, (basis of bearing being South 89°59’43” East from the said South Quarter Corner of the Southeast Corner of said Section 36); thence leaving said Section line North, a distance of 382.64 feet to the POINT OF BEGINNING, said point being on the boundary of the Sundial Lodge Amended Site Plat, on file and of record in the Office of the

3

Summit County Recorder; thence leaving said plat South 60°31’31” West, a distance of 61.97 feet; thence South 68°39’46” West, a distance of 80.2 feet to a point 6.50 feet perpendicular distance from the top back of an existing curb; thence along the back of curb 6.50 feet perpendicularly distance the following two calls 1.) North 02°09’29” West, a distance of 61.70 feet to a point of curve to the left having a radius of 63.00 feet and a central angle of 61°23’32”; 2.) thence Northwesterly along the arc a distance of 67.50 feet to a point on the A2 Parcel; thence along said Parcel North 00°09’59” West, a distance of 10.11 feet; to a point on the said Sundial Lodge Amended Site Plat boundary; thence leaving said A2 Parcel and along said Sundial Lodge Amended Site Plat boundary line the following calls: North 60°31’31” East, a distance of 9.43 feet; thence South 29°29’36” East, a distance of 25.02 feet; thence North 60°30’24” East, a distance of 59.55 feet; thence South 29°28’29” East, a distance of 107.25 feet; thence North 60°31’31” East, a distance of 43.03 feet; thence South 29°28’29” East, a distance of 6.96 feet to the POINT OF BEGINNING.

The portion that lies within the bounds of Grand Summit Resort Hotel at The Canyons, a Utah condominium project, according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 5 (Grand Summit Cooling Tower):

Beginning at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence North 1295.64 feet; thence East 983.46 feet to the true point of beginning, (Basis of Bearing being North 89°59’43” West between the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and the said South Quarter Corner of Section 36); thence North 14°50’26” West 8.66 feet; thence North 75°09’34” East 42.50 feet; thence South 14°50’26” East 85.00 feet; thence South 75°09’34” West 54.00 feet; North 14°50’26” West 54.17 feet; thence North 75°09’34” East 15.90 feet; thence North 14°50’26” West 22.17 feet; thence South 75°09’34” West 4.40 feet to the point of beginning.

The portion that lies within the bounds of The Vintage on the Strand Phase I, a Planned Unit Development; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

ALSO LESS AND EXCEPTING therefrom any portion within the following parcels:

Commencing at the south quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; (basis of bearing being North 89°59’43” West., a distance of 2667.10 feet between the southeast corner of said section 36 and the said south quarter corner); thence along the quarter section line of said section 36, North 00°13’26” West, a distance of 2672.61 feet to the center of said section; thence along the quarter section line of said section 36, South 89°16’58” East, a distance of 608.59 feet to the true POINT OF BEGINNING thence South 89°16’58” East a distance of 730.48 feet; thence South 00°06’32” East a distance of 540.04 feet; thence South 89°27’00” East a distance of 457.97 feet; thence South 22°09’22” West a distance of 23.46 feet; to a point on a 250.00 foot radius curve to the right; thence along said arc, through a central angle of 40°53’07”, a distance of 178.40 feet, thence South 63°02’29” West a distance of 298.07 feet; to a point on a 250.00 foot radius curve to the right; thence along said arc,

4

through a central angle of 37°57’30”, a distance of 165.62 feet, thence North 79°00’00” West a distance of 154.93 feet; thence North 23°09’22” East a distance of 534.31 feet; thence North 83°26’14” West a distance of 217.29 feet; thence South 89°37’40” West a distance of 136.72 feet; thence South 71°36’34” West a distance of 207.92 feet; thence South 85°02’48” West a distance of 224.36 feet; thence South 74°30’52” West a distance of 306.99 feet; thence South 26°00’00” West a distance of 120.26 feet; thence North 64°00’00” West a distance of 49.82 feet; thence North 26°00’00” East a distance of 22.00 feet; to a point on a 128.00 foot radius non-tangent curve to the right; center bears North 26°00’00” East; thence along said arc, through a central angle of 18°28’37”, a distance of 41.28 feet, thence North 33°00’00” East a distance of 61.70 feet; thence North 59°46’54” East a distance of 112.25 feet; thence North 43°51’27” East a distance of 28.98 feet; thence North 60°31’57” East a distance of 191.35 feet; thence North 14°00’00” East a distance of 112.24 feet; thence North 72°08’15” East a distance of 118.97 feet; thence North 14°00’00” East a distance of 162.64 feet; to said point of beginning.

Commencing at the south quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; (basis of bearing being North 89°59’43” West., a distance of 2667.10 feet between the southeast corner of said section 36 and the said south quarter corner); thence along the quarter section line of said section 36, North 00°13’26” West, a distance of 1047.25 feet and South 89°46’34” West, a distance of 248.36 feet to the true POINT OF BEGINNING; thence North 47°30’47” West a distance of 742.66 feet; thence South 74°22’43” West a distance of 719.71 feet; thence North 19°34’36” West a distance of 445.90 feet; thence North 40°25’24” East a distance of 200.00 feet; thence North 79°34’36” West a distance of 200.00 feet; thence North 19°34’36” West a distance of 150.00 feet; thence South 84°08’15” East a distance of 415.45 feet; thence North 81°42’13” East a distance of 599.65 feet; thence South 77°35’29” East a distance of 257.82 feet; thence South 10°12’36” West a distance of 33.15 feet; thence South 71°48’03” East a distance of 487.81 feet; thence South 58°49’24” East a distance of 308.76 feet; thence South 58°49’24” East a distance of 276.29 feet; thence South 88°26’41” East a distance of 525.03 feet; thence North 25°06’23” East a distance of 265.06 feet; thence South 79°00’00” East a distance of 142.42 feet to a point on a 250.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 165.62 feet; thence North 63°02’29” East a distance of 298.07 feet to a point on a 250.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 178.40 feet; thence North 22°09’22” East a distance of 23.46 feet; thence South 89°27’00” East a distance of 609.01 feet; thence South 50°00’00” West a distance of 470.99 feet; thence North 90°00’00” West a distance of 102.03 feet; thence South 50°00’00” West a distance of 278.50 feet; thence South 41°41’30” West a distance of 225.92 feet; thence South 82°01’24” West a distance of 171.13 feet; thence South 72°00’15” West a distance of 201.17 feet; thence North 82°16’12” West a distance of 347.47 feet; thence South 85°58’04” West a distance of 202.71 feet; thence West a distance of 306.42 feet; thence North 86°22’02” West, a distance of 609.97 feet; thence South, a distance of 394.05 feet to said point of beginning.

5

PARCEL 1A

PARCEL 1:

The portion of the Southwest Quarter of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian lying North and West of the boundary lines of The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat and The Colony at White Pine Canyon Phase II Final Subdivision Plat; according to the Official Plats thereof, on file and of record in the Office of the Summit County Recorder; less and excepting therefrom a portion of said land beginning at a point approximately 237 feet South of the Northeast Corner of Government Lot 11; thence continuing South along the Government Lot line to the Northerly line of The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat; thence Westerly along the boundary line of said plat to the most Northerly point of said plat, (said point also being the most Northerly Corner of Lot 24, The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat) in said Government Lot 11; thence in a straight, Northeasterly line to the point of beginning.

BEGINNING at the Northwest Corner of Government Lot 12, in Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Southwesterly to the Southwest Corner of Section 2, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Easterly along the South line of said Section 2 to the Southeast corner of said Section 2; thence Northerly along the East line of said Section 2 to the Northwest corner of Government Lot 12, the point of beginning.

The Northeast Quarter of Section 10, Township 2 South, Range 3 East, Salt Lake Base and Meridian, less and excepting therefrom any portion located in Salt Lake County.

The North Half and the Southwest Quarter of Section 11, Township 2 South, Range 3 East, Salt Lake Base and Meridian; less and excepting therefrom any portion lying South of the following line: Beginning at the Southwest corner of said Section 11; thence in a straight line to the center point of said Section 11.

BEGINNING at the center of Section 11, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Southwesterly along the boundary of the property described above in said Section 11, 1295 feet; thence leaving said boundary Northeasterly to a point in common with the East-West Center line of Section 11; thence West along said Center Section line of the point of beginning.

LESS AND EXCEPTING THEREFROM the hereinabove described, any portion located within the bounds of The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat, The Colon at White Pine Canyon Phase 1 Third Amendment, The Colony at White Pine Canyon Phase 1-B Final Subdivision Plat, The Colony at White Pine Canyon Phase II Final Subdivision Plat, and The Colony at White Pine Canyon Phase 3A Final Subdivision Plat; according to the Official Plats thereof, on file and of record in the Office of the Summit County Recorder.

ALSO LESS AND EXCEPTING THEREFROM hereinabove described the following described parcels:

6

PARCEL 1-A:

Commencing at the West Quarter Corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base & Meridian, a found brass cap; thence along the West line of said Section, North 00º17’02” West, a distance of 1,007.88 feet (basis of bearing being North 00º17’02” West between said West Quarter and the Corner Common at Government Lots 4 & 5 of said Section 1); thence leaving said West line East, a distance of 2,015.87 feet to the POINT OF BEGINNING, said point being the Northerly most corner of Lot 24 of The Colony at White Pine Canyon - Phase I Amended Final Subdivision Plat, on file and of record in the Office of the Summit County Recorder; thence leaving said subdivision, North 66º34’09” East, a distance of 467.49 feet; thence North 89º50’40” East, a distance of 132.71 feet to the center line of said Section 1; thence along said section line, South 00º23’32” East, a distance of 107.72 feet; thence leaving said section line, South 82º03’02” West, a distance of 567.84 feet to the POINT OF BEGINNING.

PARCEL 1-B:

Commencing at the West Quarter Corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base & Meridian, a found brass cap; thence along the West line of said Section, North 00º17’02” West, a distance of 1,311.57 feet (basis of bearing being North 00º17’02” West between said West Quarter and the Corner Common at Government Lots 4 & 5 of said Section 1); thence leaving said West line North 89º44’12” East, a distance of 2,493.81 feet along the Southerly line of Government Lots 5 & 6 of said Section 1 to the POINT OF BEGINNING; thence continuing Easterly along said line, North 89º44’21” East, a distance of 84.88 feet to the Southeast corner of said Government Lot 6; thence along the Westerly line of Government Lot 11 of said Section 1, South 00º09’20” East, a distance of 41.80 feet; thence leaving said Westerly line, North 64º01’38” West, a distance of 94.54 feet to the POINT OF BEGINNING.

(Summit County Tax Serial Nos. PP-1-C, PP-3, PP-5-1, PP-59-A, PP-59, PP-65, PP-67, PP-69-70, PP-69-70-A, PP-6-A, PP-72, PP-73-A, PP-73-C, PP-75-A-5, PP-75-C, PP-75-H-1, and PP-75-H-1-A)

(Salt Lake County Tax Serial No. 18-27-400-001)

PARCEL 2:

Those areas designated as “Ski Run” and those areas designated as “Ski Lift” on the Official Plats for The Colony at White Pine Canyon, Phase I Second Amendment and The Colony at White Pine Canyon, Phase II Final Subdivision Plat; both on file and of record in the Office of the County Recorder of Summit County.

LESS AND EXCEPTING THEREFROM the above described Parcel 2 the following: Beginning at a point which is North 23°16’08” East 678.66 feet from the Southwest Corner of Lot 79, of The Colony at White Pine Canyon Phase II Final Subdivision Plat, as recorded; and running thence North 23°16’08” East 64.28 feet; thence South 8745’14” East 1793.57 feet; thence South 02°14’46” West 60.00 feet; thence North 87°45’14” West 1816.57 feet to the point of beginning, but not excepting from Parcel 2 that portion of the above described parcel that is designated as “Ski Run”.

7

PARCEL 3:

The areas designated as “Ski Run” on the Official Plat for The Colony at White Pine Canyon - Phase 1B Final Subdivision Plat, on file and of record in the Office of the County Recorder of Summit County.

8

EXHIBIT B

Condominium Units in Demised Premises

PARCEL SDLC:

All of COMMERCIAL UNIT 1, SUNDIAL LODGE AT THE CANYONS,(1) a Utah Condominium Project, together with an appurtenant undivided interest in the Common Areas and Facilities as established and identified in (i) the Declaration of Condominium for SUNDIAL LODGE AT THE CANYONS dated December 10, 1999, and recorded December 15, 1999, as Entry No. 555290 in Book 1300 beginning at Page 125 in the Official Records of the Summit County, Utah Recorder’s Office, as amended by that certain First Amendment to Declaration of Condominium for SUNDIAL LODGE AT THE CANYONS and recorded February 17, 2000 as Entry No. 559348 in Book 1307 beginning at page 892 of Official Records, and (ii) the Record of Survey Map for THE SUNDIAL LODGE AT THE CANYONS recorded December 15, 1999, as Entry No. 555291 in the Official Records of the Summit County, Utah Recorder’s Office.

TOGETHER WITH all easements, rights, benefits and obligations arising under The Canyons Resort Village Management Agreement dated November 15, 1999, and recorded December 15, 1999, as Entry No. 555285 in Book 1300 beginning at Page ` in the Official Records of the Summit County, Utah Recorder’s Office and amended by that certain First Amendment to the Canyons Resort Village Management Agreement dated and recorded December 17, 1999, as Entry No. 555434 in Book 1300 at page 668 of the Summit County, Utah Recorder’s Office and as amended.

PARCEL GSH:

All of COMMERCIAL UNIT 1; of GRAND SUMMIT RESORT HOTEL AT THE CANYONS,(2) a Utah condominium Project, together with an appurtenant undivided interest in the Common Elements as established and identified in (i) the Declaration of Condominium for Grand Summit Resort Hotel at the Canyons, dated January 27, 2000 and Recorded on January 31, 2000 as Entry No. 558243, in Book 1305, Beginning at Page 756 in the Official Records of the Summit County, Utah Recorder’s Office and (ii) the Record of Survey Map for Grand Summit Resort Hotel at The Canyons recorded January 31, 2000, as Entry No. 558242 in the Official Records of the County Recorder of Summit County.

TOGETHER WITH all easements, rights, benefits and obligations arising under The Canyons Resort Village Management Agreement dated November 15, 1999, and recorded on December 15, 1999 as Entry No. 555285, in Book 1300, Beginning at page 1, and amended by the First Amendment to The Canyons Resort Village Management Agreement, dated December 17, 199, and recorded on December 17, 1999, as Entry No. 555434, in Book 1300, beginning at page 668, and the Second Amendment to The Canyons Resort Village Management Agreement, dated

(1)           Together with all parking spaces appurtenant to (if any) or included in and a part of Commercial Unit 1 of Sundial Lodge at The Canyons.

(2)           Together with all parking spaces appurtenant to (if any) or included in and a part of Commercial Unit 1 of Grand Summit Resort Hotel at The Canyons.

January 7, 2000 and recorded on January 11, 2000 as Entry No. 556961 in Book 1303, beginning at page 296 and by the Third Amendment to The Canyons Resort Village Management Agreement, dated January 27, 2000 and recorded January 31, 2000 as Entry No. 558232, in Book 1305 beginning at page 719, all of the Official Records of the County Recorder of Summit County.

PARCEL SLC:

All of Units COM-1, COM-3 and COM-4, of the AMENDED RECORD OF SURVEY MAP SILVERADO LODGE,(3) an expandable condominium project, as the same is identified in the Record of Survey Map recorded in the Office of the Summit County Recorder, as Entry No. 764172 (as said Record of Survey Map may have heretofore been amended and/or supplemented), and in the Declaration of Condominium and Declaration of Covenants, Conditions and Restrictions and Bylaws for Silverado Lodge Condominium, recorded in the Office of the Summit County Recorder, April22, 2005 as Entry No. 733659 in Book 1694 at Page 647 (as said Declaration may have been heretofore amended and/or supplemented).

TOGETHER with the undivided ownership interest in and to the Common Areas and Facilities which is appurtenant to said Units and as more particularly described in said Record of Survey Map and Declaration (as said Record of Survey Map and Declaration may have been heretofore amended and/or supplemented).

(3)           Together with all parking spaces appurtenant to Commercial Units 1, 3 and 4 of Silverado Lodge

EXHIBIT C

Reserved Landlord Estate

Map No.	Parcel Tax ID
21	PP-69-70-A
35	PP-74
39	Part of PP-74-H
40	Part of PP-74-H
53	PP-75-75-A
57	PP-75-2
82	PP-2-D
83	PP-2-D-3
84	PP-2-B-A
85	PP-2-D-1
95	RSTW-F3-B
96	FRSTW-F3-B
99	FRSTW-F2-C
100	FRSTW-F2-A
105	PP-75-H-6
106	PP-75-H-5
107	PP-75-J
109	PP-75-A-2
111	PP-74-G
112	PP-74-G
118	PP-102-D-3-D PP-102-D-3-E

EXHIBIT D

Legal Description of the Land

SKI EASEMENTS:

PARCEL 1:

The area designated as “Ski Easement” within the “Perpetual Open Space” located adjacent to Lot 80 of The Colony at White Pine Canyon Phase II Final Subdivision Plat, on file and of record at the Office of the Summit County Recorder.

Those areas designated as “Ski Easement” within Lots 52, 54 and 55 of The Colony at White Pine Canyon Phase II Final Subdivision Plat, as amended by The Colony at White Pine Canyons Amended Phase II Final Subdivision Plat Adjusting the Boundaries of Lots 52, 53, 54 and 55 Only, on file and of record in the Office of the Summit County Recorder.

PARCEL 3:

All the property designated as “Ski Easement” within The Colony at White Pine Canyon Phase 3A and Phase 3B, Final Subdivision Plats, The Colony at White Pine Canyon First Amended Phase 3C Final Subdivision Plat, and The Colony at White Pine Canyon Phase 3A Final Subdivision Plat Amendment to Lots 110, 111 and Common Area, on file and of record in the Office of the Summit County Recorder, lying within Sections 11, 12, 13 and 14, Township 2 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING the following described properties in Phase 3C: Commencing at the Northwest corner of Lot 127 of The Colony at White Pine Canyon Phase 3C Final Subdivision Plat, on file and of record in the Office of the Summit County Recorder, record No. 621557; thence along the Westerly line of said Lot 127 (basis of bearing being said Westerly line), South 42°25’23” West, a distance of 457.46 feet to the POINT OF BEGINNING; thence leaving said Westerly line South 56°18’48” East, a distance of 138.54 feet; thence South 78°36’44” East, a distance of 334.70 feet; thence North 4251’15” East, a distance of 96.90 feet; thence North 75°50’28” East, a distance of 156.52 feet; thence South 16°46’10” West, a distance of 294.26 feet; thence South 85°08’33” West, a distance of 451.83 feet; thence North 50°13’49” West, a distance of 331.88 feet to the said Westerly line of Lot 127; thence along said Westerly line North 42°25’23” East, a distance of 191.43 feet to the point of beginning.

Commencing at the Northerly most corner of Lot 126 of The Colony at White Pine Canyon - Phase 3C Final Subdivision Plat, on file and of record in the Office of the Summit County Recorder, record No. 621557; thence along the Northerly line of said Lot 126, South 55°12’44” West, a distance of 278.05 feet to the POINT OF BEGINNING, said point also being on the Southeasterly line of a private trail easement as shown on said Phase 3C Plat, (basis of bearing being the Northerly line of said Lot 126); thence leaving said Northerly line of Lot 126 and along said Southeasterly easement line, South 51°22’39” West, a distance of 458.13 feet; thence continuing along said easement line, South 23°43’16” East, a distance of 160.45 feet to the intersection of said Southeasterly line and the ski easement as shown on said plat; thence leaving said Southeasterly line and along said ski easement line, South 56°18’48” East, a distance of 301.258 feet to the Easterly line of said Lot 126; thence leaving said line South 82°18’14” West, a distance of 273.85 feet; thence North 51°23’14” West, a distance of 253.58 feet; thence North 21°51’18” East, a distance of 265.96 feet; thence North 48°00’03” East, a distance 41.26 feet; thence North 61°56’18” East, a distance of 433.51 feet to the POINT OF BEGINNING.

PARCEL 4:

All the property designated as “Ski Run” within The Colony at White Pine Canyon Phase 3A Final Subdivision Plat, and The Colony at White Pine Canyon Phase 3A Final Subdivision Plat Amendment to Lots 110, 111 and Common Area, on file and of record in the Office of the Summit County Recorder, lying within Sections 11, 12, 13 and 14, Township 2 South, Range 3 East, Salt Lake Base and Meridian.

Less and excepting the property legally described in Parcel 6 below.

ALSO LESS AND EXCEPTING THEREFROM:

Commencing at the Southwest of Lot 92 of The Colony at White Pine Canyon Phase 3A Final Subdivision Plat on file and of recorded in the Office of the Summit County Recorder, record No. 579433; thence along the Westerly line of said Lot 92, (basis of bearing being said Westerly line), the following two calls: 1. North 39°10’27” East, a distance of 308.42 feet; thence North 26°22’02’ East, a distance of 147.38 feet; to the POINT OF BEGINNING, said point being on the Westerly boundary of said Lot 92; thence leaving said lot line, South 48°31’09” West, a distance of 159.12 feet to the Westerly boundary line of said subdivision; thence along said boundary line the following calls: North 26°22’02” East, a distance of 167.72 feet; thence North 63°49’01” East, a distance of 290.21 feet; thence North 17°47’08” East, a distance of 218.46 feet; thence leaving said boundary line South 00°10’54” West, a distance of 96.04 feet; thence South 15°15’17’ West, a distance of 127.02 feet; thence South 57°40’48” West, a distance of 104.2 feet; thence South 46°50’32” West, a distance of 84.98 feet to the Westerly line of said Lot 92; thence along said line, South 63°49’01” West, a distance of 109.94 feet to the POINT OF BEGINNING.

PARCEL 5

All the property designated as “Lift and Ski Easement” within The Colony at White Pine Canyon Phase 3A and Phase 3B Final Subdivision Plats, The Colony at White Pine Canyon First Amended Phase 3C Final Subdivision Plat, and The Colony at White Pine Canyon Phase 3A Final Subdivision Plat Amendment to Lots 110, 111 and Common Area on file and of record in the Office of the Summit County Recorder, lying within Sections 11, 12, 13 and 14, Township 2 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 6

A portion the property designated as “Ski Run” within The Colony at White Pine Canyon Phase 3A Final Subdivision Plat, and The Colony at White Pine Canyon Phase 3A Final Subdivision Plat Amendment to Lots 110, 111 and Common Area on file and of record in the Office of the

Summit County Recorder, lying within Sections 11, 12, 13 and 14, Township 2 South, Range 3 East, Salt Lake Base and Meridian being more particularly described as follows:

Beginning at the Northern most corner of Lot 85, as shown on the Final Subdivision Plat for Phase 3A of The Colony at White Pine Canyon, on file and of record in the Office of the Recorder, Summit County, Utah, and running thence North 70º17’41” West 333.89 feet; thence North 56º02’15” East 242.74 feet; thence South 71º34’59” East 99.65 feet; thence South 37º57’47” East 140.80 feet; thence South 70º13’47” East 172.93 feet; thence South 29º19’10” East 233.23 feet; thence South 02º40’53” East 248.29 feet; thence South 48º21’34” West 107.20 feet to a point on a 250.00 foot non-tangent radius curve to the left, the center of which bears South 77º45’41” West; thence Northwesterly along the arc of said curve 145.40 feet through a central angle of 33º19’25” West; thence North 30º38’49” West 406.69 feet, more or less to the Point of Beginning.

PARCEL 7:

Lot 80, The Colony at White Pine Canyon - Phase II Final Subdivision Plat, on file and of record at the Office of the Summit County Recorder.

The following portion of Lot 79 of the Colony at White Pine Canyon 2 Amendment to Lot 79, lying within the northwest quarter of Section 11, Township 2 South, Range 3 East, Salt Lake Base & Meridian, Summit County Utah, more particularly described as follows: Beginning at the southwesterly corner of said Lot 79, said point also being on the boundary of said Plat, thence along said boundary North 23°16’08” East a distance of 742.93 feet to the northerly line of said Lot 79; thence along said Lot 79 boundary South 87°45’14” East a distance of 446.88 feet; thence leaving said northerly line of said Lot 79 boundary South 22°30’59” West a distance of 422.33 feet; thence South 59°30’47” East a distance of 299.25 feet; thence South 13°31’19” East a distance of 40.01 feet; thence South 84°19’04” West a distance of 849.70 feet to said point of beginning

The area designated as “Perpetual Open Space” adjacent to Lot 80 on The Colony at White Pine Canyon Phase II Final Subdivision Plat recorded September 10, 1999, as Entry No. 548270 in the office of the Recorder of Summit County, Utah.

SKI AND LIFT EASEMENT:

Commencing at the Northwest corner of Lot 8 of The Colony at White Canyon - Phase I Amended, on file and of record in the Office of the Summit County Recorder; thence South 89°46’25”East, a distance of 244.62 feet along the North line of said Lot 8, said North line being the basis of bearing; thence leaving said line, North a distance of 581.72 feet to the point of beginning; thence North 00°09’49” West, a distance of 87.47 feet; thence North 89°48’57” East, a distance of 56.93 feet; thence South 29°56’52” East, a distance of 1,782.44 feet to a centerline of White Pine Canyon Road as shown on said plat; and point of curve of a non-tangent curve to the left of which the radius point lies South 72°51’44” East, a radial distance of 1,500.00 feet; thence Southerly along the arc of said curve and said centerline, through a central angle of 03°12’53”, a distance of 84.16 feet; thence leaving said centerline, North 29°56’52” West, a distance of 1,774.99 feet; thence South 89°48’57” West, a distance of 37.86 feet to the point of beginning.

LESS AND EXCEPTING any portion lying within Lot 8 of said “The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat.”

ROAD EASEMENT:

Those areas depicted as “Road Easement” on the Colony at White Pine Canyon Phase I Amended Final Subdivision Plat, The Colony at White Pine Canyon Phase II Final Subdivision Plat, The Colony at White Pine Canyon Phase 3A Final Subdivision Plat, The Colony at White Pine Canyon Phase 3B Final Subdivision Plat, The Colony at White Pine Canyon First Amended Phase 3C Final Subdivision Plat, The Colony at White Pine Canyon Phase 1 Amendment to Lot 7 and Entry Area, The Colony at White Pine Canyons Amended Phase II Final Subdivision Plat Adjusting the Boundaries of Lots 52, 53, 54 and 55 Only and The Colony at White Pine Canyon Phase 3A Final Subdivision Plat Amendment to Lots 110, 111 and Common Area, all on file and of record in the Office of the Summit County Recorder.

SKI LAND EASEMENT PARCEL 1:

All of Section 11, Township 2 South, Range 3 East, Salt Lake Base and Meridian.

Less and Excepting therefrom all those portions of said Section 11 contained within the Final Subdivision Plats for Phase II, Phase 3A, Phase 3B and Phase 3C of The Colony at White Pine Canyon, on file and of record in the Office of the Summit County Recorder.

Also Less and Excepting therefrom all those portions of said Section 11 contained with the boundary of the land previously deed to ASC Utah, Inc. by Iron Mountain Associates, L.L.C., in that certain Special Warranty Deed recorded December 29, 2000 in the Office of the Summit County Recorder as Entry No. 579439 in Book 1347, pages 728-731.

SKI LAND EASEMENT PARCEL 2:

All that portion of the Southwest Quarter of Section 12, Township 2 South, Range 3 East, Salt Lake Base and Meridian, lying West of the following described line:

Beginning at the intersection of the Easterly line of Lot 98 and the Southwesterly road easement line as shown in the Final Subdivision Plat for Phase 3A of The Colony at White Pine Canyon on file and of record in the Office of the Summit County Recorder; thence running South 17°34’23” West 1627.95 feet more or less the Southerly line of said Section 12.

Less and Excepting therefrom all those portions of said Southwest Quarter lying within the Final Subdivision Plats for Phase 3A and Phase 3B of The Colony at White Pine Canyon.

SKI LAND EASEMENT PARCEL 3:

An Easement over all that portion of the Northwest Quarter of Section 13, Township 2 South, Range 3 East, Salt Lake Base and Meridian, lying Northwesterly of the following described line:

Commencing at the point near the Northeast corner of Lot 98, said point being the intersection of the Easterly line of Lot 98 and the Southerly line of the road easement, as shown in the Final Subdivision Plat for Phase 3A of The Colony at White Pine Canyon on file and of record in the Office of the Summit County Recorder; thence running South 17°34’23” West 1627.95 feet more or less the Southerly line of said Section 12 and the TRUE POINT OF BEGINNING; thence South 17°34’23” West 745.52 feet; thence South 59°37’48” West 1186.90 feet; thence South 67°51’09” West 344.38 feet; thence South 60°04’44” West 287.54 feet to the West line of said Section 13; thence along the line North 00°13’36” East 191.47 feet to a point on the Southerly line of Lot 141 of the Final Subdivision Plat for Phase 3C of The Colony at White Pine Canyon on file and of record in the Office of the Summit County Recorder, said point being South 66°58’01” West 364.45 feet from the Southeast corner of said Lot 141.

Less and Excepting therefrom any portion of the Northwest Quarter of Section 13 lying within the said Final Subdivision Plats for Phase 3B and Phase 3C of The Colony of The Colony at White Pine Canyon.

SKI LAND EASEMENT PARCEL 4:

All that portion of the North Half of Section 14, Township 2 South, Range 3 East, Salt Lake Base and Meridian lying within Summit County.

Less and Excepting therefrom any portion lying within the said Final Subdivision Plats for Phase 3B and Phase 3C of The Colony of The Colony at White Pine Canyon.

Less and Excepting therefrom any portion lying within Salt Lake County; and Less and Excepting any portion lying within the following described road right of way:

Beginning at the Southerly most corner of Lot 140 of the Final Subdivision Plat for Phase 3C of The Colony at White Pine Canyon; thence along the Southerly line of said Lot 140, North 66°58’01” East 118.84 feet; thence leaving said line South 73°03’41” East 264.23 feet; thence North 69°03’06” East 308.40 feet; thence North 60°04’44” East 42.14 feet to the East line of said Section 14; thence along said East line South 00°13’36” West 46.26 feet; thence leaving said East line South 60°04’44” West 22.05 feet; thence South 69°03’06” West 325.27 feet; thence North 42°10’52” East 40.00 feet to the Westerly line of said Lot 140, thence along said Westerly line South 47°49’08” East 341.01 feet to the point of beginning.

SKI LAND EASEMENT PARCEL 5:

Beginning at the West Quarter corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian, a found brass cap; thence along the West line of Section 1, North 00°17’02” West. a distance of 1,061.56 feet (Basis of Bearing being, North 00°17’02” West between said West Quarter corner and the corner common to Government Lots 4& 6 of said Section 1); thence leaving said West line East, a distance of 2,140.00 feet to the point of beginning; thence North

66°34’09” East, a distance of 332.49 feet; thence North 89°50’40” East, a distance of 112.47 feet; thence South 33°59’54” West, a distance of 36.93 feet; thence South 65°01’07” West, a distance of 226.54 feet; thence South 88°08’19” West, a distance of 191.64 feet to the POINT OF BEGINNING.

SKI LAND EASEMENT PARCEL 6:

Commencing at the West Quarter corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian, a found brass cap; thence along the West line of Section 1, North 00°17’02” West. a distance of 1,136.75 feet, (Basis of Bearing being, North 00°17’02” West between said West Quarter corner and the corner common to Government Lots 4&6 of said Section 1); thence leaving said West line East, a distance of 2,621.20 feet to the point of beginning; thence North 89°47’06” East, a distance of 60.00 feet; thence South 00°09’49” East, a distance of 100.99 feet; thence South 89°50’11” West, a distance of 60.00 feet; thence North 00°09’49” West 100.94 feet to the point of beginning.

SKI RESORT EASEMENT:

Beginning at the Southwest Corner of Lot 2, The Colony at White Pine Canyon Phase I Final Subdivision Plat (Entry No. 534009, Summit County Recorder’s Office), which is South 89°44’45” West 1244.89 feet along the Quarter Section and South 369.07 feet from the East Quarter Corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian, (Basis of Bearing being North 01°07’03” East 1306.79 feet between said East Quarter Corner and the West Quarter Corner of Section and angle point for Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian) and running thence North 73°15’11” East, a distance of 400.00 feet along the Southerly line of said Lot 2; thence South 41°47’27” East, a distance of 875.31 feet; thence South 12°01’21” East, a distance of 1,076.53 feet; thence South 61°24’18” East, a distance of 1,055.64 feet; thence South 18°57’58” East, a distance of 1,497.70 feet; thence South 44°40’02” West, a distance of 1,185.00 feet; thence South 45°19’59” East, a distance of 1,125.58 feet; thence North 76°31’51” West, a distance of 3,568.91 feet; thence South 32°40’39” West., a distance of 391.79 feet; thence South 24°32’27” East, a distance of 676.51 feet; thence South 38°22’14” East, a distance of 898.07 feet; thence South 32°03’37” East, a distance of 477.23 feet; thence South 08°50’17” East, a distance of 1,133.59 feet; thence South 03°26’53” West, a distance of 241.21 feet; thence South 30°55’21” West, a distance of 606.89 feet; thence South 68°02’16” West, a distance of 1,204.29 feet; thence South 79°00’16” West, a distance of 509.00 feet; thence South 72°49’29” West, a distance of 302.11 feet; thence South 48°07’24” West, a distance of 757.47 feet; thence South 72°33’45” West, a distance of 661.76 feet; thence South 64°40’26” West, a distance of 327.86 feet; thence South 56°17’47” West, a distance of 29.97 feet; thence South 60°55’59’ West, a distance of 116.24 feet; thence South 43°00’38” West, a distance of 231.68 feet; thence South 28°26’20’ West, a distance of 166.88 feet to a point on the East West center line of Section 13, Township 2 South, Range 3 East, Salt Lake Base & Meridian, said point also being on the U.S. Forest Service Boundary; thence along said boundary and said center section line, South 89°44’51” West, a distance of 380.50 feet; thence leaving said boundary and center Section line, North 08°25’22” West, a distance of 23.28 feet; thence North 02°43’30” East, a distance of 100.75 feet; thence North 11°36’46” East, a distance of 261.74 feet; thence North 25°41’55” East, a distance of 143.59 feet; thence North 33°53’34” East, a distance of 352.16 feet; thence North 45°47’32” East, a distance of 120.28 feet; thence North 51°58’01” East, a distance of 334.46 feet; thence North 47°28’30” East, a distance of 38.99 feet; thence North 55°53’52” East, a distance of 779.67 feet; thence North 03°40’21” East, a distance of 299.34 feet; thence North 59°21’55” East, a distance of 169.73 feet; thence North 16°58’37” East, a distance of 2,026.07 feet; thence North 85°13’52” East, a distance of 256.82 feet; thence North 28°38’34” East, a distance of 314.37 feet; thence North 55°56’01” East, a distance of 259.24 feet; thence North 31°47’20” East, a distance 163.87 feet; thence North 32°27’25” West, a distance of 125.44 feet; thence North 31°08’05” West, a distance of 105.45 feet; thence North 17°37’48” West, a distance of 64.29 feet; thence North 10°56’53” West, a distance of 51.88 feet; thence North 01°57’30” West, a distance of 68.77 feet; thence North 14°52’21” East, a distance of 43.25 feet; thence North 16°36’28” East, a distance of 47.44 feet; thence North 03°26’21” West, a distance of 89.69 feet; thence North 03°04’10” East, a distance of 77.87 feet; thence North 02°53’38” West, a distance of 90.48 feet; thence North 18°29’34’ West, a distance of 20.96 feet; thence North 55°17’20” East, a distance of 148.11 feet; thence North 27°20’54” West, a distance of 315.22 feet; thence North 52°33’24’ West, a distance of 257.68 feet; thence South 47°10’18” West, a distance of 810.94 feet; thence South 56°50’23’ West, a distance of 49.32 feet to the Colony at White Pine Canyon - Phase 3A Final Subdivision Plat (Entry No. 579433, Summit County Recorder’s Office); thence along the Easterly lines of said plat, North 32°15’53” West, a distance of 60.00 feet; thence continuing along said line, North 57°44’07” East, a distance of 46.00 feet; thence continuing along said line, North 32°46’18” East, a distance of 1,410.42 feet; thence continuing along said line, North 48°46’10” East, a distance of 140.36 feet; thence leaving said Easterly line, South 66°46’48” East, a distance of 654.42 feet; thence North 17°16’51” East, a distance of 1,973.61 feet; thence North 01°55’35” West, a distance of 1,548.91 feet; thence North 29°56’52” West, a distance of 525.35 feet to the centerline of White Pine Canyon Road, as shown on the Colony at White Pine Canyon-Phase I Amended Final Subdivision Plat, and the point of curve of a non tangent curve to the right, of which the radius point lies South 76°04’38’ East, a radial distance of 1,500.00 feet; thence Northerly along the arc, through a central angle of 03°12’53”, a distance of 84.16 feet; thence South 29°56’52’ East, a distance of 334.36 feet; thence North 70°41’09’ East, a distance of 611.92 feet to the point of beginning.

EXCEPTING THEREFROM THE FOLLOWING:

Beginning at a point which is South 89°44’45” West 2,373.27 feet along the Quarter Section line and South 5,114.01 feet from the East Quarter Corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian (Basis of Bearing being North 01°07’03” East 1306.79 feet between said East Quarter Corner and the West Corner of Section 6 Township 2 South, Range 4 East, Salt Lake Base and Meridian, an angle point for said Section 1); and running; thence South 24°32’27” East, a distance of 595.21 feet; thence South 38°22’14” East, a distance of 905.35 feet; thence South 32°00’53’ East, a distance of 458.31 feet; thence South 08°50’17” East, a distance of 1,114.81 feet; thence South 03°26’53” West, a distance of 220.08 feet; thence South 30°55’21’ West, a distance of 572.08 feet; thence South 68°02’16” West, a distance of 1,178.38 feet; thence South 79°00’16” West, a distance of 506.47 feet; thence South 72°49’29” West, a distance of 318.48 feet; thence South 48°07’24” West, a distance of 418.77 feet; thence North 30°38’00” East, a distance of 1,594.29 feet; thence North 72°27’18” East, a distance of 505.40 feet; thence North 06°16’55” East, a distance of 1,034.66 feet; thence North 01°48’30” East, a distance of 388.42 feet; thence North 14°19’10” West. a distance of 356.64 feet; thence North 35°47’01”

West, a distance of 153.37 feet; thence North 05°16’07” West, a distance of 433.12 feet; thence North 09°34’29” East, a distance of 528.04 feet to the point of beginning.

ALSO EXCEPTING:

Beginning at a point which is South 89°44’45” West 2,526.95 feet along the Quarter Section line and South 5,956.72 feet from the East Quarter Corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian (Basis of Bearing being North 01°07’03” East 1306.79 feet between said East Quarter Corner and the West Corner of Section 6, Township 2 South, Range 4 East, Salt Lake Base and Meridian, an angle point for said Section 1); and running; thence South 20°53’48” East, a distance of 628.31 feet; thence South 01°56’36” West, a distance of 375.71 feet; thence North 71°48’50” West, a distance of 565.04 feet; thence North 36°39’38” West, a distance of 350.67 feet; thence North 24°59’43” East, a distance of 139.54 feet; thence North 53°04’22” East, a distance of 230.68 feet; thence North 50°33’36’ East, a distance of 377.39 feet to the POINT OF BEGINNING.

ALSO EXCEPTING:

Beginning at a point which is South 89°44’45” West 2,752.86 feet along the Quarter Section line and South 5,230.90 feet from the East Quarter Corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian (Basis of Bearing being North 01°07’03” East 1306.79 feet between said East Quarter Corner and the West Corner of Section 6, Township 2 South, Range 4 East, Salt Lake Base and Meridian, an angle point for said Section 1), and running; thence South 42°07’07” East, a distance of 337.61 feet; thence South 00°37’19” West, a distance of 312.10 feet; thence South 66°00’43” West, distance of 125.83 feet; thence South 31°47’20” West, a distance of 159.69 feet; thence North 13°26’33” West, a distance of 0.43 feet; thence North 42°56’20” West, a distance of 36.53 feet; thence North 32°27’59” West, a distance of 65.75 feet; thence North 31°08’05” West, a distance of 100.71 feet; thence North 17°37’48” West, a distance of 57.22 feet; thence North 10°56’53” West, a distance of 49.55 feet; thence North 01°27’39” West, a distance of 56.61 feet; thence North 15°53’40” East, a distance of 89.35 feet; thence North 00°24’29” West, a distance of 175.19 feet; thence North 02°53’38” West, a distance of 91.91 feet; thence North 55°17’20” East, a distance of 119.22 feet to the point of beginning.

Exhibit E

Canyons Golf Course Maintenance Facility Plans and Specifications

Canyons Resort — Maintenance Vehicle Shop

General Objective

The construction of the Canyons Golf Course requires the demolition of the existing resort maintenance building located on Frostwood Drive. The goal is to have a new maintenance facility operational during the ski season 2014-2015.

The new ski maintenance facility supports the objective of completing the Golf Course in 2014, while also providing the mountain operations team with a much needed permanent centralized facility. The facility needs to efficiently service and support a 4000 acre mountain. The mountain operations team is in need of an efficient operational base for purposes of winter and summer activities. The opportunity is to centralize and consolidate operations that are currently spread across multiple locations in the base area.

Development Program

• Structure is assumed to be a 12,000 SF enclosed facility

• (8) Bays are 30’x50 to accommodate the width of the largest snowcat estimated at 24’

• Level area snow yard for vehicles/parking

• Parking for employees at Silverado lot

• Demolition and remediation of existing ski/vehicle maintenance shop (per agreement, following final completion of new facility)

• Improvements to ski trails for facility access (trail widening, snowmaking, and landscaping, provided that any trail widening and snowmaking is subject to Tenant’s approval)

• Relocation of propane skid operation facility (subject to availability of space on the maintenance facility site which meets the Reasonable Equivalency Standard (as defined on Exhibit AA) and approval by Tenant of any changes to site plan per Agreement)

• Relocation of garbage dumpsters/ski operation from Red Hawk parking lot (subject to availability of space on the maintenance facility site which meets the Reasonable Equivalency Standard (as defined on Exhibit AA) and approval by Tenant of any changes to site plan per Agreement)

• Relocation of fuel tank & fuel depot (subject to availability of space on the maintenance facility site which meets the Reasonable Equivalency Standard (as defined on Exhibit AA) and approval by Tenant of any changes to site plan per Agreement)

• Mezzanine level above the work bay area totaling 6,000 SF

• A minimum of (4) offices for management/supervisor level

• Staffing expectations are:

•                  Snowmaking (30)

•                  Grooming (30)

•                  Vehicle Maintenance (8)

Specification Standards

The preliminary list below is as requested by operations.

• Wash bay and a clean bay for body work

• (2) drive on cat lifts in the same bay

• (1) truck frame lift

• Repurpose the existing exhaust system for running equipment

• (2) overhead 12 ton cranes

• Drains, oil, lube, and air connections from floor

• Soft water

• Remote garage door openers and no rail doors

• Bed space in parts room

• Tire machine

• Parts washer

• Filter crusher

• Shop area with sink

• Sand blaster

• Oil, lube, & fluid room

• Fab read with room for steel stock and hoses

• Fenced area for garbage skid/dumpsters

• Mobile items (snowmobile lift, welder, mobile air, cherry picker)

EXHIBIT F – Canyons Golf Course Maintenance Facility Location

CANYONS EXHIBIT

MAINTENANCE YARD SITE
CANYON RESORT DRIVE

PREPARED FOR: CANYONS

DATE SUBMITTED: DEC. 2012

NOLTE

BEYOND ENGINEERING

MURRAY, UT 84107

WWW.NOLTE.COM

ET17

EXECUTION FORM

EXHIBIT G

Canyons SPA Assignment Agreement

PARTIAL ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED DEVELOPMENT AGREEMENT FOR THE CANYONS SPECIALLY PLANNED AREA

This PARTIAL ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED DEVELOPMENT AGREEMENT FOR THE CANYONS SPECIALLY PLANNED AREA (this “Assignment Agreement”), dated as of May       , 2013 (the “Effective Date”), by and between ASC Utah LLC (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons) (“ASCU”), American Skiing Company Resort Properties LLC, a Delaware limited liability company (as successor-by-merger to American Skiing Company Resort Properties, Inc.) (“ASCRP” and, together with ASCU, collectively, “Assignor”), and VR CPC Holdings, Inc., a Delaware corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the historic owner and/or operator of that certain ski area and related amenities commonly known as Canyons Resort, and located in portions of Summit County and Salt Lake County, Utah (the “Canyons Resort”);

WHEREAS, Assignor, certain Affiliates of Assignor, and Assignee have entered into that certain Transaction Agreement, dated May     , 2013 (the “Transaction Agreement”, and together with all agreements, instruments, and other documents executed in connection therewith, individually, a “Transaction Document” and collectively, the “Transaction Documents”), pursuant to which Assignor and certain Affiliates of Assignor have agreed to lease to Assignee and to transfer the business of operating the Canyons Resort (as more particularly described in the Transaction Agreement);

WHEREAS, Talisker Canyons LeaseCo LLC (“LeaseCo”) and Assignor are each a controlled Affiliate of Talisker Canyons Finance Co LLC;

WHEREAS, pursuant to the Transaction Agreement, concurrently herewith LeaseCo and Assignee are entering into that certain Master Agreement of Lease (as modified, amended and/or supplemented from time to time, the “Lease”), pursuant to which LeaseCo has agreed to grant and lease to Assignee, and Assignee has agreed to accept and lease from LeaseCo, the Demised Premises (as defined in the Lease), subject to, upon and in accordance with the terms, covenants, conditions and provisions of the Lease.  All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Lease;

WHEREAS, Assignor and Summit County, a political subdivision of the State of Utah, by and through its Board of County Commissioners (the “County”), entered into that certain Amended and Restated Development Agreement for the Canyons Specifically Planned Area (dated November 15, 1999 and recorded in the Official Records of Summit County, Utah (“Official Records”) on November 24, 1999 as Entry Number 00553911, as modified by that (x) Amendment to Amended and Restated Development Agreement for the Canyons Specially Planned Area dated June 2, 2004, and that (y) Amendment to Amended and Restated Development Agreement for the Canyons Specially Planned Area dated December 22, 2006 and recorded in the Official Records on December 22, 2006 as Entry Number 00799953 (collectively, the “Development Agreement”), pertaining to the development of the “Property” described therein, commonly known as Canyons Resort (and Resort Community), located in Summit County, State of Utah.

WHEREAS, pursuant to the Transaction Agreement and the Lease, Assignor and/or its Affiliate retains certain rights to develop the Strategic Development Parcels and other lands not subject to the Lease; therefore, it is the express intent of Assignor and Assignee that, pursuant to this Assignment Agreement, Assignor shall for most purposes remain responsible for the obligations of the “Master Developer” pursuant to and defined by the Development Agreement.

WHEREAS, in accordance with the Transaction Agreement and the Lease, Assignor has agreed to assign to Assignee certain of Assignor’s obligations and certain of Assignor’s rights, title, and interest under the Development Agreement to the extent relating to the portion of the Owned Land, the Easement Properties and the Existing Ground Lease Properties other than Red Pine and all other Strategic Development Parcels (“Assignee’s Premises”) as further delineated herein, and Assignee desires to accept the assignment of such rights, title, and interest under the Development Agreement, subject to the terms, conditions and restrictions set forth in this Assignment Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.             Key Defined Terms.

a.             “Assigned Rights and Obligations” shall mean and include the “Assigned Rights” and “Assumed Obligations” as defined herein.

b.             “Assigned Rights” shall mean and include (i) all of Assignor’s rights, title and interest under the Development Agreement, notwithstanding whether the Development Agreement facially allocates those rights to ASCRP, ASCU, ASC Utah, Inc., “Participating Landowner”, “Participating Landowners”, “Developer”, “Developers”, or “Master Developer” (as defined by the Development Agreement) to the extent, and only to the extent, that they (a) apply exclusively to Assignee’s Premises, or (b) apply non-exclusively to Assignee’s Premises and other lands, but, in such case, only with respect to the share of such rights that is proportionately allocable to the Assignee’s Premises, and (ii) all of Assignor’s right, title and interest arising from Section 3.13 of the Development Agreement (as to the consent rights to certain connections to other ski resorts to the “Master Developer” as defined by the Development Agreement) and Section 3.6.3.9 of the Development Agreement (to the extent the Section provides “Master Developer” certain consent rights over the design and permanence of the “Frostwood Lift”, both as defined by the Development Agreement), regardless of whether such rights apply exclusively, non-exclusively, or do not apply to Assignee’s Premises, it being the express intent of Assignor and Assignee that Assignee will succeed to the rights of ASCRP, ASCU, and/or “Master Developer” (as defined by the Development Agreement) under the Development Agreement with respect to these Assigned Rights.  Notwithstanding the foregoing, the Assigned Rights shall include Tenant’s Density and shall not include any of Landlord’s Reserved Density.

c.             “Assignee Triggered Obligation” shall mean an obligation or that portion of an obligation under the Development Agreement that is exclusively triggered by operations by, or development or construction on Assignee’s Premises performed by, Assignee, an Affiliate of Assignee, or a contractor, subtenant, or licensee of Assignee (excluding projects undertaken at the request of Assignor or its Affiliates, or required as an obligation to Assignor or its Affiliates under the Transaction Documents), and therefore not to the extent triggered by the cumulative amount of development or construction performed by parties other than Assignee or its Affiliates.

d.             “Assignee Mitigation Obligation” shall mean an obligation or that portion of an obligation under the Development Agreement that is mitigation or abatement with a direct nexus to an impact to matters relating to health, safety, or public welfare caused or resulting from operations, development or construction by Assignee or an Assignee Affiliate on Assignee’s Premises (but excluding projects undertaken at the request of Assignor or its Affiliates, or required as an obligation to Assignor or its Affiliates under the Transaction Documents).

e.             “Assumed Obligations” shall mean solely an obligation of Assignor under the Development Agreement arising from the following listed sections of the Development Agreement, notwithstanding whether the Development Agreement explicitly allocates those obligations to ASCRP, ASCU, ASC Utah, Inc., “Participating Landowner”, “Participating Landowners”, “Developer”, “Developers”, or “Master Developer” (as defined by the Development Agreement), solely to the extent (1) that performance of such obligations is not past due and unfulfilled as of the Effective Date, (2) unless agreed to by Assignee after the Effective Date, that such obligations are not mitigation for development by parties other than Affiliates of Assignee or Assignee, (3) that such obligations are not an exaction or consideration, for real estate development rights granted under the Development Agreement for the benefit of any property other than Assignee’s Premises, and (4) solely to the extent described as follows:

i.              The obligations of the Development Agreement Section 3.3.3 (Environmental Protection Measures), but solely to the extent, and only to the extent, such measures are generally and equally applicable to all land within the SPA and such obligations are both an Assignee Triggered Obligation and an Assignee Mitigation Obligation;

ii.             Without regard to items (2) and (3) above, the obligations of the Development Agreement Section 3.3.4(a)(2) (Amenities, Recreation and Cultural Arts — Trail System), but solely to the extent, and only to the extent, that such obligations are an Assignee Triggered Obligation and only to the extent that such obligations may be performed and fully satisfied within Assignee’s Premises;

iii.            The obligations of the Development Agreement Section 3.6.3.2 (Public Access Trails), excluding the Millennium Trail (as that term is contemplated by the Development Agreement), but solely to the extent, and only to the extent, such obligations are an Assignee Triggered Obligation, and only to the extent that such obligations may be performed and fully satisfied within Assignee’s Premises;

iv.            The obligations of Development Agreement Section 3.3.5 (Transportation System) , but solely to the extent, and only to the extent that such obligations are Assignee Triggered Obligations that directly relate to the provision of transportation, transit, and parking services to Assignee’s employees and daily visitors of Canyons Resort for skiing and other on-mountain resort activities, and solely to the extent, and only to the extent, such obligations are Assignee Mitigation Obligations;

v.             The obligations of Development Agreement Section 3.3.7 (Open Space Preservation) and Section 3.8 (Open Space Lands and their Enforceable Restrictions), but solely to the extent, and only to the extent, such obligations are both an Assignee Triggered Obligation and an Assignee Mitigation Obligation and only to the extent that such obligations may be performed and fully satisfied within Assignee’s Premises; provided, however that Assignee agrees to assist in performing Assignor’s open space requirements in the manner more particularly described in Section 4 herein;

vi.            ii.             Without regard to items (2) and (3) above, the obligations of Development Agreement Section 3.6.3.3 (Public Utility Easements), and provided that notwithstanding anything to the contrary set forth in the Lease, neither Leaseco nor any of its affiliates shall withhold their consent to or refuse to execute any such easements requested by Assignee;

vii.           The obligations of Development Agreement Section 6.7 (Indemnification and Hold Harmless), but solely to the extent that such obligations are triggered by Assignee’s failure to perform the Assumed Obligations or Assignee’s negligence or intentional acts;

viii.          The obligations of Development Agreement Section 3.6.2 (Off-Site Infrastructure), but solely to the extent that such obligations are both an Assignee Triggered Obligation and an Assignee Mitigation Obligation;

ix.            The obligations of Development Agreement Section 3.6.3.4 (Transportation and Transit Systems), but solely with respect to not protesting the creation of a Transportation Service District;

x.             The obligations of Development Agreement Section 3.7 (Assurance of Water Supply) solely to the extent that such obligations are both an Assignee Triggered Obligation and an Assignee Mitigation Obligation;

xi.            The obligations of Development Agreement Sections 2.7 (Development Approval Process), 2.8 (Compliance with Local Laws and Standards), and 2.9 (Other County Regulations and Review Procedures), but solely to the extent that such obligations are an Assignee Triggered Obligation;

xii.           The obligations of Development Agreement Section 3.10 (Survival of Obligations), but solely to the extent that such obligations are related to Assignee’s performance of the Assumed Obligations;

xiii.          The obligations of Development Agreement Sections 3.9 (Payment of Fees), but solely to the extent that such obligations are an Assignee Triggered Obligation; and

xiv.         The obligations of Development Agreement Section 3.3.6 (Construction Impacts), but solely to the extent that such obligations are an Assignee Triggered Obligation.

f.             “Assignor’s Rights” shall mean and include all of Assignor’s rights under the Development Agreement that are not Assigned Rights.

g.             “Assignor’s Obligations” shall mean and include all of Assignor’s obligations under the Development Agreement that are not Assumed Obligations.  For the purposes of clarity, nothing in this Assignment Agreement shall expand or create new obligations for Assignor under the Development Agreement.

2.             Assignment.  Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s rights, title, and interest in and to the Assigned Rights and Assumed Obligations.

3.             Assumption.  Assignee hereby accepts Assignor’s assignment of the Assigned Rights and assumes solely the Assumed Obligations that are to be performed on or after the Effective Date, it being the express intention of both Assignor and Assignee that, upon execution of this Assignment Agreement and leasing of the Demised Premises to Assignee, Assignee shall become substituted for Assignor as ASCRP, ASCU, ASC Utah, Inc., “Participating Landowner”, “Participating Landowners”, “Developer”, “Developers”, or the “Master Developer” (as defined by the Development Agreement) under the Development Agreement with respect to the Assigned Rights and Assumed Obligations.

4.             Open Space.  Assignee shall assist Assignor in the performance of, and meeting the County’s requirements related to, Assignor’s open space obligations to provide “Master Plan Open Space” (“Assignor’s Master Plan Open Space Requirements”) and “Third Party Protection Open Space” (“Assignor’s Third Party Protection Open Space Requirements”) pursuant to Section 3.8 of the Development Agreement (collectively, “Assignor’s Open Space Obligations”) in the manner specifically described and conditioned in this Section 4 for any development project located on land owned by Landlord or Landlord Party (including PropCo) including without limitation Red Pine and the Strategic Development Parcels (each such development project, a “Landlord Project”).  As condition precedent to any and all of Assignee’s assistance with Assignor’s Open Space Obligations, Assignor shall provide to Assignee with an ALTA/ASCAM survey showing the location and number of acres on the Resort Property then-dedicated as open space of record and/or encumbered with conservation easements.  Assignor shall provide consent within a commercially reasonable timeframe to any request by Assignee to deed restrict or otherwise encumber Assignee’s Premises in performance of the Assumed Obligations as they related to Section 3.8 of the Development Agreement.

a.             Master Plan Open Space Requirements.  Assignor may request from time to time that Assignee assist Assignor in fulfilling Assignor’s Master Plan Open Space Requirements by deed restricting Assignee’s Premises as “Master Plan Open Space” as defined by Section 3.8.2.1 of the Development Agreement (an “Open Space Dedication”) concurrent the County’s approval of a subdivision plat or site plan for any Landlord Project, and Assignee shall agree to record such Open Space Dedication to Assignee’s Premises subject to the conditions and requirements described herein.  Assignor shall provide Notice to Assignee of any requested Open Space Dedication by Assignee, and a description of any such requested Open Space Dedication, including but not limited to the number of acres requested to be deed restricted and the nature of the Development Project associated with such Open Space Dedication.  Within thirty (30) days of such Notice, Assignee shall determine and provide Notice to Assignor of what land or lands on Assignee’s Premises shall be deed restricted with the Open Space Dedication.  If multiple locations exist, Assignee shall retain sole discretion to determine the location of the lands that will be subject to the Open Space Dedication on Assignee’s Premises.  After Assignee provides Notice to Assignor of the location of such Open Space Dedication, Assignor shall prepare and deliver a deed restriction, and a survey as commercially reasonable, to Assignee showing the location of the Open Space Dedication as determined by Assignee.  Assignor shall be responsible for paying all costs and expenses of preparing such deed restriction and survey, including any costs and expenses reasonably incurred by Assignee or Assignee’s agents or consultants in preparing, reviewing, and/or revising the Open Space Dedication.  Notwithstanding anything to the contrary, Assignee shall not be required to deed restrict any portion of the Assignee’s Premises if such deed restriction would result in Undue Interference of Assignee’s current, future or planned operation of Canyons Resort.

b.             Third Party Open Space Requirements.  Assignor may request from time to time that Assignee assist Assignor in fulfilling Assignor’s Third Party Open Space Requirements by recording “conservation easements” (as that term is used in Section 3.8.2.2 of the Development Agreement) (“Conservation Easement”) to those portions of the land encumbered by the SITLA Ground Lease (the “SITLA Land”), and Assignee shall agree to record such Conservation Easement on the SITLA Land subject to the conditions and requirements described herein.  Assignor shall provide Notice to Assignee of any requested Conservation Easement, and a description of any such requested Conservation Easement, including but not limited to the number of acres requested to be encumbered by such easement and the nature of the Landlord Project associated with such Conservation Easement.  Within thirty (30) days of such Assignor Notice, Assignee shall determine and provide Notice to Assignor of what land or lands on SITLA Land shall be deed restricted with the Conservation Easement.  If multiple locations exist, Assignee shall retain sole discretion to determine the location of the lands that will be subject to the Conservation Easement on the SITLA Land.  After Assignee provides Notice to Assignor of the location of such Conservation Easement, Assignor shall prepare and deliver a deed restriction, and a survey as commercially reasonable, to Assignee showing the location of the Conservation Easement as determined by Assignee.  Assignor shall be responsible for paying all costs and expenses of preparing such Conservation Easement and associated survey, including any costs and expenses reasonably incurred by Assignee or Assignee’s agents or consultants in preparing, reviewing, and/or revising the Open Space Dedication.  Notwithstanding anything to the contrary, Assignee shall not be required to deed restrict any portion of the SITLA Land if such deed restriction would result in Undue Interference of Assignee’s current, future or planned operation of Canyons Resort.

c.             Deed Restricted Open Space Requirements.  Assignor or the RVMA may request from time to time that Assignee establish or confirm the Deed Restricted Open Space Requirements by deed restricting those portions of the Assignee’s Premises as “Deed Restricted Open Space and Buffer Lands” as defined by Section 3.8.2.3 of the Development Agreement (an “Open/Buffer Space Dedication”) and Assignee shall record such Open Space Dedication to Assignee’s Premises subject to the conditions and requirements described herein.  Assignor or the RVMA shall provide Notice to Assignee of any requested Open/Buffer Space Dedication by Assignee, and a description of any such requested Open/Buffer Space Dedication, including but not limited to the number of acres requested to be deed restricted and the nature of the Development Project associated with such Open/Buffer Space Dedication.  Within thirty (30) days of such Notice, Assignee shall determine and provide Notice to Assignor of what land or lands on Assignee’s Premises shall be deed restricted with the Open/Buffer Space Dedication.  Assignee shall retain sole discretion to determine the location of the lands subject to the Open/Buffer Space Dedication on Assignee’s Premises.  After Assignee provides Notice to Assignor of the location of such Open/Buffer Space Dedication, Assignor or the RVMA shall prepare and deliver a deed restriction, and a survey as commercially reasonable, to Assignee showing the location of the Open/Buffer Space Dedication as determined by Assignee.  Assignor, or the RVMA, as applicable, shall be responsible for paying all costs and expenses of preparing such deed restriction and survey, including any costs and expenses reasonably incurred by Assignee or Assignee’s agents or consultants in preparing, reviewing, and/or revising the Open/Buffer Space Dedication.  Notwithstanding anything to the contrary, Assignee shall not be required to deed restrict any portion of the Assignee’s Premises if such deed restriction would result in Undue Interference of Assignee’s current, future or planned operation of Canyons Resort.

d.             Open Space Requirements of Participating Landowners.  Subject to the requirements and conditions of this Section 4(d), Assignee shall assist “Participating Landowners” (as defined in the Development Agreement) in the performance of a Participating Landowner’s obligation to provide “Master Plan Open Space” pursuant to Section 3.8 of the Development Agreement (“PL’s Open Space Obligation”) by deed restricting Assignee’s Premises as “Master Plan Open Space” as defined by Section 3.8.2.1 of the Development Agreement concurrent the County’s approval of a subdivision plat or site plan for a development project by that Participating Landowner triggering PL’s Open Space Obligation, but solely to the extent that PL’s Open Space Obligation arises from the Development Agreement as of the Effective Date (and not an amendment of the Development Agreement occurring after the Effective Date).  As condition precedent to any and all of Assignee’s assistance with TL’s Open Space Obligations, Assignor shall provide to Assignee an ALTA/ASCAM survey showing the location and number of acres on the Resort Property dedicated as open space and/or encumbered with conservation easements.  Assignor, as “Master Developer” under the Development Agreement shall be solely responsible for collecting, coordinating, and submitting to Assignee all requests from a Participating Landowner that Assignee record an Open Space Dedication.  Assignor shall provide Notice to Assignee of any requested Open Space Dedication by Participating Landowner, and a description of any such requested Open Space Dedication, including but not limited to the number of acres requested to be deed restricted and the nature of the development project associated with such Open Space Dedication.  Within thirty (30) days of such Notice, Assignee shall determine and provide Notice to Assignor of what land or lands on Assignee’s Premises shall be deed restricted with the Open Space Dedication.  Assignee shall retain sole discretion to determine the location of the lands subject to the Open Space Dedication on Assignee’s Premises.  After Assignee provides Notice to Assignor of the location of such Open Space Dedication, Assignor or Participating Landowner (as shall be determined between Assignor and Participating Landowner) shall prepare and deliver a deed restriction, and a survey as commercially reasonable, to Assignee showing the location of the Open Space Dedication as determined by Assignee.  Assignor and/or Participating Landowner shall be responsible for paying all costs and expenses of preparing such deed restriction and survey, including any costs and expenses reasonably incurred by Assignee or Assignee’s agents or consultants in preparing, reviewing, and/or revising the Open Space Dedication.  Notwithstanding anything to the contrary, Assignee shall not be required to record any Open Space Dedication or deed restrict any portion of the Assignee’s Premises if such deed restriction would result in Undue Interference of Assignee’s current, future or planned operation of Canyons Resort.

5.             No Assignment or Assumption of RVMA Rights and Obligations.  Notwithstanding anything to the contrary herein, Assignor and Assignee agree that the Assigned Rights and Obligations, the Assignor’s Rights and the Assignor’s Obligations do not include any of the rights, title, and interest of The Canyons Resort Village Association, Inc. (the “RVMA”) under the Development Agreement.  Accordingly, this Assignment Agreement does not assign, convey, or otherwise devise any of the RVMA’s rights, title, and interest under the Development Agreement.

6.             Amendment of Development Agreement.  Provided that Assignee is not in default of the Lease, this Assignment Agreement, or any other Transaction Document, Assignor shall not request, process or consent to any amendment of the Development Agreement that affects the Assigned Rights and Assumed Obligations without Assignee’s prior written consent, which Assignee may withhold in its sole and absolute discretion.  Provided that Assignor is not in default of the Lease, this Assignment Agreement, or any other Transaction Document, Assignee shall not request, process or consent to any amendment of the Development Agreement that affects Assignor’s Rights or Assignor’s Obligations without Assignor’s prior written consent, which Assignor may withhold in its sole and absolute discretion.  Nothing in this Section is intended as a waiver by Assignee of any rights that Assignee may otherwise have to contest any amendment of the Development Agreement requested, processed, or consented to by Assignor, if Assignee in good faith believes such amendment would affect the Assigned Rights and Assumed Obligations.  Nothing in this Section is intended as a waiver of by Assignor of any rights that Assignor may otherwise have to contest any amendment of the Development Agreement requested, processed, or consented to by Assignee, if Assignor in good faith believes such amendment would affect Assignor’s Rights or Assignor’s Obligations.

7.             Density.  Development rights and density entitlements necessary to construct one hundred thousand (100,000) square feet of space within the Demised Premises shall be allocated for Assignee’s future use for commercial purposes (the “Allocated Commercial Space”); provided, however, that any property acquired by Assignee pursuant to Section 4 of that certain Commercial Use Restriction and Right of First Offer Agreement, by and between LeaseCo, Talisker Canyons PropCo LLC and Assignee, shall be in addition to, and shall not be considered for purposes of calculating the Allocated Commercial Space.  If as of the date that is ten (10) years after the date hereof, Assignee has not commenced construction of projects that, if and when completed, will use all Allocated Commercial Space (the excess of Allocated Commercial Space over the Allocated Commercial Space designated for use in commenced construction projects, the “Unused Allocation”), then the Unused Allocation shall be reduced by 10% per annum, provided that the Unused Allocation shall in no event be reduced by as a result of this provision to less than fifty thousand (50,000) square feet.

8.                                      Mutual Covenant; Further Assurances.  Assignor covenants that during the term of the Lease that it will comply with Assignor’s Rights and Assignor’s Obligations.  Assignee covenants that during the term of the Lease that it will comply with the Assigned Rights and Assumed Obligations.  Assignor and Assignee each hereby covenants that it will, at any time and from time to time, execute any documents and take such additional actions as the other, or its respective successors or assigns, shall reasonably require in order to more completely or perfectly carry out the purposes of the Development Agreement and this Assignment Agreement.

9.                                      Indemnification of Assignee.  Except to the extent arising out of any event, action or omission undertaken or omitted by or at the direction of Assignee (excluding any action undertaken by Assignee or any Tenant Party at the direction of Assignor provided such action did not constitute negligence by Assignee or any Tenant Party), or caused by or resulting from a breach of this Assignment Agreement by Assignee, Assignor, and Talisker Canyons LeaseCo LLC shall defend, indemnify and save harmless Assignee against and from all actual liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, imposed upon or incurred by or asserted against Assignee (including without limitation any such assertion by the County or other governmental agency) to the extent arising from or relating to any failure by Assignor to perform Assignor’s Obligations.  This indemnification shall be in addition to any other indemnities to Assignee specifically provided in the Lease and any other Transaction Document and shall survive termination of this Assignment Agreement.

10.                               Indemnification of Assignor.  Except to the extent arising out of any event, action or omission undertaken or omitted by or at the direction of Assignor (excluding any action undertaken by Assignor or any Landlord Party at the direction of Assignee provided such action did not constitute negligence by Assignor or any Landlord Party), or caused by or resulting from a breach of this Assignment Agreement by Assignor, Assignee shall defend, indemnify and save harmless Assignor against and from all actual liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, imposed upon or incurred by or asserted against Assignor (including without limitation any such assertion by the County or other governmental agency) to the extent arising from or relating to any failure by Assignee to perform the Assumed Obligations.  This indemnification shall be in addition to any other indemnities to Assignor specifically provided in the Lease and any other Transaction Document and shall survive termination of this Assignment Agreement.

11.                               Reversion to Assignor.  Upon expiration, termination, or cancellation of the Lease, this Assignment Agreement shall terminate and all Assigned Rights and Assumed Obligations shall revert to Assignor.

12.                               Cure.

a.                                      Assignee Cure.  Within thirty (30) days of receipt of an order or notice issued by the County, a court, or any other public agency of breach or default in the performance of the Assignor Obligations, Assignor shall commence cure of such breach or default and shall diligently prosecute such cure to completion.  Notwithstanding the foregoing, if the nature of the breach or default is such that the cure thereof cannot reasonably be effected within such thirty (30) day period, then Assignor shall be afforded such additional time as agreed to in writing by

Assignor and Assignee, which agreed upon cure period shall be at least one-third (1/3) shorter in duration than required by the public agency.  After such additional cure period has expired, Assignee shall have the right to perform any activities necessary or reasonable to cure such breach or default in the performance of the Assignor Obligations.  Assignor, upon demand, shall reimburse Assignee for any reasonable expenses incurred by Assignee (including reasonable attorneys’ fees) pursuant to, or in connection with, performance of any Assignor Obligations by Assignee, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Assignee to the date that the same are reimbursed to Assignee by Assignor.

b.                                      Assignor Cure.  Within thirty (30) days of receipt of an order or notice issued by the County, a court, or any other public agency of breach or default in the performance of the Assumed Obligations, Assignee shall commence cure of such breach or default and shall diligently prosecute such cure to completion.  Notwithstanding the foregoing, if the nature of the breach or default is such that the cure thereof cannot reasonably be effected within such thirty (30) day period, then Assignee shall be afforded such additional time as agreed to in writing by Assignor and Assignee, which agreed upon cure period shall be at least one-third (1/3) shorter in duration than required by the public agency.  After such additional cure period has expired, Assignor shall have the right to perform any activities necessary or reasonable to cure such breach or default in the performance of the Assumed Obligations.  Assignee, upon demand, shall reimburse Assignor for any reasonable expenses incurred by Assignor (including reasonable attorneys’ fees) pursuant to, or in connection with, performance of any Assumed Obligations by Assignor, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Assignor to the date that the same are reimbursed to Assignor by Assignee.

c.                                       Contests.  Assignor and Assignee shall have the right to contest in good faith and with reasonable diligence the validity of any order, or notice of breach or default issued by the County, a court, or any other public agency so long as such contest will not adversely affect in any significant respect the Demised Premises or Assignee’s rights under the Lease, or any other Transaction Document, including this Assignment Agreement.

13.                               No Development Rights or Access Rights Conveyed to Assignor.  Except as provided in the Transaction Documents, Assignor acknowledges that Assignor shall have no right to satisfy or perform Assignor’s Obligations by encumbering Assignee’s Premises or otherwise conducting any activities within or on Assignee’s Premises.  Assignor acknowledges that its rights to subdivide, improve, develop, and/or transfer the Landlord Reserved Estate and the Strategic Development Parcels are subject to the conditions specified in the Lease and Transaction Documents, and, notwithstanding anything to the contrary herein, this Assignment Agreement shall not restrict, limit, amend, expand, or otherwise alter the conditions to Assignor’s subdivision, improvement, and/or development of the Landlord Reserved Estate and the Strategic Development Parcels pursuant to the Lease or Transaction Documents.  Assignor further covenants that it will not exercise Assignor’s Rights until either (i) Assignee consents to the release of a Strategic Development Parcel(s) pursuant to the Lease, and, upon such release, may exercise Assignor’s Rights solely with regard to those specific Strategic Development Parcel(s) or (ii), prior to the release of Strategic Development Parcel(s), Assignee consents to the exercise of Assignor’s Rights to such Strategic Development Parcel(s), which consent shall not be unreasonably withheld.  Assignor agrees that, notwithstanding anything to the contrary herein, this Assignment Agreement does not grant Assignee the right to access, enter, or transverse any portion of the Demised Parcels or the Strategic Development Parcels, and that Assignor’s rights to access, enter, or transverse the Demised Premises and the Strategic Development Parcels are subject to and governed by the Lease and Transaction Documents.

14.                               No Joint Venture.  Nothing contained herein shall be construed as creating a joint venture, agency, or any other relationship between the parties hereto other than that of assignor and assignee.

15.                               Time of the Essence.  Time is of the essence in the performance by Assignor and Assignee of its obligations under this Assignment Agreement.

16.                               Notice.  Any notice, request, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either Assignor or Assignee pursuant to this Assignment Agreement (each a “Notice” and collectively, “Notices”) shall be in writing and shall only be deemed effective:  (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the third (3rd) Business Day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; or (c) on the first (1st) Business Day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, addressed to such party at the address specified below, for next Business Day delivery. For purposes of this Section 16, the addresses of the parties for all notices are as follows (or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address or addresses shall only be effective upon receipt):

If to Assignor:

c/o Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Canada
Attention: Jack Bistricer
Facsimile: (416) 864-0258
Email: jbistricer@taliskercorp.com

with a copy to:

Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Canada
Attention: Chief Financial Officer
Facsimile: (416) 864-1840
Email: jlevine@taliskercorp.com

with another copy to:

Talisker Mountain
P.O. Box 4349
Park City, Utah 84060
United States
Attention: David J. Smith, Esq.
Facsimile: (435) 487-0256
Email: dsmith@taliskermountain.com

with another copy to:

Paul Hastings LLP
75 East 55th Street
New York, New York 10022
United States
Attention: Bruce S. DePaola, Esq.
Facsimile: (212) 230-7879
Email: brucedepaola@paulhastings.com

If to Assignee:

c/o Vail Resorts Management Company
390 Interlocken Crescent
Broomfield, CO 80021
United States
Attention: Fiona Arnold, EVP & General Counsel
Facsimile: (303) 648-4787
Email: FArnold@vailresorts.com & MWarren@vailresorts.com

With a copy to:

Gibson, Dunn & Crutcher LLP
1801 California St., Suite 4200
Denver, Colorado 80202
United States
Attention: Beau Stark
Facsimile: (303) 313-2839
Email: Bstark@gibsondunn.com

a.                                      The attorney for any party may send Notices on that party’s behalf Assignor and Assignee shall each have the right, from time to time during the Term, to designate additional or substitute parties or address(es) to receive Notices on behalf of such party in accordance with this Section 16.

b.                                      Assignor and Assignee agree to provide Notice to the other party within twenty (20) days of receipt of (x) any order, demand, including any notice of breach or default issued by any court, the County, or any public agency regarding the performance of the obligations of the Development Agreement, or (y) any notice provided by the County to the “Master Developer” pursuant to Section 5.1 of the Development Agreement.

17.                               Dispute Resolution.  The provisions of Article 15 of the Lease are hereby incorporated by reference into this Assignment Agreement to the same extent and with the same force as if fully set forth herein.

18.                               Affirmative Waivers.  Assignor and Assignee hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Assignment Agreement, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

19.                               No Waivers.  Except as specifically provided in this Assignment Agreement, no delay or omission by either Assignor or Assignee in exercising a right or remedy shall exhaust or impair such right or remedy or constitute a waiver of, or acquiescence in, any default by the other party.  A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy, from time to time.

20.                               Authority of Parties.

a.                                      Assignee represents and warrants that this Assignment Agreement has been duly authorized, executed and delivered by Assignee and constitutes the legal, valid and binding obligation of Assignee.

b.                                      Assignor represents and warrants that this Assignment Agreement has been duly authorized, executed and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor.

21.                               Limited Recourse.  The provisions of Section 14.8 of the Lease are hereby incorporated by reference into this Assignment Agreement to the same extent and with the same force as if fully set forth herein.

22.                               Governing Law.  This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah without regard to principles of conflicts of laws.

23.                               Entire Agreement; Modifications.  This Assignment Agreement, the Lease, the Transaction Agreement, and the Transaction Documents (as defined in the Transaction Agreement) represent the entire agreement of the parties with respect to the subject matter hereof, and, accordingly, all understandings and agreements heretofore had between the parties are merged in this Assignment Agreement and such other documents, which alone fully and completely express the agreement of the parties.  No amendment, surrender or other modification of this Assignment Agreement shall be effective unless in writing and signed by the party to be charged therewith.

24.                               Severability.  If any provision of this Assignment Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Assignment Agreement and the application of that provision to other Persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

25.                               Interpretation.  The captions, headings and titles in this Assignment Agreement are solely for convenience of references and shall not affect its interpretation.  This Assignment Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Assignment Agreement to be drafted.  Each covenant, agreement, obligation or other provision of this Assignment Agreement on Assignee’s part to be performed shall be deemed and construed as a separate and independent covenant of Assignee, not dependent on any other provision of this Assignment Agreement.  Whenever in this Assignment Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and, in each case, vice versa, as the context may require.  Each of Assignor and Assignee acknowledges that each party to this Assignment Agreement has been represented by legal counsel in connection with this Assignment Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Assignment Agreement against the drafting party has no application and is expressly waived.

26.                               No Third-Party Beneficiaries.  The rights in favor of Assignor and Assignee set forth in this Assignment Agreement shall be for the exclusive benefit of Assignor and Assignee, respectively, and their respective permitted successors and assigns, it being the express intention of the parties that in no event shall such rights be conferred upon or for the benefit of any third party.

27.                               Prevailing Party Attorneys’ Fees.  If either Assignor or Assignee shall bring an action or proceeding in any court of competent jurisdiction to enforce its rights or the other party’s obligations under this Assignment Agreement, then the prevailing party in such action or proceeding shall be entitled to be reimbursed by the non-prevailing party for all reasonable attorneys’ fees and disbursements incurred by the prevailing party in connection with such action or proceeding.  If neither party shall prevail in such action or proceeding, or if both parties shall prevail in part in such action or proceeding, then such court shall determine whether, and the extent to which, one party shall reimburse the other party for all or any portion of the reasonable attorneys’ fees and disbursements incurred by such other party in connection with such action or proceeding.  Any reimbursement required under this Section 27 shall be made within fifteen (15) days after written demand therefor (which demand shall be accompanied by reasonably satisfactory evidence that the amounts for which reimbursement is sought have been paid).

28.                               Counterparts.  This Assignment Agreement may be executed in several counterparts, all of which, when taken together, constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Lease as of the day and year first above written.

ASSIGNOR:	ASC UTAH LLC,
a Delaware limited liability company

By:
Name:
Title:

AMERICAN SKIING COMPANY RESORT PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:	VR CPC HOLDINGS, INC.
a Delaware corporation

By:
		Name:	Fiona E. Arnold
		Title:	Executive Vice President and General Counsel

[SIGNATURE PAGE CONTINUES]

EXECUTION FORM

EXHIBIT H

Colony Development Agreement Assignment

ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED DEVELOPMENT AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED DEVELOPMENT AGREEMENT (as amended from time to time, this “Assignment Agreement”), dated                                 , 2013 (the “Effective Date”), by and between ASC Utah LLC, a Delaware limited liability company (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons), (“Assignor”), and VR CPC Holdings, Inc., a Delaware corporation, having an address at 390 Interlocken Crescent, Broomfield, CO  80021 (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the owner and operator of that certain ski area and related amenities commonly known as Canyons Resort, and located in portions of Summit County and Salt Lake County, Utah (the “Canyons Resort”);

WHEREAS, Assignor, certain of Assignor’s Affiliates and Assignee have entered into that certain Transaction Agreement, dated May     , 2013 (the “Transaction Agreement”), pursuant to which Assignor and certain of its Affiliates have agreed to lease to Assignee the business of operating Canyons Resort and other related assets (as more particularly described in the Transaction Agreement);

WHEREAS, Talisker Canyons LeaseCo LLC (“LeaseCo”) is an Affiliate of Assignor;

WHEREAS, pursuant to the Transaction Agreement, concurrently herewith LeaseCo and Assignee are entering into that certain Master Agreement of Lease (as modified, amended and/or supplemented from time to time, the “Lease”), pursuant to which LeaseCo has agreed to grant and lease to Assignee, and Assignee has agreed to accept and lease from LeaseCo, the Demised Premises (as defined in the Lease), subject to, upon and in accordance with the terms, covenants, conditions and provisions of the Lease.  All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Lease;

WHEREAS, Assignor, Iron Mountain Associates, L.L.C., a Utah limited liability company (the “IMA”), and Ski Land, L.L.C., a Utah limited liability company (“Ski Land”) entered into that certain Amended and Restated Development Agreement dated as of April 10, 2003, as modified by (i) that certain Amendment to Amended and Restated Development Agreement dated as of March     , 2008 (blank in original), and (ii) that certain Second Amendment to the Amended and Restated Development Agreement dated as of October 11, 2011 (collectively, the “Development Agreement”), pertaining to the development of the “ASCU Project” described therein, commonly known as Canyons Resort and Resort Community, and the “IMA Project” described therein, commonly known as The Colony at White Pine Canyon (“The Colony”), located in portions of Summit County and Salt Lake County, Utah; and

WHEREAS, in accordance with the Transaction Agreement and the Lease, Assignor has agreed to assign to Assignee all of Assignor’s rights, title, and interest under the Development Agreement related to the Owned Land, Existing Ground Lease Properties, and Easement Properties as further delineated herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.             Key Defined Terms.

a.     “Assigned Rights and Obligations” shall mean and include the “Assigned Rights” and “Assumed Obligations” as defined herein.

b.     “Assigned Rights” shall mean and include all of Assignor’s rights under the Development Agreement, including, but not limited to, the right to any easements with respect to unplatted lands as contemplated by the Development Agreement.

c.     “Assumed Obligations” shall mean and include all of Assignor’s obligations under the Development Agreement, including the obligation to (i) pay three percent (3%) of gross sales revenues generated by certain commercial activities to Ski Land pursuant to Section 4.13 of the Development Agreement, (ii) pay property taxes pursuant to Section 4.14 of the Development Agreement, (iii) deliver ski passes to IMA or Ski Land pursuant to Section 4.30 of the Development Agreement, (iv) pay the costs and expenses of the exercise of the Assigned Rights, including the cost and expense (if any) associated with Assignee’s exercise of the Assigned Rights to operate, construct, alter, replace, and make improvements and additions to “Ski Improvements” or to operate, plan, plat, and/or alter, replace, and make improvements and additions to “Ski Terrain”, “Future Ski Easements”, and/or “Ski Easements” (all as defined in the Development Agreement), (v) pay the costs and expenses to operate, maintain and alter (but not construct, unless the construction is part of the Assumed Obligations under Subsections (iv) and (viii) of this Section 1(c)) Ski Terrain and Ski Improvements under Sections 4.26 and 4.28 of the Development Agreement, (vi) pay the costs and expenses arising under Section 4.31 (Indemnity) of the Development Agreement solely with respect to Assignee’s performance of, or failure to perform, the Assigned Rights and Obligations, (vii) pay the costs and expenses arising under Section 4.32 (Insurance) of the Development Agreement from and after the Effective Date, (viii) pay the costs and expenses arising under Sections 4.33 (Casualty Loss) and 8.4 (Utility Costs) of the Development Agreement from and after the Effective Date, and (ix) pay the costs and expenses arising under Section 8.5 of the Development Agreement on the Demised Premises (as that term is defined in the Lease) after the Effective Date.  Notwithstanding the foregoing, the Assumed Obligations shall not include any payment or cost obligations under the Development Agreement other than as specified in (i) through (ix) above, including but not limited to any obligation to pay for the construction of any tunnel, bridge, road, ski lift, infrastructure, or ski facility, which shall not be Assumed Obligations.

d.     “Assignor’s Obligations” shall mean and include all of Assignor’s obligations under the Development Agreement that are not Assumed Obligations.

2.             Assignment.  Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s rights, title, and interest in and to the Assigned Rights and Obligations.

3.             Assumption.  Assignee hereby accepts Assignor’s assignment of the Assigned Rights and assumes solely the Assumed Obligations accruing and to be performed on or after the

Effective Date, it being the express intention of both Assignor and Assignee that, upon execution of this Assignment Agreement and leasing of the Demised Premises to Assignee, Assignee shall become substituted for Assignor as “ASCU” under the Development Agreement with respect to the Assigned Rights and Obligations arising on or after the Effective Date.

4.             Mutual Covenant; Further Assurances.  Assignor and Assignee each hereby covenants that it will, at any time and from time to time, execute any documents and take such additional actions as the other, or its respective successors or assigns, shall reasonably require in order to more completely or perfectly carry out the purposes of the Development Agreement and this Assignment Agreement.

5.             Reversion to Assignor.  Upon expiration, termination, or cancellation of the Lease, this Assignment Agreement shall automatically terminate and all Assigned Rights and Assumed Obligations shall automatically revert to Assignor, in each case without the need for any notice to, or execution of any documents by, any Person, including Assignee.

6.             Mutual Covenant; Further Assurances.  Assignor covenants that during the term of the Lease that it will comply with Assignor’s Obligations.  Assignee covenants that during the term of the Lease that it will comply with the Assigned Rights and Assumed Obligations and will perform those Assigned Rights and Obligations the lack of performance of which would result in a breach of the Development Agreement.  Assignor and Assignee each hereby covenants that it will, at any time and from time to time, execute any documents and take such additional actions as the other, or its respective successors or assigns, shall reasonably require in order to more completely or perfectly carry out the purposes of the Lease, the Development Agreement, and this Assignment Agreement.

7.             Indemnification of Assignee.  Except to the extent arising out of any event, action or omission undertaken or omitted by or at the direction of Assignee (excluding any action undertaken by Assignee or any Tenant Party at the direction or on behalf of Assignor provided such action did not constitute negligence by Assignee or any Tenant Party), or caused by or resulting from a breach of this Assignment Agreement by Assignee, Assignor, and Talisker LeaseCo shall defend, indemnify and save harmless Assignee against and from all actual liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, imposed upon or incurred by or asserted against Assignee to the extent arising from or relating to any failure by Assignor to perform Assignor’s Obligations.  This indemnification shall be in addition to any other indemnities to Assignee specifically provided in the Lease and any other Transaction Document and shall survive termination of this Assignment Agreement.

8.             Indemnification of Assignor.  Except to the extent arising out of any event, action or omission undertaken or omitted by or at the direction of Assignee (excluding any action undertaken by Assignor or any Landlord Party at the direction or on behalf of Assignee provided such action did not constitute negligence by Assignor or any Landlord Party), or caused by or resulting from a breach of this Assignment Agreement by Assignor, Assignee shall defend, indemnify and save harmless Assignor against and from all actual liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, imposed upon or incurred by or asserted against Assignor to the extent arising from or relating to any failure by Assignee to perform Assumed Obligations.  This indemnification shall be in addition to any other indemnities to Assignor specifically provided in the Lease and any other Transaction Document and shall survive termination of this Assignment Agreement.

9.             Cure.

a.     Assignee Cure.  Within thirty (30) days of receipt of an order or notice issued by a party to the Development Agreement of breach or default in the performance of the Assignor Obligations, Assignor shall commence cure of such breach or default and shall diligently prosecute such cure to completion.  Notwithstanding the foregoing, if the nature of the breach or default is such that the cure thereof cannot reasonably be effected within such thirty (30) day period, then Assignor shall be afforded such additional time as agreed to in writing by Assignor and Assignee, which agreed upon cure period shall be at least one-third (1/3) shorter in duration than required by the party to the Development Agreement providing such notice or order of breach or default.  After such additional cure period has expired, Assignee shall have the right to perform any activities necessary or reasonable to cure such breach or default in the performance of the Assignor Obligations.  Assignor, upon demand, shall reimburse Assignee for any reasonable expenses incurred by Assignee (including reasonable attorneys’ fees) pursuant to, or in connection with, performance of any Assignor Obligations by Assignee, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Assignee to the date that the same are reimbursed to Assignee by Assignor.

b.     Assignor Cure.  Within thirty (30) days of receipt of an order or notice issued by a party to the Development Agreement of breach or default in the performance of the Assumed Obligations, Assignee shall commence cure of such breach or default and shall diligently prosecute such cure to completion.  Notwithstanding the foregoing, if the nature of the breach or default is such that the cure thereof cannot reasonably be effected within such thirty (30) day period, then Assignee shall be afforded such additional time as agreed to in writing by Assignor and Assignee, which agreed upon cure period shall be at least one-third (1/3) shorter in duration than required by the party to the Development Agreement providing such notice or order of breach or default.  After such additional cure period has expired, Assignor shall have the right to perform any activities necessary or reasonable to cure such breach or default in the performance of the Assumed Obligations.  Assignee, upon demand, shall reimburse Assignor for any reasonable expenses incurred by Assignor (including reasonable attorneys’ fees) pursuant to, or in connection with, performance of any Assumed Obligations by Assignor, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Assignor to the date that the same are reimbursed to Assignor by Assignee.

c.     No Joint Venture.  Nothing contained herein shall be construed as creating a joint venture, agency, or any other relationship between the parties hereto other than that of assignor and assignee.

10.          Time of the Essence.  Time is of the essence in the performance by Assignor and Assignee of its obligations under this Assignment Agreement.

11.          Notices.  Any notice, request, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either Assignor or

Assignee pursuant to this Assignment Agreement (each a “Notice” and collectively, “Notices”) shall be in writing and shall only be deemed effective:  (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the third (3rd) Business Day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; or (c) on the first (1st) Business Day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, addressed to such party at the address specified below, for next Business Day delivery. For purposes of this Section 11, the addresses of the parties for all notices are as follows (or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address or addresses shall only be effective upon receipt):

If to Assignor:

c/o Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Canada
Attention: Jack Bistricer
Facsimile: (416) 864-0258
Email: jbistricer@taliskercorp.com

with a copy to:

Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Canada
Attention: Chief Financial Officer
Facsimile: (416) 864-1840
Email: jlevine@taliskercorp.com

with another copy to:

Talisker Mountain
P.O. Box 4349
Park City, Utah 84060
United States
Attention: David J. Smith, Esq.
Facsimile: (435) 487-0256
Email: dsmith@taliskermountain.com

with another copy to:

Paul Hastings LLP
75 East 55th Street
New York, New York 10022
United States
Attention: Bruce S. DePaola, Esq.
Facsimile: (212) 230-7879
Email: brucedepaola@paulhastings.com

If to Assignee:

c/o Vail Resorts Management Company
390 Interlocken Crescent
Broomfield, CO 80021
United States
Attention: Fiona Arnold, EVP & General Counsel
Facsimile: (303) 648-4787
Email: FArnold@vailresorts.com & MWarren@vailresorts.com

with a copy to:

Gibson, Dunn & Crutcher LLP
1801 California St., Suite 4200
Denver, Colorado 80202
Colorado
Attention: Beau Stark
Facsimile: (303) 313-2839
Email: Bstark@gibsondunn.com

The attorney for any party may send Notices on that party’s behalf.  Assignor and Assignee shall each have the right, from time to time during the Term, to designate additional or substitute parties or address(es) to receive Notices on behalf of such party in accordance with this Section 11.

12.          Dispute Resolution.  The provisions of Article 15 of the Lease are hereby incorporated by reference into this Assignment Agreement to the same extent and with the same force as if fully set forth herein.

13.          Affirmative Waivers.  ASSIGNOR AND ASSIGNEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT AGREEMENT, INCLUDING ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY AND OTHER STATUTORY REMEDY WITH RESPECT THERETO.

14.          No Waivers.  No delay or omission by either Assignor or Assignee in exercising a right or remedy shall exhaust or impair such right or remedy or constitute a waiver of, or acquiescence in, any default by the other party.  A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy, from time to time.

15.          Authority of Parties.

a.     Assignee represents and warrants that this Assignment Agreement has been duly authorized, executed and delivered by Assignee and constitutes the legal, valid and binding obligation of Assignee.

b.     Assignor represents and warrants that this Assignment Agreement has been duly authorized, executed and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor.

16.          Limited Recourse.  The provisions of Section 14.8 of the Lease are hereby incorporated by reference into this Assignment Agreement to the same extent and with the same force as if fully set forth herein.

17.          Governing Law.  This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah without regard to principles of conflicts of laws.

18.          Entire Agreement; Modifications.  This Assignment Agreement, the Lease, the Transaction Agreement, and the Transaction Documents (as defined in the Transaction Agreement) represent the entire agreement of the parties with respect to the subject matter hereof, and, accordingly, all understandings and agreements heretofore had between the parties are merged in this Assignment Agreement and such other documents, which alone fully and completely express the agreement of the parties.  No amendment, surrender or other modification of this Assignment Agreement shall be effective unless in writing and signed by the party to be charged therewith.

19.          Severability.  If any provision of this Assignment Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Assignment Agreement and the application of that provision to other Persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

20.          Interpretation.  The captions, headings and titles in this Assignment Agreement are solely for convenience of references and shall not affect its interpretation.  This Assignment Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Assignment Agreement to be drafted.  Each covenant, agreement, obligation or other provision of this Assignment Agreement on Assignee’s part to be performed shall be deemed and construed as a separate and independent covenant of Assignee, not dependent on any other provision of this Assignment Agreement.  Whenever in this Assignment Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and, in each case, vice versa, as the context may require.  Each of Assignor and Assignee acknowledges that each party to this Assignment Agreement has been represented by legal counsel in connection with this Assignment Agreement and the transactions contemplated by this Assignment Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Assignment Agreement against the drafting party has no application and is expressly waived.

21.          Prevailing Party Attorney’s Fees.  If either Assignor or Assignee shall bring an action or proceeding in any court of competent jurisdiction to enforce its rights or the other party’s obligations under this Assignment Agreement, then the prevailing party in such action or proceeding shall be entitled to be reimbursed by the non-prevailing party for all reasonable attorneys’ fees and disbursements incurred by the prevailing party in connection with such action or proceeding.  If neither party shall prevail in such action or proceeding, or if both parties shall prevail in part in such action or proceeding, then such court shall determine whether, and the extent to which, one party shall reimburse the other party for all or any portion of the reasonable attorneys’ fees and disbursements incurred by such other party in connection with such action or proceeding.  Any reimbursement required under this Section 21 shall be made within fifteen (15) days after written demand therefor (which demand shall be accompanied by reasonably satisfactory evidence that the amounts for which reimbursement is sought have been paid).

22.          Counterparts.  This Assignment Agreement may be executed in several counterparts, all of which, when taken together, constitute one and the same instrument.

23.          No Third Party Beneficiaries.  The rights in favor of Assignor and Assignee set forth in this Assignment Agreement shall be for the exclusive benefit of Assignor and Assignee, respectively, and their respective permitted successors and assigns, it being the express intention of the parties that in no event shall such rights be conferred upon or for the benefit of any third party.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment Agreement as of the day and year first above written.

ASSIGNOR:	ASC UTAH LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:	VR CPC HOLDINGS, INC.,
a Delaware corporation

By:
		Name:	Fiona E. Arnold
		Title:	Executive Vice President and General Counsel

[SIGNATURE PAGE CONTINUES]

EXECUTION FORM

EXHIBIT I

Colony MOU Participation Agreement

PARTICIPATION AND REIMBURSEMENT AGREEMENT REGARDING THE COLONY MEMORANDUM OF UNDERSTANDING

This PARTICIPATION AND REIMBURSEMENT AGREEMENT REGARDING THE COLONY MEMORANDUM OF UNDERSTANDING (this “Agreement”), dated May       , 2013 (the “Effective Date”), by and between ASC Utah LLC, a Delaware limited liability company (as successor-by-merger to ASC Utah, Inc. d/b/a The Canyons) (“ASCU”), Talisker Canyons PropCo LLC, a Delaware limited liability company (“PropCo”), Talisker Canyons LeaseCo LLC, a Delaware limited liability company, (“LeaseCo”), Talisker Land Holdings, LLC, a Delaware limited liability company (“Talisker”), and VR CPC Holdings, Inc., a Delaware corporation (“Participant”).

W I T N E S S E T H:

WHEREAS, ASCU is the historic owner and/or operator of that certain ski area and related amenities commonly known as Canyons Resort, and located in portions of Summit County and Salt Lake County, Utah (the “Canyons Resort”);

WHEREAS, Talisker, ASCU and certain of their Affiliates and Participant have entered into that certain Transaction Agreement, dated May       , 2013 (the “Transaction Agreement”), pursuant to which ASCU, Talisker and certain of their Affiliates have agreed to lease to Participant the business of operating Canyons Resort (as more particularly described in the Transaction Agreement);

WHEREAS, pursuant to the Transaction Agreement, concurrently herewith LeaseCo and Participant are entering into that certain Master Agreement of Lease (as modified, amended and/or supplemented from time to time, the “Lease”), pursuant to which LeaseCo has agreed to grant and lease to Participant, and Participant has agreed to accept and lease from LeaseCo, the Demised Premises (as defined in the Lease), subject to, upon and in accordance with the terms, covenants, conditions and provisions of the Lease.  All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Lease;

WHEREAS, ASCU, Iron Mountain Associates, L.L.C. (“IMA”) and Ski Land, L.L.C. (“Ski Land”) entered into that certain Amended and Restated Development Agreement dated as of April 10, 2003, as modified by (i) that certain Amendment to Amended and Restated Development Agreement dated as of March     , 2008 (blank in original), and (ii) certain Second Amendment to the Amended and Restated Development Agreement dated as of October 11, 2011 (collectively, the “Development Agreement”), pertaining to the development of the “ASCU Project” described therein, commonly known as Canyons Resort and the “IMA Project” described therein, commonly known as The Colony at White Pine Canyon (“The Colony”), located in portions of Summit County and Salt Lake County, Utah;

WHEREAS, ASCU, Talisker, IMA, and Ski Land entered into that certain Memorandum of Understanding (Second Amended and Restated Development Agreement) dated as of March 27, 2013 (the “MOU”), pursuant to which the parties thereto set forth their understanding with respect to the expansion and improvement of the property subject to the MOU (including, without limitation, The Colony, Canyons Resort, and the “Talisker Property” as defined in the

2

MOU) and more particularly depicted in the MOU (the “MOU Property”) and as shown on Exhibit A;

WHEREAS, the Utah School and Institutional Trust Lands Administration (“SITLA”) is the owner of certain reserved ski rights over portions of The Colony and Canyons Resort (the “SITLA Ski Rights”).  SITLA has leased the SITLA Ski Rights to ASCU, and, pursuant to the Transaction Documents, ASCU has assigned its rights to the SITLA Ski Rights to Participant for the benefit of Participant.  Portions of the SITLA Ski Rights are shown generally on Exhibit A;

WHEREAS, ASCU desires, pursuant to this Agreement, to appoint, designate, and authorize Participant to take certain actions on ASCU’s behalf under the MOU and to exercise certain powers and perform certain duties as are expressly designated to Participant by the terms of this Agreement, together with such powers that are reasonably incidental hereto, in recognition that (i) Talisker, ASCU and certain of their Affiliates have agreed to transfer and sell to Participant the business of operating Canyons Resort pursuant to the Transaction Agreement and that (ii) ASCU has assigned to Participant all of its right, title and interest to the “Ski Terrain” (as defined in the Development Agreement), pursuant to that Assignment and Assumption of Amended and Restated Development Agreement, dated May       , 2013 by and between ASCU and Participant and the Assignment and Assumption of Easement Agreements;

WHEREAS, the MOU requires that IMA make certain monetary payments to ASCU and Talisker (the “IMA Payments”) as consideration for the cost of ASCU and Talisker’s performance of certain duties and obligations under the MOU, and, pursuant to this Agreement, ASCU and Talisker intend to appoint, designate, and authorize Participant to undertake certain of ASCU’s duties and obligations under the MOU; accordingly, ASCU and Talisker desire to reimburse Participant for certain of Participant’s costs and expenses of performing the rights, duties, and obligations of the MOU, including but not limited to the construction and operating costs of new ski lifts and ski facilities on the MOU Property.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASCU, Talisker and Participant agree as follows:

1.                                      Key Defined Terms

a.              “Participant’s Rights and Obligations” shall mean, collectively, Participant’s ASCU Rights and Obligations and Participant’s Talisker Rights and Obligations.

b.              “Participant’s ASCU Rights and Obligations” shall mean any and all of ASCU’s rights and powers to perform any and all duties or obligations, as are expressly designated to “ASCU” by the terms of the MOU, together with such powers as are reasonably incidental thereto, including, but not limited to, those obligations under Section 4, Section 11, and Section 14 of the MOU, with the express exception of (x) ASCU’s rights and powers (i) to receive certain payments from IMA (pursuant to Section 12 of the MOU), (ii) to receive the Participation Incentive for expansion and improvement of Canyons Resort (pursuant to Section 15 of the MOU), (iii) to participate in the drafting and negotiation of the “SARDA,” (pursuant to Section 1 of the MOU) but solely to the extent that such drafting and negotiation of the SARDA

3

relates to or directly impacts the “Talisker Property” (as defined in the MOU) as further described in Section 4 herein, (v) to program and plan, jointly with Talisker and IMA, a club for owners within the Colony (pursuant to Section 17 of the MOU), (vi) ASCU’s rights to receive the benefits of a lift and ski easement contemplated by Section 23 of the MOU, (vii) ASCU’s right to receive a pro-rata share of the density or net sales proceeds realized from the density contemplated by Section 25 of the MOU, if any; and (y) ASCU’s obligation to prepare a preliminary site plan, pay the costs of such preliminary site plan, construct, or pay for the construction of the White Pine Lake Day Lodge (pursuant to Section 16(a) of the MOU) subject to the requirements of Section 10 herein.

c.               “Participant’s Talisker Rights and Obligations” shall mean any and all of Talisker’s rights and powers to perform any and all duties or obligations as are expressly designated to “Talisker” by the terms of the MOU, together with such powers as are reasonably incidental thereto, but solely with regard to such rights and powers that affect the portion of the MOU Property that is not the “Talisker Property” (as defined in the MOU), and with the express exception of (x) Talisker’s rights and powers (i) to elect to require the construction of the White Pine Lift (pursuant to Section 13(b) and Section 13(c)(iii) of the MOU), provided that, if Talisker makes such election, Participant shall construct and operate the White Pine Lift and shall be reimbursed at Talisker’s expense as set forth in Section 10 hereof, (ii) under Section 2(c) of the MOU and the paragraph immediately following thereto, provided that Participant shall have the right, subject to cooperating with Talisker in good faith, to perform the planning of any ski terrain and/or ski lifts within the Talisker Discretionary Expansion Area (as defined in the MOU), (iii) to program and plan, jointly with ASCU and IMA, a club for owners within the Colony (pursuant to Section 17 of the MOU), (iv) under Section 6 of the MOU (including the waiver by IMA of the fee requirement for development lots or Residential Units pursuant to the last sentence of Section 6 of the MOU, which shall be exclusive to Talisker); and (y) Talisker’s obligations to (1) prepare a joint development plan with IMA and ASCU (pursuant to Section 7 of the MOU) and (2) grant to IMA and ASCU right-of-way and utility easements (pursuant to Section 7 of the MOU) to the extent such easements relate to the Talisker Property or Talisker’s real estate development rights.

d.              “ASCU’s Rights and Obligations” shall mean any and all of ASCU’s rights and powers to perform any and all duties or obligations expressly designated to “ASCU” under the MOU that are not Participant’s ASCU Rights and Obligations.  For purposes of clarity, ASCU’s Rights and Obligations solely include those rights and obligations set forth in clauses (x) and (y) in the definition of “Participant’s ASCU Rights and Obligations.”

e.               “Talisker’s Rights and Obligations” shall mean any and all of Talisker’s rights and powers to perform any and all duties or obligations as are expressly designated to “Talisker” by the terms of the MOU that are not Participant’s Talisker Rights and Obligations.  For purposes of clarity, Talisker’s Rights and Obligations solely include those rights and obligations set forth in clauses (x) and (y) in the definition of “Participant’s Talisker Rights and Obligations.”

2.                                      ASCU Appointment and Authorization of Participant.  ASCU hereby irrevocably (subject to Section 15 herein) appoints, designates, and authorizes Participant to exercise Participant’s ASCU Rights and Obligations.  The parties shall not be deemed to have any

4

fiduciary relationship with each other.  With respect solely to (i) undertaking to complete the “SARDA” (as defined in the MOU) in accordance with the MOU, (ii) completing the Initial Expansion under Section 2 of the MOU, (iii) the obligations under Section 4, Section 11 and Section 14 of the MOU, and (iv) using Cooperative Efforts (as defined in the Development Agreement) in conducting interactions and negotiations with IMA and Ski Land and carrying out the transactions contemplated under the MOU, Participant hereby expressly agrees to perform such obligations under the MOU.  The Parties acknowledge and agree to exercise their respective rights and obligations pursuant to this Agreement in the cooperative and good faith manner described in Section 1 of Canyons Resort Cooperation Agreement executed concurrently herewith.

3.                                      Talisker Appointment and Authorization of Participant.  Talisker hereby irrevocably (subject to Section 15 herein) appoints, designates, and authorizes Participant to exercise Participant’s Talisker Rights and Obligations.  Participant shall not be deemed to have any fiduciary relationship with Talisker.  With respect solely to (i) undertaking to complete the “SARDA” (as defined in the MOU) in accordance with the MOU, (ii) completing the Initial Expansion under Section 2 of the MOU, and (iii) using Cooperative Efforts (as defined in the Development Agreement) in conducting interactions and negotiations with IMA and Ski Land and carrying out the transactions contemplated under the MOU, Participant hereby expressly agrees to perform such obligations under the MOU.

4.                                      Colony SARDA.  As provided in Section 1(a) herein, ASCU shall retain the right to participate in the drafting, negotiation, review and approval of (which approval shall not be unreasonably withheld, conditioned or delayed), all documents, maps and plans implementing the “SARDA,” the “Initial Expansion” and the “Discretionary Expansions” (all as defined in the MOU), but solely to the extent such drafting and negotiation relates to or directly impacts Talisker’s real estate development rights to the “Talisker Property” (as defined in the MOU), ASCU’s right to receive a pro-rata share of the density or net sales proceeds realized from the density contemplated by Section 25 of the MOU, if any, and not with respect to any other issue (including ski easements, ski lifts, ski trails, and the operation and expansion of Canyons Resorts).  ASCU’s rights hereunder shall be subordinate to Participant’s rights to establish various easements pursuant and in accordance with to Exhibit R of the Lease.  In addition, Participant and ASCU agree that Talisker may participate in the drafting and negotiation of, and review and approve (which approval shall not be unreasonably withheld, conditioned or delayed), all documents, maps and plans implementing the “SARDA,” the “Initial Expansion” and the “Discretionary Expansions” (all as defined in the MOU), but solely to the extent such drafting and negotiation relates to or directly impacts Talisker’s real estate development rights to the Talisker Property, ASCU’s right to receive a pro-rata share of the density or net sales proceeds realized from the density contemplated by Section 25 of the MOU, if any, and not with respect to any other issue (including ski easements, ski lifts, ski trails, and the operation and expansion of Canyons Resorts that do not relate to or impact Talisker’s real estate development rights or the Talisker Property).  Execution of the SARDA shall not relieve ASCU or Talisker of any of its obligations under this Agreement.

5.                                      Consent Required from Participant to Perform Participant’s Rights and Obligations.  Except as otherwise specifically provided in Sections 2 and 3 hereof and without limiting Participants obligations under Section 15 hereof, Participant shall have and may use its

5

sole discretion with respect to exercising or refraining from exercising any of Participant’s Rights and Obligations, or taking or refraining from taking any actions which Participant is hereby entitled to take under the MOU, including without limitation: (i) the right to elect to construct the “Pinecone Lift” (pursuant to Section 10 of the MOU), (ii) the right to elect to construct the “No Name Lift” (pursuant to Section 13(a) of the MOU) and (iii) the right to elect to construct the “White Pine Lift” (pursuant to Section 13(b) of the MOU), unless Participant’s refraining from exercising a Participant’s Rights and Obligations would result in a breach of the MOU.  Except as provided in Section 19 hereof, neither ASCU, Talisker, nor any Landlord Party shall have any right to exercise Participant’s Rights and Obligations without the consent of Participant, which consent Participant may grant in its sole and absolute discretion.

6.                                      Representation and Covenant Regarding Development Rights.  Talisker and ASCU represent and covenant that, until such time that this Agreement is terminated and Participant’s Rights and Obligations revert to ASCU and Talisker pursuant to Section 18 herein, neither Talisker, ASCU nor any other Landlord Party has the right to construct and/or may exercise any right to construct any ski lift, ski trail, ski infrastructure, ski-related food service facility, or other ski operational area on or within the MOU Property (expressly excluding, any of the foregoing that Talisker is permitted to construct on the “Talisker Property” (as defined in the MOU) pursuant to that certain Commercial Use Restriction and Right of First Offer Agreement dated May     , 2013 between LeaseCo, PropCo and VR CPC Holdings, Inc.) regardless of whether Talisker, ASCU, and/or any other Landlord Party has obtained permits or approvals for such improvement, with the further exception of any and all obligations to plan, finance and/or construct the “White Pine Lake Day Lodge” (as defined in the MOU), which remains one of ASCU’s Rights and Obligations.

7.                                      Existing Agreements, Plans and Approvals.  Talisker and ASCU acknowledge that, as of the Effective Date, Participant is not a party to the MOU, and Participant has had no involvement as of the Effective Date in the discussions or negotiations between ASCU, Talisker, IMA, and/or Ski Land regarding the contents of the MOU, or the planning and future development of the MOU Property discussed therein.  Accordingly, ASCU and Talisker agree and acknowledge that (a) Participant is not bound by any plan, master plan, drawing, map, agreement, or architectural rendering regarding the potential future alignment, design, location, size, capacity or functionality of any ski lift, ski facility, lodge, or any other improvement or development contemplated by the MOU, except to the extent that such plan, master plan, drawing, map, agreement, or rendering is legally-binding and (i) a matter of record or (ii) attached as an exhibit to the MOU or has otherwise been provided to Participant as of the Effective Date, and (b) Participant reserves the right, subject to the rights reserved to ASCU and/or Talisker as set forth in the definition of “Participant’s ASCU Rights and Obligations” and the definition of “Participant’s Talisker Rights and Obligations”, to comment, discuss, and/or seek to influence without limitation the alignment, design, location, size, capacity, or functionality of such improvements as they relate to the planning, design, and construction of Canyons Resort and any related ski lifts, facilities, or infrastructure.  Notwithstanding the foregoing or any other provision of this Agreement, Participant will not act or fail to act in a manner that causes a breach of the MOU.

8.                                      IMA Payment for Pinecone Lift.  Pursuant to Section 2 herein, ASCU appoints, designates, and authorizes Participant the sole right to receive IMA’s payment of up to

6

$4,500,000 for the cost of designing and constructing the “Pinecone Lift” (as defined in the MOU) and the costs of related improvements such as ski trails associated with the Pinecone lift (the “Pinecone Lift Costs”); provided, however, that Talisker and ASCU agree to pay Participant for any Pinecone Lift Costs in excess of Four Million Five Hundred Thousand Dollars ($4,500,000) as more particularly set forth in this Section 8.  Prior to commencing construction of the project, Participant will prepare a total project budget for all Pinecone Lift Costs including all elements contained in Quote #SAA0002396 Dated February 14, 2013 from Doppelmayr USA Inc. (the “2013 Quote”) priced at the amount set forth in an updated quote procured by Participant , with additions to the total project budget for (a) any components of the project which were either not included in the 2013 Quote including planning, project management, and permit costs, or which were allocated to the “buyer” in the 2013 Quote, (b) sales and other taxes, if applicable, (c) utility related costs, (d) costs to correct a flaw, problem, or missing component in the design of the Pinecone Lift or to (as such design is described in the 2013 Quote) that, (i) from an engineering perspective, prevents it from being constructed or operated properly as a new, working detachable lift, or (ii) relates to a site-specific or construction plan level issue or detail not fully addressed in the 2013 Quote, including but not limited to the precise location of the terminals and towers, the precise alignment of the Pinecone Lift, and the precise location of the utilities required to power and operate the lift, all as determined in a commercially reasonable manner by Participant, and (e) a ten percent (10%) contingency (the “Contingency”) which is refundable to Talisker as set forth below (collectively, the “Pinecone Project Budget”).  Within thirty (30) days of receipt of the Pinecone Project Budget from Participant, Talisker and ASCU will pay Participant the amount set forth therein that exceeds Four Million Five Hundred Thousand Dollars ($4,500,000) (which amount may be paid using the funds allocated by that certain Investment Agreement of even date herewith among LeaseCo and Participant, but only to the extent funds are available for disbursement thereunder and prior to the date such payment is due from Talisker to Participant, Talisker has satisfied all applicable conditions for disbursement).  Thereafter, Participant and, to the extent applicable, IMA, but not Talisker or ASCU, shall be responsible for any Pinecone Lift Costs in excess of the Pinecone Project Budget, including any costs resulting from additional changes to the scope or specifications of the project made by Participant, other than the changes described above and included within the Pinecone Project Budget (such excess costs, the “VR Pinecone Excess Construction Costs”).  Upon final completion of the project and payment of all Pinecone Lift Costs, Participant will refund to Talisker and ASCU any unused Contingency funds.  If Participant does not provide the Pinecone Lift Notification (as that terms is defined in the MOU) by November 1, 2015 (and, therefore, does not commence construction of the Pinecone Lift in 2016) and IMA then requests that Participant construct and operate a real estate transportation lift (at IMA’s cost) as contemplated in Section 10(e) of the MOU and, thereafter, Participant elects to oversize, configure, modify or extend the Pinecone Lift pursuant to the last two sentences of Section 10(e) of the MOU, neither ASCU nor Talisker shall be responsible or liable for any costs and expenses arising under the last two sentences of Section 10(e) of the MOU (“VR Pinecone Modification Costs”) (VR Pinecone Excess Construction Costs and the VR Pinecone Modification Costs are collectively the “VR Excess Pinecone Lift Costs”).

9.                                      White Pine Lift.  If Participant elects to construct the White Pine Lift, Participant shall be reimbursed for a portion of its construction costs based on a fair and equitable allocation to be determined by Participant and Talisker and/or ASCU upon such election by Participant,

7

taking into consideration such factors as the number of IMA and Talisker development lots that would be served by the lift.

10.                               White Pine Day Lodge.  Pursuant to this Agreement, ASCU retains any and all rights and obligations pursuant to Section 16(b) of the MOU to prepare a preliminary site plan, pay the costs of a preliminary site plan, construct, or pay for the construction of, the “White Pine Day Lodge” (as defined in the MOU).  If ASCU elects to build the White Pine Day Lodge and Participant elects not to participate, then Participant and its invitees shall have no access to White Pine Day Lodge, it being acknowledged that if Participant wants access to White Pine Day Lodge it may elect to construct or participate in the same.  If ASCU elects to build the White Pine Day Lodge and Participant elects not to participate, then the White Pine Day Lodge shall (i) not cause an Undue Interference with Participant’s operation of any ski terrain and (ii) shall be open solely to private club members with annual memberships and not be open to the general public.

11.                               ASCU and Talisker and Landlord Covenant to Reimburse Participant.  Except as expressly in this Section 11, ASCU and Talisker hereby covenant, without which Participant would not enter into this Agreement or the Lease, and in recognition of the benefit of the bargain provided by IMA’s monetary payment obligations to ASCU and Talisker pursuant to the MOU for performance of ASCU’s rights and obligations under the MOU, ASCU, LeaseCo, and PropCo shall be jointly and severally responsible for the expenses and costs of Participant’s performance of Participant’s Rights and Obligations and all other costs or expenses of Participant under the MOU, including but not limited to the costs and expenses of (i) operating any and all ski lifts not in existence as of the Effective Date but constructed during the Term of the Lease within the MOU Property and contemplated under the MOU (for example, No Name Lift, White Pine Lift, and Pinecone Lift), (ii) preparing, negotiating, and processing any and all site condition surveys, plat maps, easement documents, deeds, environmental studies and permits, including any and all engineering, surveying, and attorney’s fees, development impact fees, and government permit processing fees associated with or related to planning, engineering, subdivision, approval, improvement, and/or development of any improvements required under the MOU or within the MOU Property during the Term of the Lease, and (iii) developing the “Dream Lodge Site” (as described in Section 19 of the MOU) but only to the extent that the existing “Cloud Dine” facility is required (by existing contract, covenants, design review requirements, applicable law, or other existing obligation) to be replaced with a new, replacement or permanent facility; provided, however, that ASCU, LeaseCo and PropCo shall not be responsible for reimbursing Participant for any of the following costs and expenses: (a) the VR Excess Pinecone Lift Costs, and (b) the costs and expenses incurred by Participant for performance of Participant’s Rights and Obligations arising under (i) Section 11 of the MOU, (ii) under Section 4 and Section 14 of the MOU (without derogation or relinquishment of Participant’s rights to payments under Section 13(c) of the MOU and Section 11(a) herein), (iii) Section 13(a) of the MOU (but solely with regard to costs directly resulting from Participant’s election (and not any other party’s election) to extend or build the No Name Lift), and (iv) Sections 13(c)(i) and 13(c)(ii) of the MOU (elective operating and maintenance costs) (collectively, the “Landlord Reimbursement Obligation”).

a.              Talisker shall perform the Landlord Reimbursement Obligation within thirty (30) days of Notice by the Participant either by (i) payment in lawful money of the United States,

8

and at Participant’s opinion, by good and sufficient check (subject to collection) or wire transfer.  Talisker may perform certain designated portions of the Landlord Reimbursement Obligation using the funds allocated by that certain Investment Agreement of even date herewith among LeaseCo and Participant, but only to the extent funds are available for disbursement thereunder and prior to the date the Landlord Reimbursement Obligation payment is due from Talisker to Participant, Talisker has satisfied all applicable conditions for disbursement.  In full satisfaction of the Landlord Reimbursement Obligation and in consideration for the operation of such facilities by Participant for the useful life of the asset when applicable areas of Canyons Resort are operating, as it relates to operation costs for the Pine Cone Lift, the White Pine Lift, and the No Name Lift, Talisker shall direct IMA to remit to Participant those amounts due Talisker or ASCU from IMA as operating cost payments under Section 13(c) of the MOU, including if the asset continues to operate past the thirty (30) year period that is the basis for the calculation under Section 13(c) of the MOU; provided, however, that in the event the operating cost payments due from IMA are less than the amount calculated under Section 13(c) of the MOU as a result of residential allocations or other adjustments under the MOU or in the event IMA fails to make prompt payment after notice from Participant, then Talisker shall be responsible for any such shortfall.

b.              ASCU, LeaseCo, PropCo, and Talisker hereby agree that each shall jointly and severally defend, indemnify and save harmless Participant against and from all claims, costs, charges and expenses imposed upon or incurred by or asserted against Participant for any failure to perform any of its Landlord Reimbursement Obligation.  This indemnification shall be in addition to any other indemnities to Participant specifically provided in the Lease and any other Transaction Document and shall survive termination of this Agreement.

12.                               No Development Rights or Access Rights Conveyed to ASCU and Talisker.  ASCU and Talisker acknowledges that its rights to subdivide, improve, develop, and/or transfer the Landlord Reserved Estate and the Strategic Development Parcels, which includes a portion of the “Talisker Property” as defined by the MOU, are subject to the conditions specified in the Lease and Transaction Documents, and, notwithstanding anything to the contrary herein, this Agreement shall not restrict, limit, amend, expand, or otherwise alter the conditions to ASCU and Talisker’s subdivision, improvement, and/or development of the Landlord Reserved Estate and the Strategic Development Parcels pursuant to the Lease or Transaction Documents.  Talisker further covenants that it will not exercise Talisker’s Rights and Obligations until either (i) Participant consents to the release of a Strategic Development Parcel(s) pursuant to the Lease, and, upon such release, may exercise Talisker’s Rights and Obligations solely with regard to those specific Strategic Development Parcel(s) or (ii), prior to the release of Strategic Development Parcel(s), Participant consents to the exercise of Talisker’s Rights to such Strategic Development Parcel(s), which consent shall not be unreasonably withheld, conditioned or delayed.  ASCU and Talisker agrees that this Agreement does not grant ASCU or Talisker the right to access, enter, or transverse any portion of the Demised Parcels or the Strategic Development Parcels, and that ASCU and Talisker’s rights to access, enter, or transverse the Demised Premises and the Strategic Development Parcels are subject to and governed by the Access Agreement and the other Transaction Documents.

13.                               ASCU and Talisker Representation.  ASCU and Talisker hereby represents, as of the Effective Date, ASCU and Talisker are not in default or breach of any provision of the MOU,

9

and to ASCU’s and Talisker’s knowledge, no circumstances exist that with notice or passage of time would constitute a default by ASCU and Talisker under the MOU.

14.                               Amendment of MOU.  Provided that Participant is not in default of the Lease, this Agreement, or any other Transaction Documents, ASCU and Talisker shall not request, process or consent to any amendment of the MOU that affects the Participant’s Rights and Obligations without Participant’s prior written consent, which Participant may withhold in its sole and absolute discretion.

15.                               Mutual Covenant; Further Assurances.  ASCU and Talisker each hereby covenants that during the term of the Lease that it will comply with all obligations for which it remains responsible under the MOU.  Subject to Talisker’s performance of the Landlord Reimbursement Obligation, Participant covenants that during the term of the Lease that Participant will perform those Participant’s Rights and Obligations the lack of performance of which would result in a breach of the MOU.  ASCU and Talisker and Participant each hereby covenants that it will, at any time and from time to time, execute any documents and take such additional actions as the other, or its respective successors or assigns, shall reasonably require in order to more completely or perfectly carry out the purposes of the Lease and this Agreement.

16.                               Indemnification of Participant.  Except to the extent caused by Participant’s or any of its Affiliates’ breach of this Agreement , ASCU, Talisker, LeaseCo, and PropCo shall defend, indemnify and save harmless Participant against and from all actual liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, imposed upon or incurred by or asserted against Participant to the extent arising from or relating to any failure by ASCU and/or Talisker to perform any and all of ASCU’s and/or Talisker’s obligations under the MOU.  This indemnification shall be in addition to any other indemnities to Participant specifically provided in the Lease and any other Transaction Document and shall survive termination of this Agreement.

17.                               Indemnification of ASCU and Talisker.  Except to the extent caused by ASCU or Talisker or any of their Affiliates, Participant shall defend, indemnify and save harmless ASCU and Talisker against and from all actual liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, imposed upon or incurred by or asserted against ASCU and/or Talisker to the extent arising from or relating to (i) any breach of this Agreement by Participant or (ii) any negligence by Participant.  This indemnification shall be in addition to any other indemnities to ASCU and/or Talisker specifically provided in the Lease and any other Transaction Document and shall survive termination of this Agreement.

18.                               Reverter to ASCU and Talisker.  Upon expiration, termination, or cancellation of the Lease, this Agreement shall terminate and all Participant’s Rights and Obligations shall revert to ASCU and Talisker.

19.                               Cure.

a.              Participant Cure.  Within thirty (30) days of receipt of an order or notice issued by a party to the MOU of breach or default in the performance of ASCU’s Rights and

10

Obligations and/or Talisker’s Rights and Obligations, ASCU and Talisker shall commence cure of such breach or default and shall diligently prosecute such cure to completion.  Notwithstanding the foregoing, if the nature of the breach or default is such that the cure thereof cannot reasonably be effected within such thirty (30) day period, then ASCU and Talisker shall be afforded such additional time as agreed to in writing by ASCU, Talisker and Participant, which agreed upon cure period shall be at least one-third (1/3) shorter in duration than required by the party to the MOU providing such notice or order of breach or default.  After such additional cure period has expired, Participant shall have the right to perform any activities necessary or reasonable to cure such breach or default in the performance of the ASCU’s Rights and Obligations and/or Talisker’s Rights and Obligations.  ASCU and Talisker, upon demand, shall reimburse Participant for any reasonable expenses incurred by Participant (including reasonable attorneys’ fees) pursuant to, or in connection with, performance of any ASCU’s Rights and Obligations and/or Talisker’s Rights and Obligations by Participant, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Participant to the date that the same are reimbursed to Participant by ASCU and Talisker.

b.              ASCU and Talisker Cure.  Within thirty (30) days of receipt of an order or notice issued by a party to the MOU of breach or default in the performance of the Participant’s Rights and Obligations, Participant shall commence cure of such breach or default and shall diligently prosecute such cure to completion.  Notwithstanding the foregoing, if the nature of the breach or default is such that the cure thereof cannot reasonably be effected within such thirty (30) day period, then Participant shall be afforded such additional time as agreed to in writing by ASCU, Talisker and Participant, which agreed upon cure period shall be at least one-third (1/3) shorter in duration than required by the party to the MOU providing such notice or order of breach or default.  After such additional cure period has expired, ASCU and Talisker shall have the right to perform any activities necessary or reasonable to cure such breach or default in the performance of the Participant’s Rights and Obligations.  Participant, upon demand, shall reimburse ASCU and Talisker for any reasonable expenses incurred by ASCU and Talisker (including reasonable attorneys’ fees) pursuant to, or in connection with, performance of any Participant’s Rights and Obligations by ASCU and Talisker, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by ASCU and Talisker to the date that the same are reimbursed to ASCU and Talisker by Participant.

c.               Contests.  ASCU and Talisker and Participant shall have the right to contest in good faith and with reasonable diligence the validity of any order, or notice of breach or default issued by a party to the MOU, so long as such contest will not adversely affect in any significant respect the Demised Premises or Participant’s rights under the Lease, or any other Transaction Document, including this Agreement.

20.                               No Joint Venture.  Nothing contained herein shall be construed as creating a joint venture, agency, or any other relationship between the parties hereto other than that of ASCU and Talisker and Participant.

21.                               Time of the Essence.  Time is of the essence in the performance by ASCU and Talisker and Participant of its obligations under this Agreement.

11

22.                               Notice.  Any notice, request, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either ASCU and Talisker or Participant pursuant to this Agreement (each a “Notice” and collectively, “Notices”) shall be in writing and shall only be deemed effective:  (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the third (3rd) Business Day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; or (c) on the first (1st) Business Day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, addressed to such party at the address specified below, for next Business Day delivery.  For purposes of this Section 22, the addresses of the parties for all notices are as follows (or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address or addresses shall only be effective upon receipt):

If to ASCU and Talisker:

c/o Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Canada
Attention: Jack Bistricer
Facsimile: (416) 864-0258
Email: jbistricer@taliskercorp.com

with a copy to:

Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Canada
Attention: Chief Financial Officer
Facsimile: (416) 864-1840
Email: jlevine@taliskercorp.com

with another copy to:

Talisker Mountain
P.O. Box 4349
Park City, Utah 84060
United States
Attention: David J. Smith, Esq.
Facsimile: (435) 487-0256
Email: dsmith@taliskermountain.com

12

with another copy to:

Paul Hastings LLP
75 East 55th Street
New York, New York 10022
United States
Attention: Bruce S. DePaola, Esq.
Facsimile: (212) 230-7879
Email: brucedepaola@paulhastings.com.

If to Participant:

c/o Vail Resorts Management Company
390 Interlocken Crescent
Broomfield, CO 80021
United States
Attention: Fiona Arnold, EVP & General Counsel
Facsimile: (303) 648-4787
Email: FArnold@vailresorts.com & MWarren@vailresorts.com

With a copy to:

Gibson, Dunn & Crutcher LLP
1801 California St., Suite 4200
Denver, Colorado 80202
United States
Facsimile: (303) 313-2839
Attention: Beau Stark
Email: Bstark@gibsondunn.com

a.              The attorney for any party may send Notices on that party’s behalf.  Talisker, ASCU and Participant shall each have the right, from time to time during the Term, to designate additional or substitute parties or address(es) to receive Notices on behalf of such party in accordance with this Section 22.

b.              ASCU and Talisker, and Participant agree to provide Notice to the other party within twenty (20) days of receipt of any order, or notice of breach or default issued by any party to the MOU.  The receiving party shall not be deemed to have knowledge or notice of any occurrence of any breach or default of the MOU, unless the receiving party has actually received written Notice from the notifying party referring to this Agreement and describing such breach or default.

23.                               Dispute Resolution.  The provisions of Article 15 of the Lease are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

13

24.                               Affirmative Waivers.  ASCU AND TALISKER AND PARTICIPANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, INCLUDING ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY AND OTHER STATUTORY REMEDY WITH RESPECT THERETO.

25.                               No Waivers.  Except as specifically provided in this Agreement, no delay or omission by either ASCU, Talisker or Participant in exercising a right or remedy shall exhaust or impair such right or remedy or constitute a waiver of, or acquiescence in, any default by the other party.  A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy, from time to time.

26.                               Authority of Parties.

a.              Participant represents and warrants that this Agreement has been duly authorized, executed and delivered by Participant and constitutes the legal, valid and binding obligation of Participant.

b.              ASCU represents and warrants that this Agreement has been duly authorized, executed and delivered by ASCU and constitutes the legal, valid and binding obligation of ASCU.

c.               Talisker represents and warrants that this Agreement has been duly authorized, executed and delivered by Talisker and constitutes the legal, valid and binding obligation of Talisker.

27.                               Limited Recourse.  The provisions of Section 14.8 of the Lease are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

28.                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah without regard to principles of conflicts of laws.

29.                               Entire Agreement; Modifications.  This Agreement, the Lease, the Transaction Agreement, and the Transaction Documents (as defined in the Transaction Agreement) represent the entire agreement of the parties with respect to the subject matter hereof, and, accordingly, all understandings and agreements heretofore had between the parties are merged in this Agreement and such other documents, which alone fully and completely express the agreement of the parties.  No amendment, surrender or other modification of this Agreement shall be effective unless in writing and signed by the party to be charged therewith.

30.                               Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

14

31.                               Interpretation.  The captions, headings and titles in this Agreement are solely for convenience of references and shall not affect its interpretation.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.  Each covenant, agreement, obligation or other provision of this Agreement on Participant’s part to be performed shall be deemed and construed as a separate and independent covenant of Participant, not dependent on any other provision of this Agreement.  Whenever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and, in each case, vice versa, as the context may require.  Each of ASCU, Talisker, and Participant acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

32.                               No Third-Party Beneficiaries.  The rights in favor of ASCU, Talisker, and Participant set forth in this Agreement shall be for the exclusive benefit of ASCU, Talisker, and Participant, respectively, and their respective permitted successors and assigns, it being the express intention of the parties that in no event shall such rights be conferred upon or for the benefit of any third party.

33.                               Prevailing Party Attorney’s Fees.  If either ASCU, Talisker, or Participant shall bring an action or proceeding in any court of competent jurisdiction to enforce its rights or the other party’s obligations under this Agreement, then the prevailing party in such action or proceeding shall be entitled to be reimbursed by the non-prevailing party for all reasonable attorneys’ fees and disbursements incurred by the prevailing party in connection with such action or proceeding.  If neither party shall prevail in such action or proceeding, or if both parties shall prevail in part in such action or proceeding, then such court shall determine whether, and the extent to which, one party shall reimburse the other party for all or any portion of the reasonable attorneys’ fees and disbursements incurred by such other party in connection with such action or proceeding.  Any reimbursement required under this Section 33 shall be made within fifteen (15) days after written demand therefor (which demand shall be accompanied by reasonably satisfactory evidence that the amounts for which reimbursement is sought have been paid).

34.                               Counterparts.  This Agreement may be executed in several counterparts, all of which, when taken together, constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

15

IN WITNESS WHEREOF, ASCU and Talisker and Participant have duly executed this Agreement as of the day and year first above written.

TALISKER:	Talisker Land Holdings, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASCU:	ASC Utah LLC,
a Delaware limited liability company

By:
Name:
Title:

LEASECO:	Talisker Canyons LeaseCo LLC,
a Delaware limited liability company

By:
Name:
Title:

PROPCO:	Talisker Canyons PropCo LLC,
a Delaware limited liability company

By:
Name:
Title:

PARTICIPANT:	VR CPC Holdings, Inc.
a Delaware limited liability company

By:
		Name:	Fiona E. Arnold
		Title:	Executive Vice President and General Counsel

[END OF SIGNATURES]

Exhibit A
MOU Property

THE COLONY
MASTER PLAN

EXHIBIT "A-1"

TALISKER PROPERTY
NORTH & EAST BOUNDARY NOT SHOWN
SOUTH & EAST BOUNDARY NOT SHOWN
INDEX TO A-1
THE COLONY PROJECT BOUNDARY
SALT LAKE COUNTY PROPERTY
TALISKER PROPERTY
DISCRETIONARY EXPANSION AREA
INITIAL EXPANSION AREA
PERMANENT EASEMENT (UNPLATTED) WHITE PINE CREEK BED
CURRENT EASEMENT TO BE VACATED
NORTH

EXHIBIT "A-2"

THE COLONY
AT WHITE PINE CANYON
LAND PLAN
IRON MOUNTAIN
PHASE 3
PHASE 4A
PHASE 4B
PHASE 4C
PHASE 4D
PHASE 4E
PHASE 4F
PHASE 4G
PHASE 5
CLOUD DINE RESTAURANT
DREAM PEAK LOTS
TALISKER PROPERTY
THIS IS A PLANNING DOCUMENT DEVELOPED FOR ILLUSTRATIVE PURPOSES. BOUNDARY LINES AND IMPROVEMENTS ARE SHOWN IN APPROXIMATE LOCATIONS AND HAVE NOT BEEN SURVEYED. DEVELOPMENT OF ANY FUTURE IMPROVEMENTS WILL BE GOVERNED BY THE SPECIFIC TERMS OF THE MEMORANDUM OF UNDERSTANDING.
NORTH
SCALE: 1"=1000'
path: M:\01_MDS\01_Eng\112 Colony\02 Design\04 Phase 5\ | plotted by: owner
file name: Colony - Overall 6.13.12.dwg | plot date: February 26, 2013

EXHIBIT M

Historical PCMR Leases

1.              That certain Lease (Resort Area) dated as of January 1, 1971, by and between United Park City Mines Company (“UPK”), as lessor, and Treasure Mountain Resort Company, as lessee, as amended by that certain Amendment to Lease (Resort Area) dated as of May 1, 1975, by and between UPK, as lessor, and Greater Park City Company (formerly Treasure Mountain Resort Company) (“Greater Park City”), as lessee (which amended lease was assigned by that certain Assignment of Leases dated as of October 11, 1975, by and between Greater Park City, as assignor, and Greater Properties Inc. (“Greater Properties”), as assignee, and was subsequently subleased by that certain Agreement of Sublease dated as of October 11, 1975, by and between Greater Properties, as sublessor, and Greater Park City, as sublessee), as amended by that certain Second Amendment to Lease (Resort Area) dated as of June 19, 1980, by and among UPK, Greater Properties and Greater Park City, as amended by that certain Third Amendment to Lease (Resort Area) dated as of December 12, 1980, by and among UPK, Greater Properties and Greater Park City, as amended by that certain Fourth Amendment to Lease (Resort Area) dated as of July 28, 1997, by and among UPK, Greater Properties, and Greater Park City, as amended by that certain Fourth Amendment to Lease (Resort Area) dated as of May 1, 2001, by and among UPK, Greater Properties and Greater Park City, as amended by that certain Fourth Amendment to Lease Resort Area dated as of December 2004, to be effective as of May 1, 2001, by and among UPK, Greater Properties, and Greater Park City, as may be amended by that certain Acknowledgement and Consent Regarding Resort Area and Crescent Ridge Leases dated as of December 15, 2004, by and among UPK, Greater Properties and Greater Park City (formerly, Treasure Mountain Resort Company).

2.              That certain Lease (Crescent Ridge) dated as of May 1, 1975, by and between UPK and Greater Park City (which lease was assigned by that certain Assignment of Leases dated as of October 11, 1975, by and between Greater Park City, as assignor, and Greater Properties, as assignee, and was subsequently subleased by that certain Agreement of Sublease dated as of October 11, 1975, by and between Greater Properties, as sublessor, and Greater Park City, as sublessee), as may be amended by that certain Acknowledgement and Consent Regarding Resort Area and Crescent Ridge Leases dated as of December 15, 2004, by and among UPK, Greater Properties and Greater Park City (formerly, Treasure Mountain Resort Company).

EXHIBIT N

Memorandum of Lease

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue, 49th Floor

Los Angeles, California 90071

Attention: Drew Flowers

(Space Above For Recorder’s Use)

Tax ID Numbers listed on

Exhibit B attached hereto.

MEMORANDUM OF LEASE

This MEMORANDUM OF LEASE AGREEMENT (“Memorandum”) dated as of May       , 2013 is entered into by and between TALISKER CANYONS LEASECO LLC, a Delaware limited liability company (“Landlord”), and VR CPC HOLDINGS, INC., a Delaware corporation  (“Tenant”).

WHEREAS, Landlord and Tenant have entered into a Master Agreement of Lease dated as of May       , 2013 (the “Lease Agreement”);

WHEREAS, the initial term of the Lease is fifty (50) years, commencing on May       , 2013 and expiring on May       , 2063.  Tenant has the option to extend the term of the Lease for six (6) additional terms of fifty (50) years each, on the terms and conditions set forth in the Lease Agreement.

WHEREAS, this Memorandum is prepared for recordation purposes only, and it in no way modifies the terms, conditions, provisions and covenants of the Lease Agreement.  The rent and other obligations of Landlord and Tenant are set forth in the Lease Agreement, to which reference is made for further information.  This Memorandum describes only selected provisions of the Lease Agreement, and reference is made to the full text of the Lease Agreement for the full terms and conditions thereof.  In the event of any inconsistency between the terms, conditions, provisions and covenants of this Memorandum and the Lease Agreement, the terms, conditions and covenants of the Lease Agreement shall prevail.

NOW, THEREFORE, Landlord and Tenant have caused this Memorandum to be executed and recorded in the Official Records of Summit County and Salt Lake County, Utah to provide constructive notice of the Lease Agreement, and all parties taking title to the property described on Exhibit A attached hereto owned by the Landlord shall be deemed to have notice of each and every provision contained in the Lease Agreement.

This Memorandum of Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum as of the day and year first above written.

LANDLORD:	TALISKER CANYONS LEASECO LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page Continues]

TENANT:	VR CPC HOLDINGS, INC.
A Delaware corporation

By:
		Name:	Fiona E. Arnold
		Title:	Executive Vice President and General Counsel

[Signature Page Continues]

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On May           , 2013 before me,                                                             , Notary Public, personally appeared                                                                                 , personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF COLORADO	)
	)	ss.:

COUNTY OF BROOMFIELD	)

On the        day of                             , 2013 before me, the undersigned, personally appeared                                                                                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Notary’s official signature)

(Commission expiration)

EXHIBIT A

Legal Description

PARCEL 1

PARCEL K-1:

The East one-half of Section 34, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-2:

All of Section 35, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-3:

The West half of the Southwest Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING THEREFROM:  Commencing at the west quarter corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; thence along the west line of said Section 31 South 00°00’31” West a distance of 533.56 feet; thence leaving said section line North 89°59’29” West a distance of 270.94 feet to the POINT OF BEGINNING; thence South 50°00’02” West a distance of 470.99 feet; thence North 90°00’00” West a distance of 102.03 feet; thence South 50°00’00” West a distance of 278.50 feet; thence South 41°41’30” West a distance of 225.92 feet; thence South 82°01’24” West a distance of 171.13 feet; thence South 72°00’15” West a distance of 201.17 feet; thence North 82°16’12” West a distance of 347.47 feet; thence South 85°58’04” West a distance of 202.71 feet; thence North 90°00’00” West a distance of 306.42 feet; thence North 86°22’02” West a distance of 609.97 feet; thence South 00°00’00” East a distance of 394.05 feet; thence North 47°30’47” West a distance of 742.66 feet; thence South 74°22’43” West a distance of 719.71 feet; thence North 32°42’37” West a distance of 413.74 feet; thence North 45°51’07” East a distance of 515.90 feet; thence North 81°42’13” East a distance of 327.18 feet; thence South 00°44’12” West a distance of 25.53 feet; thence South 88°01’56” East a distance of 220.76 feet; thence South 65°49’07” East a distance of 52.15 feet; thence South 89°48’04” East a distance of 77.70 feet; thence North 00°10’55” West a distance of 77.40 feet; thence South 77°35’33” East a distance of 180.31 feet; thence South 10°12’36” West a distance of 33.15 feet; thence South 71°48’03” East a distance of 167.51 feet; thence South 34°50’28” West a distance of 132.90 feet; thence North 84°31’47” West a distance of 293.50 feet; thence South 67°20’38” West a distance of 26.32 feet; thence South 86°42’58” West a distance of 322.15 feet; thence South 00°33’08” West a distance of 48.43 feet; thence South 89°26’52” East a distance of 386.04 feet; thence North 66°40’55” East a distance of 114.23 feet; thence South 84°55’31” East a distance of 93.44 feet; thence South 61°13’08” East a distance of 142.27 feet; thence South 79°40’32” East a distance of 257.87 feet; thence North 89°54’42” East a distance of 93.39 feet; thence North 00°13’26” West a distance of 117.30 feet; thence South 58°49’24” East a distance of 266.02 feet; thence North 46°38’46” East a distance of 44.83 feet; thence South 51°33’19” East a distance of 125.97 feet; thence South 72°25’33” East a distance of 144.35 feet; thence North 88°58’01” East a distance of 309.96 feet; thence North 71°58’23” East a distance of 138.22 feet; thence North 62°43’34” East a distance of 147.77 feet; thence North 29°04’15” East a distance of 39.83 feet; thence South 79°00’00” East a distance of 150.58 feet to a point on a 275.0 foot radius curve to the left; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 182.19 feet; thence North 63°02’29” East a distance of 298.07 feet to a point on a 275.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 196.24 feet; thence North 22°09’22” East a distance of 33.36 feet; thence South 89°27’00” East a distance of 582.11 feet to said point of beginning.

PARCEL K-4:

The East half of Section 22, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING THEREFROM the following property conveyed in Special Warranty Deed to Willow Ranch Development Company, a Utah corporation recorded August 31, 1995 as Entry No. 436508 in Book 905 at page 66 of Official Records, and being more particularly described as follows:

Parcel 1:  A parcel of land lying within the Northeast Quarter of Section 22, Township 1 South, Range 3 East, Salt Lake Base and Meridian more particularly described as follows:

Beginning at a point that is South 64°59’17” West 1628.01 feet from the Southwest Corner of Section 14, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence South 217.80 feet; thence West 200 feet; thence North 217.80 feet; thence East 200 feet to the point of beginning.  The basis of bearing for the above description is South 89°53’53” West between the South Quarter Corner of Section 14 and the Southeast Corner of Section 14, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-5:

The West Half of the Northwest Quarter, the Southwest Quarter, the West Half of the Southeast Quarter and the Southeast Quarter of the Southeast Quarter of Section 26, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-6:

The Southeast Quarter of Section 27, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-7:

BEGINNING at a point North 89°47’ East 2543.22 feet from the West Quarter Corner of Section 27, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence South 4568.66 feet; thence South 43°15’ West 328.70 feet; thence North 49°51’ West 659.34 feet; thence North

88°11’ West 1162.26 feet; thence North 75°48’ West 289.74 feet; thence South 79°47’ West 374.88 feet; thence South 948.1 feet, more or less, to the West Quarter Corner of Section 34, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence East 2640 feet, more or less, to the center of said Section 34; thence North 5280 feet, more or less, to the center of Section 27; thence South 89°47’ West 96.78 feet, more or less, to the point of beginning.

PARCEL V-1:

PARCEL 1:

The North 590 feet of the Southeast Quarter of the Southwest Quarter and the North 590 feet of the West Half of the Southwest Quarter of the Southeast Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 2:

The South 495 feet of the West Half of the Northeast Quarter of the Southwest Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 3:

The South 330 feet of the East Half of the Northeast Quarter of the Southwest Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 4:

The South 330 feet of the West 100 feet and the South 250 feet of the East 100 feet of the West 200 feet and the South 200 feet of the East 200 feet of the West 400 feet of the South Half of the Southwest Quarter of the Northwest Quarter of the Southeast Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING FROM PARCEL V-1:

The portion that lies within the bounds of Sundial Lodge at The Canyons, a Utah condominium project, according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

The portion that lies within the bounds of Sundial Lodge Final Site Plat; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 3 (Sundial Pool):

Commencing at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section, South 89°59’43” East, a distance of 831.48 feet, (basis of bearing being South 89°59’43” East from the said South Quarter Corner of the Southeast Corner of said Section 36); thence leaving said Section line

North, a distance of 382.64 feet to the POINT OF BEGINNING, said point being on the boundary of the Sundial Lodge Amended Site Plat, on file and of record in the Office of the Summit County Recorder; thence leaving said plat South 60°31’31” West, a distance of 61.97 feet; thence South 68°39’46” West, a distance of 80.2 feet to a point 6.50 feet perpendicular distance from the top back of an existing curb; thence along the back of curb 6.50 feet perpendicularly distance the following two calls 1.) North 02°09’29” West, a distance of 61.70 feet to a point of curve to the left having a radius of 63.00 feet and a central angle of 61°23’32”; 2.) thence Northwesterly along the arc a distance of 67.50 feet to a point on the A2 Parcel; thence along said Parcel North 00°09’59” West, a distance of 10.11 feet; to a point on the said Sundial Lodge Amended Site Plat boundary; thence leaving said A2 Parcel and along said Sundial Lodge Amended Site Plat boundary line the following calls: North 60°31’31” East, a distance of 9.43 feet; thence South 29°29’36” East, a distance of 25.02 feet; thence North 60°30’24” East, a distance of 59.55 feet; thence South 29°28’29” East, a distance of 107.25 feet; thence North 60°31’31” East, a distance of 43.03 feet; thence South 29°28’29” East, a distance of 6.96 feet to the POINT OF BEGINNING.

The portion that lies within the bounds of Grand Summit Resort Hotel at The Canyons, a Utah condominium project, according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 5 (Grand Summit Cooling Tower):

Beginning at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence North 1295.64 feet; thence East 983.46 feet to the true point of beginning, (Basis of Bearing being North 89°59’43” West between the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and the said South Quarter Corner of Section 36); thence North 14°50’26” West 8.66 feet; thence North 75°09’34” East 42.50 feet; thence South 14°50’26” East 85.00 feet; thence South 75°09’34” West 54.00 feet; North 14°50’26” West 54.17 feet; thence North 75°09’34” East 15.90 feet; thence North 14°50’26” West 22.17 feet; thence South 75°09’34” West 4.40 feet to the point of beginning.

The portion that lies within the bounds of The Vintage on the Strand Phase I, a Planned Unit Development; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

ALSO LESS AND EXCEPTING therefrom any portion within the following parcels:

Commencing at the south quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; (basis of bearing being North 89°59’43” West., a distance of 2667.10 feet between the southeast corner of said section 36 and the said south quarter corner); thence along the quarter section line of said section 36, North 00°13’26” West, a distance of 2672.61 feet to the center of said section; thence along the quarter section line of said section 36, South 89°16’58” East, a distance of 608.59 feet to the true POINT OF BEGINNING thence South 89°16’58” East a distance of 730.48 feet; thence South 00°06’32” East a distance of 540.04 feet; thence South 89°27’00” East a distance of 457.97 feet; thence South 22°09’22” West a distance of 23.46 feet; to a point on a 250.00 foot radius curve to the right; thence along said arc, through a central angle of 40°53’07”, a distance of 178.40 feet, thence South 63°02’29” West a distance of 298.07 feet; to a point on a 250.00 foot radius curve to the right; thence along said arc, through a central angle of 37°57’30”, a distance of 165.62 feet, thence North 79°00’00” West a distance of 154.93 feet; thence North 23°09’22” East a distance of 534.31 feet; thence North 83°26’14” West a distance of 217.29 feet; thence South 89°37’40” West a distance of 136.72 feet; thence South 71°36’34” West a distance of 207.92 feet; thence South 85°02’48” West a distance of 224.36 feet; thence South 74°30’52” West a distance of 306.99 feet; thence South 26°00’00” West a distance of 120.26 feet; thence North 64°00’00” West a distance of 49.82 feet; thence North 26°00’00” East a distance of 22.00 feet; to a point on a 128.00 foot radius non-tangent curve to the right; center bears North 26°00’00” East; thence along said arc, through a central angle of 18°28’37”, a distance of 41.28 feet, thence North 33°00’00” East a distance of 61.70 feet; thence North 59°46’54” East a distance of 112.25 feet; thence North 43°51’27” East a distance of 28.98 feet; thence North 60°31’57” East a distance of 191.35 feet; thence North 14°00’00” East a distance of 112.24 feet; thence North 72°08’15” East a distance of 118.97 feet; thence North 14°00’00” East a distance of 162.64 feet; to said point of beginning.

Commencing at the south quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; (basis of bearing being North 89°59’43” West., a distance of 2667.10 feet between the southeast corner of said section 36 and the said south quarter corner); thence along the quarter section line of said section 36, North 00°13’26” West, a distance of 1047.25 feet and South 89°46’34” West, a distance of 248.36 feet to the true POINT OF BEGINNING; thence North 47°30’47” West a distance of 742.66 feet; thence South 74°22’43” West a distance of 719.71 feet; thence North 19°34’36” West a distance of 445.90 feet; thence North 40°25’24” East a distance of 200.00 feet; thence North 79°34’36” West a distance of 200.00 feet; thence North 19°34’36” West a distance of 150.00 feet; thence South 84°08’15” East a distance of 415.45 feet; thence North 81°42’13” East a distance of 599.65 feet; thence South 77°35’29” East a distance of 257.82 feet; thence South 10°12’36” West a distance of 33.15 feet; thence South 71°48’03” East a distance of 487.81 feet; thence South 58°49’24” East a distance of 308.76 feet; thence South 58°49’24” East a distance of 276.29 feet; thence South 88°26’41” East a distance of 525.03 feet; thence North 25°06’23” East a distance of 265.06 feet; thence South 79°00’00” East a distance of 142.42 feet to a point on a 250.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 165.62 feet; thence North 63°02’29” East a distance of 298.07 feet to a point on a 250.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 178.40 feet; thence North 22°09’22” East a distance of 23.46 feet; thence South 89°27’00” East a distance of 609.01 feet; thence South 50°00’00” West a distance of 470.99 feet; thence North 90°00’00” West a distance of 102.03 feet; thence South 50°00’00” West a distance of 278.50 feet; thence South 41°41’30” West a distance of 225.92 feet; thence South 82°01’24” West a distance of 171.13 feet; thence South 72°00’15” West a distance of 201.17 feet; thence North 82°16’12” West a distance of 347.47 feet; thence South 85°58’04” West a distance of 202.71 feet; thence West a distance of 306.42 feet; thence North 86°22’02” West, a distance of 609.97 feet; thence South, a distance of 394.05 feet to said point of beginning.

PARCEL 1A

PARCEL 1:

The portion of the Southwest Quarter of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian lying North and West of the boundary lines of The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat and The Colony at White Pine Canyon Phase II Final Subdivision Plat; according to the Official Plats thereof, on file and of record in the Office of the Summit County Recorder; less and excepting therefrom a portion of said land beginning at a point approximately 237 feet South of the Northeast Corner of Government Lot 11; thence continuing South along the Government Lot line to the Northerly line of The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat; thence Westerly along the boundary line of said plat to the most Northerly point of said plat, (said point also being the most Northerly Corner of Lot 24, The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat) in said Government Lot 11; thence in a straight, Northeasterly line to the point of beginning.

BEGINNING at the Northwest Corner of Government Lot 12, in Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Southwesterly to the Southwest Corner of Section 2, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Easterly along the South line of said Section 2 to the Southeast corner of said Section 2; thence Northerly along the East line of said Section 2 to the Northwest corner of Government Lot 12, the point of beginning.

The Northeast Quarter of Section 10, Township 2 South, Range 3 East, Salt Lake Base and Meridian, less and excepting therefrom any portion located in Salt Lake County.

The North Half and the Southwest Quarter of Section 11, Township 2 South, Range 3 East, Salt Lake Base and Meridian; less and excepting therefrom any portion lying South of the following line: Beginning at the Southwest corner of said Section 11; thence in a straight line to the center point of said Section 11.

BEGINNING at the center of Section 11, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Southwesterly along the boundary of the property described above in said Section 11, 1295 feet; thence leaving said boundary Northeasterly to a point in common with the East-West Center line of Section 11; thence West along said Center Section line of the point of beginning.

LESS AND EXCEPTING THEREFROM the hereinabove described, any portion located within the bounds of The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat, The Colon at White Pine Canyon Phase 1 Third Amendment, The Colony at White Pine Canyon Phase 1-B Final Subdivision Plat, The Colony at White Pine Canyon Phase II Final Subdivision Plat, and The Colony at White Pine Canyon Phase 3A Final Subdivision Plat; according to the Official Plats thereof, on file and of record in the Office of the Summit County Recorder.

ALSO LESS AND EXCEPTING THEREFROM hereinabove described the following described parcels:

PARCEL 1-A:

Commencing at the West Quarter Corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base & Meridian, a found brass cap; thence along the West line of said Section, North 00º17’02” West, a distance of 1,007.88 feet (basis of bearing being North 00º17’02” West between said West Quarter and the Corner Common at Government Lots 4 & 5 of said Section 1); thence leaving said West line East, a distance of 2,015.87 feet to the POINT OF BEGINNING, said point being the Northerly most corner of Lot 24 of The Colony at White Pine Canyon - Phase I Amended Final Subdivision Plat, on file and of record in the Office of the Summit County Recorder; thence leaving said subdivision, North 66º34’09” East, a distance of 467.49 feet; thence North 89º50’40” East, a distance of 132.71 feet to the center line of said Section 1; thence along said section line, South 00º23’32” East, a distance of 107.72 feet; thence leaving said section line, South 82º03’02” West, a distance of 567.84 feet to the POINT OF BEGINNING.

PARCEL 1-B:

Commencing at the West Quarter Corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base & Meridian, a found brass cap; thence along the West line of said Section, North 00º17’02” West, a distance of 1,311.57 feet (basis of bearing being North 00º17’02” West between said West Quarter and the Corner Common at Government Lots 4 & 5 of said Section 1); thence leaving said West line North 89º44’12” East, a distance of 2,493.81 feet along the Southerly line of Government Lots 5 & 6 of said Section 1 to the POINT OF BEGINNING; thence continuing Easterly along said line, North 89º44’21” East, a distance of 84.88 feet to the Southeast corner of said Government Lot 6; thence along the Westerly line of Government Lot 11 of said Section 1, South 00º09’20” East, a distance of 41.80 feet; thence leaving said Westerly line, North 64º01’38” West, a distance of 94.54 feet to the POINT OF BEGINNING.

(Summit County Tax Serial Nos. PP-1-C, PP-3, PP-5-1, PP-59-A, PP-59, PP-65, PP-67, PP-69-70, PP-69-70-A, PP-6-A, PP-72, PP-73-A, PP-73-C, PP-75-A-5, PP-75-C, PP-75-H-1, and PP-75-H-1-A)

(Salt Lake County Tax Serial No. 18-27-400-001)

PARCEL 2:

Those areas designated as “Ski Run” and those areas designated as “Ski Lift” on the Official Plats for The Colony at White Pine Canyon, Phase I Second Amendment and The Colony at White Pine Canyon, Phase II Final Subdivision Plat; both on file and of record in the Office of the County Recorder of Summit County.

LESS AND EXCEPTING THEREFROM the above described Parcel 2 the following: Beginning at a point which is North 23°16’08” East 678.66 feet from the Southwest Corner of Lot 79, of The Colony at White Pine Canyon Phase II Final Subdivision Plat, as recorded; and running thence North 23°16’08” East 64.28 feet; thence South 8745’14” East 1793.57 feet; thence South 02°14’46” West 60.00 feet; thence North 87°45’14” West 1816.57 feet to the point of beginning, but not excepting from Parcel 2 that portion of the above described parcel that is designated as “Ski Run”.

PARCEL 3:

The areas designated as “Ski Run” on the Official Plat for The Colony at White Pine Canyon - Phase 1B Final Subdivision Plat, on file and of record in the Office of the County Recorder of Summit County.

EXHIBIT B

Tax ID Numbers

PP-59

PP-59-A

18-27-400-001

PP-67

PP-65

PP-69-70-A

PP-69-70

PP-72

PP75-H-1

PP-75-H-1-A

PP-75-A-5

PP-73-A

PP-73-C

PP-75-C

PP-1-C

PP-3

PP-A

PP-5-1

PP-6-A

GSRHC-1

SDLC-1

 SLC-COM-1-AM

SLC-COM-3-AM

SLC-COM-4-AM

EXHIBIT O

Example of Monthly Financial Report

Example Form of Monthly Financials	Illustrative Example

Note: Format subject to change based on changes to the business or reporting segments.	Fiscal Year End 31-Jul-17

			Month Ending		Year to Date
(US$ in thousands)		Notes	31-Mar-17	31-Mar-16	31-Mar-17	31-Mar-16

	Paid Skier Visits		200	180	800	720
	Pass Skier Visits		175	170	700	680
	Total Skier Visits (000s)		375	350	1,500	1,400

	Ticket Revenue		$13,375	$12,800	$53,500	51,200
	Pass Revenue	1	4,700	4,600	18,800	18,400
	Ski School Revenue		4,550	4,300	18,200	17,200
	F&B Revenue		3,775	3,700	15,100	14,800
	Retail / Rental Revenue		6,600	6,050	26,400	24,200
	Lodging Revenue		16,000	15,200	64,000	60,800
	Miscellaneous / Other Revenue		3,050	2,900	12,200	11,600
(i)	Total Revenue		$52,050	$49,550	$208,200	$198,200

	Salary & Wage		$13,000	$12,350	$52,000	49,400
	Burden		2,650	2,500	10,600	10,000
(ii)	Total Labor		$15,650	$14,850	$62,600	$59,400

	Direct Operating Expense		$15,400	$14,750	$61,600	59,000
	Direct Marketing Expense		500	475	2,000	1,900
	Direct G&A Expense		500	475	2,000	1,900
(iii)	Total Expense		$16,400	$15,700	$65,600	$62,800

	(i) Total Revenue		$52,050	$49,550	$208,200	$198,200
	Less: (ii) Total Labor		(15,650)	(14,850)	(62,600)	(59,400)
	Less: (ii) Total Expense		(16,400)	(15,700)	(65,600)	(62,800)
(iii)	Resort EBITDA (excl Corporate Allocation)	2,3	$20,000	$19,000	$80,000	$76,000

(iv)	Capital Expenditures	4	$1,000	$1,000	$8,000	8,000

Notes:

1           Includes monthly Multi-Resort Pass Revenue recognized; subject to year end adjustments.

2           Monthly Financials include Resort EBITDA Adjustments for Depreciation and Amortization only. As illustrated in Exhibit I, Resort EBITDA for each Fiscal Year End will include additional adjustments for PCMR Litigation Costs, Royalty Income, PCMR Rental Income, EBITDA from Summit County Retail/Rental Stores, Corporate Allocations, Non-Cash Purchase Accounting Adjustments, and Equity Investments.

3           Monthly calculation of Resort EBITDA excludes Corporate Allocation which is included in the final year end Resort EBITDA calculation.

4           Capital Expenditures Season to Date will be measured from end of prior Capital Expenditure Year (October).

EXHIBIT Q

Form of Permitted Landlord Mortgage Protection Agreement

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Greenberg Traurig, LLP
77 West Wacker Drive
Chicago, IL 60601

Attn:	David J. LaSota
Loan No.

FEE MORTGAGEE PROTECTION AGREEMENT, ACKNOWLEDGMENT OF LEASE PRIORITY AND ASSIGNMENT AND ATTORNMENT AGREEMENT

(Lease To Deed of Trust)

THIS FEE MORTGAGEE PROTECTION AGREEMENT, ACKNOWLEDGMENT OF LEASE PRIORITY AND ASSIGNMENT AND ATTORNMENT AGREEMENT (“Agreement”) is made as of May       , 2013, by and among TALISKER CANYONS LEASECO LLC, a Delaware limited liability company (“Owner” or “Lessor”), TALISKER CANYONS PROPCO LLC, a Delaware limited liability company (“PropCo”), VR CPC HOLDINGS, INC., a Delaware corporation (“Lessee”), and SUN LIFE ASSURANCE COMPANY OF CANADA, as Agent for and on behalf of the holders of the Notes (collectively, “Lender”).

R E C I T A L S

A.            Pursuant to the terms and provisions of (x) that certain Master Agreement of Lease dated May       , 2013 (“Lease”; capitalized terms used but not defined herein shall have the meaning set forth in the Master Agreement of Lease) and (y) other Transaction Documents entered into in connection therewith, Owner and PropCo, as applicable, granted to Lessee (i) a ground leasehold estate in and to certain portions of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property and not owned by Lessee, is defined as the “Leased Property”) and (ii) certain other rights (as more particularly described and granted in the Transaction Documents) in and to the balance of the Resort Property described on Exhibit A.

B.            Owner has executed, or proposes to execute, an Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement (“Deed of Trust”), Amended and Restated Assignment of Leases and Rents (“ALR”) and Collateral Assignment of Contracts and Other Agreement Affecting Real Estate (“Collateral Assignment” and together with Deed of Trust and ALR, the “Security Documents”) securing, among other things, two promissory notes (“Notes”) in the aggregate principal sum of SIXTY-FIVE MILLION AND NO/100THS DOLLARS ($65,000,000.00), dated May         , 2013, in favor of Lender, which Notes have been issued pursuant to that certain Amended and Restated Master Note Purchase Agreement dated May       , 2013, among Owner, and Lender, and is payable with interest and, in the case of certain prepayments of the series A promissory note, a make-whole amount and upon the terms and conditions described therein (“Loan”).  The Deed of Trust is to be recorded concurrently herewith against the Resort Property.

C.            Section 9.4 of the Lease requires that Lender, Owner and Lessee execute this Agreement in connection with Owner’s grant of the Deed of Trust for the benefit of Lender.

NOW THEREFORE, for valuable consideration, Lender, Owner, PropCo and Lessee hereby agree as follows:

1

Loan No.

1.                            SUBORDINATION.  Lender, Owner and Lessee hereby agree that:

1.1                               Prior Lien.  The Lease and all Transaction Documents are and at all times shall remain a lien and/or encumbrance on the applicable portion of the Resort Property prior and superior to the Deed of Trust, and the Deed of Trust shall be subject to and subordinate to the Lease and all Transaction Documents in all respects.

1.2                               Compliance with Section 9.4 of Lease.  This Agreement shall be a “Permitted Landlord Mortgagee Protection Agreement” contemplated and required by Section 9.4 of the Lease with respect to the Deed of Trust.  As between Owner and Lessee, this Agreement is not intended to, and shall not, amend or modify the Lease or constitute a waiver or relinquishment of any provision thereof or any right or remedy thereunder.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

1.3                               Use of Proceeds.  Lender, in making disbursements of loan proceeds pursuant to the Notes, the Deed of Trust or any loan agreements with respect to the Loan, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds.

2.                            ASSIGNMENT.  Lessee acknowledges and consents to (i) Lessor’s assignment of its rights under and interest in the Lease and the other Transaction Documents to which it is a party in favor of Lender pursuant to the Security Documents and (i) PropCo’s assignment of its rights under and interest in the Transaction Documents to which it is a party in favor of Lender pursuant to the Security Documents.

3.                            LESSEE ACKNOWLEDGEMENTS.  Lessee acknowledges and represents that:

3.1                               Lease Effective.  The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2                               Entire Agreement.  The Lease and this Agreement, together with the Transaction Documents, constitute the entire agreement between Lessor and Lessee with respect to the Property, and Lessee claims no rights with respect to the Property other than as set forth in the Lease and this Agreement;

3.3                               No Prepaid Rent.  No deposits or prepayments of rent have been made in connection with the Lease, except for payments made on the Execution Date; and

3.4                               Fee Mortgagee; Permitted Landlord Mortgage.  Provided Lender is, and at all times remains (after giving effect to the provisions of Section 7.5 hereof) a Permitted Landlord Mortgagee, Lessee hereby agrees to provide to Lender, those rights and notices granted to a “Permitted Landlord Mortgagee” who is the beneficiary under a “Permitted Landlord Mortgage” (as such terms are defined in the Lease) as provided in Section 9.4 of the Lease.  Lessee acknowledges and confirms that, based on Lender’s representations to Lessee in Section 7.5 below, that Lender is currently a Permitted Landlord Mortgagee.

4.                           ADDITIONAL AGREEMENTS OF LESSEE.  Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:

4.1                               Modification, Termination and Cancellation.  Lessee will not consent to any termination of the Lease except pursuant to an express provision under the Lease, nor any modification or amendment of the Lease that (i) reduces or provides for any offset against Rent changes the timing of the payment of Rent, (ii) eliminates or materially modifies the restrictions on Transfer by Lessee, (iii) shortens the Term, (iv) provides Lessee with any right to terminate the Lease (other than as expressly set forth on the current form of Lease), (v) materially modifies the Demised Premises (except as expressly permitted in the current form of Lease), (vi) releases portions of the Demised Premises (other than in accordance with the express provisions of the Lease), (vii) changes any termination or cancellation provision of the Lease, (viii) changes any termination or release provision of the Guaranty, (ix) modifies the permitted uses under the Lease or (xii) imposes any material additional monetary obligations upon Lessor, without in each case obtaining Lender’s prior written consent.

2

4.2                               Lessee Notice of Default.  Lessee hereby agrees to deliver to Lender, concurrently with its delivery of same to Owner, written notice of any default by Owner under the Lease or any other Transaction Document.

4.3                               No Advance Rents.  Excluding amounts paid on the Execution Date under the Lease, Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease;

4.4                               Assignment of Rents.  Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust; and

4.5                               Estoppel Certificates.  Within fifteen (15) days after Lessee’s receipt of a written request from Lender, Lessee shall provide to Lender for the benefit of Lender an estoppel certificate certifying to the matters set forth in Sections 3.1 through 3.3 above, and as to whether, to the best of Lessee’s knowledge, as of the date of such certification: (i) there then exists any breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are then any existing claims, defenses or offsets against rental due or to become due under the Lease.

5.                            ATTORNMENT.  In the event of a foreclosure under the Deed of Trust, provided Lender is (after giving effect to the provisions of Section 7.5 hereof) a Permitted Landlord Mortgagee, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor’s title in and to the Property, provided such purchaser or transferee is not a Prohibited Person or a Tenant Competitor (as such terms are defined in the Lease), by Lender’s exercise of the remedy of sale by foreclosure under the Deed of Trust), to attorn to Lender as follows:

5.1                               Payment of Rent.  Lessee shall pay to Lender all rental payments thereafter required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease and the other Transaction Documents for the duration of the term of the other Transaction Documents;

5.2                               Continuation of Performance.  Lessee shall be bound to Lender in accordance with all of the provisions of the Lease and the other Transaction Documents for the balance of the term thereof, and Lessee hereby attorns to Lender as its landlord under the Lease and as the counterparty to each Transaction Document, as applicable, such attornment to be effective and self-operative without the execution of any further instrument immediately (i) with respect to the Lease, upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee and (ii) with respect to each other Transaction Document, upon Lender succeeding to Lessor’s or PropCo’s interest in the applicable Transaction Document and giving written notice thereof to Lessee;

5.3                               No Offset.  Lessee shall not have the right to offset Rent by reason of any act or omission of Lessor under the Lease, provided, however, that Lessee shall not be restricted from exercising its right to reduce its funding commitment under the Investment Agreement in accordance with the terms of the Lease, the Investment Agreement and the Transaction Agreement; and

5.4                               Subsequent Transfer.  Lender, by succeeding to the interest of Lessor under the Lease, shall become obligated to perform the covenants of Lessor thereunder, provided, upon any further transfer of Lessor’s interest by Lender, all of such obligations arising thereafter shall terminate as to Lender.  Lender, by succeeding to the interest of Lessor and/or PropCo under the other Transaction Documents, shall become obligated to perform the covenants of Lessor and/or PropCo thereunder, as applicable, provided, upon any further transfer of Lessor’s or PropCo’s interest by Lender, all of such obligations arising thereafter shall terminate as to Lender.

6.                            LENDER NOTIFICATION OF DEFAULT; LESSEE RIGHT TO ACQUIRE LOAN.

6.1                               Lender Notification of Default.  Lender shall, concurrently with providing any notice of default to Owner under the Loan Documents, provide to Lessee a copy of such notice of default.  As used herein, a “Notice of Default” shall mean any notice of default provided by Lender to Landlord, including, without limitation, a statutorily prescribed notice (a “Statutory Notice of Default”) which must be recorded by Lender in the Official Records of Summit County, Utah in order to sell the Property in a private sale as provided in Utah Code Ann. Section 57-1-24 or a complaint filed with the District

3

Courts of the State of Utah to commence a mortgage foreclosure action pursuant to Utah Code Ann. Section 78B-6-901 et. Seq. and Rule 69 of the Utah Rules of Civil Procedure.  Concurrently with Lender’s recording of any Notice of Default, Lender shall provide to Lessee (i) a copy of such Notice of Default; and (ii) a written summary of the total outstanding principal indebtedness then owing under the Loan, all outstanding and accrued interest then owing under the Loan (as calculated in accordance with the Loan Documents including any penalty or default rate payable pursuant to the terms of the Loan Documents) together with a daily per diem, any prepayment penalty or “Make-Whole Amount” provided in the Loan Documents, and all other costs and expenses payable to Lender pursuant to the Loan Documents or applicable statutes.  Lender shall not accept a deed in lieu of foreclosure or similar document transferring title to the Property from Owner to Lender without providing to Lessee a written notice that Lender intends to accept a deed in lieu of foreclosure or similar document relating to the Property and providing Lessee the rights specified in Section 6.2 below.  Owner acknowledges and agrees that Lessee would not enter into this Agreement without the benefit of the provisions of this Section 6 and accordingly hereby consents to the provision by Lender to Lessee of copies of any notice of default as required by this Section 6.1.

6.2                               Right to Purchase Loan.  Lessee shall have the right, for a period of ten (10) business days from Lessee’s receipt of (x) a copy of a Statutory Notice of Default and the related written summary described in clause (ii) of Section 6.1 above; or (y) a written notice pursuant to Section 6.1 above that Lender intends to accept a deed in lieu of foreclosure or similar document relating to the Property, to inform Lender in writing of Lessee’s intent to acquire from Lender all of Lender’s right, title and interest in the Loan and the Loan Documents upon payment by Lessee to Lender of the Purchase Price.  The Purchase Price shall be the amount equal to the total outstanding principal indebtedness then owing under the Loan, all outstanding and accrued interest then owing under the Loan (as calculated in accordance with the Loan Documents including any penalty or default rate payable pursuant to the terms of the Loan Documents to the date when the Purchase Price is paid) and including any prepayment penalty or “Make-Whole Amount” provided in the Loan Documents, and all other costs and expenses payable to Lender pursuant to the Loan Documents or applicable statutes with respect to the Loan.  Prior to the end of such ten (10) business day period, Lessee shall provide written notice to Lender that Lessee elects to acquire Lender’s right, title and interest in the Loan and the Loan Documents and that Lessee will pay to Lender the Purchase Price (“Lessee’s Purchase Election”).  Prior to the later of (i) thirty (30) days after Lessee’s Purchase Election and (ii) ten (10) days prior to the foreclosure sale, Lessee shall pay to Lender, the Purchase Price.  Upon receipt of Lessee’s Purchase Election and payment of the Purchase Price within the time periods specified in this Section 6.2, Lender and Lessee shall execute and deliver to each other such instruments as may be reasonably necessary to assign and transfer to Lessee, without representation and warranty and without recourse to Lender, except representations that (i) Lender owns the Loan free and clear of all pledges and encumbrances (other than the Lease and Transaction Documents), (ii) the outstanding balance of the Loan is $                                                      , and (iii) Lender is duly authorized to sell the Loan, all of Lender’s right, title and interest in the Loan and the Loan Documents (the “Transfer Documents’).  The Transfer Documents shall be subject to and fully recognize all rights (whether pursuant to the Loan Documents or applicable statutes) of Owner under the Loan Documents and shall include an indemnification from Lessee to Lender from and against any claim, demand, cause of action, damage, lost or liability, including without limitation, any court costs and attorneys’ fees and expenses resulting from the transfer of the Loan and Loan Documents to Lessee, the execution and delivery of the Transfer Documents, and all actions by Lessee in connection with the Loan or the Loan Documents from and after the date of the execution and delivery of the Transfer Documents, subject to indemnification of Lessee by Lender for Lender’s representations and matters relating to Lender’s fraud or willful misconduct.

6.3                               Waiver of Right to Cure Defaults.  By the execution of this Agreement, Lessee hereby waives and terminates, for the benefit of Lender with respect to the Loan only, any right that Lessee may have pursuant to the Lease to cure any default by Owner under the Loan or the Loan Documents

6.4                               Waiver of Claims.  In the event Lessee acquires the Loan, Lessor shall, and hereby does, waive and terminate any and all defenses it may have to the enforceability of the Loan, and any claims it may have against Lessee as successor to Lender relating to the Loan, including, without limitation, claims of lender liability or claims of fraud or willful misconduct by Lender.

4

7.                            REPRESENTATIONS AND AGREEMENTS OF LENDER, OWNER AND LESSEE.

7.1                               Qualification to do Business.  Each of Lender, Owner and Lessee represents, warrants to and agrees with the other that it is and shall during the term of this Agreement be duly qualified to transact business within the State of Utah.

7.2                               Lender’s Primary Business Address.  Lender represents and warrants to Lessee that Lender’s primary business office address is 300-150 King Street West, Toronto, Ontario M5H 1J91 Canada.

7.3                               Lender’s Utah Agent for Service of Process.  Lender hereby designates and agrees that CT Corporation System, with an office address at 136 East South Temple, Suite 2100, Salt Lake City, Utah 84111, is and shall be Lender’s agent for service of process with respect to any action, suit or proceeding arising under or relating to this Agreement and/or the Lease and/or the Demised Premises (as defined in the Lease).

7.4                               Lender Status. Lender is not (a) an Affiliate of Owner or Jack Bistricer, (b) a Prohibited Person (as such term is defined in the Lease), or (c) a Tenant Competitor (as such term is defined in the Lease).  If at any time Lender or its Affiliate directly or indirectly, has Control over the owner or operator of any ski resort which is located west of the Mississippi River in North America and which has more than five hundred thousand (500,000) annual skier visits (a “Competing Business”), Lender shall not be deemed a “Lessee Competitor” (and shall continue to be a Permitted Landlord Mortgagee) so long as Lender or its Affiliate (a) acquired such Competing Business upon foreclosure of a loan made in the ordinary course of business, and (b) is actively seeking to transfer or sell the Competing Business to another Person that is not an Affiliate of Lender (subject to and taking into consideration current market conditions for similarly situated properties).  During any such period that Lender or its Affiliate has Control over a Competing Business, Lessee shall have no obligation to report any financial or operating data to Lender under the Lease, and Lender shall have no right to inspect Lessee’s books and records.  Neither Lender nor any Affiliate of Lender currently Controls a Competing Business.

8.                            MISCELLANEOUS.

8.1                               Heirs, Successors, Assigns and Transferees.  Subject to Sections 3.4 and Section 5, the covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto.

8.2                               Notices.  All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and deemed delivered upon delivery by overnight delivery service providing evidence of delivery addressed to Owner, Lessee or Lender at the following address:

5

“OWNER”

c/o Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Canada
Attention: Jack Bistricer
Facsimile: (416) 864-0258
Email: jbistricer@taliskercorp.com

With a copy to:

Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Canada
Attention: Chief Financial Officer
Facsimile: (416) 864-1840
Email: jlevine@taliskercorp.com

With another copy to:

Talisker Mountain
P.O. Box 4349
Park City, Utah 84060
United States
Attention: David J. Smith, Esq.
Facsimile: (435) 487-0256
Email: dsmith@taliskermountain.com

With another copy to:

Paul Hastings LLP
75 East 55th Street
New York, New York 10022
United States
Attention: Bruce S. DePaola, Esq.
Facsimile: (212) 230-7879
Email: brucedepaola@paulhastings.com

“LENDER”

Sun Life Assurance Company of Canada
300-150 King Street West
Toronto, Ontario
M5H 1J91
CANADA
Attention: Michael Bjelic

6

With a copy to:

Sun Life Assurance Company of Canada
227 King Street South
Waterloo, Ontario N2J 4C5
Attention: Leslie Chukly

“LESSEE”

c/o Vail Resorts Management Company
390 Interlocken Crescent
Broomfield, CO 80021
United States
Attention: Fiona Arnold, EVP & General Counsel
Facsimile: (303) 648-4787
Email:FArnold@vailresorts.com & MWarren@vailresorts.com

With a copy to:

Gibson, Dunn & Crutcher LLP
1801 California St., Suite 4200
Denver, Colorado 80202
United States
Attention: Beau Stark
Facsimile: (303) 313-2839
Email: Bstark@gibsondunn.com

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

8.3                               Consent to Jurisdiction.  Each of the parties hereto (a) submits to personal jurisdiction in the State of Utah, and the courts thereof located in Summit County, Utah and the United States District Court for the District of Utah, sitting therein, for the enforcement of this Agreement;, (b) acknowledges and agrees that such courts have subject matter jurisdiction over any action, suit or proceeding arising under or relating to this Agreement and/or the Lease and/or the Demised Premises (as defined in the Lease)  (c) waives any and all rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Utah, for the purpose of litigation to enforce this Agreement;, and (d) agrees that service of process may be made upon it in any manner prescribed by applicable United States federal rules of civil procedure or by applicable state or local rules or the law of civil procedure for the giving of notice to the parties.

8.4                               Utah Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, except to the extent that United States federal laws preempt the laws of the State of Utah.

8.5                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

8.6                               Remedies Cumulative.  All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others.

8.7                               Paragraph Headings.  Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

7

8.8                               No Modification.  This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest.

INCORPORATION.  Exhibit A is attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:                       THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

8

“OWNER”

TALISKER CANYONS LEASECO LLC,
a Delaware limited liability company

By:
Name:
Title:

“PROPCO”

TALISKER CANYONS PROPCO LLC,
a Delaware limited liability company

By:
Name:
Title:

“LENDER”

SUN LIFE ASSURANCE COMPANY OF CANADA

By:
Name:
Title:

By:
Name:
Title:

“LESSEE”

VR CPC HOLDINGS, INC.
A Delaware corporation

By:
Name:
Title:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

EXHIBIT A

Loan No.

DESCRIPTION OF PROPERTY

(See Attached)

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On May           , 2013 before me,                                                             , Notary Public, personally appeared                                                                                 , personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On May           , 2013 before me,                                                             , Notary Public, personally appeared                                                                                 , personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF UTAH	)
SS.
COUNTY OF	)

The foregoing instrument was acknowledged before me this          day of May, 2013, by                                                                 ,                                                        of Sun Life Assurance Company of Canada.

NOTARY PUBLIC
Residing at:

My commission expires	.

STATE OF COLORADO	)
	)	ss.:

COUNTY OF BROOMFIELD	)

On the        day of                             , 2013 before me, the undersigned, personally appeared                                                                                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Notary’s official signature)

(Commission expiration)

EXHIBIT A

Order Number: 21475C

LEGAL DESCRIPTION

PARCEL 1

PARCEL A:

The Southeast quarter of the Southwest quarter and the West half of the Southwest quarter of the Southeast quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING THEREFROM:

The North 590 feet thereof and the following two parcels:

(A) COMMENCING at a point which is North along a section line 575.96 feet and West 2309.32 feet from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, said point being on the center line of Green Horn ski lift and running thence South 41°3’ East 81 feet; thence South 3°47’ West 95 feet; thence South 48°47’ West 178 feet; thence South 3°47’ West 36 feet; thence South 48°47’ West 233 feet; thence North 86°13’ West 98.10 feet; thence North 41°13’ West 84.26 feet; thence North 48°47’ East 97 feet; thence South 86°13’ East 26.72 feet; thence North 48°47’ East 92.22 feet; thence North 3°47’ East 55 feet to the center line of the Green Horn ski lift; thence North 48°47 East along center line 326 feet to the point of commencement, and,

(B) COMMENCING at a point which is North 70.78 feet and West 2227.47 feet from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence South 84°15’ West 102 feet; thence North 5°45’ West 207 feet; thence North 84°15’ East 102 feet; thence South 5°45’ East 207 feet to the point of commencement.

ALSO LESS AND EXCEPTING THEREFROM:

The portion that lies within the boundary of Sundial Lodge Final Site Plan; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

The portion that lies within the bounds of Sundial Lodge at The Canyons, a Utah condominium project; according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 3 (Sundial Pool):

Commencing at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section, South 89°59’43” East, a

File Number: 21475C
Coalition Title Agency, Inc.
Attached Legal Description

1

distance of 831.48 feet, (basis of bearing being South 89°59’43” East from the said South Quarter Corner of the Southeast Corner of said Section 36); thence leaving said Section line North, a distance of 382.64 feet to the POINT OF BEGINNING, said point being on the boundary of the Sundial Lodge Amended Site Plat, on file and of record in the Office of the Summit County Recorder; thence leaving said plat South 60°31’31” West, a distance of 61.97 feet; thence South 68°39’46” West, a distance of 80.2 feet to a point 6.50 feet perpendicular distance from the top back of an existing curb; thence along the back of curb 6.50 feet perpendicularly distance the following two calls 1.) North 02°09’29” West, a distance of 61.70 feet to a point of curve to the left having a radius of 63.00 feet and a central angle of 61°23’32”; 2.) thence Northwesterly along the arc a distance of 67.50 feet to a point on the A2 Parcel; thence along said Parcel North 00°09’59” West, a distance of 10.11 feet; to a point on the said Sundial Lodge Amended Site Plat boundary; thence leaving said A2 Parcel and along said Sundial Lodge Amended Site Plat boundary line the following calls: North 60°31’31” East, a distance of 9.43 feet; thence South 29°29’36” East, a distance of 25.02 feet; thence North 60°30’24” East, a distance of 59.55 feet; thence South 29°28’29” East, a distance of 107.25 feet; thence North 60°31’31” East, a distance of 43.03 feet; thence South 29°28’29” East, a distance of 6.96 feet to the POINT OF BEGINNING.

The portion that lies within the bounds of The Vintage on the Strand Phase I, a Planned Unit Development; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

The portion that lies within the bounds of the following: Commencing at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, a found brass cap, (Basis of bearing being South 89°59’43” East, a distance of 2667.10 feet along the section line from the said South Quarter Corner to the Southeast Corner of said Section 36, a found brass cap) thence along said Section line South 89°59’43” East, a distance of 56.15 feet; thence leaving said section line North, a distance of 259.76 feet to right-of-way line of High Mountain Road Extension, said point being the TRUE POINT OF BEGINNING; said point also being the beginning of a curve to the right, of which the radius point lies North 79°50’16” East, a radial distance of 525.00 feet; thence Northerly along the arc of said curve and said right-of-way, through a central angle of 13°34’17”, a distance of 124.35 feet; thence continuing along said right-of-way the following courses: North 03°24’33” East, a distance of 108.66 feet to a point of curve to the left having a radius of 1.225.0 feet and a central angle of 03°53’24”; thence Northerly along the arc a distance of 83.17 feet; thence North 00°28’51” West, a distance of 107.83 feet to a point of curve to the right having a radius of 275.00 feet and a central angle of 60°47’42”‘ thence Northeasterly along the arc a distance of 291.80 feet to a point of compound curve to the right having a radius of 110.00 feet and a central angle of 91°25’52”; thence Easterly along the arc, a distance of 175.54 feet to a point of compound curve to the right having a radius of 150.00 feet and a central angle of 52°21’44”; thence Southerly along the arc a distance of 137.08 feet to a point of reverse curve to the left having a radius of 275.00 feet and a central angle of 40°25’58”; thence Southerly along the arc, a distance of 194.06 feet; thence leaving said right-of-way South 48°47’00” West, a distance of 300.60 feet; thence South 03°47’00” West, a distance of 55.00 feet; thence South 48°47’00” West, a distance of 70.04 feet to the POINT OF BEGINNING.

2

The portion that lies within the bounds of the following: Commencing at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, a found brass cap, (Basis of bearing being South 89°59’43” East, a distance of 2667.10 feet along the section line from the said South Quarter Corner to the Southeast Corner of said Section 36, a found brass cap), thence along said Section line South 89°59’43” East, a distance of 95.18 feet to the Easterly right-of-way of High Mountain Road Extension and TRUE POINT OF BEGINNING; said point also being the beginning of a curve to the left, of which the radius point lies North 81°46’27” West. a radial distance of 325.00 feet; thence leaving said section line and running Northerly along the arc of said curve and right-of-way through a central angle of 20°04’41”, a distance of 131.89 feet; thence leaving said right-of-way, South 86°13’00” East, a distance of 1.65 feet; thence North 48°47’00” East, a distance of 233.00 feet; thence North 03°47’00” East, a distance of 36.00 feet; thence North 48°47’00” East, a distance of 171.00 feet; thence South 35°20’43” East, a distance of 60.21 feet; thence South 46°03’44” West, a distance of 73.34 feet; thence South 36°29’52” East, a distance of 73.01 feet; thence South 13°05’15” East, a distance of 84.49 feet; thence South 04°22’31” East, a distance of 174.81 feet to the South line of said Section 36; thence along said section line North 89°59’43” West 362.26 feet to the POINT OF BEGINNING.

Commencing at the South Quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, a found brass cap, (Basis of bearing being South 89°59’43” East, a distance of 2667.10 feet along the section line from the said South Quarter Corner to the Southeast Corner of said Section 36, a found brass cap); thence along said section Line South 89°59’43” East, a distance of 91.60 feet; thence leaving said section line North, a distance of 131.25 feet to a point in the Easterly right-of-way line of High Mountain Road Extension, said point being the TRUE POINT OF BEGINNING; thence leaving said right-of-way North 86°13’00” West 96.45 feet; thence North 41°13’00” West, a distance of 84.26 feet; thence North 48°47’00” East, a distance of 97.00 feet; thence South 86°13’00” East, a distance of 26.72 feet; thence North 48°47’00” East, a distance of 22.18 feet to the Easterly right-of-way line of said Sundial Road and point of curve of a non tangent curve to the left, of which the radius point lies North 79°50’16” East, a radial distance of 525.00 feet; thence Southerly along the arc of said curve and said right-of-way, through a central angle of 04°02’18”, a distance of 37.00 feet; thence continuing along said right-of-way line South 14°12’02” East, a distance of 100.44 feet to a point of curve to the right having a radius of 325.0 feet and a central angle of 02°20’54”; thence Southerly along the arc of said curve and said right-of-way line, a distance of 13.32 feet to the POINT OF BEGINNING.

Commencing at the South Quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, a found brass cap, (Basis of bearing being South 89°59’43” East, a distance of 2667.10 feet along the section line from the said South Quarter Corner to the Southeast Corner of said Section 36, a found brass cap); , thence along said section line, South 89°59’43” East, a distance of 399.52 feet; thence leaving said section line North, a distance of 415.29 feet to the POINT OF BEGINNING; thence North 35°20’43” West, a distance of 17.34 feet; thence North 12°31’12” East, a distance of 26.62 feet to the Westerly right-of-way line of High Mountain Road Extension and point of curve of a non tangent curve to the right, of which

3

the radius point lies North 48°54’12” East, a radial distance of 275.00 feet; thence Northwesterly along the arc of said curve and said right-of-way line, through a central angle of 24°46’18”, a distance of 118.89 feet; thence leaving said right-of-way line North 48°47’00” East, a distance of 25.63 feet; thence South 41°03’00” East, a distance of 80.99 feet; thence South 03°47’00” West, a distance of 95.00 feet; thence South 48°47’00” West, a distance of 7.00 feet to the POINT OF BEGINNING.

Commencing at the South Quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, a found brass cap, (Basis of bearing being South 89°59’43” East, a distance of 2667.10 feet along the section line from the said South Quarter Corner to the Southeast Corner of said Section 36, a found brass cap), thence along said section line, South 89°59’43” East, a distance of 410.80 feet; thence leaving said section line North, a distance of 275.74 feet to the POINT OF BEGINNING; thence North 84°15’00” East, a distance of 8.13 feet; thence South 05°45’00” East, a distance 13.66 feet; thence North 36°29’52” West, a distance of 15.89 feet to the POINT OF BEGINNING.

PARCEL A-1:

Lots 3, 4, 25, 26 and the South 90.5 feet of Lot 27, of the vacated plat of PARK CITY WEST, PLAT NO. 2; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder, together with one-half of the vacated streets located adjacent to said lots.

The “Mall” as the same is designated on the vacated plat of PARK CITY WEST, PLAT NO. 2; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder, together with one-half of the vacated streets located adjacent to said lots.

THAT certain parcel described as follows: Commencing at a point which is North 980.76 feet and West 1390 from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence West 160 feet, more or less, to a point on the East boundary line of Park City West, Plat No. 2; thence South along said boundary line 408.36 feet, more or less, to the Southeast corner of Lot 25, Park City West, Plat No. 2; thence East 160 feet, more or less, to a point due South of the point of commencement; thence North 408.36 feet, more or less, to the point of commencement.

LESS AND EXCEPTING THEREFROM:

The portion that lies within the bounds of Sundial Lodge at The Canyons, a Utah condominium project; according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 3 (Sundial Pool):

Commencing at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section, South 89°59’43” East, a

4

distance of 831.48 feet, (basis of bearing being South 89°59’43” East from the said South Quarter Corner of the Southeast Corner of said Section 36); thence leaving said Section line North, a distance of 382.64 feet to the POINT OF BEGINNING, said point being on the boundary of the Sundial Lodge Amended Site Plat, on file and of record in the Office of the Summit County Recorder; thence leaving said plat South 60°31’31” West, a distance of 61.97 feet; thence South 68°39’46” West, a distance of 80.2 feet to a point 6.50 feet perpendicular distance from the top back of an existing curb; thence along the back of curb 6.50 feet perpendicularly distance the following two calls 1.) North 02°09’29” West, a distance of 61.70 feet to a point of curve to the left having a radius of 63.00 feet and a central angle of 61°23’32”; 2.) thence Northwesterly along the arc a distance of 67.50 feet to a point on the A2 Parcel; thence along said Parcel North 00°09’59” West, a distance of 10.11 feet; to a point on the said Sundial Lodge Amended Site Plat boundary; thence leaving said A2 Parcel and along said Sundial Lodge Amended Site Plat boundary line the following calls: North 60°31’31” East, a distance of 9.43 feet; thence South 29°29’36” East, a distance of 25.02 feet; thence North 60°30’24” East, a distance of 59.55 feet; thence South 29°28’29” East, a distance of 107.25 feet; thence North 60°31’31” East, a distance of 43.03 feet; thence South 29°28’29” East, a distance of 6.96 feet to the POINT OF BEGINNING.

The portion that lies within the bounds of Grand Summit Resort Hotel at The Canyons, a Utah condominium project; according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 5 (Grand Summit Cooling Tower):

Beginning at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence North 1295.64 feet; thence East 983.46 feet to the true point of beginning, (Basis of Bearing being North 89°59’43” West between the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and the said South Quarter Corner of Section 36); thence North 14°50’26” West 8.66 feet; thence North 75°09’34” East 42.50 feet; thence South 14°50’26” East 85.00 feet; thence South 75°09’34” West 54.00 feet; North 14°50’26” West 54.17 feet; thence North 75°09’34” East 15.90 feet; thence North 14°50’26” West 22.17 feet; thence South 75°09’34” West 4.40 feet to the point of beginning.

The portion that lies within the boundary of Westgate at The Canyons Final Subdivision First Amendment; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 7 (Westgate Deck, Phase II):

Beginning at a point which lies North 60°30’24” East 1.54 from a found nail and washer, LS #173736, said nail and washer being 1812.00 feet North 89°59’43” West along the South line of Section 36, and 599.08 feet North and from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and running thence West a distance of 12.78 feet; thence North 29°29’38” West a distance of 1.90 feet; thence North 60°30’24” East a

5

distance of 59.57 feet; thence South 29°29’36” East a distance of 8.19 feet; thence South 60°30’24” West a distance 48.45 feet to the point of beginning.

PARCEL A-3:

The Northerly 162.40 feet of LOT 20, and ALL of LOT 21 and the East half of LOT 19, of the vacated plat of PARK CITY WEST, PLAT NO. 2; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder, together with one-half of the vacated streets located adjacent to said lots.

ALSO, the following described parcel:

COMMENCING at a point which is on the intersection of the South Section line of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, and the West boundary of parcel currently owned by Wolf Mountain Resorts, L.C., and which is West 1265.79 feet, more or less, from the Southeast corner of said Section; thence North 572.40 feet, more or less, to the Northwest corner of the aforesaid parcel owned by Wolf Mountain Resorts, L.C.; thence West 191 feet, more or less, to the Northeast corner of Lot 21, Park City West Plat No. 2; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder; thence South 572.40 feet, more or less, to a point on the aforesaid South Section line; thence East along said Section line 191 feet, more or less, to the point of commencement.

LESS AND EXCEPTING THEREFROM:

The portion that lies within the boundary of Sundial Lodge Final Site Plan; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

The portion that lies within the bounds of Sundial Lodge at The Canyons, a Utah condominium project; according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 3 (Sundial Pool):

Commencing at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section, South 89°59’43” East, a distance of 831.48 feet, (basis of bearing being South 89°59’43” East from the said South Quarter Corner of the Southeast Corner of said Section 36); thence leaving said Section line North, a distance of 382.64 feet to the POINT OF BEGINNING, said point being on the boundary of the Sundial Lodge Amended Site Plat, on file and of record in the Office of the Summit County Recorder; thence leaving said plat South 60°31’31” West, a distance of 61.97 feet; thence South 68°39’46” West, a distance of 80.2 feet to a point 6.50 feet perpendicular distance from the top back of an existing curb; thence along the back of curb 6.50 feet perpendicularly distance the following two calls 1.) North 02°09’29” West, a distance of 61.70 feet to a point of curve to the left having a radius of 63.00 feet and a central angle of 61°23’32”; 2.) thence Northwesterly along the arc a distance of 67.50 feet to a point on the A2 Parcel; thence

6

along said Parcel North 00°09’59” West, a distance of 10.11 feet; to a point on the said Sundial Lodge Amended Site Plat boundary; thence leaving said A2 Parcel and along said Sundial Lodge Amended Site Plat boundary line the following calls: North 60°31’31” East, a distance of 9.43 feet; thence South 29°29’36” East, a distance of 25.02 feet; thence North 60°30’24” East, a distance of 59.55 feet; thence South 29°28’29” East, a distance of 107.25 feet; thence North 60°31’31” East, a distance of 43.03 feet; thence South 29°28’29” East, a distance of 6.96 feet to the POINT OF BEGINNING.

The portion that lies within the bounds of Grand Summit Resort Hotel at The Canyons, a Utah condominium project; according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 5 (Grand Summit Cooling Tower):

Beginning at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence North 1295.64 feet; thence East 983.46 feet to the true point of beginning, (Basis of Bearing being North 89°59’43” West between the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and the said South Quarter Corner of Section 36); thence North 14°50’26” West 8.66 feet; thence North 75°09’34” East 42.50 feet; thence South 14°50’26” East 85.00 feet; thence South 75°09’34” West 54.00 feet; North 14°50’26” West 54.17 feet; thence North 75°09’34” East 15.90 feet; thence North 14°50’26” West 22.17 feet; thence South 75°09’34” West 4.40 feet to the point of beginning.

The portion that lies within the boundary of Westgate at The Canyons Final Subdivision First Amendment; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 7 (Westgate Deck, Phase II):

Beginning at a point which lies North 60°30’24” East 1.54 from a found nail and washer, LS #173736, said nail and washer being 1812.00 feet North 89°59’43” West along the South line of Section 36, and 599.08 feet North and from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and running thence West a distance of 12.78 feet; thence North 29°29’38” West a distance of 1.90 feet; thence North 60°30’24” East a distance of 59.57 feet; thence South 29°29’36” East a distance of 8.19 feet; thence South 60°30’24” West a distance 48.45 feet to the point of beginning.

PARCEL A-3A:

The Southerly 50 feet of LOT 20, of the vacated plat of PARK CITY WEST, PLAT NO. 2; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder, together with one-half of the vacated street located adjacent to said lot.

7

LESS AND EXCEPTING THEREFROM:

The portion that lies within the boundary of Westgate at The Canyons Final Subdivision First Amendment; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 7 (Westgate Deck, Phase II):

Beginning at a point which lies North 60°30’24” East 1.54 from a found nail and washer, LS #173736, said nail and washer being 1812.00 feet North 89°59’43” West along the South line of Section 36, and 599.08 feet North and from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and running thence West a distance of 12.78 feet; thence North 29°29’38” West a distance of 1.90 feet; thence North 60°30’24” East a distance of 59.57 feet; thence South 29°29’36” East a distance of 8.19 feet; thence South 60°30’24” West a distance 48.45 feet to the point of beginning.

PARCEL A-4:

COMMENCING at a point which is North 1253 feet and West 750 feet from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence South 510.6 feet; thence West 640 feet; thence North 510.6 feet; thence East 640 feet to the point of commencement.

ALSO: Beginning at the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section 36, North 89°53’43” West 1,390.00 feet; thence leaving said Section line North 742.29 feet to the Northwest corner of the Groutage Parcel, Entry No. 429925 in Book 883 at page 699 on file and of record in the Office of the Summit County Recorder, said point being the true point of beginning; thence along the North line of said Groutage Parcel East 43.23 feet to the Westerly right of way line of The Canyons Drive; thence leaving said Northerly line and continuing along said Westerly right of way South 36°54’59” West 5.56 feet to the beginning of a 220.00 foot radius curve to the left; thence along the arc of said curve and right-of-way 99.60 feet; thence through a central angle of 25°56’24” to the Westerly line of said Groutage Parcel; thence North along said Westerly line 94.70 feet to the point of beginning.

ALSO: Beginning at the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section 36, North 89°53’43” West 1,390.00 feet; thence leaving said Section line North 742.29 feet to the Northwest corner of the Groutage Parcel, Entry No. 429925 in Book 883 at page 699 on file and of record in the Office of the Summit County Recorder, thence East along the Northerly line of said Groutage Parcel to the Westerly right of way line of The Canyons Drive and the true point of beginning; thence leaving said Northerly line and continuing along said Westerly right of way, South 36°54’59” West 5.56 feet to the beginning of a 220.00 foot radius curve to the left; thence along the arc of said curve and right of way 99.60 feet through a central angle of 25°56’24” to the Westerly line of said Groutage Parcel; thence leaving said Westerly right of way and along said Westerly line, South 75.30 feet to the Southwest corner of said Groutage Parcel; thence East along the Southerly line of said Groutage Parcel 80.02 feet to the Easterly right of way line of The Canyons Drive and

8

point of a 140.00 foot radius non-tangent curve to the right (Radius point bears North 76°11’32” East); thence Northeasterly along the aforesaid right of way and along the arc of said curve 123.94 feet through a central angle of 50°43’27”; thence continuing along said right of way, North 36°54’59” East 65.66 feet to the Northerly line of said Groutage Parcel; thence along said Northerly line West 100.06 feet to the point of beginning.

LESS AND EXCEPTING therefrom any portion within the bounds of the following described property, as deeded to Joseph W. Groutage, III on the Special Warranty Deed recorded December 9, 1998, as Entry No. 524808 in Book 1209 at page 517 of Official Records, more particularly described as follows:

BEGINNING at the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section 36, North 89°59’43” West 1390 feet; thence leaving said Section line North 742.29 feet to the Northwest corner of the Groutage Parcel, Entry No. 429925 in Book 883 at page 699 on file and of record in the Office of the Summit County Recorder; thence East 143.48 feet along the Northerly line of said Groutage Parcel to the Westerly right of way line of the Canyons Drive and the true point of beginning; thence leaving said Northerly line and continuing along said Westerly right of way North 36°54’49” East 81.72 feet to the beginning of a 310 foot radius curve to the left; thence along the arc of said curve and right of way 98.68 feet through a central angle of 18°14’18” to a point on the Southwesterly right of way line of an access road and the beginning of a 19.00 foot radius reverse curve to the right; thence Northeasterly along the aforesaid right of way and along the arc of said curve 36.92 feet through a central angle of 111°19’18”; thence continuing along said right of way South 50°00’00” East 146.72 feet; thence leaving said right of way South 36°54’49” West 83.08 feet to the Northerly line of said Groutage Parcel; thence along said Northerly line West 187.61 feet to the point of beginning.

PARCEL B-1:

LOTS 1, 2, 28, 29 and the North 46 feet of LOT 27, of the vacated plat of PARK CITY WEST PLAT NO. 2; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder together with one-half of the vacated street located adjacent to said lots.

LESS AND EXCEPTING THEREFROM:

The portion that lies within the boundary of Sundial Lodge Final Site Plan; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

The portion that lies within the bounds of Sundial Lodge at The Canyons, a Utah condominium project; according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

9

Exception Parcel 3 (Sundial Pool):

Commencing at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section, South 89°59’43” East, a distance of 831.48 feet, (basis of bearing being South 89°59’43” East from the said South Quarter Corner of the Southeast Corner of said Section 36); thence leaving said Section line North, a distance of 382.64 feet to the POINT OF BEGINNING, said point being on the boundary of the Sundial Lodge Amended Site Plat, on file and of record in the Office of the Summit County Recorder; thence leaving said plat South 60°31’31” West, a distance of 61.97 feet; thence South 68°39’46” West, a distance of 80.2 feet to a point 6.50 feet perpendicular distance from the top back of an existing curb; thence along the back of curb 6.50 feet perpendicularly distance the following two calls 1.) North 02°09’29” West, a distance of 61.70 feet to a point of curve to the left having a radius of 63.00 feet and a central angle of 61°23’32”; 2.) thence Northwesterly along the arc a distance of 67.50 feet to a point on the A2 Parcel; thence along said Parcel North 00°09’59” West, a distance of 10.11 feet; to a point on the said Sundial Lodge Amended Site Plat boundary; thence leaving said A2 Parcel and along said Sundial Lodge Amended Site Plat boundary line the following calls: North 60°31’31” East, a distance of 9.43 feet; thence South 29°29’36” East, a distance of 25.02 feet; thence North 60°30’24” East, a distance of 59.55 feet; thence South 29°28’29” East, a distance of 107.25 feet; thence North 60°31’31” East, a distance of 43.03 feet; thence South 29°28’29” East, a distance of 6.96 feet to the POINT OF BEGINNING.

The portion that lies within the bounds of Grand Summit Resort Hotel at The Canyons, a Utah condominium project; according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 5 (Grand Summit Cooling Tower):

Beginning at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence North 1295.64 feet; thence East 983.46 feet to the true point of beginning, (Basis of Bearing being North 89°59’43” West between the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and the said South Quarter Corner of Section 36); thence North 14°50’26” West 8.66 feet; thence North 75°09’34” East 42.50 feet; thence South 14°50’26” East 85.00 feet; thence South 75°09’34” West 54.00 feet; North 14°50’26” West 54.17 feet; thence North 75°09’34” East 15.90 feet; thence North 14°50’26” West 22.17 feet; thence South 75°09’34” West 4.40 feet to the point of beginning.

The portion that lies within the boundary of Westgate at The Canyons Final Subdivision First Amendment; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 7 (Westgate Deck, Phase II):

Beginning at a point which lies North 60°30’24” East 1.54 from a found nail and washer, LS #173736, said nail and washer being 1812.00 feet North 89°59’43” West along the South line of Section 36, and 599.08 feet North and from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and running thence West a distance of 12.78

10

feet; thence North 29°29’38” West a distance of 1.90 feet; thence North 60°30’24” East a distance of 59.57 feet; thence South 29°29’36” East a distance of 8.19 feet; thence South 60°30’24” West a distance 48.45 feet to the point of beginning.

The portion within the bounds of the following: Beginning at the South Quarter corner of Section 36, Township 1 South, Range 3 East Salt Lake Base and Meridian; thence North 1295.64 feet; thence East 983.46 feet to the true point of beginning, (Basis of bearing being North 89°59’43” West between the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and the said South Quarter corner of Section 36;) thence North 14°50’26” West 8.66 feet; thence North 75°09’34” East 42.50 feet; thence South 14°50’26” East 85.00 feet; thence South 75°09’34” West 54.00 feet; thence North 14°50’26” West 54.17 feet; thence North 75°09’34” East 15.90 feet; thence North 14°50’26” West 22.17 feet; thence South 75°09’34” West 4.40 feet to the point of beginning.

Less Beginning at a found nail & washer, LS # 173736, said point being 1812.00 feet North 89°59’ 43” West along the South line of Section 36, and 599.08 feet North from the Southeast Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and running South 29°29’38” East a distance of 61.50 feet; thence South 60°30’22” West a distance of 9.58 feet; thence North 29°29’38” West a distance of 67.79 feet; thence East a distance of 12.78 feet; thence South 60°30’24” West 1.54 feet to the point of beginning.

And BEGINNING AT A POINT WHICH LIES NORTH 60°30’24” EAST 1.54 FROM A FOUND NAIL & WASHER, LS #173736, SAID NAIL AND WASHER BEING 1812.00 FEET NORTH 89°59’43” WEST ALONG THE SOUTH LINE OF SECTION 36, AND 599.08 FEET NORTH FROM THE SOUTHEAST CORNER OF SECTION 36, TOWNSHIP 1 SOUTH, RANGE 3 EAST, SALT LAKE BASE AND MERIDIAN AND RUNNING THENCE WEST A DISTANCE OF 12.78 FEET; THENCE NORTH 29°29’38” WEST A DISTANCE OF 1.90 FEET; THENCE NORTH 60°30’24” EAST A DISTANCE OF 59.57 FEET; THENCE SOUTH 29°29’36” EAST A DISTANCE OF 8.19 FEET; THENCE SOUTH 60°30’24” WEST A DISTANCE OF 48.45 FEET TO THE POINT OF BEGINNING.

PARCEL B-2:

COMMENCING at a point which is North 1253 feet and West 1336.11 feet from the Southeast corner of Section 36, Township 1 South, Range 3 East Salt Lake Base and Meridian; and proceeding thence North 0°06’35” West 66 feet, more or less, to the North boundary of the street formerly known as Park West Drive; thence West along said boundary 668.29 feet, more or less, to a point on the West line of the East half of the Southwest Quarter of the Southeast Quarter of said Section 36; thence South 0°01’5” East along said West line 66 feet, more or less, to the Northwest corner of vacated plat of Park City West, Plat No. 2; thence East along the North boundary of said plat, 668.04 feet, more or less, to the point of commencement.

11

LESS AND EXCEPTING THEREFROM:

The portion that lies within the bounds of Grand Summit Resort Hotel at The Canyons, a Utah condominium project; according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 5 (Grand Summit Cooling Tower):

Beginning at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence North 1295.64 feet; thence East 983.46 feet to the true point of beginning, (Basis of Bearing being North 89°59’43” West between the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and the said South Quarter Corner of Section 36); thence North 14°50’26” West 8.66 feet; thence North 75°09’34” East 42.50 feet; thence South 14°50’26” East 85.00 feet; thence South 75°09’34” West 54.00 feet; North 14°50’26” West 54.17 feet; thence North 75°09’34” East 15.90 feet; thence North 14°50’26” West 22.17 feet; thence South 75°09’34” West 4.40 feet to the point of beginning.

The portion within the bounds of the following: Beginning at the South Quarter corner of Section 36, Township 1 South, Range 3 East Salt Lake Base and Meridian; thence North 1295.64 feet; thence East 983.46 feet to the true point of beginning, (Basis of bearing being North 89°59’43” West between the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and the said South Quarter corner of Section 36;) thence North 14°50’26” West 8.66 feet; thence North 75°09’34” East 42.50 feet; thence South 14°50’26” East 85.00 feet; thence South 75°09’34” West 54.00 feet; thence North 14°50’26” West 54.17 feet; thence North 75°09’34” East 15.90 feet; thence North 14°50’26” West 22.17 feet; thence South 75°09’34” West 4.40 feet to the point of beginning.

PARCEL B-3:

COMMENCING at the Northeast corner of LOT 29, of the vacated plat of PARK CITY WEST, PLAT NO. 2; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder, which point is approximately North 1253 feet and West 1547 feet from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running East therefrom along the South boundary of a 66 foot right of way formerly know as Park West Drive, 160 feet, more or less, to a point on said boundary which is West 1387 feet, more or less, from the East line of said Section 36; thence South 272.24 feet; thence West 160 feet, more or less, to a point on the East boundary of the aforesaid plat; thence North along said East boundary 272.24 feet, more or less, to the point commencement.

PARCEL C:

COMMENCING at a point which is North 1360.64 feet and West 782.23 feet from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence Easterly along the North right of way line of a street formerly known as Park West Drive and along the arc of a 1200 foot radius curve to the left, 136.805 feet through a central angle of 6°31’55” (chord bears North 71°15’57” East 136.731 feet;) thence continuing along said North right of way and along the arc of a 469.700 foot radius curve to the right

12

278.726 feet through a central angle of 34°00’00”, (chord bears North 85°00’00” East 274.654 feet;) thence South 78°00’00” East along said North right of way 143.265 feet; thence 249.38 feet along the aforesaid right of way and along the arc of a 320.0 foot radius curve to the left, through a central angle of 44°39’06”, (chord bears North 79°40’27” East 243.119;) to a point on the East section line of Section 36; thence South 00°00’26” East 189.29 feet, more or less, along said section line to a point which is North 1253 from the Southwest corner of Section 36; thence West 1336.11 feet, more or less, to the West line of the Southeast Quarter of the Southwest Quarter of Section 36; thence Northerly, along said West line, 250 feet; thence North 72°45’44” East 407.95 feet, more or less, to the Westernmost angle in the boundary of the Park West Condominiums; thence South 18°28’40” East along said boundary 89.02 feet; thence South 37°14’50” East 224.88 feet, along said boundary to the point of beginning.

LESS AND EXCEPTING THEREFROM any portion thereof within the bounds of RED PINE TOWNHOUSES, according to the Record of Survey Map recorded in the Office of the Summit County Recorder.

ALSO less and excepting therefrom the following:

Commencing at the west quarter corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; thence along the west line of said Section 31 South 00°00’31” West a distance of 533.56 feet; thence leaving said section line North 89°59’29” West a distance of 270.94 feet to the POINT OF BEGINNING; thence South 50°00’02” West a distance of 470.99 feet; thence North 90°00’00” West a distance of 102.03 feet; thence South 50°00’00” West a distance of 278.50 feet; thence South 41°41’30” West a distance of 225.92 feet; thence South 82°01’24” West a distance of 171.13 feet; thence South 72°00’15” West a distance of 201.17 feet; thence North 82°16’12” West a distance of 347.47 feet; thence South 85°58’04” West a distance of 202.71 feet; thence North 90°00’00” West a distance of 306.42 feet; thence North 86°22’02” West a distance of 609.97 feet; thence South 00°00’00” East a distance of 394.05 feet; thence North 47°30’47” West a distance of 742.66 feet; thence South 74°22’43” West a distance of 719.71 feet; thence North 32°42’37” West a distance of 413.74 feet; thence North 45°51’07” East a distance of 515.90              feet; thence North 81°42’13” East a distance of 327.18 feet; thence South 00°44’12” West a distance of 25.53 feet; thence South 88°01’56” East a distance of 220.76 feet; thence South 65°49’07” East a distance of 52.15 feet; thence South 89°48’04” East a distance of 77.70 feet; thence North 00°10’55” West a distance of 77.40 feet; thence South 77°35’33” East a distance of 180.31 feet; thence South 10°12’36” West a distance of 33.15 feet; thence South 71°48’03” East a distance of 167.51 feet; thence South 34°50’28” West a distance of 132.90 feet; thence North 84°31’47” West a distance of 293.50 feet; thence South 67°20’38” West a distance of 26.32 feet; thence South 86°42’58” West a distance of 322.15 feet; thence South 00°33’08” West a distance of 48.43 feet; thence South 89°26’52” East a distance of 386.04 feet; thence North 66°40’55” East a distance of 114.23 feet; thence South 84°55’31” East a distance of 93.44 feet; thence South 61°13’08” East a distance of 142.27 feet; thence South 79°40’32” East a distance of 257.87 feet; thence North 89°54’42” East a distance of 93.39 feet; thence North 00°13’26” West a distance of 117.30 feet; thence South 58°49’24” East a distance of 266.02 feet; thence North 46°38’46” East a distance of 44.83 feet; thence South 51°33’19” East a distance of 125.97 feet; thence South 72°25’33” East a distance of 144.35 feet; thence

13

North 88°58’01” East a distance of 309.96 feet; thence North 71°58’23” East a distance of 138.22 feet; thence North 62°43’34” East a distance of 147.77 feet; thence North 29°04’15” East a distance of 39.83 feet; thence South 79°00’00” East a distance of 150.58 feet to a point on a 275.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 182.19 feet; thence North 63°02’29” East a distance of 298.07 feet to a point on a 275.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 196.24 feet; thence North 22°09’22” East a distance of 33.36 feet; thence South 89°27’00” East a distance of 582.11 feet to said point of beginning.

PARCEL C-1:

COMMENCING at a point which is North 1360.64 feet and West 782.23 feet from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; which point is also the Southwest corner of Park West Condominiums (Georgetown Portion) according to the Record of Survey Map recorded in the Office of the Summit County Recorder; thence following the Southerly line of said Condominiums, North 71°30’ East 104.58 feet; thence North 20°28’28” West 125.00 feet; thence North 64°08’ East 212.10 feet; thence South 40° East 228.35 feet; thence South 78°48’ East 152.95 feet; thence Easterly 249.38 feet along the North right of way line of a street formerly known as Park West Drive, and along the arc of a 320 foot radius curve to the left through a central angle of 44°36’06” (chord bears North 79°40’27” East 243.119 feet;) to a point on the East line of Section 36; thence South 0°00’26” East 189.29 feet, more or less, along said section line to a point which is North 1253 feet from the Southeast corner of Section 36; thence West 1336.11 feet, more or less, to the West line of the Southeast Quarter of the Southeast Quarter of Section 36; thence Northerly along said West line 250 feet; thence North 72°45’44” East 407.95 feet, more or less, to the Westernmost angle in the boundary of Park West Condominiums; thence South 18°28’40” East along said boundary 89.02 feet; thence South 37°14’50” East along said boundary 224.88 feet to the point of commencement. LESS AND EXCEPTING THEREFROM any portion thereof within the bounds of RED PINE TOWNHOUSES, according to the Record of Survey Map recorded in the Office of the Summit County Recorder.

ALSO LESS AND EXCEPTING THEREFROM any portion thereof within the bounds of the following described property, as deeded to Wolf Mountain Resorts, L.C., a Utah limited liability company, in the Warranty Deed recorded September 19, 1997 as Entry No. 487696 in Book 1077 at page 442 of Official Records:

COMMENCING at a point which is North 1360.64 feet and West 782.23 feet from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence Easterly along the North right of way line of a street formerly known as Park West Drive and along the arc of a 1200 foot radius curve to the left, 136.805 feet through a central angle of 6°31’55” (chord bears North 71°15’57” East 136.731 feet;) thence continuing along said North right of way and along the arc of a 469.700 foot radius curve to the right 278.726 feet through a central angle of 34°00’00”, (chord bears North 85°00’00” East 274.654 feet;) thence South 78°00’00” East along said North right of way 143.265 feet; thence along the aforesaid right of way and along the arc of a 320.00 foot radius curve to the left, through a central

14

angle of 44°39’06”, (chord bears North 79°40’27” East 243.119;) to a point on the East section line of Section 36; thence South 00°00’26” East 189.29 feet, more or less, along said section line to a point which is North 1253 from the Southwest corner of Section 36; thence West 1336.11 feet, more or less, to the West line of the Southeast Quarter of the Southwest Quarter of Section 36; thence Northerly, along said West line, 250 feet; thence North 72°45’44” East 407.95 feet, more or less, to the Westernmost angle in the boundary of the Park West Condominiums; thence South 18°28’40” East along said boundary 89.02 feet; thence South 37°14’50” East, along said boundary to the point of beginning.

PARCEL D:

COMMENCING at the most Westerly point on the boundary of Park West Condominiums which point in North 1624 feet and West 946.80 feet from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence North 50°00’ East 278.50 feet; thence East 102.03 feet; thence North 50°00’ East 247.14 feet; thence North 40°00’ West 191.53 feet; thence North 89°27’ West 772.42 feet, more or less, to a point of the 1/16 section line; thence North 0°06’35” West 208.04 feet, more or less, along said 1/16 line to the Northeast corner of the South one-half of the Northeast Quarter of the Northwest Quarter of the Southeast Quarter of said Section 36; thence North 89°22’19” West along the North boundary of the aforesaid half quarter quarter quarter, 669.19 feet, more or less, to the Northwest Corner of said half quarter quarter quarter, thence South 0°10’30” East along the West boundary if said half quarter quarter quarter, 333.4 feet, more or less, to the Southwest corner thereof; thence North 89°27’39” West along the North boundary of the North one-half of the Southwest Quarter of the Northwest Quarter of the Southeast Quarter of said Section 36, 668.84 feet, more or less, to the Northwest Corner of said half quarter quarter quarter; thence South 0°13’31” East along the West boundary of said half quarter quarter quarter, 338.16 feet, more or less, to the Southwest corner thereof; thence South 89°53’59” East along the South boundary of said half quarter quarter quarter, 668.45 feet, more or less, to the Southeast Corner thereof; thence South 0°10’30” East 162.20 feet, more or less, to a point which is North 1503.11 feet from the South Section line of Section 36; thence East 668.29 feet to a point on the East boundary line of the Southeast Quarter of the Northwest Quarter of the Southeast Quarter of Section 36; thence North 72°45’44” East 407.95 feet, more or less, to the point of commencement.

AND ALSO: BEGINNING at the Southeast Corner of the property described as PARCEL N in the Warranty Deed recorded February 19, 1995 as Entry No. 424516 in Book 866 at page 818 of Official Records, which is also described as the Southeast Corner of the Southwest Quarter of the Northwest Quarter of the Southeast Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence along the East line of the property so described North 0°10’03” West 184.11 feet, more or less, to the South line of the property described as PARCEL D in the Special Warranty Deed recorded November 27, 1996 as Entry No. 468164 in Book 1010 at page 606 of Official Records; and running thence along the South line of the property so described, East 668.29 feet, more or less, to a point which is described in said deed as being on the East line of the Southeast Quarter of the Northwest Quarter of the Southeast Quarter of Section 36; thence South 184.11 feet, more or less, to the Northeast Corner of the property described as PARCEL B-2 in the Special Warranty Deed recorded November 27, 1996 as Entry

15

No. 468164 in Book 1010 at page 606 of Official Records, which point is also described as the North line of a right of way formerly known as Park West Drive; thence along the North line of said right of way and said deed line 668.04 feet, more or less, to the point of beginning.

LESS AND EXCEPTING therefrom any portion within the following described parcels:

Commencing at the south quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; (basis of bearing being North 89°59’43” West., a distance of 2667.10 feet between the southeast corner of said section 36 and the said south quarter corner); thence along the quarter section line of said section 36, North 00°13’26” West, a distance of 2672.61 feet to the center of said section; thence along the quarter section line of said section 36, South 89°16’58” East, a distance of 608.59 feet to the true POINT OF BEGINNING thence South 89°16’58” East a distance of 730.48 feet; thence South 00°06’32” East a distance of 540.04 feet; thence South 89°27’00” East a distance of 457.97 feet; thence South 22°09’22” West a distance of 23.46 feet; to a point on a 250.00 foot radius curve to the right; thence along said arc, through a central angle of 40°53’07”, a distance of 178.40 feet, thence South 63°02’29” West a distance of 298.07 feet; to a point on a 250.00 foot radius curve to the right; thence along said arc, through a central angle of 37°57’30”, a distance of 165.62 feet, thence North 79°00’00” West a distance of 154.93 feet; thence North 23°09’22” East a distance of 534.31 feet; thence North 83°26’14” West a distance of 217.29 feet; thence South 89°37’40” West a distance of 136.72 feet; thence South 71°36’34” West a distance of 207.92 feet; thence South 85°02’48” West a distance of 224.36 feet; thence South 74°30’52” West a distance of 306.99 feet; thence South 26°00’00” West a distance of 120.26 feet; thence North 64°00’00” West a distance of 49.82 feet; thence North 26°00’00” East a distance of 22.00 feet; to a point on a 128.00 foot radius non-tangent curve to the right; center bears North 26°00’00” East; thence along said arc, through a central angle of 18°28’37”, a distance of 41.28 feet, thence North 33°00’00” East a distance of 61.70 feet; thence North 59°46’54” East a distance of 112.25 feet; thence North 43°51’27” East a distance of 28.98 feet; thence North 60°31’57” East a distance of 191.35 feet; thence North 14°00’00” East a distance of 112.24 feet; thence North 72°08’15” East a distance of 118.97 feet; thence North 14°00’00” East a distance of 162.64 feet; to said point of beginning.

Commencing at the south quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; (basis of bearing being North 89°59’43” West., a distance of 2667.10 feet between the southeast corner of said section 36 and the said south quarter corner); thence along the quarter section line of said section 36, North 00°13’26” West, a distance of 1047.25 feet and South 89°46’34” West, a distance of 248.36 feet to the true POINT OF BEGINNING; thence North 47°30’47” West a distance of 742.66 feet; thence South 74°22’43” West a distance of 719.71 feet; thence North 19°34’36” West a distance of 445.90 feet; thence North 40°25’24” East a distance of 200.00 feet; thence North 79°34’36” West a distance of 200.00 feet; thence North 19°34’36” West a distance of 150.00 feet; thence South 84°08’15” East a distance of 415.45 feet; thence North 81°42’13” East a distance of 599.65 feet; thence South 77°35’29” East a distance of 257.82 feet; thence South 10°12’36” West a distance of 33.15 feet; thence South 71°48’03” East a distance of 487.81 feet; thence South 58°49’24” East a distance of 308.76 feet; thence South 58°49’24” East a distance of 276.29 feet; thence South 88°26’41” East a distance of 525.03 feet; thence North 25°06’23” East a distance of 265.06 feet; thence South 79°00’00”

16

East a distance of 142.42 feet to a point on a 250.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 165.62 feet; thence North 63°02’29” East a distance of 298.07 feet to a point on a 250.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 178.40 feet; thence North 22°09’22” East a distance of 23.46 feet; thence South 89°27’00” East a distance of 609.01 feet; thence South 50°00’00” West a distance of 470.99 feet; thence North 90°00’00” West a distance of 102.03 feet; thence South 50°00’00” West a distance of 278.50 feet; thence South 41°41’30” West a distance of 225.92 feet; thence South 82°01’24” West a distance of 171.13 feet; thence South 72°00’15” West a distance of 201.17 feet; thence North 82°16’12” West a distance of 347.47 feet; thence South 85°58’04” West a distance of 202.71 feet; thence West a distance of 306.42 feet; thence North 86°22’02” West, a distance of 609.97 feet; thence South, a distance of 394.05 feet to said point of beginning.

Commencing at the west quarter corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; thence along the west line of said Section 31 South 00°00’31” West a distance of 528.06 feet; thence leaving said section line North 89°59’29” West a distance of 853.02 feet to the POINT OF BEGINNING; thence South 22°09’22” West a distance of 33.36 feet to a point on a 275.00 foot radius curve to the right; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 196.24 feet; thence South 63°02’29” West a distance of 298.07 feet to a point on a 275.00 foot radius curve to the right; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 182.19 feet; thence North 79°00’00” West a distance of 727.82 feet to a point on a 525.0 foot radius curve to the right; thence along the arc of said curve through a central angle of 7°00’00”, a distance of 64.14 feet; thence North 72°00’00” West a distance of 20.84 feet to a point on a 175.00 foot radius curve to the left, center bears. South 18°00’00” West; thence along the arc of said curve through a central angle of 35°33’57”, a distance of 108.63 feet; thence South 72°26’03” West a distance of 35.47 feet to a point on a 225.00 foot radius curve to the right, center bears North 17°33’57” West; thence along the arc of said curve through a central angle of 17°33’57”, a distance of 68.98 feet; thence North 90°00’00” West a distance of 201.51 feet; thence South 00°13’26” East a distance of 52.08 feet; thence North 58°49’24” West a distance of 35.15 feet; thence North 00°13’26” West a distance of 118.89 feet; thence North 90°00’00” East a distance of 30.00 feet; thence South 00°13’26” East a distance of 35.00 feet; thence North 90°00’00” East a distance of 107.44 feet to a point on a 17.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 100°00’00”, a distance of 29.67 feet; thence North 10°00’00” West a distance of 55.82 feet to a point on a 125.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 20°51’27”, a distance of 45.50 feet; thence North 26°00’00” East a distance of 31.16 feet to a point on a 128.00 foot radius non-tangent curve to the right, center bears North 26°00’00” East; thence along the arc of said curve through a central angle of 18°28’37”, a distance of 41.28 feet; thence North 33°00’00” East a distance of 29.95 feet to a point on a 175.00 foot radius non-tangent curve to the right, center bears South 36°20’42” West; thence along the arc of said curve through a central angle of 43°39’18”, a distance of 133.34 feet; thence South 10°00’00’ East a distance of 34.53 feet to a point on a 57.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 91°48’39”, a distance of 91.34 feet to a point on a 175.0 foot radius curve to the left; thence along the arc of said curve through a central angle of 5°45’19”, a distance of 17.58 feet; thence North 72°26’03” East a

17

distance of 35.47 feet to a point on a 225.00 foot radius curve to the right; thence along the arc of said curve through a central angle of 35°33’57”, a distance of 139.67 feet; thence South 72°00’00” East a distance of 20.84 feet to a point on a 475.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 7°00’00”, a distance of 58.03 feet; thence South 79°00’00” East a distance of 727.82 feet to a point on a 225.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 149.6 feet; thence North 63°02’29” East a distance of 298.07 feet to a point on a 225.00 foot radius curve to the left, center bears North 26°57’31” West; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 160.56 feet; thence North 22°09’22” East a distance of 13.56 feet; thence South 89°27’00” East a distance of 53.78 feet to said point of beginning.

PARCEL E-1:

COMMENCING at a point North 503 feet and West 448 feet from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence South 100 feet; thence North 89°58’ West 59.4 feet; thence North 43°40’ West 16.1 feet; thence North 2° West 9.34 feet; thence West 48.7 feet; thence North 43°40’ West 16.1 feet; thence North 2° West 9.34 feet; thence West 48.7 feet; thence North 43°40’ West 16.1 feet; thence North 2° West 9.34 feet; thence West 48.7 feet; thence North 43°40’ West 16.1 feet; thence North 97.4 feet; thence North 46° East 16.1 feet; thence North 89°15’45” East 37.4 feet; thence South 43°45’ East 16.1 feet; thence South 2°7’9” East 9.34 feet; thence South 89°32’14” East 48.05 feet; thence South 43°45’ East 16.1 feet; thence South 2°7’9” East 9.34 feet; thence South 89°58’50” East 48.7 feet; thence South 43°40’ East 16.1 feet; thence South 2°7’9 East 9.34 feet; thence North 89°37’45” East 48.7 feet; thence South 45° East, more or less, 30 feet, more or less, to the point of commencement.

PARCEL E-2:

The following described tract of land in Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian:

COMMENCING at a point on the North right of way of Chalet Drive, which point is North 403 feet and West 507.4 feet from the Southeast corner of the aforesaid Section 36; and running thence North 43°40’ West 16.1 feet; thence North 2° West 9.34 feet; thence West 48.7 feet; thence North 43°40’ West 16.1 feet; thence North 2° West 9.34 feet; thence West 48.7 feet; thence North 48.7 feet; thence North 43°40’ West 16.1 feet; thence North 2° West 9.34 feet; thence West 48.7 feet; thence North 43°40’ West 16.1 feet; thence North 97.4 feet; thence North 46° East 126.1 feet; thence North 89°15’45” East 37.4 feet; thence South 43°45’ East 16.1 feet; thence South 2°7’9” East 9.34 feet; thence South 89°32’14” East 48.05 feet; thence South 43°45’ East 16.1 feet; thence South 2°7’9” East 9.34 feet; thence South 89°58’50” East 48.7 feet; thence South 43°40’ East 16.1 feet; thence South 2°7’9” East 9.34 feet; thence North 89°37’45” East 48.7 feet; thence South 45° East, more or less, 30 feet, more or less, to a point which is North 503 feet and West 448 feet from the Southeast corner of the aforesaid Section 36; thence North 62 feet; thence East 41 feet; thence North 70 feet; thence East 102.51 feet; thence North 30 feet, more or less, to a point which is on the Southeast corner of the Red Pine Townhouses; thence

18

West 61.51 feet along the South boundary of said Townhouses to a point on a 45.00 foot radius curve to the right, the radius point of which bears North; thence Northwesterly along said boundary and along the arc of said curve 52.17 feet; thence West along said boundary line 108.76 feet; thence North along said boundary line 55.00 feet; thence West along said boundary line 204 feet to a point on the East right of way line of Red Pine Road and which is also on the aforesaid South boundary line; thence South along said East right of way line 189.6 feet, more or less, thence South 10°00” East along said right of way line 175.72 feet, more or less, to a point which is North 403 feet, more or less, from the South Section line of said Section 36, and which is on a line running North 89°58’ West from the point of commencement; thence South 89°58’ East 222 feet, more or less, to the point of commencement.

Parcels E-1 and E-2 are together with a right and easement of use and enjoyment in and to the “Recreational Facilities” described in, and provided for in that certain Declaration of Covenants, Conditions and Restrictions of the Recreational Facilities for Red Pine Community, recorded March 11, 1995 as Entry No. 231561 in Book 334 at page 583 of Official Records.

PARCEL F:

COMMENCING at a point which is 1014.78 feet North of the Southwest corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; and running thence North along said Section line 425 feet, more or less, to a point on the North boundary line of the Park West Drive right of way; thence Northeasterly 50 feet, more or less, along said North right of way line and along the arc of a 320 foot radius curve to the left to a point of tangency; thence North 48°30’ East along said North right of way line 255.19 feet to a point on a 15 foot radius curve to the left; thence Northerly along the arc of said curve 23.56 feet to a point of tangency; thence North 41°30’ West 114.95 feet to a point on a 254 foot radius curve to the left; thence Northwesterly along the arc of said curve 117.48 feet to a point of tangency; thence North 68°00” West 76.72 feet to a point on a 416 foot radius curve to the right; thence Northwesterly along the arc of said curve 203.29 feet to a point of tangency; thence North 40°00’ West 57.53 feet; thence North 50°00’ East 36 feet; thence South 40°00’ East 57.53 feet to a point on a 380 foot radius curve to the left; thence Southeasterly along the arc of said curve, 185.70 feet to a point of tangency; thence South 68°00’ East 76.72 feet; thence along the arc of a 290 foot radius curve to the right 134.129 feet through a central angle of 26°30’00”, (chord bears South 54°45’ East 132.936 feet;) thence South 41°30’ East 114.95 feet to a point on a 15 foot radius curve to the left; thence Easterly along the arc of said curve 23.56 to a point of reverse curvature on a 972 foot radius curve to the right, which point is on the North right of way line of a right of way formerly known as Park West Drive; thence Easterly along the arc of said curve and along said North right of way, 704.02 feet to a point of tangency; thence East along the aforesaid North right of way line, 264.4 feet, more or less, to a point on the West boundary line of the U-224 access right of way, which point is approximately North 1929 feet and East 1188.59 feet from the Southwest corner of said Section 31; and running thence South along said West boundary 78.39 feet to a point on the South boundary of said right of way; thence South 86°29’46” East, along said South boundary, 167.71 feet; thence Southeasterly along the East boundary line of the U-224 right of way and along the arc of a 1230.92 foot radius curve to the left 293.77 feet, more or less, to a point which is North 1544 from the South Section line of said Section 31; thence West 694

19

feet, more or less, to a point of the West boundary line of Lot 8, of the vacated plat of Park City West, Plat No. 1; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder; thence South 290 feet; thence East 139.96 feet; thence South 239.22 feet, more or less, to a point which is North 1014.78 feet from the South Section line of Section 31; thence West 139.96 feet; thence South 1 foot; thence West 710.04 feet, more or less, to the point of commencement, together with one-half of the vacated street located adjacent to the lots within the bounds of this description within the bounds of the vacated plat of Park City West, Plat No. 1.

LESS AND EXCEPTING therefrom any portion within the following described parcels:

COMMENCING at a point which is North 1836.89 feet and East 957.35 feet from the Southwest corner of the aforesaid Section 31; and running thence South 144 feet; thence West 100 feet; thence North 144 feet; thence East 100 feet, more or less, to the point of commencement.

All of Parcel 1, LOWER VILLAGE PARCEL 1 PLAT, according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

Commencing at the Southwest corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; (basis of bearing being South 89°44’59” East, a distance of 2694.30 feet between the South quarter corner of said Section 31 and the said Southwest corner of Section 31); thence along the southerly section line of said Section 31, South 89°44’59” East, a distance of 980.76 feet; thence North 00°15’01” East, a distance of 1575.19 feet to the true POINT OF BEGINNING; thence North 00°00’00” East a distance of 270.19 feet to a point on a non-tangent 196.93 foot radius curve to the right, center bears South 23°01’04” West; thence along the arc of said curve through a central angle of 18°51’56”, a distance of 64.84 feet; thence South 48°07’00” East a distance of 151.50 feet to a point on a 340.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 43°22’08”, a distance of 257.36 feet to a point on a non-tangent 1230.92 foot radius curve to the left, center bears North 75°45’48” East; thence along the arc of said curve through a central angle of 18°36’07”, a distance of 399.64 feet; thence South 89°59’29” East a distance of 7.34 feet to a point on a non-tangent 1230.92 foot radius curve to the left, center bears North 56°53’26” East; thence along the arc of said curve through a central angle of 27°15’15”, a distance of 585.52 feet; thence South 60°37’46” East a distance of 375.37 feet; thence North 89°49’29” West a distance of 344.34 feet; thence North 64°11’52” West a distance of 240.12 feet; thence North 50°58’08” West a distance of 239.87 feet to a point on a 122.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 34°44’26”, a distance of 73.97 feet; thence North 38°55’23” West a distance of 255.26 feet; thence North 44°54’20” West a distance of 295.51 feet; thence North 33°07’08” West a distance of 247.55 feet to said point of beginning.

Commencing at the Southwest corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; (basis of bearing being South 89°44’59” East, a distance of 2694.30 feet between the South quarter corner of said Section 31 and the said Southwest corner of Section 31); thence along the westerly line of said Section 31, North 00°00’31” East, a distance of 42.23 feet to the true POINT OF BEGINNING; thence North 00°00’31” East a distance of 1317.56

20

feet; to a point on a 392.00 foot radius non-tangent curve to the left, center bears North 26°08’10” west; thence along said arc, through a central angle of 15°21’49”, a distance of 105.12 feet; thence South 00°47’37” West a distance of 136.62 feet; thence South 20°41’06” East a distance of 189.75 feet; thence South 82°34’05” East a distance of 143.41 feet; thence South 00°11’35” East a distance of 583.19 feet; thence North 89°59’29” West a distance of 25.13 feet; thence SOUTH a distance of 167.60 feet; thence WEST a distance of 38.88 feet; thence South 51°35’35” West a distance of 101.61 feet; thence South 06°14’25” East a distance of 85.86 feet; thence South 36°02’29” West a distance of 24.16 feet; thence North 61°34’11” West a distance of 30.68 feet; thence South 87°55’07” West a distance of 43.01 feet; thence South 27°33’22” West a distance of 57.59 feet; thence South 30°46’15” West a distance of 100.54 feet; to said point of beginning.

Commencing at the Southwest corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; (basis of bearing being North 00°00’31” East, a distance of 2639.25 feet between the Southwest corner of said Section 31 and the West quarter corner of said section 31); thence along the section line of said Section 31, North 00°00’31” East, a distance of 1359.80 feet to the true POINT OF BEGINNING; said point being on the southerly right-of-way of Canyon Resort Drive; thence along said section line North 00°00’31” East a distance of 82.5.1 feet to the northerly right-of-way of Canyon Resort Drive said point also on a 320.00 foot radius curve to the left, center bears North 32°39’37” West; thence along said northerly right of way line the following four (4) calls; 1) thence along the arc of said curve through a central angle of 8°50’23”, a distance of 49.37 feet; 2) thence North 48°30’00” East a distance of 321.19 feet to a point on a 972.00 foot radius curve to the right; 3) thence along the arc of said curve through a central angle of 40°23’40”, a distance of 685.28 feet to a point on a 263.48 foot radius compound curve to the right; 4) thence along the arc of said curve through a central angle of 18°07’20”, a distance of 83.34 feet; thence leaving said northerly right of way line South a distance of 60.33 feet to a point on said southerly right of way line; thence along said southerly right of way line the following four (4) calls; 1) North 90°00’00” West a distance of 63.44 feet to a point on a 900.00 foot radius curve to the left; 2) thence along the arc of said curve through a central angle of 41°30’00”, a distance of 651.88 feet; 3) thence South 48°30’00” West a distance of 321.19 feet to a point on a 392.00 foot radius curve to the right; 4) thence along the arc of said curve through a central angle of 15°21’50”, a distance of 105.12 feet to said point of beginning.

Commencing at the West quarter corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; (basis of bearing being South 00°00’31” West., a distance of 2639.25 feet between the West quarter corner of said section 31 and the Southwest corner of said Section 31); thence along the section line of said Section 31, South 00°00’31” West, a distance of 536.01 feet; thence North 89°59’29” West, a distance of 7.03 feet to the true POINT OF BEGINNING; said point being on a 284.97 foot radius curve to the right, center bears South 82°51’18” West; thence along the arc of said curve through a central angle of 7°06’21”, a distance of 35.34 feet; thence South 00°00’22” East a distance of 35.47 feet to a point on a 370.92 foot radius curve to the left; thence along the arc of said curve through a central angle of 29°33’31”, a distance of 191.36 feet to a point on a 170.00 foot radius compound curve to the left; thence along the arc of said curve through a central angle of 34°56’18”, a distance of 103.66 feet to a point on a 280.00 foot radius reverse curve to the right; thence along the arc of said curve through a central angle of

21

23°00’20”, a distance of 112.43 feet; thence South 41°29’51” East a distance of 26.05 feet to a point on a 90.00 foot radius non-tangent curve to the right, center bears South 22°01’35” East; thence along the arc of said curve through a central angle of 14°52’41”, a distance of 23.37 feet; thence South 41°30’00” East a distance of 17.30 feet to a point on a 15.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 90°00’00”, a distance of 23.56 feet; thence South 48°30’00” West a distance of 145.38 feet to a point on a 90.00 foot radius non-tangent curve to the right, center bears North 76°19’13” East; thence along the arc of said curve through a central angle of 42°42’40”, a distance of 67.09 feet; thence North 41°29’51” West a distance of 26.05 feet to a point on a 220.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 23°00’20”, a distance of 88.34 feet to a point on a 230.00 foot radius reverse curve to the right; thence along the arc of said curve through a central angle of 34°56’18”, a distance of 140.25 feet to a point on a 430.92 foot radius compound curve to the right; thence along the arc of said curve through a central angle of 29°33’31”, a distance of 222.31 feet; thence North 00°00’22” West a distance of 35.47 feet to a point on a 224.97 foot radius curve to the left; thence along the arc of said curve through a central angle of 9°10’02”, a distance of 36.00 feet; thence South 89°27’00” East a distance of 60.69 feet to said point of beginning.

Commencing at the Southwest corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; (basis of bearing being South 89°44’59” East, a distance of 2694.30 feet between the South quarter corner of said Section 31 and the said Southwest corner of Section 31); thence along the southerly section line of said Section 31, South 89°44’59” East, a distance of 540.23 feet to the true POINT OF BEGINNING; said point being on a 370.00 foot radius curve to the left, center bears North 50°26’18” West; thence along the arc of said curve through a central angle of 39°33’37”, a distance of 255.47 feet; thence North 00°00’05” East a distance of 836.56 feet to a point on a 270.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 42°24’21”, a distance of 199.83 feet; thence North 42°24’16” West a distance of 352.95 feet to a point on a 35.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 62°20’49”, a distance of 38.09 feet to a point on a 90.00 foot radius reverse curve to the right; thence along the arc of said curve through a central angle of 24°24’10”, a distance of 38.33 feet; thence North 41°26’57” West a distance of 26.45 feet; thence North 48°30’01” East a distance of 135.85 feet to a point on a 900.00 foot radius curve to the right; thence along the arc of said curve through a central angle of 1°12’34”, a distance of 19.00 feet to a point on a non-tangent 90.00 foot radius curve to the right, center bears South 68°06’26” West; thence along the arc of said curve through a central angle of 34°19’36”, a distance of 53.92 feet to a point on a 35.00 foot radius reverse curve to the left; thence along the arc of said curve through a central angle of 54°50’18”, a distance of 33.50 feet; thence South 42°24’16” East a distance of 361.48 feet to a point on a 330.00 foot radius curve to the right; thence along the arc of said curve through a central angle of 42°24’21”, a distance of 244.24 feet; thence South 00°00’05” West a distance of 836.56 feet to a point on a 430.00 foot radius curve to the right; thence along the arc of said curve through a central angle of 21°07’44”, a distance of 158.57 feet to a point on a 12.00 foot radius reverse curve to the left; thence along the arc of said curve through a central angle of 86°54’11”, a distance of 18.20 feet; to a point on a 370.00 foot radius compound curve to the left; thence along the arc of said curve through a central angle of

22

23°58’37”, a distance of 154.84 feet; thence South 00°15’01” West a distance of 33.98 feet; thence North 89°44’59” West a distance of 272.18 feet to said point of beginning.

Any portion within the bounds of the following, as deeded to Summit County:

Commencing at the Southwest corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; (basis of bearing being North 00°00’31” East, a distance of 2639.25 feet between the Southwest corner of said Section 31 and the West quarter corner of said Section 31); thence along the section line of said Section 31, North 00°00’31” East, a distance of 1359.80 feet to the true POINT OF BEGINNING; said point being on the Southerly right-of-way of Canyons Resort Drive; thence along said section line North 00°00’31” East, a distance of 82.51 feet to the Northerly right-of-way line of Canyon Resort Drive, said point also on a 320.00 foot radius curve to the left, center bears North 32°39’37” West; thence along said Northerly right-of-way line the following four (4) calls; 1) thence along the arc of said curve through a central angle of 8°50’23”, a distance of 49.37 feet; 2) thence North 48°30’00” East, a distance of 321.19 feet to a point on a 972.00 foot radius curve to the right; 3) thence along the arc of said curve through a central angle of 40°23’40”, a distance of 685.28 feet to a point on a 263.48 foot radius compound curve tot he right; 4) thence along the arc of said curve through a central angle of 18°07’20”, a distance of 83.34 feet; thence leaving said Northerly right-of-way line South, a distance of 60.33 feet to a point on said Southerly right-of-way line; thence along said Southerly right-of-way line the following four (4) calls; 1) North 90°00’00” West, a distance of 63.44 feet to a point on a 900.0 foot radius curve to the left; 2) thence along the arc of said curve through a central angle of 41°30’00”, a distance of 651.88 feet; 3) thence South 48°30’00” West, a distance of 321.19 feet to a point on a 395.00 foot radius curve to the right; 4) thence along the arc of said curve through a central angle of 15°21’50”, a distance of 105.12 feet to the point of beginning.

Any portion within the bounds of the East Willow Draw Development Area Master Plat, on file and of record in the Office of the Summit County Recorder’s Office.

PARCEL G-1:

COMMENCING at a point which is North 2458.79 feet and East 747.03 feet from the Southwest corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; and running thence South 150.2 feet, more or less, to a point on the Northeast corner of the boundary of the Park West Condominiums (Cluster Portion), according to the Records of Survey Map, on file and of record in the Office of the Summit County Recorder, and as amended; thence West along said boundary 255.08 feet; thence Southwest along said boundary 99 feet, more or less; thence South along said boundary 70 feet; thence West along said boundary 215.50 feet; thence South 40° West along said boundary 168 feet; thence South 50°17’ East along said boundary 89.03 feet; thence South 69°24 West along said boundary 60 feet; thence North 20°36’ West along said boundary 30 feet; thence South 69°24’ West along said boundary 60 feet; thence South 20°36’ East 117.30 feet; thence North 69°24’ East along said boundary 60 feet; thence South 20°36’ East along said boundary 30 feet; thence North 69°24’ East along said boundary 60 feet; thence South 2°29’ East along said boundary 36.10 feet; thence South 45°30’ West along said boundary 51.85 feet; thence Southwesterly 22 feet, more or less, along said boundary and

23

along the arc of a 15.27 foot radius curve to the right, through a central angle of 84°35’51” (chord bears South 87°47’56” West 20.19 feet) to a point on the Easterly line of Summit Drive; thence Northwesterly 91.60 feet, along said street line and the arc of a 290 foot radius curve to the left, through a central angle of 18°05’51”, (chord bears North 58°57’06” West 91.22 feet;) thence along said street line North 68°00’ West 73.72 feet, more or less, to a point on the West Section line of Section 31; thence North along said section line 240 feet, more or less, to a point which is North 2103.17 feet from the Southwest corner of Section 31 and is the Southwest corner of the property described in that certain Warranty Deed recorded November 16, 1990 as Entry No. 332849 in Book 587 at page 19 of Official Records, thence following the boundaries described in said deed for the following four (4) courses: East 35.52 feet; thence North 101.10 feet; thence East 342 feet; thence North 254.18 feet; thence East 325 feet, more or less, to the point of beginning.

LESS AND EXCEPTING any portion within the bounds of the East Willow Draw Development Area Master Plat, on file and of record in the Office of the Summit County Recorder’s Office.

PARCEL H-1:

BEGINNING at a point on the North line of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian; which point is 2463.5 feet West of the Northeast corner of said section; and running thence South 504.5 feet; thence West 289.5 feet; thence South 577 feet, more or less, to a point on the North line of Parcel B as described in that certain Warranty Deed, recorded April 25, 1989 as Entry No. 307264 in Book 519 at page 241 of Official Records; thence West 400 feet, more or less, to a point on the West boundary line of the Northeast Quarter of said Section 1; thence North 1°50’ West along said West boundary line 1082.4 feet, more or less, to a point on the aforesaid North section line; thence East along said North section line 723 feet, more or less to the point of beginning.

PARCEL H-2:

COMMENCING at the Northwest corner of Lot 13, of Park City West, Plat No. 2; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder, which point is on the North Section line of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian, and is located West 2460.54 feet from the Northeast Corner of said section; and running thence South 479.50 feet to the Southwest corner of said lot; thence East 126.23 feet; thence South 25.00 feet; thence East 300.00 feet; thence North 25.00 feet; thence East 147.29 feet to the Southeast corner of Lot 14 of the aforesaid plat; thence South 44.76 feet, more or less, to a point on the center line of a 50.00 foot right of way easement; thence West 573.56 feet; thence North 524.26 feet, more or less, to a point on the aforesaid North section line; thence East 3.00 feet, more or less, to the point of commencement.

LESS AND EXCEPTING THEREFROM: Commencing at the Northwest corner of Lot 13, Park City West, Plat No. 2, as recorded in the Office of the Summit County Recorder, which point is on the North Section line of Section 1, Township 2 South, Range 3 East, Salt lake Base and Meridian, and is located West 2460.54 feet from the Northeast corner of said section; and

24

running thence South 479.50 feet, to the Southwest corner of said lot, and the true point of beginning; thence East 126.23 feet; thence South 25.00 feet; thence East 300.0 feet; thence North 25.00 feet; thence East 147.29 feet to the Southeast corner of Lot 14, of the aforesaid plat; thence South 44.76 feet, more or less, to a point on the center line of a 50.00 feet right of way easement; thence West, along the centerline of said right of way easement, 573.56 feet, more or less, to a point 44.76 feet South of the point of beginning; thence North 44.76 feet, more or less, to the point of commencement.

PARCEL I:

COMMENCING at a point on the North line of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian, which is West 1,269 from the Northeast Corner of said Section 1; and running thence West along the section line 208.97 feet; thence South 524.26 feet, more or less, to a point on the center line of a 50 foot right of way easement; thence East along the center line 162.26 feet; thence Northeasterly along said center line and along the arc of a 636.62 foot radius curve to the left 471.11 feet; thence North 48°30’ West 511.34 feet, more or less, to a point which is West 1269 feet from the East Section line of said Section 1; thence North 18.93 feet, more or less, to the point of commencement.

Together with and subject to a perpetual right of way and easement for roadway purposes and for the construction, alteration, maintenance and repair of underground utilities, including water, electrical power, telephone and natural gas, 50 feet in width, 25 feet on either said of the following described center line:

Beginning at a point on the South line of a county road which is 1253 feet North and 750 feet west from the Northeast corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian; and running thence South 680.6 feet; thence South 10°00’ East 355 feet; thence 1,112.96 feet along the arc of a 636.62 foot radius curve to the right; thence West 881; as conveyed in that certain Warranty Deed recorded August 2, 1977 as Entry No. 139351 in Book M-97 at page 730 of Official Records.

PARCEL K-1:

The East one-half of Section 34, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-2:

All of Section 35, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-3:

The West half of the Southwest Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

25

LESS AND EXCEPTING THEREFROM: Commencing at the west quarter corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; thence along the west line of said Section 31 South 00°00’31” West a distance of 533.56 feet; thence leaving said section line North 89°59’29” West a distance of 270.94 feet to the POINT OF BEGINNING; thence South 50°00’02” West a distance of 470.99 feet; thence North 90°00’00” West a distance of 102.03 feet; thence South 50°00’00” West a distance of 278.50 feet; thence South 41°41’30” West a distance of 225.92 feet; thence South 82°01’24” West a distance of 171.13 feet; thence South 72°00’15” West a distance of 201.17 feet; thence North 82°16’12” West a distance of 347.47 feet; thence South 85°58’04” West a distance of 202.71 feet; thence North 90°00’00” West a distance of 306.42 feet; thence North 86°22’02” West a distance of 609.97 feet; thence South 00°00’00” East a distance of 394.05 feet; thence North 47°30’47” West a distance of 742.66 feet; thence South 74°22’43” West a distance of 719.71 feet; thence North 32°42’37” West a distance of 413.74 feet; thence North 45°51’07” East a distance of 515.90 feet; thence North 81°42’13” East a distance of 327.18 feet; thence South 00°44’12” West a distance of 25.53 feet; thence South 88°01’56” East a distance of 220.76 feet; thence South 65°49’07” East a distance of 52.15 feet; thence South 89°48’04” East a distance of 77.70 feet; thence North 00°10’55” West a distance of 77.40 feet; thence South 77°35’33” East a distance of 180.31 feet; thence South 10°12’36” West a distance of 33.15 feet; thence South 71°48’03” East a distance of 167.51 feet; thence South 34°50’28” West a distance of 132.90 feet; thence North 84°31’47” West a distance of 293.50 feet; thence South 67°20’38” West a distance of 26.32 feet; thence South 86°42’58” West a distance of 322.15 feet; thence South 00°33’08” West a distance of 48.43 feet; thence South 89°26’52” East a distance of 386.04 feet; thence North 66°40’55” East a distance of 114.23 feet; thence South 84°55’31” East a distance of 93.44 feet; thence South 61°13’08” East a distance of 142.27 feet; thence South 79°40’32” East a distance of 257.87 feet; thence North 89°54’42” East a distance of 93.39 feet; thence North 00°13’26” West a distance of 117.30 feet; thence South 58°49’24” East a distance of 266.02 feet; thence North 46°38’46” East a distance of 44.83 feet; thence South 51°33’19” East a distance of 125.97 feet; thence South 72°25’33” East a distance of 144.35 feet; thence North 88°58’01” East a distance of 309.96 feet; thence North 71°58’23” East a distance of 138.22 feet; thence North 62°43’34” East a distance of 147.77 feet; thence North 29°04’15” East a distance of 39.83 feet; thence South 79°00’00” East a distance of 150.58 feet to a point on a 275.0 foot radius curve to the left; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 182.19 feet; thence North 63°02’29” East a distance of 298.07 feet to a point on a 275.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 196.24 feet; thence North 22°09’22” East a distance of 33.36 feet; thence South 89°27’00” East a distance of 582.11 feet to said point of beginning.

PARCEL K-4:

The East half of Section 22, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING THEREFROM the following property conveyed in Special Warranty Deed to Willow Ranch Development Company, a Utah corporation recorded August 31, 1995 as Entry No. 436508 in Book 905 at page 66 of Official Records, and being more particularly described as follows:

26

Parcel 1: A parcel of land lying within the Northeast Quarter of Section 22, Township 1 South, Range 3 East, Salt Lake Base and Meridian more particularly described as follows:

Beginning at a point that is South 64°59’17” West 1628.01 feet from the Southwest Corner of Section 14, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence South 217.80 feet; thence West 200 feet; thence North 217.80 feet; thence East 200 feet to the point of beginning. The basis of bearing for the above description is South 89°53’53” West between the South Quarter Corner of Section 14 and the Southeast Corner of Section 14, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-5:

The West Half of the Northwest Quarter, the Southwest Quarter, the West Half of the Southeast Quarter and the Southeast Quarter of the Southeast Quarter of Section 26, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-6:

The Southeast Quarter of Section 27, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL K-7:

BEGINNING at a point North 89°47’ East 2543.22 feet from the West Quarter Corner of Section 27, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence South 4568.66 feet; thence South 43°15’ West 328.70 feet; thence North 49°51’ West 659.34 feet; thence North 88°11’ West 1162.26 feet; thence North 75°48’ West 289.74 feet; thence South 79°47’ West 374.88 feet; thence South 948.1 feet, more or less, to the West Quarter Corner of Section 34, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence East 2640 feet, more or less, to the center of said Section 34; thence North 5280 feet, more or less, to the center of Section 27; thence South 89°47’ West 96.78 feet, more or less, to the point of beginning.

PARCEL M:

BEGINNING at a point which is North 572.40 feet and West 1269 feet from the Glo Brass Cap Monument at the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, from which Glo Monument the Summit County Brass Cap Monument to the Northeast Corner of Section 36 bears due North (basis of bearing); thence East 519 feet; thence South 10°00’ East 355 feet; thence Southwesterly 640 feet along the arc of a 636.62 foot curve to the right, through a central angle of 57°26’00” (chord bears South 18°48’ West 613.39 feet); thence North 48°30” West 511.34 feet, (prior deed = 510 feet;) thence North 591.45 feet, (prior deed = 572.4 feet) to the point of beginning.

27

TOGETHER with a right of way for ingress and egress, 50 feet in width, the centerline of which is located along the East line of the subject property, as disclosed in that certain Warranty Deed dated April 28, 1971 and recorded May 26, 1971 as Entry No. 113232 in Book M-31 at page 324 of Official Records.

LESS AND EXCEPTING THEREFROM the portion that lies within the boundary of Westgate at The Canyons Final Subdivision First Amendment; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 7 (Westgate Deck, Phase II):

Beginning at a point which lies North 60°30’24” East 1.54 from a found nail and washer, LS #173736, said nail and washer being 1812.00 feet North 89°59’43” West along the South line of Section 36, and 599.08 feet North and from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and running thence West a distance of 12.78 feet; thence North 29°29’38” West a distance of 1.90 feet; thence North 60°30’24” East a distance of 59.57 feet; thence South 29°29’36” East a distance of 8.19 feet; thence South 60°30’24” West a distance 48.45 feet to the point of beginning.

PARCEL N:

COMMENCING at the Southeast Corner of the Southwest Quarter of the Northwest Quarter of the Southeast Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; and running thence North 89°38’21” West 268.14 feet, more or less, to a point which is South 89°38’21” East 400 feet along the 1/16 Section line from the West line of said Southeast Quarter (said point also being the Southeast Corner of Parcel 4 described in that certain Warranty Deed recorded as Entry No. 404909 in Book 807 at page 371;) thence North 0°13’31” West 200 feet along said deed line; thence North 89°38’21” West 200 feet, more or less, along said deed line, to a point which is East 200 feet from the aforesaid West line of the Southeast Quarter; thence North 0°13’31” West 50 feet, along said deed line; North 89°38’21” West 100 feet, more or less, along said deed line, to a point which is South 89°38’21” East 100 feet from the aforesaid West line of the Southeast Quarter; thence North 0°13’31” West 80 feet, more or less, along said deed line, to a point on the North line of the South half of the aforesaid quarter quarter quarter; thence South 89°56’45” East along said North line 568.45 feet, more or less to the Northeast Corner of said South Half; thence South 0°10’03” East 333.04 feet, more or less, to the point of commencement.

LESS AND EXCEPTING therefrom any portion within the following parcels:

Commencing at the south quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; (basis of bearing being North 89°59’43” West., a distance of 2667.10 feet between the southeast corner of said section 36 and the said south quarter corner); thence along the quarter section line of said section 36, North 00°13’26” West, a distance of 2672.61 feet to the center of said section; thence along the quarter section line of said section 36, South 89°16’58” East, a distance of 608.59 feet to the true POINT OF BEGINNING thence South

28

89°16’58” East a distance of 730.48 feet; thence South 00°06’32” East a distance of 540.04 feet; thence South 89°27’00” East a distance of 457.97 feet; thence South 22°09’22” West a distance of 23.46 feet; to a point on a 250.00 foot radius curve to the right; thence along said arc, through a central angle of 40°53’07”, a distance of 178.40 feet, thence South 63°02’29” West a distance of 298.07 feet; to a point on a 250.00 foot radius curve to the right; thence along said arc, through a central angle of 37°57’30”, a distance of 165.62 feet, thence North 79°00’00” West a distance of 154.93 feet; thence North 23°09’22” East a distance of 534.31 feet; thence North 83°26’14” West a distance of 217.29 feet; thence South 89°37’40” West a distance of 136.72 feet; thence South 71°36’34” West a distance of 207.92 feet; thence South 85°02’48” West a distance of 224.36 feet; thence South 74°30’52” West a distance of 306.99 feet; thence South 26°00’00” West a distance of 120.26 feet; thence North 64°00’00” West a distance of 49.82 feet; thence North 26°00’00” East a distance of 22.00 feet; to a point on a 128.00 foot radius non-tangent curve to the right; center bears North 26°00’00” East; thence along said arc, through a central angle of 18°28’37”, a distance of 41.28 feet, thence North 33°00’00” East a distance of 61.70 feet; thence North 59°46’54” East a distance of 112.25 feet; thence North 43°51’27” East a distance of 28.98 feet; thence North 60°31’57” East a distance of 191.35 feet; thence North 14°00’00” East a distance of 112.24 feet; thence North 72°08’15” East a distance of 118.97 feet; thence North 14°00’00” East a distance of 162.64 feet; to said point of beginning.

Commencing at the south quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; (basis of bearing being North 89°59’43” West., a distance of 2667.10 feet between the southeast corner of said section 36 and the said south quarter corner); thence along the quarter section line of said section 36, North 00°13’26” West, a distance of 1047.25 feet and South 89°46’34” West, a distance of 248.36 feet to the true POINT OF BEGINNING; thence North 47°30’47” West a distance of 742.66 feet; thence South 74°22’43” West a distance of 719.71 feet; thence North 19°34’36” West a distance of 445.90 feet; thence North 40°25’24” East a distance of 200.00 feet; thence North 79°34’36” West a distance of 200.00 feet; thence North 19°34’36” West a distance of 150.00 feet; thence South 84°08’15” East a distance of 415.45 feet; thence North 81°42’13” East a distance of 599.65 feet; thence South 77°35’29” East a distance of 257.82 feet; thence South 10°12’36” West a distance of 33.15 feet; thence South 71°48’03” East a distance of 487.81 feet; thence South 58°49’24” East a distance of 308.76 feet; thence South 58°49’24” East a distance of 276.29 feet; thence South 88°26’41” East a distance of 525.03 feet; thence North 25°06’23” East a distance of 265.06 feet; thence South 79°00’00” East a distance of 142.42 feet to a point on a 250.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 165.62 feet; thence North 63°02’29” East a distance of 298.07 feet to a point on a 250.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 178.40 feet; thence North 22°09’22” East a distance of 23.46 feet; thence South 89°27’00” East a distance of 609.01 feet; thence South 50°00’00” West a distance of 470.99 feet; thence North 90°00’00” West a distance of 102.03 feet; thence South 50°00’00” West a distance of 278.50 feet; thence South 41°41’30” West a distance of 225.92 feet; thence South 82°01’24” West a distance of 171.13 feet; thence South 72°00’15” West a distance of 201.17 feet; thence North 82°16’12” West a distance of 347.47 feet; thence South 85°58’04” West a distance of 202.71 feet; thence West a distance of 306.42 feet; thence North 86°22’02” West, a distance of 609.97 feet; thence South, a distance of 394.05 feet to said point of beginning.

29

PARCEL V-1:

PARCEL 1:

The North 590 feet of the Southeast Quarter of the Southwest Quarter and the North 590 feet of the West Half of the Southwest Quarter of the Southeast Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 2:

The South 495 feet of the West Half of the Northeast Quarter of the Southwest Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 3:

The South 330 feet of the East Half of the Northeast Quarter of the Southwest Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 4:

The South 330 feet of the West 100 feet and the South 250 feet of the East 100 feet of the West 200 feet and the South 200 feet of the East 200 feet of the West 400 feet of the South Half of the Southwest Quarter of the Northwest Quarter of the Southeast Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING FROM PARCEL V-1:

The portion that lies within the bounds of Sundial Lodge at The Canyons, a Utah condominium project, according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

The portion that lies within the boundary of Sundial Lodge Final Site Plan; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 3 (Sundial Pool):

Commencing at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section, South 89°59’43” East, a distance of 831.48 feet, (basis of bearing being South 89°59’43” East from the said South Quarter Corner of the Southeast Corner of said Section 36); thence leaving said Section line North, a distance of 382.64 feet to the POINT OF BEGINNING, said point being on the boundary of the Sundial Lodge Amended Site Plat, on file and of record in the Office of the Summit County Recorder; thence leaving said plat South 60°31’31” West, a distance of 61.97 feet; thence South 68°39’46” West, a distance of 80.2 feet to a point 6.50 feet perpendicular

30

distance from the top back of an existing curb; thence along the back of curb 6.50 feet perpendicularly distance the following two calls 1.) North 02°09’29” West, a distance of 61.70 feet to a point of curve to the left having a radius of 63.00 feet and a central angle of 61°23’32”; 2.) thence Northwesterly along the arc a distance of 67.50 feet to a point on the A2 Parcel; thence along said Parcel North 00°09’59” West, a distance of 10.11 feet; to a point on the said Sundial Lodge Amended Site Plat boundary; thence leaving said A2 Parcel and along said Sundial Lodge Amended Site Plat boundary line the following calls: North 60°31’31” East, a distance of 9.43 feet; thence South 29°29’36” East, a distance of 25.02 feet; thence North 60°30’24” East, a distance of 59.55 feet; thence South 29°28’29” East, a distance of 107.25 feet; thence North 60°31’31” East, a distance of 43.03 feet; thence South 29°28’29” East, a distance of 6.96 feet to the POINT OF BEGINNING.

The portion that lies within the bounds of Grand Summit Resort Hotel at The Canyons, a Utah condominium project, according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 5 (Grand Summit Cooling Tower):

Beginning at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence North 1295.64 feet; thence East 983.46 feet to the true point of beginning, (Basis of Bearing being North 89°59’43” West between the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and the said South Quarter Corner of Section 36); thence North 14°50’26” West 8.66 feet; thence North 75°09’34” East 42.50 feet; thence South 14°50’26” East 85.00 feet; thence South 75°09’34” West 54.00 feet; North 14°50’26” West 54.17 feet; thence North 75°09’34” East 15.90 feet; thence North 14°50’26” West 22.17 feet; thence South 75°09’34” West 4.40 feet to the point of beginning.

The portion that lies within the bounds of The Vintage on the Strand Phase I, a Planned Unit Development; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

ALSO LESS AND EXCEPTING therefrom any portion within the following parcels:

Commencing at the south quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; (basis of bearing being North 89°59’43” West., a distance of 2667.10 feet between the southeast corner of said section 36 and the said south quarter corner); thence along the quarter section line of said section 36, North 00°13’26” West, a distance of 2672.61 feet to the center of said section; thence along the quarter section line of said section 36, South 89°16’58” East, a distance of 608.59 feet to the true POINT OF BEGINNING thence South 89°16’58” East a distance of 730.48 feet; thence South 00°06’32” East a distance of 540.04 feet; thence South 89°27’00” East a distance of 457.97 feet; thence South 22°09’22” West a distance of 23.46 feet; to a point on a 250.00 foot radius curve to the right; thence along said arc, through a central angle of 40°53’07”, a distance of 178.40 feet, thence South 63°02’29” West a distance of 298.07 feet; to a point on a 250.00 foot radius curve to the right; thence along said arc, through a central angle of 37°57’30”, a distance of 165.62 feet, thence North 79°00’00” West a distance

31

of 154.93 feet; thence North 23°09’22” East a distance of 534.31 feet; thence North 83°26’14” West a distance of 217.29 feet; thence South 89°37’40” West a distance of 136.72 feet; thence South 71°36’34” West a distance of 207.92 feet; thence South 85°02’48” West a distance of 224.36 feet; thence South 74°30’52” West a distance of 306.99 feet; thence South 26°00’00” West a distance of 120.26 feet; thence North 64°00’00” West a distance of 49.82 feet; thence North 26°00’00” East a distance of 22.00 feet; to a point on a 128.00 foot radius non-tangent curve to the right; center bears North 26°00’00” East; thence along said arc, through a central angle of 18°28’37”, a distance of 41.28 feet, thence North 33°00’00” East a distance of 61.70 feet; thence North 59°46’54” East a distance of 112.25 feet; thence North 43°51’27” East a distance of 28.98 feet; thence North 60°31’57” East a distance of 191.35 feet; thence North 14°00’00” East a distance of 112.24 feet; thence North 72°08’15” East a distance of 118.97 feet; thence North 14°00’00” East a distance of 162.64 feet; to said point of beginning.

Commencing at the south quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; (basis of bearing being North 89°59’43” West., a distance of 2667.10 feet between the southeast corner of said section 36 and the said south quarter corner); thence along the quarter section line of said section 36, North 00°13’26” West, a distance of 1047.25 feet and South 89°46’34” West, a distance of 248.36 feet to the true POINT OF BEGINNING; thence North 47°30’47” West a distance of 742.66 feet; thence South 74°22’43” West a distance of 719.71 feet; thence North 19°34’36” West a distance of 445.90 feet; thence North 40°25’24” East a distance of 200.00 feet; thence North 79°34’36” West a distance of 200.00 feet; thence North 19°34’36” West a distance of 150.00 feet; thence South 84°08’15” East a distance of 415.45 feet; thence North 81°42’13” East a distance of 599.65 feet; thence South 77°35’29” East a distance of 257.82 feet; thence South 10°12’36” West a distance of 33.15 feet; thence South 71°48’03” East a distance of 487.81 feet; thence South 58°49’24” East a distance of 308.76 feet; thence South 58°49’24” East a distance of 276.29 feet; thence South 88°26’41” East a distance of 525.03 feet; thence North 25°06’23” East a distance of 265.06 feet; thence South 79°00’00” East a distance of 142.42 feet to a point on a 250.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 37°57’30”, a distance of 165.62 feet; thence North 63°02’29” East a distance of 298.07 feet to a point on a 250.00 foot radius curve to the left; thence along the arc of said curve through a central angle of 40°53’07”, a distance of 178.40 feet; thence North 22°09’22” East a distance of 23.46 feet; thence South 89°27’00” East a distance of 609.01 feet; thence South 50°00’00” West a distance of 470.99 feet; thence North 90°00’00” West a distance of 102.03 feet; thence South 50°00’00” West a distance of 278.50 feet; thence South 41°41’30” West a distance of 225.92 feet; thence South 82°01’24” West a distance of 171.13 feet; thence South 72°00’15” West a distance of 201.17 feet; thence North 82°16’12” West a distance of 347.47 feet; thence South 85°58’04” West a distance of 202.71 feet; thence West a distance of 306.42 feet; thence North 86°22’02” West, a distance of 609.97 feet; thence South, a distance of 394.05 feet to said point of beginning.

PARCEL V-2:

BEGINNING at a point North along the Section line 2103.17 feet from the Southwest Corner of Section 31, Township 1 South, Range 4 East, Salt Lake Base and Meridian; and running thence North along said West line of Section 31, 355.62 feet; thence East 377.52 feet; thence South

32

254.18 feet; thence West 342 feet; thence South 101.10 feet; thence West 35.52 feet to the point of beginning.

TOGETHER with a right of way easement described as follows:

BEGINNING at a point North 1873 along the range line from the Southeast Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; said point being on the North right of way line of Summit Drive; and running thence North 68°00’00” West 64.62 feet; thence North 206.17 feet; thence East 90.0 feet; thence South 30 feet; thence West 30 feet; thence South 230.17 feet; more or less, to the point beginning.

LESS AND EXCEPTING therefrom any portion within the bounds of the East Willow Draw Development Area Master Plat, on file and of record in the Office of the Summit County Recorder.

PARCEL CIEL:

PARCEL 5:

The South Half of the Northwest Quarter of the Northwest Quarter of the Southeast Quarter of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian.

TOGETHER with an easement for ingress and egress, 60 feet wide, and being more particularly described as follows:

BEGINNING at a point designated “Point A” that is North along the Section line 2293.76 feet and West 243.81 feet from the Glo Brass Monument at the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, and from which monument the Summit County Brass Cap Monument at the Northeast Corner of said Section 36 bears due North (basis of bearing), said “Point A” also being South 345.43 feet and West 243.81 feet from an unmarked aluminum cap monument accepted as the East Quarter Corner of said Section 36; thence North 170 feet; thence Northeasterly 204.69 feet along the arc of a 225.533 foot radius curve to the right, through a central angle of 52°000’00” (chord bears North 26°000’00” East 197.735 feet;) thence North 52°00’00” East 45 feet to a designated “Point B”; thence North 52°000’00” East 154.40 feet to a point on the East line of said Section 36.

ALSO: BEGINNING at designated “Point B”, said point being North along the Section line 2669.29 feet and West 121.67 feet from said Southeast Corner of Section 36; thence North 37°000’00” West 78 feet; thence Northwesterly 99.18 feet along the arc of a 315.688 foot radius curve to the left through a central angle of 18°000’00” (chord bear North 46°000’00” West 98.769 feet); thence North 55°000’00” West 100 feet; thence Northwesterly 147.15 feet along the arc of a 179.388 foot radius curve to the right through a central angle of 47°000’00” (chord bears North 31°000’00” West 143.061 feet) to a point of reverse curve; thence Northwesterly 118.52 feet along the arc of a 308.673 foot radius curve to the left through a central angle of 22°000’00” (chord bears North 19°000’00” West 117.795 feet); thence North 30°000’00” West 95 feet to a

33

designated “Point C”; thence Northeasterly along the arc of a 267.057 foot radius curve to the right, through a central angle of 57°00’00” (chord bears North 1°30’00” West 254.857 feet); thence North 27°00’00” East 106 feet; thence Northwesterly 158.83 feet along the arc of a 109.639 foot radius curve to the left through a central angle of 83°00’00” (chord bears North 14°30’00” West 145.297 feet) to a point of compound curve; thence Southwesterly 203.53 feet along the arc of a 138.827 foot radius curve to the left through a central angle.

LESS AND EXCEPTING FROM PARCEL CIEL:

Any Portion lying within The West Willow Draw Development Area Master Plat.

PARCEL S-3:

Commencing at the South Quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, a found brass cap, (Basis of bearing being South 89°59’43” East, a distance of 2667.10 feet along the section line from the said South Quarter Corner to the Southeast Corner of said Section 36, a found brass cap); thence along said section Line South 89°59’43” East, a distance of 91.60 feet; thence leaving said section line North, a distance of 131.25 feet to a point in the Easterly right-of-way line of High Mountain Road Extension, said point being the TRUE POINT OF BEGINNING; thence leaving said right-of-way North 86°13’00” West 96.45 feet; thence North 41°13’00” West, a distance of 84.26 feet; thence North 48°47’00” East, a distance of 97.00 feet; thence South 86°13’00” East, a distance of 26.72 feet; thence North 48°47’00” East, a distance of 22.18 feet to the Easterly right-of-way line of said Sundial Road and point of curve of a non tangent curve to the left, of which the radius point lies North 79°50’16” East, a radial distance of 525.00 feet; thence Southerly along the arc of said curve and said right-of-way, through a central angle of 04°02’18”, a distance of 37.00 feet; thence continuing along said right-of-way line South 14°12’02” East, a distance of 100.44 feet to a point of curve to the right having a radius of 325.0 feet and a central angle of 02°20’54”; thence Southerly along the arc of said curve and said right-of-way line, a distance of 13.32 feet to the POINT OF BEGINNING.

PARCEL S-4:

Commencing at the South Quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, a found brass cap, (Basis of bearing being South 89°59’43” East, a distance of 2667.10 feet along the section line from the said South Quarter Corner to the Southeast Corner of said Section 36, a found brass cap); , thence along said section line, South 89°59’43” East, a distance of 399.52 feet; thence leaving said section line North, a distance of 415.29 feet to the POINT OF BEGINNING; thence North 35°20’43” West, a distance of 17.34 feet; thence North 12°31’12” East, a distance of 26.62 feet to the Westerly right-of-way line of High Mountain Road Extension and point of curve of a non tangent curve to the right, of which the radius point lies North 48°54’12” East, a radial distance of 275.00 feet; thence Northwesterly along the arc of said curve and said right-of-way line, through a central angle of 24°46’18”, a distance of 118.89 feet; thence leaving said right-of-way line North 48°47’00” East, a distance of 25.63 feet; thence South 41°03’00” East, a distance of 80.99 feet; thence South 03°47’00” West,

34

a distance of 95.00 feet; thence South 48°47’00” West, a distance of 7.00 feet to the POINT OF BEGINNING.

PARCEL S-5:

Commencing at the South Quarter corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian, a found brass cap, (Basis of bearing being South 89°59’43” East, a distance of 2667.10 feet along the section line from the said South Quarter Corner to the Southeast Corner of said Section 36, a found brass cap), thence along said section line, South 89°59’43” East, a distance of 410.80 feet; thence leaving said section line North, a distance of 275.74 feet to the POINT OF BEGINNING; thence North 84°15’00” East, a distance of 8.13 feet; thence South 05°45’00” East, a distance 13.66 feet; thence North 36°29’52” West, a distance of 15.89 feet to the POINT OF BEGINNING.

PARCEL 2

PARCEL A-2:

Lots 5, 6, 7, 8, 17, 18, the West half of Lot 19, Lots 22, 23 and 24, of the vacated Park City West Plat No. 2; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder, together with one-half of the vacated streets located adjacent to said lots.

LESS AND EXCEPTING THEREFROM:

The portion that lies within the boundary of Sundial Lodge Final Site Plan; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

The portion that lies within the bounds of Sundial Lodge at The Canyons, a Utah condominium project; according to the Record of Survey Map thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 3 (Sundial Pool):

Commencing at the South Quarter Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian; thence along the South line of said Section, South 89°59’43” East, a distance of 831.48 feet, (basis of bearing being South 89°59’43” East from the said South Quarter Corner of the Southeast Corner of said Section 36); thence leaving said Section line North, a distance of 382.64 feet to the POINT OF BEGINNING, said point being on the boundary of the Sundial Lodge Amended Site Plat, on file and of record in the Office of the Summit County Recorder; thence leaving said plat South 60°31’31” West, a distance of 61.97 feet; thence South 68°39’46” West, a distance of 80.2 feet to a point 6.50 feet perpendicular distance from the top back of an existing curb; thence along the back of curb 6.50 feet perpendicularly distance the following two calls 1.) North 02°09’29” West, a distance of 61.70 feet to a point of curve to the left having a radius of 63.00 feet and a central angle of 61°23’32”;

35

2.) thence Northwesterly along the arc a distance of 67.50 feet to a point on the A2 Parcel; thence along said Parcel North 00°09’59” West, a distance of 10.11 feet; to a point on the said Sundial Lodge Amended Site Plat boundary; thence leaving said A2 Parcel and along said Sundial Lodge Amended Site Plat boundary line the following calls: North 60°31’31” East, a distance of 9.43 feet; thence South 29°29’36” East, a distance of 25.02 feet; thence North 60°30’24” East, a distance of 59.55 feet; thence South 29°28’29” East, a distance of 107.25 feet; thence North 60°31’31” East, a distance of 43.03 feet; thence South 29°28’29” East, a distance of 6.96 feet to the POINT OF BEGINNING.

The portion that lies within the boundary of Westgate at The Canyons Final Subdivision First Amendment; according to the Official Plat thereof, on file and of record in the Office of the Summit County Recorder.

Exception Parcel 7 (Westgate Deck, Phase II):

Beginning at a point which lies North 60°30’24” East 1.54 from a found nail and washer, LS #173736, said nail and washer being 1812.00 feet North 89°59’43” West along the South line of Section 36, and 599.08 feet North and from the Southeast corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and running thence West a distance of 12.78 feet; thence North 29°29’38” West a distance of 1.90 feet; thence North 60°30’24” East a distance of 59.57 feet; thence South 29°29’36” East a distance of 8.19 feet; thence South 60°30’24” West a distance 48.45 feet to the point of beginning.

Beginning at a found nail & washer, LS # 173736, said point being 1812.00 feet North 89°59’43” West along the South line of Section 36, and 599.08 feet North from the Southeast Corner of Section 36, Township 1 South, Range 3 East, Salt Lake Base and Meridian and running South 29°29’38” East a distance of 61.50 feet; thence South 60°30’22” West a distance of 9.58 feet; thence North 29°29’38” West a distance of 67.79 feet; thence East a distance of 12.78 feet; thence South 60°30’24” West 1.54 feet to the point of beginning.

And BEGINNING AT A POINT WHICH LIES NORTH 60°30’24” EAST 1.54 FROM A FOUND NAIL & WASHER, LS #173736, SAID NAIL AND WASHER BEING 1812.00 FEET NORTH 89°59’43” WEST ALONG THE SOUTH LINE OF SECTION 36, AND 599.08 FEET NORTH FROM THE SOUTHEAST CORNER OF SECTION 36, TOWNSHIP 1 SOUTH, RANGE 3 EAST, SALT LAKE BASE AND MERIDIAN AND RUNNING THENCE WEST A DISTANCE OF 12.78 FEET; THENCE NORTH 29°29’38” WEST A DISTANCE OF 1.90 FEET; THENCE NORTH 60°30’24” EAST A DISTANCE OF 59.57 FEET; THENCE SOUTH 29°29’36” EAST A DISTANCE OF 8.19 FEET; THENCE SOUTH 60°30’24” WEST A DISTANCE OF 48.45 FEET TO THE POINT OF BEGINNING.

PARCEL SDLC:

All of COMMERCIAL UNIT 1, SUNDIAL LODGE AT THE CANYONS, a Utah Condominium Project, together with an appurtenant undivided interest in the Common Areas and Facilities as established and identified in (i) the Declaration of Condominium for SUNDIAL

36

LODGE AT THE CANYONS dated December 10, 1999, and recorded December 15, 1999, as Entry No. 555290 in Book 1300 beginning at Page 125 in the Official Records of the Summit County, Utah Recorder’s Office, as amended by that certain First Amendment to Declaration of Condominium for SUNDIAL LODGE AT THE CANYONS and recorded February 17, 2000 as Entry No. 559348 in Book 1307 beginning at page 892 of Official Records, and (ii) the Record of Survey Map for THE SUNDIAL LODGE AT THE CANYONS recorded December 15, 1999, as Entry No. 555291 in the Official Records of the Summit County, Utah Recorder’s Office.

TOGETHER WITH all easements, rights, benefits and obligations arising under The Canyons Resort Village Management Agreement dated November 15, 1999, and recorded December 15, 1999, as Entry No. 555285 in Book 1300 beginning at Page ‘ in the Official Records of the Summit County, Utah Recorder’s Office and amended by that certain First Amendment to the Canyons Resort Village Management Agreement dated and recorded December 17, 1999, as Entry No. 555434 in Book 1300 at page 668 of the Summit County, Utah Recorder’s Office and as amended.

PARCEL GSH:

All of COMMERCIAL UNIT 1; of GRAND SUMMIT RESORT HOTEL AT THE CANYONS, a Utah condominium Project, together with an appurtenant undivided interest in the Common Elements as established and identified in (i) the Declaration of Condominium for Grand Summit Resort Hotel at the Canyons, dated January 27, 2000 and Recorded on January 31, 2000 as Entry No. 558243, in Book 1305, Beginning at Page 756 in the Official Records of the Summit County, Utah Recorder’s Office and (ii) the Record of Survey Map for Grand Summit Resort Hotel at The Canyons recorded January 31, 2000, as Entry No. 558242 in the Official Records of the County Recorder of Summit County.

TOGETHER WITH all easements, rights, benefits and obligations arising under The Canyons Resort Village Management Agreement dated November 15, 1999, and recorded on December 15, 1999 as Entry No. 555285, in Book 1300, Beginning at page 1, and amended by the First Amendment to The Canyons Resort Village Management Agreement, dated December 17, 199, and recorded on December 17, 1999, as Entry No. 555434, in Book 1300, beginning at page 668, and the Second Amendment to The Canyons Resort Village Management Agreement, dated January 7, 2000 and recorded on January 11, 2000 as Entry No. 556961 in Book 1303, beginning at page 296 and by the Third Amendment to The Canyons Resort Village Management Agreement, dated January 27, 2000 and recorded January 31, 2000 as Entry No. 558232, in Book 1305 beginning at page 719, all of the Official Records of the County Recorder of Summit County.

PARCEL SILVERADO:

All of Units COM-1, COM-3 and COM-4, of the AMENDED RECORD OF SURVEY MAP SILVERADO LODGE, an expandable condominium project, as the same is identified in the Record of Survey Map recorded in the Office of the Summit County Recorder, as Entry No. 764172, (as said Record of Survey Map may have heretofore been amended and/or

37

supplemented) and in the Declaration of Condominium and Declaration of Covenants, Conditions and Restrictions and Bylaws for Silverado Lodge Condominium, recorded in the Office of the Summit County Recorder, April 22, 2005 as Entry No. 733659 in Book 1694 at page 647 (as said Declaration may have heretofore been amended and/or supplemented).

TOGETHER with the undivided ownership interest in and to the Common Areas and Facilities which is appurtenant to said Unit and as more particularly described in said Record of Survey Map and Declaration (as said Record of Survey Map and Declaration may have been heretofore amended and/or supplemented).

PARCEL 1:

The portion of the Southwest Quarter of Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian lying North and West of the boundary lines of The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat and The Colony at White Pine Canyon Phase II Final Subdivision Plat; according to the Official Plats thereof, on file and of record in the Office of the Summit County Recorder; less and excepting therefrom a portion of said land beginning at a point approximately 237 feet South of the Northeast Corner of Government Lot 11; thence continuing South along the Government Lot line to the Northerly line of The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat; thence Westerly along the boundary line of said plat to the most Northerly point of said plat, (said point also being the most Northerly Corner of Lot 24, The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat) in said Government Lot 11; thence in a straight, Northeasterly line to the point of beginning.

BEGINNING at the Northwest Corner of Government Lot 12, in Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Southwesterly to the Southwest Corner of Section 2, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Easterly along the South line of said Section 2 to the Southeast corner of said Section 2; thence Northerly along the East line of said Section 2 to the Northwest corner of Government Lot 12, the point of beginning.

The Northeast Quarter of Section 10, Township 2 South, Range 3 East, Salt Lake Base and Meridian, less and excepting therefrom any portion located in Salt Lake County.

The North Half and the Southwest Quarter of Section 11, Township 2 South, Range 3 East, Salt Lake Base and Meridian; less and excepting therefrom any portion lying South of the following line: Beginning at the Southwest corner of said Section 11; thence in a straight line to the center point of said Section 11.

BEGINNING at the center of Section 11, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Southwesterly along the boundary of the property described above in said Section 11, 1295 feet; thence leaving said boundary Northeasterly to a point in common with the East-West Center line of Section 11; thence West along said Center Section line of the point of beginning.

38

LESS AND EXCEPTING THEREFROM the hereinabove described, any portion located within the bounds of The Colony at White Pine Canyon Phase I Amended Final Subdivision Plat, The Colon at White Pine Canyon Phase 1 Third Amendment, The Colony at White Pine Canyon Phase 1-B Final Subdivision Plat, The Colony at White Pine Canyon Phase II Final Subdivision Plat, and The Colony at White Pine Canyon Phase 3A Final Subdivision Plat; according to the Official Plats thereof, on file and of record in the Office of the Summit County Recorder.

ALSO LESS AND EXCEPTING THEREFROM hereinabove described the following described parcels:

PARCEL 1-A:

Commencing at the West Quarter Corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base & Meridian, a found brass cap; thence along the West line of said Section, North 00°17’02” West, a distance of 1,007.88 feet (basis of bearing being North 00°17’02” West between said West Quarter and the Corner Common at Government Lots 4 & 5 of said Section 1); thence leaving said West line East, a distance of 2,015.87 feet to the POINT OF BEGINNING, said point being the Northerly most corner of Lot 24 of The Colony at White Pine Canyon - Phase I Amended Final Subdivision Plat, on file and of record in the Office of the Summit County Recorder; thence leaving said subdivision, North 66°34’09” East, a distance of 467.49 feet; thence North 89°50’40” East, a distance of 132.71 feet to the center line of said Section 1; thence along said section line, South 00°23’32” East, a distance of 107.72 feet; thence leaving said section line, South 82°03’02” West, a distance of 567.84 feet to the POINT OF BEGINNING.

PARCEL 1-B:

Commencing at the West Quarter Corner of Section 1, Township 2 South, Range 3 East, Salt Lake Base & Meridian, a found brass cap; thence along the West line of said Section, North 00°17’02” West, a distance of 1,311.57 feet (basis of bearing being North 00°17’02” West between said West Quarter and the Corner Common at Government Lots 4 & 5 of said Section 1); thence leaving said West line North 89°44’12” East, a distance of 2,493.81 feet along the Southerly line of Government Lots 5 & 6 of said Section 1 to the POINT OF BEGINNING; thence continuing Easterly along said line, North 89°44’21” East, a distance of 84.88 feet to the Southeast corner of said Government Lot 6; thence along the Westerly line of Government Lot 11 of said Section 1, South 00°09’20” East, a distance of 41.80 feet; thence leaving said Westerly line, North 64°01’38” West, a distance of 94.54 feet to the POINT OF BEGINNING.

PARCEL 2:

Those areas designated as “Ski Run” and those areas designated as “Ski Lift” on the Official Plats for The Colony at White Pine Canyon, Phase I Second Amendment and The Colony at White Pine Canyon, Phase II Final Subdivision Plat; both on file and of record in the Office of the County Recorder of Summit County.

39

LESS AND EXCEPTING THEREFROM the above described Parcel 2 the following: Beginning at a point which is North 23°16’08” East 678.66 feet from the Southwest Corner of Lot 79, of The Colony at White Pine Canyon Phase II Final Subdivision Plat, as recorded; and running thence North 23°16’08” East 64.28 feet; thence South 8745’14” East 1793.57 feet; thence South 02°14’46” West 60.00 feet; thence North 87°45’14” West 1816.57 feet to the point of beginning, but not excepting from Parcel 2 that portion of the above described parcel that is designated as “Ski Run”.

PARCEL 3:

The areas designated as “Ski Run” on the Official Plat for The Colony at White Pine Canyon - Phase 1B Final Subdivision Plat, on file and of record in the Office of the County Recorder of Summit County.

PARCEL 4

PARCEL J: (Leasehold)

All of Section 2, Township 2 South, Range 3 East, Salt Lake Base and Meridian.

LESS AND EXCEPTING THEREFROM:

Beginning at the Northwest corner of Government Lot 12, Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Southwesterly to the Southwest corner of Section 2, Township 2 South, Range 3 East, Salt Lake Base and Meridian; thence Easterly along the South line of said Section 2, to the South Quarter corner of said Section 2; thence Easterly along the said South line of said Section 2 to the Southeast corner of said Section 2; thence Northerly along the East line of said Section 2 to the East Quarter corner of said Section 2; thence Northerly along the East line of Section 2 to the said Northwest corner of Government Lot 12, the point of beginning.

40

FORM

EXHIBIT R

Form of SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as                      of the            day of                         , 201  , between TALISKER CANYONS LEASECO LLC, a Delaware limited liability company (together with its successors and/or assigns, “Landlord”), and                                                                                  (together with its permitted successors and/or assigns, “Subtenant”), and is consented to by Sublandlord (as defined below).

RECITALS

A.                                    Subtenant is the tenant under a certain sublease (the “Sublease”) dated as of                                   , with VR CPC HOLDINGS, INC., a Delaware corporation (together with all successors-in-interest, “Sublandlord”) of premises described in the Lease (the “Premises”) located in the                                   at                                              and more particularly described in Exhibit A attached hereto and made a part hereof (such building including the Premises, is hereinafter referred to as the “Property”).

B.                                    Sublandlord is the tenant under that certain Master Lease (the “Master Lease”), dated as of                                         , by and between Sublandlord and Landlord.

C.                                    Landlord acknowledges that Subtenant will rely on this Agreement.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      The Sublease, as the same may hereafter be modified, amended or extended, and all of Subtenant’s right, title and interest in and to the Premises and all rights, remedies and options of Subtenant under the Sublease, are and shall be unconditionally subject and subordinate to the Master Lease, to all the terms, conditions and provisions of the Master Lease, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Master Lease; provided, however, that Landlord agrees, that so long as (a) at the time of termination of the Master Lease, no default (after expiration of notice and cure periods) shall exist under the Sublease that permits Sublandlord to terminate the same or to exercise any dispossess remedy provided for therein or under law, (b) Subtenant shall deliver to Landlord an instrument confirming the agreement of Subtenant to attorn to Landlord and to recognize Landlord as Subtenant’s landlord under the Sublease, and (c) Landlord shall not be subject to any condition, diminution, credit, offset, recoupment, claim, counterclaim, demand or defense which Subtenant may have against Sublandlord, responsible for any monies owing by Sublandlord to Subtenant, bound by any previous prepayment of more than one (1) month’s rent, required to account for any security deposit of Subtenant other than any security deposit actually delivered to Landlord by Sublandlord or Subtenant, or required to remove any Person occupying the Demised Premises or any part thereof, then upon termination of the Master Lease, Landlord will recognize Subtenant as the direct tenant of Landlord.

2.                                      If Landlord succeeds to the interest of Sublandlord or any successor to Sublandlord (such event being referred to herein as a “Replacement”), in no event shall Landlord (a) have any liability for any act or omission of Sublandlord or any other prior landlord under the Sublease which occurs prior to the date Landlord succeeds to the rights of Sublandlord under the Sublease, nor any liability for claims, offsets or defenses which Subtenant might have had against Sublandlord or any other prior landlord, (b) be obligated to complete or permit the construction of any improvements under the Sublease, except for any obligation arising after Replacement, (c) be bound by any rents paid more than one month in advance to Sublandlord or any other prior landlord or (d) be liable for any money (including, without limitation, security deposits) deposited with Sublandlord or any other prior landlord (except to the extent actually delivered to Landlord by Sublandlord or Subtenant); except, in each case, for defaults which continue after Replacement, are not personal to Sublandlord and which are reasonably susceptible of being cured by Landlord; and further provided, that nothing herein shall negate the right of Landlord after a Replacement to exercise the rights and remedies, including termination of the Sublease, of Sublandlord under the Sublease upon the occurrence of an event of default by Subtenant under the Sublease in accordance therewith.  As to any event of default by Subtenant under the Sublease existing at the time of Replacement, such Replacement shall not operate to waive or abate any action initiated by Sublandlord under the Sublease to terminate the same on account of such event of default.

3.                                      All notices, demands, or other communications under this Agreement shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement).  Except when otherwise required by law, any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery).  Any notice so given by mail shall be deemed to have been given as of the date of delivery established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be.  Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.  Notwithstanding the foregoing, non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove.

Landlord:

c/o Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Canada
Attention: Jack Bistricer
Facsimile: (416) 864-0258
Email: jbistricer@taliskercorp.com

with a copy to:

Talisker Corp.

145 Adelaide Street West

Toronto, Ontario M5H 4E5

Canada

Attention: Chief Financial Officer

Facsimile: (416) 864-1840

Email: jlevine@taliskercorp.com

with another copy to:

Talisker Mountain

2

P.O. Box 4349
Park City, Utah 84060
United States
Attention: David J. Smith, Esq.
Facsimile: (435) 487-0256
Email: dsmith@taliskermountain.com

with another copy to:

Paul Hastings LLP
75 East 55th Street
New York, New York 10022
United States
Attention: Bruce S. DePaola
Facsimile: (212) 230-7879
Email: brucedepaola@paulhastings.com

Subtenant:	[ ] [ ] [ ] Attention: [ ] Facsimile: [ ]
Sublandlord:

c/o Vail Resorts Management Company

390 Interlocken Crescent

Broomfield, CO 80021

United States

Attention: Fiona Arnold, EVP & General

Counsel

Facsimile: (303) 648-4787

Email: FArnold@vailresorts.com &

MWarren@vailresorts.com

With a copy to:

Gibson, Dunn & Crutcher LLP

1801 California St., Suite 4200

Denver, Colorado 80202

United States

Attention: Beau Stark

Facsimile: (303) 313-2839

Email: Bstark@gibsondunn.com

4.                                      This Agreement may be executed by in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument.  This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of Utah.

5.                                      The terms “Sublandlord”, “Landlord”, and “Subtenant”, as used herein include any permitted successor and assign of the named Sublandlord, Landlord, and Tenant herein, respectively; provided, however, that such reference to Sublandlord’s, Landlord’s, and Tenant’s successors and assigns

3

shall not be construed as any parties’ consent to an assignment or other transfer by any other party.

6.                                      If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

7.                                      Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

8.                                      The person executing this Agreement on behalf of Subtenant is authorized by Subtenant to do so and execution hereof is the binding act of Subtenant enforceable against Subtenant.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

4

Witness the execution hereof as of the date first above written.

LANDLORD:

TALISKER CANYONS LEASECO LLC, Delaware limited liability company

By:
Name:
Title:

SUBTENANT:

,
a

By:
Name:
Title:

Subordination, Non-Disturbance and Attornment Agreement ([Tenant Name])

The undersigned Sublandlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

SUBLANDLORD:

VR CPC HOLDINGS, INC., a Delaware Corporation

By:
Name:
Title:

Subordination, Non-Disturbance and Attornment Agreement ([Tenant Name])

STATE OF	)
) ss
COUNTY OF	)

On                                                 , before me,                                                 , a Notary Public in and for said state, personally appeared                                               , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

My commission expires:

STATE OF	)
.	) ss
COUNTY OF	)

On                                                 , before me,                                                 , a Notary Public in and for said state, personally appeared                                               , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

My commission expires:

Subordination, Non-Disturbance and Attornment Agreement ([Tenant Name])

STATE OF	)
) ss.
COUNTY OF	)

On                                                 , before me,                                                 , a Notary Public in and for said state, personally appeared                                               , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

My commission expires:

Subordination, Non-Disturbance and Attornment Agreement ([Tenant Name])

EXHIBIT “A”

DESCRIPTION OF LAND

EXECUTION FORM

EXHIBIT T

RVMA Assignment Agreement

PARTIAL ASSIGNMENT AND ASSUMPTION OF THE CANYONS
RESORT VILLAGE MANAGEMENT AGREEMENT

This PARTIAL ASSIGNMENT AND ASSUMPTION OF THE CANYONS RESORT VILLAGE MANAGEMENT AGREEMENT (as amended from time to time, this “Assignment Agreement”), dated as of May     , 2013 (the “Effective Date”), by and between ASC Utah LLC, a Delaware limited liability company (as successor-by-merger to ASC Utah, Inc., d.b.a. The Canyons) (“ASCU”), American Skiing Company Resort Properties LLC, a Delaware limited liability company (as successor-by-merger to American Skiing Company Resort Properties, Inc.) (“ASCRP”, together with ASCU, collectively referred to herein as “Assignor”), and VR CPC Holdings, Inc., a Delaware corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and certain of its Affiliates are the owners of that certain ski area and related amenities commonly known as Canyons Resort, and located in portions of Summit County and Salt Lake County, Utah (the “Canyons Resort”);

WHEREAS, Assignor, certain of Assignor’s Affiliates and Assignee have entered into that certain Transaction Agreement, dated May     , 2013 (the “Transaction Agreement”, and together with all agreements, instruments, and other documents executed in connection therewith, individually, a “Transaction Document” and collectively, the “Transaction Documents”), pursuant to which Assignor and certain of its Affiliates have agreed to lease Canyon Resorts to Assignee and to transfer other related assets (as more particularly described in the Transaction Agreement);

WHEREAS, Talisker Canyons LeaseCo LLC (“LeaseCo”) is an Affiliate of Assignor;

WHEREAS, pursuant to the Transaction Agreement, concurrently herewith LeaseCo and Assignee are entering into that certain Master Agreement of Lease (as modified, amended and/or supplemented from time to time, the “Lease”), pursuant to which LeaseCo has agreed to grant and lease to Assignee, and Assignee has agreed to accept and lease from LeaseCo, the Demised Premises (as defined in the Lease), subject to, upon and in accordance with the terms, covenants, conditions and provisions of the Lease.  All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Lease.

WHEREAS, Assignor, The Canyons Resort Village Association, Inc., a Utah nonprofit corporation (together with its successors and/or assigns, “Association”), and all “Participants” (as defined in the Management Agreement) or their successors and assigns, are the current parties to The Canyons Resort Village Management Agreement (dated November 15, 1999 and recorded in the Official Records of Summit County, Utah (“Official Records”) on December 15, 1999 as Entry Number 00555285, as modified by that (x) First Amendment to The Canyons Resort Village Management Agreement dated December 17, 1999, and recorded in the Official Records on December 17, 1999 as Entry Number 00555434, and that (y) Second Amendment to The Canyons Resort Village Management Agreement dated January 7, 2000 and recorded in the Official Records on January 11, 2000 as Entry Number 00556961, and that (z) Third Amendment to The Canyons Resort Village Management Agreement dated January 27, 2000 and recorded in the Official Records on January 31, 2000 as Entry Number 00558232 (collectively, the “Management Agreement”), pertaining to the joint use, operation and management of the

“Resort Village” described therein, commonly known as The Canyons Resort and Resort Community, located in Summit County, State of Utah.

WHEREAS, ASCU and the RVMA are required to construct and complete the Golf Club pursuant to that certain Amended and Restated Development Agreement for the Canyons Specifically Planned Area (dated November 15, 1999 and recorded in the Official Records of Summit County, Utah (“Official Records”) on November 24, 1999 as Entry Number 00553911, as modified by that (x) Amendment to Amended and Restated Development Agreement for the Canyons Specially Planned Area dated June 2, 2004, and (y) Amendment to Amended and Restated Development Agreement for the Canyons Specially Planned Area dated December 22, 2006 and recorded in the Official Records on December 22, 2006 as Entry Number 00799953 (collectively, the “Development Agreement”), pertaining to the development of the “Property” described therein, commonly known as The Canyons Resort and Resort Community, located in Summit County, State of Utah;

WHEREAS, pursuant to that certain Operating Agreement of The Canyons Golf Club, LLC, dated as of June 22, 2011 (the “Operating Agreement”), between ASCU and Association, ASCU owns a sixty percent (60%) limited liability company interest in The Canyons Golf Club, LLC, a Utah limited liability company (the “Company”) and is the current Manager (as defined in the Operating Agreement) of the Company and has agreed to make certain loans to the Company in order to ensure completion of the golf course required by Development Agreement.

WHEREAS, the Development Agreement and the Management Agreement requires the formation of the Association and requires that the Association perform a variety of obligations to maintain, and finance and construct certain capital development projects within the Canyons SPA, which are described more particularly below.

WHEREAS, in accordance with the Transaction Agreement and the Lease, Assignor has agreed to assign to Assignee certain of Assignor’s rights, title, and interest under the Management Agreement related to the portion of the Land, the Easement Properties, and the Existing Ground Lease Properties (all as defined in the Lease) including Red Pine but excluding all other Strategic Development Parcels (“Assignee’s Premises”) as further delineated herein, and Assignee desires to accept the assignment of such rights, title, and interest to the Management Agreement, subject to the terms, conditions and restrictions set forth in this Assignment Agreement; and

WHEREAS, notwithstanding that under the Transaction Agreement and the Lease, Assignor retains certain rights to develop the Strategic Development Parcels and retains certain property rights defined as the Landlord Reserved Estate, Assignor and Assignee acknowledge that Assignee will operate the Canyons Resort, and therefore that Assignor herein assigns to Assignee certain of its rights under the Management Agreement, including Assignor’s Right to designate and appoint two (2) of the Class A Trustees and one (1) of the Class A Limited Trustees to the Association’s Board of Trustees in accordance with and for such periods as specified in the Association’s Bylaws.  For purposes hereof, the terms Class A Trustees and Class A Limited Trustees shall have the meaning specified in the Association’s Bylaws, Section 6.2.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.                                      Key Defined Terms.

a.              “Assigned Rights and Obligations” shall mean and include the “Assigned Rights” and “Assumed Obligations” as defined herein.

b.              “Assigned Rights” shall mean and include all of Assignor’s rights, title and interest under the Management Agreement, notwithstanding whether the Management Agreement explicitly allocates those rights to ASCRP, ASCU, “Member” and/or “Mountain Member” (as defined by the Management Agreement) that (a) apply exclusively to the Assignee’s Premises or (b) apply non-exclusively to the Assignee’s Premises, but only with respect to the share of such rights that is proportionately allocable to the Assignee’s Premises, it being the express intent of Assignor and Assignee that Assignee will become fully substituted for ASCRP, ASCU, “Member” and/or “Mountain Member” (as defined by the Management Agreement) under the Management Agreement with respect to these rights.  For the purposes of clarity, Assigned Rights shall not include the beneficial rights to any easements or licenses arising under Article II of the Management Agreement as those rights apply to the Reserved Landlord Estate.  Notwithstanding the foregoing, the following rights shall be allocated solely in the manner described as follows, and without regarding to whether such rights apply exclusively or non-exclusively to Assignee’s Premises:

i)                                         The Assigned Rights shall include an undivided interest in Assignor’s rights, title and interest under the Management Agreement as Class A Members of the Association (the “Class A Membership Rights”), such that Assignor and Assignee shall share the Class A Membership Rights.  Assignee shall be entitled to designate and appoint two (2) of the Class A Trustees and one (1) of the Class A Limited Trustees to the Association’s Board of Trustees in accordance with and for such periods as specified in the Association’s Bylaws, and, from and after such time as, pursuant to the Association’s Bylaws, the Class A members shall be entitled to designate only three (3) Class A Trustees: (i) Assignee shall be entitled to designate and appoint only one (1) of the Class A Trustees and one (1) of the Class A Limited Trustees to the Association’s Board of Trustees, and (ii) Assignee and Assignor shall mutually agree by working cooperatively and in good faith to designate the person to serve as the at-large Trustee from the side of the Class A members.

ii)                                      The Assigned Rights shall not include any of Assignor’s rights under Section 4.9 of the Management Agreement with regard to Assignor’s rights to receive reimbursement from the Association.

iii)                                   The Assigned Rights include all of Assignor’s rights, title and interest under the Management Agreement to the rights allocated to the “Mountain Member”, which shall be Assigned Rights regardless of whether such rights apply exclusively or non-exclusively to Assignee’s Premises in express recognition that Assignor is selling the business of operating the Canyons Resort to Assignee pursuant to the Transaction Agreement; provided, however, that the Assigned Rights allocated to the Mountain Member do not include any rights, title or interest related to the construction and development of The Canyons Golf Course.

c.               “Assumed Obligations” shall mean and include all of Assignor’s obligations under the Management Agreement, notwithstanding whether the Management Agreement explicitly allocates those obligations to ASCU, “Member”, and/or “Mountain Member” (as defined by the Management Agreement) that (a) apply exclusively to the Assignee’s Premises or (b) apply non-exclusively to the Property, but only with respect to the share of such rights that is proportionately allocable to the Property, with the exception of:

i)                                         Any and all obligations arising from Section 3.3(g) of the Management Agreement and Section 4.7 of the Management Agreement (related to the Mountain Member’s contribution to the cost and construction of employee housing), which are not Assumed Obligations and are not being assumed by Assignee regardless of and without limitation to whether such obligations apply exclusively or non-exclusively to Assignee’s Premises.

d.              “Assignor’s Rights” shall mean and include all of Assignor’s rights under the Management Agreement that are not Assigned Rights.

e.               “Assignor’s Obligations” shall mean and include all of Assignor’s obligations under the Management Agreement that are not Assumed Obligations.

2.                                      Assignment.  Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s rights, title, and interest in and to the Assigned Rights and Obligations.

3.                                      Assumption.  Assignee hereby accepts Assignor’s assignment of the Assigned Rights and assumes solely the Assumed Obligations arising on or after the Effective Date, it being the express intention of both Assignor and Assignee that, upon execution of this Assignment Agreement and leasing of the Demised Premises to Assignee, Assignee shall become substituted for Assignor as ASCRP, ASCU, “Member”, and/or “Mountain Member” (as defined by the Management Agreement) under the Management Agreement with respect to the Assigned Rights and Obligations.

4.                                      Reimbursement Obligations for Development Costs.  Notwithstanding anything to the contrary set forth in the Management Agreement, Assignor and Assignee acknowledge and agree that:

a.              The Development Agreement and the Management Agreement requires that the Association construct a variety of capital projects within the “Resort Village” (as defined in the Management Agreement) payable by the “Real Estate Transfer Assessment” (as defined in the Management Agreement) (the “RETA”), including, for example, the obligation to acquire and develop amenities such as streets, pedestrian pathways, a golf course, a people mover, public gathering areas, skating rinks pursuant to Development Agreement sections 3.2 and 3.6 and to undertake certain “capital projects” pursuant to Section 4.6(d) of the Management Agreement, and the obligation to construct employee housing and to provide that housing at below market rents or price pursuant to Development Agreement section 3.3.2 (the “Association’s RETA Obligations”).  Pursuant to the Management Agreement, the Association is permitted to fund performance of the Association’s RETA Obligations by (i) levying and collecting the RETA, and/or (ii) borrowing funds.

b.              Assignor is, or will be, due certain reimbursements from the Association for (i) certain monies it has loaned or will incur, on behalf of the Association and the “Resort Village” (as defined in the Management Agreement) prior to the date hereof, including, without limitation pursuant to Section 4.9 of the Management Agreement and (ii) certain monies it has loaned the Association and/or the Company (defined as “Member Loans” and/or an “RVMA Member Loan” pursuant to the Operating Agreement) for construction the golf course required by the Development Agreement (collectively, the “Assignor Reimbursements”).

c.               Assignor agrees that all “Assessments” (as defined in the Management Agreement) due from Assignor under Article IV of the Management Agreement, including RETA and any other fees, charges, fines, penalties, or other amounts subject to collection by the Association from Assignor shall be due and payable by Assignor without offset or deduction for any Assignor Reimbursements.  Assignor Reimbursements shall only be payable to Assignor (A) from RETA collected by the Association under the Management Agreement, and (B) once the amount of RETA collected and held by the Association exceed both (x) the then-currently budgeted amounts for Association’s RETA Obligations under the Management Agreement, and (y) any shortfall of RETA funds necessary for payment of any Association’s RETA Obligations then-currently due or payable by the Association, it being the intent of this sentence that the Association shall pay the expenses and costs of the Association’s RETA Obligations prior to payment of any Assignor Reimbursements;

5.                                      No Assignment or Assumption of RVMA Rights and Obligations.   Notwithstanding anything to the contrary herein, Assignor and Assignee agree that the Assigned Rights and Obligations do not include any of the rights, title, and interest to the Association Rights and Obligations.  Accordingly, this Assignment Agreement does not assign, convey, or otherwise demise any of the RVMA’s rights, title, and interest under the Management Agreement.

6.                                      Amendment of Management Agreement.  Provided that Assignee is not in default of the Lease, this Assignment Agreement, or any other Transaction Documents, Assignor shall not request, process or consent to any amendment of the Management Agreement that affects the Assigned Rights and Obligations without Assignee’s prior written consent, which Assignee may withhold in its sole and absolute discretion.  Provided that Assignor is not in default of the Lease, this Assignment Agreement, or any other Transaction Documents, Assignee shall not request, process or consent to any amendment of the Management Agreement that affects Assignor’s Rights or Assignor’s Obligations without Assignor’s prior written consent, which Assignor may withhold in its sole and absolute discretion.  Nothing in this Section 6 is intended as a waiver of by Assignee of any rights that Assignee may otherwise have to contest any amendment of the Management Agreement requested, processed, or consented to by Assignor, if Assignee in good faith believes such amendment would affect the Assigned Rights and Obligations.  Nothing in this Section 6 is intended as a waiver of by Assignor of any rights that Assignor may otherwise have to contest any amendment of the Management Agreement requested, processed, or consented to by Assignee, if Assignor in good faith believes such amendment would affect Assignor’s Rights or Assignor’s Obligations.

7.                                      Further Assurances.  Assignor agrees that during the term of the Lease that it will comply with Assignor’s Rights and Assignor’s Obligations.  Assignee agrees that during the term of the Lease that it will comply with the Assigned Rights and Assumed Obligations.  Assignor and Assignee each hereby agrees that it will, at any time and from time to time, execute any documents and take such additional actions as the other, or its respective successors or assigns, shall reasonably require in order to more completely or perfectly carry out the purposes of the Lease and this Assignment Agreement.

8.                                      Indemnification of Assignee.  Except to the extent arising out of any event, action or omission undertaken or omitted by or at the direction of Assignee (excluding any action undertaken by Assignee or any Tenant Party at the direction or on behalf of Assignor provided such action did not constitute negligence by Assignee or any Tenant Party), or caused by or resulting from a breach of this Assignment Agreement by Assignee, Assignor and Talisker LeaseCo shall defend, indemnify and save harmless Assignee against and from all actual liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, imposed upon or incurred by or asserted against Assignee to the extent arising from or relating to any failure by Assignor to perform Assignor’s Obligations.  This indemnification shall be in addition to any other indemnities to Assignee specifically provided in the Lease and any other Transaction Document and shall survive termination of this Assignment Agreement.

9.                                      Indemnification of Assignor.  Except to the extent arising out of any event, action or omission undertaken or omitted by or at the direction of Assignor (excluding any action undertaken by Assignor or any Landlord Party at the direction or on behalf of Assignee provided such action did not constitute negligence by Assignor or any Landlord Party), or caused by or resulting from a breach of this Assignment Agreement by Assignor, Assignee shall defend, indemnify and save harmless Assignor against and from all actual liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, imposed upon or incurred by or asserted against Assignor to the extent arising from or relating to any failure by Assignee to perform the Assumed Obligations.  This indemnification shall be in addition to any other indemnities to Assignor specifically provided in the Lease and any other Transaction Document and shall survive termination of this Assignment Agreement.

10.                               Reversion to Assignor.  Upon expiration, termination, or cancellation of the Lease, this Assignment Agreement shall terminate and all Assigned Rights and Assumed Obligations shall revert to Assignor.

11.                               Cure.

a.              Assignee Cure.  Within thirty (30) days of receipt of an order or notice issued by the Association or any “Member” (as defined in the Management Agreement) of breach or default in the performance of the Assignor Obligations, Assignor shall commence cure of such breach or default and shall diligently prosecute such cure to completion. Notwithstanding the foregoing, if the nature of the breach or default is such that the cure thereof cannot reasonably be effected within such thirty (30) day period, then Assignor shall be afforded such additional time as agreed to in writing by Assignor and Assignee, which agreed upon cure period shall be at least one-third (1/3) shorter in duration than required by the Association or such Member.  After such additional cure period has expired, Assignee shall have the right to perform any activities necessary or reasonable to cure such breach or default in the performance of the Assignor Obligations.  Assignor, upon demand, shall reimburse Assignee for any reasonable expenses incurred by Assignee (including reasonable attorneys’ fees) pursuant to, or in connection with, performance of any Assignor Obligations by Assignee, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Assignee to the date that the same are reimbursed to Assignee by Assignor.

b.              Assignor Cure.  Within thirty (30) days of receipt of an order or notice issued by the Association or any “Member” (as defined in the Management Agreement) of breach or default in the performance of the Assignee Obligations, Assignee shall commence cure of such breach or default and shall diligently prosecute such cure to completion. Notwithstanding the foregoing, if the nature of the breach or default is such that the cure thereof cannot reasonably be effected within such thirty (30) day period, then Assignee shall be afforded such additional time as agreed to in writing by Assignor and Assignee, which agreed upon cure period shall be at least one-third (1/3) shorter in duration than required by the Association or such Member.  After such additional cure period has expired, Assignor shall have the right to perform any activities necessary or reasonable to cure such breach or default in the performance of the Assignee Obligations.  Assignee, upon demand, shall reimburse Assignor for any reasonable expenses incurred by Assignor (including reasonable attorneys’ fees) pursuant to, or in connection with, performance of any Assumed Obligations by Assignor, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Assignor to the date that the same are reimbursed to Assignor by Assignee.

c.               Contests.  Assignor and Assignee shall have the right to contest in good faith and with reasonable diligence the validity of any order, or notice of breach or default issued by the Association or any Member (as each such term is defined in the Management Agreement) so long as such contest will not adversely affect in any significant respect the Demised Premises or Assignee’s rights under the Lease, or any other Transaction Document, including this Assignment Agreement.

12.                               No Joint Venture.  Nothing contained herein shall be construed as creating a joint venture, agency, or any other relationship between the parties hereto other than that of assignor and assignee.

13.                               Notice.  Any notice, request, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either Assignor or Assignee pursuant to this Assignment Agreement (each a “Notice” and collectively, “Notices”) shall be in writing and shall only be deemed effective:  (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the third (3rd) Business Day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; or (c) on the first (1st) Business Day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, addressed to such party at the address specified below, for next Business Day delivery.  For purposes of this Section 13, the addresses of the parties for all notices are as follows (or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address or addresses shall only be effective upon receipt):

If  to Assignor:

                                                c/o Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Attention:  Jack Bistricer

Facsimile:  (416) 864-0258

Email:  jbistricer@taliskercorp.com

with a copy to:

                                                Talisker Corp.
145 Adelaide Street West
Toronto, Ontario M5H 4E5
Canada
Attention:  Chief Financial Officer

Facsimile:  (416) 864-1840

Email:  jlevine@taliskercorp.com

with another copy to:

                                                Talisker Mountain
P.O. Box 4349
Park City, Utah 84060
United States
Attention:  David J. Smith, Esq.

Facsimile:  (435) 487-0256

Email:  dsmith@taliskermountain.com

with another copy to:

                                                Paul Hastings LLP
75 East 55th Street
New York, New York 10022
United States
Attention:  Bruce S. DePaola, Esq.

Facsimile:  (212) 230-7879

Email:  brucedepaola@paulhastings.com

If to Assignee:

c/o Vail Resorts Management Company

390 Interlocken Crescent

Broomfield, CO 80021

United States

Attention:  Fiona Arnold, EVP & General Counsel

Facsimile:  (303) 648-4787

Email:  Farnold@vailresorts.com & Mwarren@vailresorts.com

With a copy to:

Gibson, Dunn & Crutcher LLP

1801 California St., Suite 4200

Denver, Colorado 80202

United States

Attention:  Beau Stark

Facsimile:  (303) 313-2839

Email:  Bstark@gibsondunn.com

a.              The attorney for any party may send Notices on that party’s behalf.  Assignor and Assignee shall each have the right, from time to time during the Term, to designate additional or substitute parties or address(es) to receive Notices on behalf of such party in accordance with this Section 13.

b.              Assignor and Assignee agree to provide Notice to the other party within twenty (20) days of receipt of any order, or notice of breach or default issued by Association or any “Member” (as defined in the Management Agreement).

14.                               Dispute Resolution.  The provisions of Article 15 of the Lease are hereby incorporated by reference into this Assignment Agreement to the same extent and with the same force as if fully set forth herein.

15.                               Affirmative Waivers.  ASSIGNOR AND ASSIGNEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT AGREEMENT, INCLUDING ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY AND OTHER STATUTORY REMEDY WITH RESPECT THERETO.

16.                               No Waivers.  Except as specifically provided in this Assignment Agreement, no delay or omission by either Assignor or Assignee in exercising a right or remedy shall exhaust or impair such right or remedy or constitute a waiver of, or acquiescence in, any default by the other party.  A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy, from time to time.

17.                               Authority of Parties.

a.              Assignee represents and warrants that this Assignment Agreement has been duly authorized, executed and delivered by Assignee and constitutes the legal, valid and binding obligation of Assignee.

b.              Assignor represents and warrants that this Assignment Agreement has been duly authorized, executed and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor.

18.                               Limited Recourse.  The provisions of Section 14.8 of the Lease are hereby incorporated by reference into this Assignment Agreement to the same extent and with the same force as if fully set forth herein.

19.                               Governing Law.  This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah without regard to principles of conflicts of laws.

20.                               Entire Agreement; Modifications.  This Assignment Agreement, the Lease, the Transaction Agreement, and the Transaction Documents (as defined in the Transaction Agreement) represent the entire agreement of the parties with respect to the subject matter hereof, and, accordingly, all understandings and agreements heretofore had between the parties are merged in this Assignment Agreement and such other documents, which alone fully and completely express the agreement of the parties.  No amendment, surrender or other modification of this Assignment Agreement shall be effective unless in writing and signed by the party to be charged therewith.

21.                               Severability.  If any provision of this Assignment Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Assignment Agreement and the application of that provision to other Persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

22.                               Interpretation.  The captions, headings and titles in this Assignment Agreement are solely for convenience of references and shall not affect its interpretation.  This Assignment Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Assignment Agreement to be drafted.  Each covenant, agreement, obligation or other provision of this Assignment Agreement on Assignee’s part to be performed shall be deemed and construed as a separate and independent covenant of Assignee, not dependent on any other provision of this Assignment Agreement.  Whenever in this Assignment Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and, in each case, vice versa, as the context may require.  Each of Assignor and Assignee acknowledges that each party to this Assignment Agreement has been represented by legal counsel in connection with this Assignment Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Assignment Agreement against the drafting party has no application and is expressly waived.

23.                               No Third-Party Beneficiaries.  The rights in favor of Assignor and Assignee set forth in this Assignment Agreement shall be for the exclusive benefit of Assignor and Assignee, respectively, and their respective permitted successors and assigns, it being the express intention of the parties that in no event shall such rights be conferred upon or for the benefit of any third party.

24.                               Prevailing Party Attorney’s Fees.  If either Assignor or Assignee shall bring an action or proceeding in any court of competent jurisdiction to enforce its rights or the other party’s obligations under this Assignment Agreement, then the prevailing party in such action or proceeding shall be entitled to be reimbursed by the non-prevailing party for all reasonable attorneys’ fees and disbursements incurred by the prevailing party in connection with such action or proceeding.  If neither party shall prevail in such action or proceeding, or if both parties shall prevail in part in such action or proceeding, then such court shall determine whether, and the extent to which, one party shall reimburse the other party for all or any portion of the reasonable attorneys’ fees and disbursements incurred by such other party in connection with such action or proceeding.  Any reimbursement required under this Section 24 shall be made within fifteen (15) days after written demand therefor (which demand shall be accompanied by reasonably satisfactory evidence that the amounts for which reimbursement is sought have been paid).

25.                               Counterparts.  This Assignment Agreement may be executed in several counterparts, all of which, when taken together, constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment Agreement as of the day and year first above written.

ASSIGNOR:	ASC Utah LLC,
a Delaware limited liability company

By:
Name:
Title:

American Skiing Company Resort Properties LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Partial Assignment of RVMA]

ASSIGNEE:	VR CPC HOLDINGS, INC.,
a Delaware corporation

By:
		Name:	Fiona E. Arnold
		Title:	Executive Vice President and General Counsel

[END OF SIGNATURES]

[Signature Page to Partial Assignment of RVMA]

EXHIBIT V

Strategic Development Parcels

Map No.	Parcel Tax ID
196	PP-30-D (all);
(Part)	PP-98-E (all);
(White Pine Development Parcel)	S-98 (partial)

27	Red Pine Strategic
(Part)	Development Parcels (as identified pursuant to the Tenancy in Common Agreement and Exhibit AA of the Lease)

34	PP-102-C-2 (partial);

36	PP-74-H (partial)
(Part)

42	PP-102-C-2 (partial)

43	PP-102-B-3 (partial)

44	PP-102-B-3-A (partial)

48	PP-74-D (partial);
PP-74-G (all);
PP-74-E (all);
PP-75-G (all);
PP-75-F-2 (all);
PP-75-A-4 (partial);
PP-75-K-A (all);
PP-75-A-1-A (partial);
PP-75-D (partial);
PP-75-4 (partial)

49	PP-75-A-4 (partial);
PP-75-M (partial)

62	PP-75-D (partial);
PP-75-4 (partial);
P-75-E (partial);
PP-75-G1-B(partial)

63	PP-75-4 (partial)

64	PP-75-5 (all);
PP-75-K (partial)

65	PP-75-L (partial);
PP-75-K (partial)

67	PP-75-4 (all)

70	PP-2-H (all)

71	PP-2-E-2 (all)

72	PP-2-E (all)

73	PP-2-D-2 (all)

74	PP-2-C-1 (all)

77	PP-2-K (all)

123	PP-73-C (partial)
(Part)

124	PP-75-C (partial)
(Part)

125	PP-73-B-3 (all)
(Part)	PP-73-B (all)
PP-75-D (partial)
PP-75-G1-B (partial)

197	PP-102-D-3-1 (all)

EXHIBIT X

Transaction Documents

1.              Transaction Agreement;

2.              Access Agreement;

3.              Assignment of Contract Rights and Other Intangible Property (in the form of Exhibit D to the Transaction Agreement);

4.              Bill of Sale (in the form of Exhibit F to the Transaction Agreement);

5.              Canyons SPA Assignment Agreement;

6.              Colony Development Agreement Assignment;

7.              Colony Easement Agreement Assignment (in the form of Exhibit I to the Transaction Agreement);

8.              Colony MOU Participation Agreement;

9.              ROFO and Use Agreement;

10.       Cooperation Agreement (in the form of Exhibit L to the Transaction Agreement);

11.       Easement Agreements (in the form of Exhibit M to the Transaction Agreement);

12.       Guaranty;

13.       Intellectual Property Agreement (in the form of Exhibit P to the Transaction Agreement);

14.       Investment Agreement;

15.       Landlord Benefits Side Letter (in the form of Exhibit R to the Transaction Agreement);

16.       Memorandum of Lease;

17.       Permitted Landlord Mortgagee Protection Agreement;

18.       Resolution Operating Agreement;

19.       RVMA Assignment Agreement;

20.       RVMA Voting Agreement (the agreement relating to management of the RVMA between one or more Affiliates of Talisker and Buyer, dated as of the Execution Date);

21.       SkiLink Agreement (in the form of Exhibit X to the Transaction Agreement);

22.       Sublease Agreement (in the form of Exhibit Y to the Transaction Agreement);

23.       Sundial Mortgage (in the form of Exhibit Z to the Transaction Agreement);

24.       Tax Matters Agreement (the agreement between Talisker and Buyer regarding certain tax matters pertaining to the Transactions);

25.       TCGC Assignment Agreement (in the form of Exhibit BB to the Transaction Agreement);

26.       Tenancy in Common Agreement;

27.       Transition Services Agreement (in the form of Exhibit DD to the Transaction Agreement);

28.       Employee Lease Agreement (in the form of Exhibit N to the Transaction Agreement);

29.       Liquor License Transition Documents (in the form of Exhibit S to the Transaction Agreement);

30.       Water Rights Lease (in the form of Exhibit EE to the Transaction Agreement); and

31.       All other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to the Closing in connection with this Agreement or the transactions contemplated hereby.

2

EXECUTION FORM

EXHIBIT AA

Conditions to Release of Strategic Development Parcels

The Strategic Development Parcels are the following parcel numbers from NV5 property map:  123/124 (Southeastern Part), 125 (Eastern Part), 71, 72, 73, 74, 62, 67, 63, 64, 77, 70, 65, 48, 49,  42, 43, 44, 36 (Western Part), 169, 196 (White Pine Talisker Parcel), together with each of the parcels identified in orange on the Red Pine Map attached hereto as Exhibit B-1).

1.                                      Conditions to Release of Any or All Strategic Development Parcels or Any Portion Thereof

Each of the conditions set forth below must be satisfied as a pre-condition to the release of each Strategic Development Parcel.  Additional release conditions specific to individual Strategic Development Parcels are set forth in Section 2 below.

(a)           The Strategic Development Parcel (or applicable portion thereof) to be released shall have been legally sub-divided either through the filing of a plat, subdivision map, conveyance declaration or otherwise, such that the separate conveyance and ownership of such Strategic Development Parcel (or applicable portion thereof) is legally permissible.

(b)           Separate tax parcels shall exist for each parcel to be released.

(c)           Such releases, either individually or in the aggregate, shall not result in, or cause, Tenant, the Resort, or any Improvements to fail to comply (or exacerbate any existing failure to comply) with applicable Legal Requirements, including, without limitation, parking and ADA (American’s With Disabilities Act) requirements.

(d)           Landlord shall cause Tenant’s title insurer to issue either a stand-alone title insurance policy, or an endorsement to Tenant’s existing title insurance policy, reasonably acceptable to Tenant, and in an amount reasonably acceptable to Tenant, with respect only to any Relocation Replacement Premises, easement, modification or replacement rights (i.e. not with respect to the entire remaining Resort Premises), to the extent Tenant reasonably determines any replacement rights are not covered by Tenant’s existing title insurance policy.

(e)           Landlord shall pay all of Tenant’s legal, engineering, planning and other third party costs and expenses (including Tenant’s internal project management personnel costs, but excluding Tenant’s other personnel costs) reasonably incurred and relating to Tenant’s evaluation of compliance with the applicable release conditions with respect to the release of a Strategic Development Parcel and the build-out of any Relocation Replacement Premises with no financial impact on Tenant other than as a result of increased standard real estate taxes as specifically set forth below, or a decision by Tenant to exercise its rights under the ROFO and Use Agreement.

(f)            Subject to the terms of the Access Agreement, upon Landlord’s request Tenant will cooperate, at Landlord’s sole cost and expense, with the construction of roadways, trails and other connections between the Development Parcel and the Resort (and/or public rights of way and lands owned/leased by Landlord and/or its Affiliates), provided that, notwithstanding anything to the contrary contained in the Lease or the Transaction Documents, Tenant will have final approval over all lifts, trails, skier bridges/tunnels and other ski infrastructure such as snowmaking.

(g)           To the extent applicable, the release parcels shall remain subject to any use restriction and any right of first offer set forth in the ROFO and Use Agreement

(h)           Landlord shall be solely responsible for, and shall reimburse Tenant upon request, for any increased out-of-pocket costs on Tenant to the extent arising from the release (e.g. transfer taxes, increased operations costs, personnel costs, special/metropolitan district taxes, HOA dues, CAM, tap fees, or other charges), other than standard increases in real property taxes, which shall be borne by Tenant.  Any such reimbursement shall be net of any operational savings realized by Tenant relating to such release.

(i)            Tenant shall have the right, upon terms and subject to limitations substantially equivalent to those set forth in Section 2(a) of the Cooperation Agreement, to require Landlord, as part of, and in connection with Landlord’s construction, installation or development of replacement improvements, facilities or uses on or within a Release Parcel or a Relocation Replacement Premises Parcel, as applicable, to include, as part of such replacement work, additional improvements, upgrades, space or other parking facilities, as applicable, if the incremental cost associated with such additional improvements, upgrades, space or parking facilities is paid for by Tenant.

(j)            Any ski facility, ski improvements or ski infrastructure, including, without limitation, ski terrain, skier bridges/tunnels, lifts and snowmaking and modifications of the foregoing arising from the release of Strategic Development Parcels to the extent required below and or any Relocation Replacement Premises, shall be constructed by Tenant (and not Landlord) at Landlord’s sole cost and expense.

(k)           Any Relocation Replacement Premises required pursuant to the provisions below to be installed, constructed or relocated as a condition to the release of Strategic Development Parcels must be completed and in compliance with all Legal Requirements, and Tenant shall, without any additional consideration to Landlord or any other party, receive exclusive possession of the Relocation Replacement Premises for the remaining term of the lease by adding the Relocation Replacement Premises to the Demised Premises or providing Tenant with an exclusive easement for the duration of the Term, provided, however, (x) solely with respect to replacement parking spaces, Landlord may designate the Relocation Replacement Premises as a Strategic Development Parcel and locate such replacement parking spaces on the newly-designated Strategic Development Parcel and (y) with respect to any other uses, Landlord may designate the Relocation Replacement Premises as a Strategic Development Parcel and locate such current use on the newly-designated Strategic Development Parcel up to one (1) additional time.  Such newly-designated Strategic Development Parcel would be subject to release upon Landlord’s subsequent satisfaction of the requirements of this Exhibit AA.

(l)            Any exceptions to title or additional burdens on the Relocation Replacement Premises that did not apply equally to the relevant Strategic Development Parcel shall be subject to Tenant’s approval in its reasonable discretion.

(m)          Any Relocation Replacement Premises may only be located on Land owned by Landlord or a Third Party (that is not a part of the Resort Property or any land that is otherwise subject to Tenant’s use or possession).

(n)           As more particularly set forth in Sections 4 and 5, Tenant shall have the right to condition the release of any Strategic Development Parcel upon replacement of all activities, uses and improvements (collectively, “Current Uses”) being conducted and/or located upon such Strategic Development Parcel during the 2012-2013 Ski Season and during the non-ski season period from April 2012 through December 2012 (collectively, the “Determination Period”).  Following the Lease Execution Date, Tenant shall have sixty (60) days to dispute any listed Current Use which is set forth in Section 4 or Section 5 of this Exhibit AA but which Tenant does not believe is a true, correct and complete list of the actual Current Uses of such Strategic Development Parcel as of the Determination Period; provided, however, that such sixty (60) day period shall not apply with respect to any use or improvement of the property which is either latent or not readily discernible from a basic physical inspection of the property.  Failure by Tenant to dispute any listed Current Use within the applicable time frame shall be deemed to be Tenant’s acceptance of the Current Uses.  Any dispute regarding the Current Uses may be referred by either party to arbitration.  Except to the extent a Current Use is required to remain on the Strategic Development Parcel, Landlord shall have replaced all of the Current Uses, including any facilities and improvements related thereto, on the applicable Relocation Replacement Premises in a manner which Tenant reasonably determines is consistent with the Reasonable Equivalency Standard (defined below).

2.                                      Additional Release Requirements Applicable to Strategic Development Parcels which Require Relocation Replacement Premises and/or Improvements

In addition to the general release requirements set forth above, the additional release provisions set forth below must also be satisfied as a condition to the release of the following Strategic Development Parcels:  48, 70, 77, 123, 124, 71, 72, 73, 74, 62, 67:

(a)           Landlord shall identify proposed Relocation Replacement Premises and prepare a proposed scope of work, if applicable, to be performed at such Relocation Replacement Premises.  Tenant shall approve such location and scope of work so long as Tenant determines that the proposed Relocation Replacement Premises (assuming the completion of the proposed scope of work) is reasonably equivalent to the subject Strategic Development Parcel taking into account the functionality and requirements of the facility (the “Reasonable Equivalency Standard”).

(b)           Subject to compliance with all of the requirements of this Exhibit AA, including without limitation the Reasonable Equivalency Standard, Landlord will have the right to physically relocate temporary buildings and all FF&E to new locations and to pay Tenant’s costs associated with relocating snowmaking equipment.

(c)           All Relocation Replacement Premises must be completed and compliant with all Legal Requirements and ready for use by Tenant prior to release of the applicable Strategic Development Parcel.

(d)           The plans and specifications for such work on Relocation Replacement Premises shall be subject to Tenant’s reasonable review to ensure compliance with the Reasonably Equivalency Standard.  The work and the actual improvements constructed and work performed on the Relocation Replacement Premises must be constructed by Landlord in accordance with generally applicable industry standards and the plans and specifications approved by Tenant.  The foregoing provision may not be used by Tenant to require Landlord to pay the costs associated with a higher quality facility than previously existed at the location being replaced , except to the extent such improvements are necessary to comply with applicable laws or Tenant’s reasonable safety requirements.

(e)           Subject to the provisions of Section 1(j) above, Tenant will receive exclusive possession of the Relocation Replacement Premises for the remaining term of the lease by adding the Relocation Replacement Premises to the Demised Premises or providing Tenant with an exclusive easement for the duration of the Term without any additional consideration to Landlord or any other party

3.                                      Additional Parking Replacement Requirements

In addition to the general release requirements set forth in Sections 1 and 2 above, the additional release provisions set forth below must also be satisfied as a condition to the release of the Strategic Development Parcels currently utilized for parking (i.e parcels 63, 64, 65, 70, 77, 49, 42, 43, and 44):

(a)           All replacement parking facilities and spaces must, with respect to location, except for the parking presently located on the Sundial Parcels (as defined and set forth below), be located: (1) on Parcels 42, 43, 45, 62, 63, 64, 70 or 77, (2) on Parcels 38, 45 or 127, subject to Section 3(f) below, (3) anywhere within the designated area of the map attached hereto as Exhibit A-1 that is not more than six hundred fifty (650) feet based on walking distance on improved pathways or through the parking lot from the lower terminal of the Cabriolet Lift, the Waldorf Gondola (but only if such lift is upgraded to, at a minimum, a new high-speed detachable lift and operated to provide at least the same level of guest experience as the existing Cabriolet Lift (collectively, the “LV Transportation Lift Standard”) or, if constructed and in operation in a manner that satisfies the LV Transportation Lift Standard, the proposed high-speed detachable Dream Lift connecting the Lower Village and Iron Mountain, or (4) anywhere within the designated area of the map attached hereto as Exhibit A-1 that is not more than two thousand seven hundred (2700) feet based on shuttle driving distance between the parking location and the Sundial shuttle drop-off area on Parcel 60 (such distance, which may include up to three hundred fifty (350) feet of level grade walking distance within the applicable parking lot, the “Shuttle Distance Standard”), provided, in each case, no pre-existing parking facility, space or pre-existing parking square footage existing at the Determination Period (“Pre-existing Parking”)

shall be included for purposes of determining whether replacement parking has been provided.  Tenant shall have no financial obligation with respect to upgrading the Waldorf Gondola or other infrastructure to satisfy the foregoing criteria.  Tenant shall have no financial obligation, other than as set forth in the Investment Agreement, with respect to construction of the Dream Lift.  All replacement parking facilities (w) that are surface lots will provide, at a minimum, a reasonably comparable experience within the lot for guests to the parking being replaced, (x) that are in parking structures will provide for usual and customary pedestrian and vehicle circulation, and will include elevators for guests, (y) will provide accessibility to guest vehicles from Canyons Resort Drive that satisfies the Reasonable Equivalency Standard, and (z) will provide for reasonable pedestrian access and operational functionality.

(b)           As a condition to the release of the Sundial Parking (lots 63 and 64) (the “Sundial Parcels”), Landlord must replace all parking spaces currently on the Sundial Parcels as follows:

i.              Not less than 133 of the existing parking spaces as of the Determination Date must be replaced such that the replacement parking satisfies the Reasonably Equivalency Standard for guest experience relative to parking spaces set forth above (including locational equivalency). Relocation on Lot 48 shall be deemed to satisfy the locational equivalency requirement, provided that other upgrades are made to provide the required guest experience; and

ii.             Provided clause (b)(i) above has been satisfied, then the remaining 67 existing spaces on the Sundial Parcels as of the Determination Date may be relocated in any parking area that satisfies Section 3(a) above.  As a result, these remaining spaces need not satisfy the Reasonable Equivalency Standard in terms of location, but must otherwise satisfy the Reasonably Equivalency Standard.

(c)           Up to four hundred (400) parking spaces on unreleased Strategic Development Parcels, other than the parking spaces referenced in Section 3(b)(i) above, may be taken out of service at any time for active construction on a temporary basis.  No parking space may be out of service (i) for more than the shorter of (A) thirty six (36) months, or (B) the amount of time necessary for Landlord to construct replacement parking utilizing commercially reasonable efforts to complete the parking as soon as practicable at another location permitted by this Agreement, prior to its replacement being put into service and provided to Tenant, or (ii) during the ski season if the replacement parking will be a paved or unpaved surface lot.  Parking may not be taken out of service for any purpose other than to perform construction work necessary to build replacement parking spaces which would otherwise not be feasible to construct if the subject parking spaces remained in service or if such replacement parking spaces are being simultaneously constructed utilizing commercially reasonable efforts to complete the parking as soon as practicable at another location permitted by this Agreement. If at any point during the Term of the Lease, Landlord violates the replacement parking requirements, Tenant will be permitted to deny Landlord any subsequent release of a Strategic Development Parcel requiring replacement parking, notwithstanding the satisfaction of all other conditions to such release until Landlord has corrected such violation of replacement parking requirements by providing the required replacement parking.  Thereafter during the Term of this Lease, if Landlord subsequently requests release of any Strategic Development Parcel requiring replacement parking, and such replacement parking has not been provided by Landlord prior to the date for such release, Landlord must provide a bond or letter of credit sufficient to fund completion of the replacement parking as a condition to release of such Strategic Development Parcel.

(d)           During ski season, Landlord may charge up to $12 per day (Adjusted by CPI) for replacement parking in a multi-level covered parking structures located on Relocation Replacement Premises and up to $20 per day (Adjusted by CPI) for replacement parking in a multi-level covered parking structure located on the Sundial Parcels or Lot 48 that meet all requirements of Section 3(b)(i) above.  Landlord may not charge parking fees after 3:00 PM.  Landlord shall be responsible for collection of such parking charges.  Landlord’s employees or equipment responsible for parking fee collection must do so in accordance with Tenant’s reasonable requirements consistent with Resort standards

(e)           The plans and specifications for replacement parking facilities shall be subject to Tenant’s review to ensure compliance with the Reasonable Equivalency Standard.  The work and the actual improvements constructed and work performed on the Relocation Replacement Premises must be constructed by Landlord in accordance with industry standards and the plans and specifications approved by Tenant.  The foregoing provision may not be used by Tenant to require Landlord to pay the costs associated with a higher quality facility than previously existed, except to the extent such improvements are necessary to comply with applicable laws or Tenant’s reasonable safety requirements.

(f)            Notwithstanding anything to the contrary contained herein, Landlord shall not receive any credit for replacement parking spaces located on Parcels 38, 45 or 127 unless (i) Landlord obtains for Tenant, at Landlord’s cost, permanent easements or leasehold rights for unrestricted use by Tenant of all parking areas existing as of the Determination Date on such lots, and (ii) Landlord builds parking structures or other facilities to increase the square footage of available parking on such parcels, in which case, Landlord shall only receive credit for the parking spaces included in clause (ii) and no credit for the parking spaces included in clause (i).

4.             Red Pine Village Release Provisions

In addition to the general release requirements set forth above, the additional release provisions set forth below must also be satisfied as a condition to the release of the Red Pine Village Strategic Development Parcels, which are identified on the map attached here at Exhibit B-1 (the “RP Map”) in orange as “Talisker Proposed Development Area / Strategic Development Parcels”:

•                  Structure: Held under lease from SITLA as co-tenants by Talisker Canyons PropCo LLC and VR CPC Holdings, Inc.

•                  Current Use:

•                  Chicane Trail, including snowmaking, identified on the RP Map

•                  Stream Crossing from current Red Pine Lodge to Chicane Trail, identified on the RP Map

•                  Zip Line activity, not identified on the RP Map

•                  Encore Trail, identified on the RP Map as “Existing Encore Trail”

•                  Maintenance Road, identified on the RP Map as Operational Work Road

•                  Possibly snowmaking equipment for Sidewinder Trail, not identified on the RP Map.

•                  Additional Parcel-Specific Replacement Provisions:

•                  Chicane Trail and Stream Crossing will either remain in Tenant’s exclusive possession under the Tenancy in Common Agreement or be added to the blanket exclusive easement in favor of Tenant at the time adjacent Strategic Development Parcel(s) are released.  Tenant may widen Upper Chicane to seventy-five (75) feet skiable trail width, Lower Chicane to one hundred (100) feet skiable trail width, and Stream Crossing to fifty (50) feet width but only in the westward direction, in the areas shown on the RP Map.  VR will consider in good faith requests from Landlord to adjust the grading of Chicane Trail for compatibility with development.

•                  Prior to any release of any Strategic Development Parcel that will conflict with the Zip Line, Landlord must either provide Tenant with a permanent exclusive easement for the Zip Line, or pay Tenant’s cost of replacing the Zip Line in a new location within an area of the Strategic Development Parcel as reasonably agreed by Landlord and Tenant, or outside the Strategic Development Parcel.

•                  Installation of Talisker Roadway Tunnel shown on the RP Map connecting Strategic Development Parcels is subject to the Access Agreement and the Undue Interference standard.

•                  Landlord is responsible for costs of improvements pursuant to Section 2.1 of the Tenancy in Common Agreement.

•                  Prior to any release of Strategic Development Parcel(s) affecting the Encore Trail or the area south of the existing Encore Trail, either (i) Landlord will pay Tenant’s costs to relocate the Encore Trail to the area shown on the RP Map as “Location for Relocated Encore Trail”, which designates the center line of the future trail, or (ii) Landlord and Tenant will confirm that Encore Trail will remain in Tenant’s exclusive possession under the Tenancy in Common Agreement or be added to the blanket exclusive easement in favor of Tenant, in which event, any bridges or tunnels over or under the Encore Trail will be subject to Tenant’s approval and the Undue Interference standard as required by this Agreement and the Access Agreement.  The future trail will have a skiable width of no more than seventy-five (75) feet in areas affecting the Strategic Development Parcel unless the grade is greater than 25% (in which event it may be wider only in those areas), and may be wider in other areas outside the Strategic Development Parcel.  Landlord is responsible for the cost of relocating the trail whether within or outside of the Strategic Development Parcel.  Landlord may identify an alternative path for the relocated Encore Trail adjacent to the location shown on the RP Map, which Tenant will agree, acting reasonably, to utilize if such alternative path is reasonably equivalent in terms of trail quality and guest experience.  The relocated Encore Trail will either remain under the TIC/Lease to Tenant or be added to the blanket exclusive easement in favor of Tenant.

•                  Area marked “Possible Future Gondola Alignment” is designated for Tenant’s use, through TIC/Lease or exclusive easement, as a future ninety (90) foot width lift alignment, which is subject to relocation and/or adjustment of location by

Tenant prior to adjacent development, provided (x) there is no net loss to Landlord of developable land and (y) such relocation and/or adjustment of location by Tenant will not negatively affect the value of the potential developable square footage in Landlord’s reasonable discretion, which, in each case, Tenant may rectify by providing Landlord with additional land for development in the vicinity of the lift alignment.

•                  Tenant shall retain a non-exclusive easement for the Maintenance Road, which road may be relocated by Landlord, at Landlord’s cost provided the Reasonable Equivalency Standard (excluding location consideration) is met and there is no material interruption of Tenant’s use.

•                  Essential Ski Property as designated on the RP Map is not part of the Strategic Development Parcel and will remain part of the Resort Property.

•                  Landlord will record covenants against the Strategic Development Parcels including Tenant’s reasonable standard form of owner waiver and acknowledgement of risks related to various resort area hazards and disturbances such as errant skiers, view impairment, privacy, snowmaking, runoff, noise, light, events, trespassing on resort property, maintenance and other operational activities.

•                  Any grooming or snowmaking for future real estate trails will be subject to future agreement by Tenant and the applicable parties such as the developer or HOA.

•                  The RVMA or other applicable HOA will be responsible for funding Tenant’s security costs at Red Pine Village.

•                  Tenant will construct no buildings within seventy five (75) feet of the eastern boundary of the Essential Ski Property area (designated in purple) that includes Red Pine Lodge.  The foregoing restrictions shall not be deemed to limit Tenant’s ability to construct small operational structures, temporary structures, fencing, or ski lifts.

•                  Tenant will construct no significant buildings within the Essential Ski Property areas (designated in purple) adjacent to the RP1, RP2 RP3, RP8, RP9 and RP10 development areas.  The foregoing restrictions shall not be deemed to limit Tenant’s ability to construct small operational structures, warming huts, restroom facilities, temporary structures, fencing, or ski lifts.

5.             Additional Individual Parcel Release Requirements

In addition to the release requirements set forth above, the additional release provisions set forth below must also be satisfied as a condition to the release of the Strategic Development Parcels specified below:

•                  White Pine Talisker Parcel 196 .

•                  Structure: Entire parcel to be added to blanket easement upon completion of litigation.

•                  Current Use: The area not currently used in PCMR operations and not reserved by Tenant pursuant to these provisions will be considered Strategic Development Parcel.

•                  Additional Parcel-Specific Replacement Provisions:

•                  Tenant will release the Strategic Development Parcel for Landlord or its Affiliate’s development, provided that Tenant has received permanent easements for the primary lifts, primary ski terrain, access, infrastructure and roads as required by Tenant in its sole discretion, in each case as necessary and appropriate to facilitate the connection between the Resort and PCMR (collectively, the “Primary Connection Easements”).

•                  Tenant will consult in good faith with Landlord on the locations for the Primary Connection Easements, but Tenant shall have final decision making authority over their location. .

•                  The location of any additional ski terrain, access, infrastructure, roads and related easements shall be subject to the approval of both Tenant and Landlord, each acting reasonably.

•                  Parcels 123 & 124

•                  Structure:  To be part of ground lease from Landlord, with small portion of parcel to be released per the attached Exhibit C-1.

•                  Current Use:  Ski terrain and snowmaking.

•                  Additional Parcel-Specific Replacement Provisions:

•                  Release to occur simultaneously with release of Parcel 125.

•                  Prior to release, (a) Lower Sunrise ski trail to be relocated at Landlord’s sole cost in accordance with the drawing attached on Exhibit C-1, and in no event shall skiable width of relocated Lower Sunrise Trail to be less than seventy five (75) feet as measured at narrowest point between Red Pine Gondola turn station and current/future High Mountain Road, provided, however, that Landlord shall not unreasonably withhold its consent to changes proposed by Tenant to move the northern boundary of the Strategic Development Parcel southward to increase the width or quality of the Lower Sunrise ski trail, for example, as shown on the drawing on Exhibit C-2, (b) other trails uphill of Strategic Development Parcels that are directly affected by release of the Strategic Development Parcel to be relocated or redirected at Landlord’s sole cost as reasonably determined by Tenant,  and (c) Tenant to receive permanent easements over the released parcel for additional ski trails and other ski infrastructure, if any, included in Landlord’s plan for the Strategic Development Parcel, upon terms reasonably satisfactory to Tenant.

•                  Parcel 125

•                  Structure:  To be part of blanket easement from Talisker Canyons PropCo LLC, with eastern portion of parcel to be released in accordance with attached Exhibit C-1.

•                  Current Use:  Ski terrain, snowmaking and Sunrise Lift.

•                  Additional Parcel-Specific Replacement Provisions:

•                  Release to occur simultaneously with release of Parcels 123 and 124.

•                  Prior to release, (a) trails uphill of Strategic Development Parcels that are directly affected by release of the Strategic Development Parcel to be relocated or redirected at Landlord’s sole cost as reasonably determined by Tenant, (b) Landlord shall not unreasonably withhold its consent to changes proposed by Tenant to move the northern boundary of the Strategic Development Parcel southward to increase the width or quality of the Lower Sunrise ski trail, for example, as shown on the drawing attached on Exhibit C-2 (c) Retreat trail and snowmaking infrastructure to be relocated at Landlord’s sole cost as reasonably determined by Tenant, (d) Tenant to receive permanent easements over the release parcel for Sunrise Lift and related ski infrastructure as reasonably determined by Tenant, and (e) Tenant to receive permanent easements over the released parcel for additional ski trails and other ski infrastructure, if any, included in Landlord’s plan for the Strategic Development Parcel, upon terms reasonably satisfactory to Tenant.

•                  Parcels 71, 72, 73, 74

•                  Structure: To be part of blanket easement from Talisker Canyons PropCo LLC.

•                  Current Use:  Retreat ski trail, snowmaking, Sunrise Lift alignment, if applicable.

•                  Additional Parcel-Specific Replacement Provisions:

•                  (a) Retreat trail and snowmaking infrastructure to be relocated at Landlord’s sole cost as reasonably determined by Tenant, (b) Tenant to receive permanent easements over the release parcels for Retreat trail, Sunrise Lift alignment (if applicable over this parcel) and related ski infrastructure, as reasonably determined by Tenant, and (c) Tenant to receive permanent easements over the released parcel for additional ski trails and other ski infrastructure, if any, included in Landlord’s plan for the Strategic Development Parcel, upon terms reasonably satisfactory to Tenant.

•                  Parcels 62 and 67

•                  Structure: To be part of blanket easement from Talisker Canyons PropCo LLC

•                  Current Use:  Fuel depot, vehicle servicing, F&B storage in trailers, Sunrise Lift, Sunrise Lift, Retreat trail to Sunrise Lift Terminal, Resort guest access to Sunrise Lift.

•                  Additional Parcel-Specific Replacement Provisions:

•                  Fuel depot, vehicle servicing, F&B storage to be relocated.

•                  Tenant to receive permanent easements on terms reasonably satisfactory to Tenant over the release parcels for existing utilities, access, ski trails, Sunrise Lift, and existing guest access area.

•                  Tenant to receive permanent easements over the released parcel for additional ski trails and other ski infrastructure, if any, included in Landlord’s plan for the Strategic Development Parcel, upon terms reasonably satisfactory to Tenant.

•                  Parcels 63 and 64

•                  Structure:  To be part of blanket easement from Talisker Canyons PropCo LLC

•                  Current Use:  Skier and shuttle drop-off, valet parking, short term parking, pay parking.  200 total spaces (on gravel with no lighting).

•                  Additional Parcel-Specific Replacement Provisions:

•                  Parking spaces to be relocated as provided in Section 3 above.

•                  Other Current Uses to be maintained in blanket or separate permanent easement for Tenant’s continued use.

•                  Parcel 65

•                  Structure:  To be part of blanket easement from Talisker Canyons PropCo LLC

•                  Current Use:  200 parking spaces (on gravel with no lighting)

•                  Parcels 70 and 77

•                  Structure: To be part of blanket easement from Talisker Canyons PropCo LLC

•                  Current Uses:  150 parking spaces (on gravel with no lighting), operations complex in five (5) buildings including engineering department, locker rooms, supplies and parts storage; ski lift operations, ski school, guest services, mountain administration, IT,  snowmaking, mountain F&B and terrain park.

•                  Parcel 48

•                  Structure: To be part of blanket easement from Talisker Canyons PropCo LLC

•                  Current Uses:  10 parking spaces and two buildings housing ski patrol locker room, ski patrol administrative space, medical clinic, explosives facility and Cabriolet Lift.

•                  Additional Parcel-Specific Replacement Provisions:

•                  Tenant to receive permanent easements over the release parcel as far north as reasonably practicable for winter and summer vehicle access from Parcel 36 to Parcel 124 as reasonably determined by Tenant along future unpaved roadway to be constructed at Landlord’s sole cost which shall be no less than twenty five (25) feet in width for snowcat traffic.

•                  Tenant to receive permanent easements for Cabriolet lift if not previously provided, as reasonably determined by Tenant.

•                  Parcel 36

•                  Structure: To be part of lease from Landlord with potential release of western portion of Parcel 36 to the extent not required by Tenant for future vehicle maintenance shop operations.

•                  Current Use:  None.

•                  Additional Parcel-Specific Replacement Provisions:

•                  Tenant will reasonably consider release of western portion of Parcel 36 to the extent the area requested by Landlord for release is not required by Tenant for its operations on Parcel 36 (including, taking into account, an expanded vehicle maintenance shop) and Tenant receives permanent easements over the release parcel as far north as reasonably practicable for winter and summer vehicle access from Parcel 36 to Parcel 124 as reasonably determined by Tenant along future unpaved roadway to be constructed at Landlord’s sole cost and which shall be no less than twenty five (25) feet in width for snowcat traffic.

•                  Parcel 49

•                  Structure:  To be part of blanket easement from Talisker Canyons PropCo LLC.

•                  Current Use:  250 parking spaces (on gravel with no lighting) and Cabriolet Lift.

•                  Additional Parcel-Specific Replacement Provisions: Tenant to receive permanent easements for Cabriolet lift if not previously provided, as reasonably determined by Tenant.

•                  Parcels 42, 43 and 44

•                  Structure:  To be part of blanket easement from Talisker Canyons PropCo LLC.

Current Use: 292 parking spaces (partially paved and partially gravel, with no lighting)

•                  Parcel 169 (Triangular Parcel Northwest of Parcel 30)

•                  Structure:  To be part of blanket easement from Talisker Canyons PropCo LLC.

•                  Current Use:  Vehicle Maintenance Shop and related operations.

•                  Additional Parcel-Specific Replacement Provisions:

•                  To be released by Tenant simultaneously with commencement of Tenant operations at new Vehicle Maintenance Shop site on Parcel 36 in accordance with all terms and conditions in the Canyons Golf Course Construction and Funding Agreement.

EXHIBIT A-1

EXHIBIT B-1

Talisker Roadway Tunnel (Approx. Location)
Upper Chicane Easement (Widening Permitted to 75' Trail Width)
Lower Chicane Easement (Widening Permitted to 100' Trail Width)
Stream Crossing included in VR Easement/Lease (permitted widening to 50')
Relocated Encore Trail (Width TBD by VR)
RP 1
RP 2
RP 3
RP 5
RP 6
RP 7
RP 8
RP 9
RP 10
LEGEND:
Existing Areas for Real Estate Development
Talisker Proposed Development Area / Strategic Development Parcels
Chicane Trail (to remain and be widened) and Operational Work Road (to remain or be adjusted); part of VR Lease or Exclusive Easement
VR Essential Ski Property (Not Part of Strategic Development Parcel), lifts at 60' Width, gondolas at 90' Width
Possible Future Gondola Alignment (subject to adjustment by VR) 90' Width VR Lease
Existing Encore Trail (to be relocated)
Location for Relocated Encore Trail
SCALE: 1"=200'

EXHIBIT C-1

(113)
(112)
(122) GOLF
COURSE WWD2
38.66 AC
(31)
(124) TALISKER
CANYON LANDS
LLC
PP-75-C
7.79 AC
(123) TALISKER
CANYON LANDS LLC
PP-73-C
16.78 AC
(125) TALISKER
CANYON LANDS
LLC
PP-73-B-3
21.84 AC
SUNRISE
GRAND
SUMMIT
HOTEL
CABRIOLET
(36)
(49)
(48)
(47)
(52)
(60)
(61)
(59)
(62)
(63)
(64)
(65)
(67)
(70)
(71)
(72)
(73)
(74)
(75)
(76)
(77)
(135) ROBERT

*75' Min Trail Width   1" = 400'   4-29-13 ver

#60' Min Trail Width

[hatched box] = SDP Release Area from Parcels 123, 124 and 125

EXHIBIT C-2

(113)
(112)
(122) GOLF
COURSE WWD2
38.66 AC
(124) TALISKER
CANYON LANDS
LLC
PP-75-C
7.79 AC
(31)
(123) TALISKER
CANYON LANDS LLC
PP-73-C
16.78 AC
(125) TALISKER
CANYON LANDS
LLC
PP-73-B-3
21.84 AC
SUNRISE
(36)
(35)
CABRIOLET
GRAND
SUMMIT
HOTEL
(49)
(48)
(47)
(52)
(60)
(61)
(59)
(62)
(63)
(64)
(65)
(67)
(70)
(71)
(72)
(73)
(74)
(75)
(76)
(77)
(135) ROBERT

* = 75' Min Trail Width

1" = 400'

4-17-13 ver

[hatched] = SDP Release Area from Parcels 123, 124 and 125

EXHIBIT BB

Form of Guaranty

GUARANTY

As of May      , 2013

Talisker Canyons LeaseCo LLC

145 Adelaide Street West

Toronto, Ontario M5H 4E5

Canada

Re:                             Master Agreement of Lease dated as of May       , 2013 (the “Lease”)  made by and between Talisker Canyons LeaseCo LLC, a Delaware limited liability company (“Landlord”), as landlord, and VR CPC Holdings, Inc., a Delaware corporation (“Tenant”), as tenant, pursuant to which, as more specifically detailed in the Lease, Landlord has leased to Tenant, the ski resort known as the Canyons and certain other lands (collectively, the “Demised Premises”)

Ladies and Gentlemen:

To induce Landlord to enter into the Lease and to thereby lease the Demised Premises to Tenant in accordance with the Lease, Vail Resorts, Inc., a Delaware corporation (hereinafter, “Guarantor”) hereby represents, warrants and covenants to Landlord as follows (capitalized terms used herein without definition shall have the meanings ascribed thereto in the Lease):

1.             Obligations Guaranteed.  Guarantor, irrevocably and unconditionally, guarantees (A) the timely and full payment by Tenant to Landlord of (i) all Fixed Base Rent due and payable under the Lease and (ii) any unpaid Participating Rent and/or Additional Charges that from time to time shall become due and payable under the Lease as a result of actual financial results and/or operation of the Resort (i.e., not including Participating Rent with respect to future results or Resort operation unless and until such Participating Rent has been earned under the Lease) (together, the “Payment Guaranteed Obligations”), and (B) the performance of all obligations and full collection of any amounts due Landlord from Tenant arising from any breach by Tenant of any of its obligations under the Lease other than with respect to the timely and full payment of Fixed Base Rent and Participating Rent (the “Collection Guaranteed Obligations” and, collectively with the Payment Guaranteed Obligations, the “Guaranteed Obligations”). Notwithstanding anything to the contrary in any of the Lease Documents, Landlord shall not be deemed to have waived any right which the Landlord may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim against Tenant’s bankruptcy estate for the full amount of Rent due and/or payable under the Lease.

2.             Liability Unimpaired.  Guarantor’s liability hereunder shall in no way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Lease and/or any other instrument(s) executed by Tenant, for the benefit of Landlord, in connection with the Lease (collectively, the “Lease Documents”).  This Guaranty is a guaranty of payment and performance when due and not of collection with respect to the Payment Guaranteed Obligations.  With respect to the Collection Guaranteed Obligations, this Guaranty is a guaranty of collection only and the Guarantor shall be obligated to make payments hereunder only after (i) Landlord has reduced its claims with respect to the Guaranteed Collection Obligations to a final non-appealable judgment and execution has been partially or wholly returned unsatisfied, (ii) Landlord has obtained a restraining order, injunction or other equitable relief and Tenant has not promptly complied therewith, (iii) Tenant has become insolvent, or (iv) it has become otherwise apparent after reasonable due diligence that it is, and will be, useless or futile for Landlord to proceed against Tenant.  In addition, Guarantor’s liability hereunder shall in no way be limited or impaired by (x) any extensions of time for performance required by any of said documents, (y) any Transfer of the Lease or any sale or transfer of all or part of the Demised Premises not in violation of the Lease, or (z) the release of Tenant or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise.

3.             Preservation of Lease Documents.  Guarantor will cause Tenant to maintain and preserve the enforceability of the Lease Documents as the same may be modified and will not permit Tenant to take or to fail to take actions of any kind (other than payment), the taking of which or the failure to take which might be the basis for a claim that Guarantor has a defense to its obligations hereunder.

4.             Payments; Certain Waivers.  Guarantor (i) waives any right or claim of right to cause a marshaling of Tenant’s assets or to cause Landlord to proceed and/or exhaust any remedies against Tenant or the Demised Premises before proceeding against Guarantor or to proceed against Guarantor in any particular order with respect to the Payment Guaranteed Obligations, (ii) agrees that any payments required to be made by Guarantor with respect to Payment Guaranteed Obligations hereunder shall become due immediately on demand in accordance with the terms of this Guaranty upon the occurrence of any Tenant Event of Default under the Lease and without the need for any prior presentment to Tenant, demand for payment or protest, notice of non-payment or protest and/or any initiation or exhaustion of any of Landlord’s remedies against Tenant under the Lease.  Without limiting the generality of the foregoing, any rights and claims that Guarantor may now have or hereafter acquire against Tenant, or any other guarantor of the Lease, that arise from the existence or performance of Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, and any right to participate in any claim or remedy of Landlord against Tenant, or such other guarantor or any collateral which Landlord now has or hereafter acquire (all such claims and rights are referred to as the “Guarantor’s Conditional Rights”), shall be subordinate to Landlord’s right to full payment and performance of the Lease and shall not be enforced unless and until ninety-one (91) days after all amounts owed to Landlord under the Lease are paid in full, provided, however, that any of Guarantor’s rights of subrogation, reimbursement, exoneration, contribution or indemnification, and any right to participate in any claim or remedy of Landlord against any other guarantor (but not Tenant) which arise from the existence or performance of Guarantor’s obligations under this Guaranty shall be subordinate only to Landlord’s right to full payment and performance of the obligations under this Guaranty and may be enforced at any time after ninety-one (91) days after all amounts owed to Landlord under this Guaranty are paid in full.  If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of any Guarantor’s Conditional Rights and such amount is paid to Guarantor at any time when the Lease shall not have been paid or performed in full, then such amount paid to Guarantor shall forthwith be paid to Landlord to be credited and applied to payments due under the Lease.

5.             Reinstatement. This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Landlord (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Tenant, Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Tenant, Guarantor or any other Person or for a substantial part of Tenant’s, Guarantor’s or any of such other Person’s property, as the case may be, or otherwise, all as though such payment had not been made.

6.             Representations and Warranties. In order to induce Landlord to lease the Demised Premises to Tenant in accordance with the Lease, Guarantor makes the following representations, warranties and agreements:

(a)           Corporate Status. (i) Guarantor (1) is a duly organized and validly existing corporation in good standing (or validly subsisting) under the laws of the jurisdiction of its formation, (2) has all requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage in, and (3) is duly qualified and is authorized to do business and is in good standing (or subsistence) in its jurisdiction of formation and in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified in a foreign jurisdiction could not reasonably be expected to have a material adverse effect upon its ability to fulfill its obligations hereunder.

(b)           Power and Authority. Guarantor has all necessary power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each of the Lease Documents to which it is a party and has taken all necessary action for the execution, delivery and performance by it of this Guaranty and each of such Lease Documents.  Guarantor has duly executed and delivered this Guaranty and each of the Lease Documents to which it is a party, and each of this Guaranty and such Lease Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)           No Violation. Neither the execution, delivery nor performance by Guarantor of this Guaranty or the Lease Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any requirement of law applicable to Guarantor, (ii) will conflict with or result in any breach of or constitute a tortious interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Guarantor pursuant to the terms of any material contractual obligation to which the Guarantor is a party or by which any of its property or assets is bound or to which it may be subject, (iii) will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound or affected, (iv) will not violate any provision of any organizational document of Guarantor or (v) require any approval of partners or any approval or consent of any Person (other than a Governmental Authority) which has not been obtained.

(d)           Government and Other Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the date of the advance of the Lease), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty and/or any Lease Document to which Guarantor is a party, or (ii) the legality, validity, binding effect or enforceability of this Guaranty and/or any such Lease Document.

(e)           Litigation. There are no material actions, suits or proceedings pending against or affecting the validity or enforceability of this Guaranty or any Lease Document to which Guarantor is a party, at law, in equity or before or by any Governmental Authorities except those material actions, suits or proceedings previously disclosed by Guarantor to Landlord.

(f)            Solvency. Guarantor is solvent, and upon consummation of the transaction contemplated by this Guaranty, the Lease Documents and any other related documents, will be, able to pay its debts as they become due.

7.             Certain Additional Waivers.

(a)           Credit may be granted or continued from time to time by Landlord to Tenant without notice to, or authorization from, Guarantor, regardless of the financial or other condition of Tenant at the time of any such grant or continuation.  Landlord shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Tenant.  Guarantor acknowledges that no representations of any kind whatsoever have been made to it by Landlord.  Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to any of the Lease Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

(b)           Guarantor waives all rights and defenses arising out of an election of remedies by Landlord, even though such election of remedies, has destroyed Guarantor’s rights of subrogation and reimbursement, if any, against Tenant; provided, however, that an election by Landlord to terminate the Lease in accordance with the terms thereof shall not be considered an “election of remedies” for purposes of this Guaranty.

For so long as any obligation of Tenant under the Lease Documents remains unsatisfied, Guarantor waives Guarantor’s rights of subrogation and reimbursement, including any defenses Guarantor may have by reason of an election of remedies by Landlord.

8.             Non-Waiver; Remedies Cumulative.  No failure or delay on Landlord’s part in exercising any right, power or privilege under any of the Lease Documents, this Guaranty or any other document made to or with Landlord in connection with the Lease shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute acquiescence in any default by Tenant or Guarantor under any of said documents.  A waiver by Landlord of any right or remedy under any of the Lease Documents, this Guaranty or any other document made to or with Landlord in connection with the Lease on any one occasion shall not be construed as a bar to any right or remedy which Landlord otherwise would have on any future occasion.  The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

9.             Liability Unaffected by Release.  Guarantor, or any other Person liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of any Guarantor not so released.

10.          Transfers of Interests in Lease.  In the event that Landlord elects to sell and transfer interests in the Lease to one or more assignees, all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Tenant, any Guarantor or the Lease, may be exhibited to and retained by any such assignee or prospective assignee.  Financial statements, and any other material data of a confidential nature which is identified to Landlord as such in writing at the time of delivery by Guarantor to Landlord, which are delivered to assignees or prospective assignees shall be delivered by Landlord on a confidential basis and on the condition that they be used for no other purpose than in connection with the Lease.

11.          Separate Indemnity/Guaranty.  Guarantor acknowledges and agrees that Landlord’s rights (and Guarantor’s obligations) under this Guaranty shall be in addition to all of Landlord’s rights (and all of Guarantor’s obligations) under the Lease and/or any other or additional guaranty or indemnity agreement executed and delivered to Landlord by Tenant and/or Guarantor in connection with the Lease, and payments by Guarantor under this Guaranty shall not reduce any of Guarantor’s obligations and liabilities under any such other or additional guaranty or indemnity agreement.

12.          ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT.  GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LANDLORD ON THIS GUARANTY, ANY AND EVERY RIGHT GUARANTOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LANDLORD WITH RESPECT TO ANY ASSERTED CLAIM.

13.          Governing Law; Submission to Jurisdiction.  This Guaranty and the rights and obligations of Landlord and Guarantor hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Utah (without giving effect to Utah’s principles of conflicts of law).  Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Utah State or Federal court sitting in Utah over any suit, action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Utah State or Federal court sitting in Utah may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address indicated below, and service so made shall be complete five (5) days after the same shall have been so mailed.

14.          Severability.  Any provision of this Guaranty, or the application thereof to any person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person or circumstance in any other jurisdiction.

15.          Entire Agreement; Amendments.  This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except by a written instrument signed by the party against whom enforcement of the waiver, amendment or termination is sought.

16.          Successors and Assigns.  This Guaranty shall be binding upon and shall inure to the benefit of Landlord and Guarantor and their respective successors and assigns.  This Guaranty may be assigned by Landlord with respect to all of the obligations guaranteed hereby in connection with any assignment thereof that is permitted under the Lease.

17.          Paragraph Headings.  Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

18.          Non-Recourse to Constituent Members/Partners.  Notwithstanding anything to the contrary contained in this Guaranty, in any Lease Document, or in any other instruments, certificates, documents or agreements executed in connection with the Lease, no recourse under or upon any obligation shall be had against any of the constituent members or partners of Guarantor, nor against any of their members, partners, shareholders, officers and directors, and the Landlord expressly waives and releases all right to assert any liability whatsoever under or with respect to this Guaranty or any Lease Document against, or to satisfy any claim or obligation arising thereunder against, any of such constituent members or partners of Guarantor or their respective members, partners, shareholders, officers and directors or out of any of their respective assets, provided, however, that nothing in this Section shall be deemed to release Guarantor or other Persons from any personal liability pursuant to, or from any of its respective obligations under, this Guaranty or any Lease Document to which such Persons are a party.

[Remainder of page intentionally left blank]

19.          Counterparts.  This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original.  Said counterparts shall constitute but one and the same instrument and, if more than one Guarantor, shall be binding upon each of them individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each Guarantor under this Guaranty shall be unaffected by the failure of any other Guarantor to execute any or all of said counterparts.

Very truly yours,

Vail Resorts, Inc.

By
	Name:	Fiona E. Arnold
	Title:	Executive Vice President and
General Counsel

Address of Guarantor:

390 Interlocken Crescent
Suite 1000
Broomfield, Colorado 80021

STATE OF COLORADO	)
) ss.:

COUNTY OF BROOMFIELD	)

On the           day of                                        , 2013 before me, the undersigned, personally appeared                                                                                                                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Notary’s official signature)

(Commission expiration)

EXHIBIT CC

Approved Kashruth Supervisors

1.              Orthodox Union

2.              Kashruth Council of Canada (COR)

EXHIBIT DD

Synagogue Space, Shared Synagogue Space and Overflow Space

Synagogue Space
Shared Synagogue Space
Overflow Bistro Space

EXHIBIT EE

Tenant’s Current Business Interruption Insurance Coverage

Insurance Company:	Lexington Insurance Company (AIG)
Effective Date	4/1/13-4/1/14
Policy #:	025031525
Limits:	$500,000,000 per occurrence and in the aggregate subject to various sub-limits. Business Interruption is included in the $500,000,000 limit.
Deductibles:	1) $100,000 All Other Perils, 2) $250,000 Earth Movement, 3) $25,000 Restaurants and Heavy Equipment.
Named Insured:

Vail Resorts, Inc., and any of its subsidiaries, affiliated, associated or allied companies, corporations, firms or organizations, and any partnership, limited liability company, company, corporation or other entity or individual in which Vail Resorts, Inc. directly or indirectly, maintains an interest, as now or hereafter constituted or acquired, and any other party or interest that is required by contract or agreement; and any other interest for which the Insured has assumed the responsibility of purchasing insurance and Resort/Hotel Owners and other interested parties as endorsed herein as their interests may appear.

Property Damage Coverage:

Subject to terms and conditions of the policy: physical damage, including extra expense, caused by a covered peril for all real and personal property while such property is located anywhere within the United States, including while in due course of transit which is owned, used, or intended for use by the Insured, or acquired by the Insured, and property of others in the Insured’s care, custody or control, including the Insured’s liability for such property and including the costs to defend any allegations of liability of loss or damage to such property.

Business Interruption Coverage:

Subject to terms and conditions of the policy: loss due to the necessary interruption of business conducted by the Insured, including the interdependencies between or among companies owned or operated by the Insured resulting from loss or damage insured herein and occurring during the term of the policy to real and/or personal property. Such loss is adjusted on the basis of the actual loss sustained by the Insured, consisting of the net profit which is prevented from being earned including ordinary payroll and payroll and all charges or expenses (including soft costs) to the extent that such expenses must continue during the interruption of business, but only to the extent to which such charges and expenses would have been incurred had no losses occurred. There is no separate deductible, but coverage is triggered when the property damage deductible is met.